As Filed with the Securities and Exchange Commission on January 13, 2011
Registration No. 333-171115
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NOVASTAR FINANCIAL, INC.
(Exact name of Company as specified in its charter)

Maryland (State or jurisdiction of incorporation or organization)	6531 (Primary Standard Industrial Classification Code Number)	74-2830661 (I.R.S. Employer Identification)

2114 Central Street
Suite 600
Kansas City, Missouri 64108
(816) 237-7000
(Address, including zip code, and telephone number, including area code, of Company’s principal executive offices)

W. Lance Anderson
Chairman and Chief Executive Officer
2114 Central Street
Suite 600
Kansas City, Missouri 64108
(816) 237-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:

Gregory G. Johnson, Esq.
Bryan Cave LLP
One Kansas City Place
1200 Main Street
Suite 3500
Kansas City, Missouri 64105
(816) 374-3200

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement and satisfaction or of all other conditions to the transactions described in the enclosed proxy statement/consent solicitation/prospectus.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering	Aggregate	Registration
Securities Registered	Registered(1)	Price per Security	Offering Price(2)	Fee(3)(4)
Common Stock, par value $0.01	43,823,600	n/a	$3,489,900	$248.83

(1)	Represents the estimated maximum number of shares of the Company’s common stock issuable in connection with the exchange offer described in the proxy statement/consent solicitation/prospectus.

(2)	Computed pursuant to Rule 457(c) and 457(f)(1) and (f)(3) of the Securities Act of 1933. The proposed maximum aggregate offering price is equal to (i) the product of (a) $1.71, the average of the high and low prices per share of the Company’s 8.90% Series C Cumulative Redeemable Preferred Stock as quoted by Pink OTC Markets’ inter-dealer quotation service on December 9, 2010 and (b) 2,990,000, the maximum possible number of shares of the Company’s 8.90% Series C Cumulative Redeemable Preferred Stock that may be converted into the right to receive the Company’s common stock pursuant to the exchange offer, less (ii) $1,623,000, the estimated amount of cash that would be paid by the Registrant in the exchange offer.

(3)	Calculated in accordance with Section 6(b) of the Securities Act and SEC Fee Advisory #4 for Fiscal Year 2010 at a rate equal to 0.0000713 multiplied by the proposed maximum aggregate offering price.

(4)	Previously paid.

The Company hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Company shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this proxy statement/consent solicitation/prospectus is not complete and may be changed. These securities may not be sold until the Registration Statement filed with the Securities and Exchange Commission is effective. This proxy statement/consent solicitation/prospectus is not an offer to sell securities nor does it seek an offer to buy those securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 13, 2011
Proxy Statement/Consent Solicitation/Prospectus

Offer to Exchange Each Outstanding Share of
Series C Preferred Stock
of
NovaStar Financial, Inc.
For, at the Election of the Holder,
Common Stock Only
or
Common Stock and Cash
and
Solicitation of Consents Relating to the Recapitalization

THE SERIES C OFFER, CONSENT SOLICITATION AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN TIME, ON [ • ], 2011 UNLESS THE OFFER IS EXTENDED.

NovaStar Financial, Inc. (“NFI” or the “Company”) is offering (the “Series C Offer”), upon the terms and subject to the conditions set forth in this document and in the related letter of transmittal, to exchange each share of its 8.90% Series C Cumulative Redeemable Preferred Stock of the Company, par value $0.01 per share (the “Series C Preferred Stock”), held by you for, at your election, either:

•	3 shares of newly-issued common stock of the Company, par value $0.01 (the “Common Stock”), and $2.00 in cash (the “Cash-and-Stock Option”); or

•	19 shares of newly-issued Common Stock (the “Stock-Only Option”).

Series C Holders’ elections will be subject to allocation and proration procedures intended to ensure that, in the aggregate, 43,823,600 newly-issued shares of Common Stock and $1,623,000 in cash (plus such other cash that is needed to cash out fractional shares) will be issued to Series C Holders (the “Offer Consideration”).

As of the date of this proxy statement/consent solicitation/prospectus, there are 2,990,000 shares of Series C Preferred Stock outstanding, each of which has a par value of $0.01 per share. The Series C Offer is part of a larger recapitalization of the Company, whereby the holders of the Company’s 9.00% Series D1 Mandatory Convertible Preferred Stock, par value $0.01 (the “Series D Preferred Stock”), have agreed to exchange their stock for an aggregate of 37,161,600 newly-issued shares of Common Stock and $1,377,000 in cash (the “Series D Exchange”). As of January 11, 2011, the Series C Preferred Stock had an aggregate liquidation preference of $74.8 million and accrued and unpaid dividends of $21.8 million. As of January 11, 2011, the Series D Preferred Stock had an aggregate liquidating preference of $52.5 million and accrued and unpaid dividends of $29.6 million. Our common stock and Series C Preferred Stock are currently quoted by Pink OTC Markets’ inter-dealer quotation service as an OTCQB security under the symbol “NOVS” and “NOVSP,” respectively. The Series D Preferred Stock is privately held.

As part of the Series C Offer, we are soliciting consents from the holders of the Series C Preferred Stock (the “Series C Holders”) to effect the Series C Offer and the Series D Exchange. We refer to our solicitation of these consents as the “Consent Solicitation.” Series C Holders are required to deliver consents to effect the Series C Offer and the Series D Exchange in order to participate in the Series C Offer, and Series C Holders may not deliver consents unless they surrender their Series C Preferred Stock for exchange in the Series C Offer.

Our Series C Offer and Consent Solicitation is subject to the conditions listed under “The Series C Offer and Consent Solicitation — Certain Conditions of the Series C Offer and Consent Solicitation.” One of the conditions to the Series C Offer and Consent Solicitation is the final completion of the Series D Exchange. There are multiple conditions to the closing of the Series C Offer and the Series D Exchange that are beyond our control, and we cannot provide you any assurance that these conditions will be satisfied or that the Series C Offer and the Series D Exchange will close.

Exchange of the Series C Preferred Stock and an investment in the common stock involves risks. See “Risk Factors” beginning on page 9 of this document for a discussion of factors that you should consider in connection with the Series C Offer and Consent Solicitation.

IMPORTANT

If you wish to tender all of your shares of Series C Preferred Stock, and deliver your consent to the Series C Offer and Series D Exchange and your proxy, you should follow the instructions beginning on page [ • ] of this document. If you wish to withdraw your tender, you may do so by following the instructions set forth in this proxy statement/consent solicitation/prospectus. Any holder who withdraws a prior tender may tender for different Consideration Option by timely submitting a new Letter of Transmittal to the Exchange Agent.

Neither the Securities and Exchange Commission nor any state securities authority has approved or disapproved this transaction or these securities or determined the fairness of merits of this transaction or proxy statement/consent solicitation/prospectus, or determined if this proxy statement/consent solicitation/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

ADDITIONAL INFORMATION

We engaged Georgeson Inc. to act as the information agent in connection with the Series C Offer. Requests for assistance or additional copies of this document or the related letter of transmittal should be delivered to Georgeson Inc., 199 Water Street, 26th Floor, New York, NY, 10038-3560. Questions may be directed to Georgeson Inc. at (212) 440-9800 for banks and brokers, and at (866) 695-6074 for all other callers (toll-free).
The date of this Proxy Statement/Consent Solicitation/Prospectus is [ • ], 2011.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To the Holders of Our Series C Preferred Stock:

You are cordially invited to attend the special meeting of the stockholders of NovaStar Financial, Inc., a Maryland corporation (the “Company”), to be held on [ • ], 2011 at [ • ] a.m., Eastern Time, ([ • ] a.m., Central Time) at the Hyatt Regency Crown Center Hotel, 2345 McGee Street, Kansas City, Missouri 64108, for the following purposes:

1. To approve an amendment to the charter of the Company to eliminate the Company’s 8.90% Series C Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock”), and the applicable Articles Supplementary;

2. To approve an amendment to the charter of the Company to eliminate the Company’s 9.00% Series D1 Mandatory Convertible Preferred Stock, par value $0.01 (the “Series D Preferred Stock”), and the applicable Articles Supplementary;

3. To approve an amendment to the charter of the Company to increase the number of the authorized shares of capital stock of the Company from 50,000,000 to 120,000,000;

4. To approve an amendment to the charter of the Company to preserve the Company’s net operating loss carryforwards;

5. To approve certain technical amendments to the charter of the Company in connection with the foregoing proposals, the amendment and restatement of the charter, and to remove provisions previously required by the Company’s former status as a real estate investment trust; and

6. To transact such other business as may properly come before the special meeting and any postponement or adjournment thereof.

As a holder of Series C Preferred Stock, you will be entitled to vote on proposals 1, 4 and 5 above. Depending on the subject of any additional proposals properly brought before the special meeting, you may also be entitled to vote on other business properly brought before the meeting. At the meeting, the holders of the Common Stock and the holders of the Series D Preferred Stock will be entitled to vote on all business properly brought before the meeting, including proposals 1, 2, 3, 4 and 5 above. A proxy statement/consent solicitation/prospectus describing the matters to be considered at the special meeting to which you will be entitled to vote is attached to this notice.

The Board of Directors is calling this special meeting in connection with a recapitalization of the Company involving (i) an exchange of all outstanding shares of Series D Preferred Stock, by which the private holders of the Series D Stock have agreed to exchange their shares subject to certain conditions beyond their control, and (ii) an offer to exchange all outstanding shares of Series C Preferred Stock, together with a consent solicitation seeking consents to effectuate the Series C Offer and Series D Exchange. Please see the attached proxy statement/consent solicitation/prospectus for additional information related to these transactions.

The Board of Directors has fixed the close of business on [ • ], 2011 as the record date for determination of stockholders entitled to notice of, and to vote at, the special meeting and any postponement or adjournment thereof.

By Order of the Board of Directors

Rodney E. Schwatken
Chief Financial Officer, Chief Accounting Officer and Secretary

Kansas City, Missouri
January [ • ], 2011

YOUR VOTE IS IMPORTANT

PLEASE PROMPTLY MARK, DATE, SIGN AND RETURN YOUR PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR AUTHORIZE A PROXY TO VOTE YOUR SHARES BY TELEPHONE OR VIA THE INTERNET AS INSTRUCTED ON THE PROXY CARD. YOUR VOTE IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THIS PROXY STATEMENT/CONSENT SOLICITATION/PROSPECTUS. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU RETURNED A PROXY.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in the proxy statement/consent solicitation/prospectus summary, including under the sections titled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Description of Business” and elsewhere in this proxy statement/consent solicitation/prospectus constitute forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels or activity, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, among other things, those listed under “Risk Factors” and elsewhere in this proxy statement/consent solicitation/prospectus.

Terminology such as “may,” “will,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of such terms or other comparable terminology, as well as future or conditional verbs such as “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, regarding the impact they will have on the results of operations or financial condition of the Company. Moreover, neither we, nor any other person assumes responsibility for the accuracy and completeness of such statements.

This proxy statement/consent solicitation/prospectus has been generally prepared as of January [ • ], 2011. There may be changes in the affairs of the Company and/or other matters after that date which are not reflected in this document and we will not undertake to update all such information unless required by law.

HOW TO OBTAIN ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 under the Securities Act with respect to the offered Common Stock in this proxy statement/consent solicitation/prospectus. Additional information is contained in the Registration Statement and you should refer to the Registration Statement and its exhibits for this information. The Registration Statement and exhibits and schedules filed as a part thereof, may be inspected, without charge, at the SEC public reference room located at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, NE, Washington, D.C. 20549.

You may also access information on NFI at the SEC website at: http://www.sec.gov. The SEC website contains reports, proxy and information statements regarding companies that file electronically with the SEC. Copies of all or any portion of the Registration Statement may be obtained from the public reference section of the SEC upon payment of the prescribed fees.

If you would like additional copies of this proxy statement/consent solicitation/prospectus, or if you have questions about the Series C Offer or Consent Solicitation, you should contact:

Georgeson Inc.
199 Water Street, 26th Floor
New York, NY 10038-3560
Banks and Brokers Call (212) 440-9800
All Others Call Toll-Free (866) 695-6074

This proxy statement/consent solicitation/prospectus contains certain business and financial information about the Company that is not included in or delivered with this document. You may request a copy of any document that we have filed with the SEC at no cost, by writing the Company at 2114 Central Street, Suite 600, Kansas City, Missouri 64108. To receive timely delivery of the requested documents in advance of the Expiration Date, your request should be received no later than [ • ], 2011.

We have not authorized anyone to give any information or make any representation about our Series C Offer or Consent Solicitation that is different from, or in addition to, that contained in this proxy statement/

consent solicitation/prospectus or in any of the materials that we have incorporated into this proxy statement/consent solicitation/prospectus. Therefore, if anyone gives you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the Series C Offer and Consent Solicitation presented in this document do not extend to you. We are not aware, however, of any jurisdiction in which the transactions of this type would be unlawful.

Page

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS	i
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	ii
HOW TO OBTAIN ADDITIONAL INFORMATION	ii
THE SERIES C OFFER AND CONSENT SOLICITATION SUMMARY	1
SUMMARY HISTORICAL AND UNAUDITED PRO FORMA FINANCIAL INFORMATION	7
RISK FACTORS	10
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING, SERIES C OFFER AND CONSENT SOLICITATION	21
THE SPECIAL MEETING	24
PROPOSAL 1 — CHARTER AMENDMENT TO ELIMINATE THE SERIES C PREFERRED STOCK	29
PROPOSAL 2 — CHARTER AMENDMENT TO ELIMINATE THE SERIES D PREFERRED STOCK	30
PROPOSAL 3 — CHARTER AMENDMENT TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK OF THE COMPANY	31
PROPOSAL 4 — CHARTER AMENDMENT TO PRESERVE THE COMPANY’S NET OPERATING LOSS CARRYFORWARDS	32
PROPOSAL 5 — CERTAIN TECHNICAL CHARTER AMENDMENTS IN CONNECTION WITH THE OTHER PROPOSALS, TO APPROVE THE AMENDMENT AND RESTATING OF THE CHARTER, AND TO REMOVE PROVISIONS PREVIOUSLY-REQUIRED BY THE COMPANY’S FORMER STATUS AS A REAL ESTATE INVESTMENT TRUST	36
OTHER BUSINESS	38
STOCKHOLDER PROPOSALS OR NOMINATIONS — 2011 ANNUAL MEETING	38
SPECIAL FACTORS	38
THE SERIES C OFFER AND CONSENT SOLICITATION	50
CAPITALIZATION	63
MARKET FOR COMMON STOCK	65
MARKET FOR SERIES C PREFERRED STOCK	65
DIVIDEND POLICY AND DIVIDENDS PAID ON OUR COMMON STOCK	66
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	67
DESCRIPTION OF BUSINESS	92
DIRECTORS, EXECUTIVE OFFICERS AND CONTROL PERSONS	95
BENEFICIAL OWNERSHIP	99
EXECUTIVE COMPENSATION	101
DIRECTOR COMPENSATION	105
CORPORATE GOVERNANCE AND RELATED MATTERS	106
REVIEW AND APPROVAL OF TRANSACTIONS WITH RELATED PARTIES; RELATED PARTY TRANSACTIONS	110
DESCRIPTION OF SECURITIES	113
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS	117
LEGAL MATTERS	123
EXPERTS	123
NOVASTAR FINANCIAL, INC. INDEX TO FINANCIAL STATEMENTS	F-1
APPENDIX A — ARTICLES OF AMENDMENT AND RESTATEMENT	A-1
APPENDIX B — OPINION OF THE FINANCIAL ADVISOR	B-1
EX-5.1
EX-8.1
EX-12.1
EX-21.1
EX-23.1
EX-99.1

THE SERIES C OFFER AND CONSENT SOLICITATION SUMMARY

This summary highlights the material information contained in this document, but may not include all of the information that you, as a holder of Series C Preferred Stock, would like to know. To fully understand the Series C Offer and Consent Solicitation, and for a more complete description of the legal terms of the Series C Offer and Consent Solicitation, you should carefully read this entire document, including the other documents we refer to in this document. Our principal executive offices are located at 2114 Central Street, Suite 600, Kansas City, Missouri 64108 and our telephone number is (816) 237-7000.

The Company	NovaStar Financial, Inc.

The Company’s Address and Phone Number	2114 Central Street Suite 600 Kansas City, Missouri 64108 (816) 237-7000

The Company’s Business	The Company operates two majority-owned subsidiaries: StreetLinks National Appraisal Services LLC, a national residential appraisal and real estate valuation management services company and Advent Financial Services LLC, a start-up business which provides access to tailored banking accounts, small dollar banking products and related services to low and moderate income level individuals. We also own a portfolio of nonconforming residential mortgage securities. Prior to 2008, we originated, securitized, sold and serviced residential nonconforming mortgage loans.

Common Stock	Common Stock, par value $0.01 per share (OTCQB: NOVS)

Series C Preferred Stock	8.90% Series C Cumulative Redeemable Preferred Stock, par value $0.01 per share (OTCQB: NOVSP)

Series C Offer	An offer to exchange each share of its Series C Preferred Stock of the Company, par value $0.01 per share, for, at the election of each holder, either:

• 3 shares of newly-issued common stock of the Company, par value $0.01 (the “Common Stock”) and $2.00 in cash (the “Cash-and-Stock Option”); or

• 19 shares of newly-issued Common Stock (the “Stock-Only Option”).

Series C Holders’ elections will be subject to allocation and proration procedures intended to ensure that, in the aggregate, 43,823,600 newly-issued shares of Common Stock and $1,623,000 in cash (plus such other cash that is needed to cash out fractional shares) will be issued to Series C Holders (the “Offer Consideration”). See “The Series C Offer and Consent Solicitation — General” and “— Series C Offer Consideration Explanation and Examples.”

Common Stock Outstanding Before the Series C Offer	As of [ • ], 2011, the Company had 9,368,053 shares of Common Stock outstanding.

Common Stock Outstanding After the Series C Offer	Assuming that 100% of the shares of Series C Preferred Stock are accepted for exchange in the Series C Offer, 43,823,600 shares of Common Stock would be issued in the Series C Offer, and 90,353,253 shares of our Common Stock would be outstanding after completion of the Series C Offer and the issuance of

37,161,600 shares of Common Stock in the Series D Exchange. Consent from our Series C Holders is required to make the Series C Offer and complete the Series D Exchange.

Outstanding Shares of Series C Preferred Stock Prior to the Series C Offer	2,990,000 shares

Consent Solicitation	As part of the Series C Offer, we are soliciting the consent of Series C Holders to the Series C Offer and the Series D Exchange. Series C Holders are required to deliver consents to participate in the Series C Offer, and Series C Holders are not required to deliver consents unless they surrender their Series C Preferred Stock for exchange in the Series C Offer. Series C Holders who validly surrender their Series C Preferred Stock for exchange in the Series C Offer will be deemed to have consented to the Series C Offer and the Series D Exchange.

Reasons for the Series C Offer	The Series C Offer is being conducted, along with the Series D Exchange, to eliminate the Company’s large and growing obligation to its preferred stockholders, which the Company believes impedes its growth and strategic opportunities available to it and has a negative impact on cash available to all shareholders in the future.

Offer Consideration	The total aggregate consideration offered is 43,823,600 newly-issued shares of Common Stock and $1,623,000 in cash. Regardless of the number of Series C Preferred Stock tendered for each Consideration Option, the Company will not issue more than 43,823,600 shares of Common Stock or pay out more than $1,623,000 in cash (other than any cash necessary to cash out fractional shares).

Trading and Related Matters	The Common Stock issuable pursuant to the Series C Offer is being registered under the Securities Act of 1933, as amended, and will be freely tradable, except by our affiliates.

Differences in Rights of Our Common Stock and Series C Preferred Stock	The Series C Preferred Stock and Common Stock have different rights. For more information about these differences, see “The Series C Offer and Consent Solicitation — Differences in Rights of Our Common Stock and Series C Preferred Stock.”

Market Price Information	The last reported sale price of shares of Common Stock as quoted by Pink OTC Markets’ inter-dealer quotation service on [ • ], 2011, was $[ • ]. The last reported sale price of shares of Series C Preferred Stock as quoted by Pink OTC Markets’ inter-dealer quotation service on [ • ], 2011, was $[ • ].

Series D Exchange	The Series D Exchange is the exchange of all issued and outstanding shares of the Company’s 9.00% Series D1 Mandatory Convertible Preferred Stock, par value $0.01, for an aggregate of 37,161,600 newly-issued shares of Common Stock and $1,377,600 in cash.

Recapitalization	The Series C Offer and the Series D Exchange, together with the Amendments, are part of the Company’s plan of recapitalization to improve the Company’s capital structure.

Expiration Date	The Series C Offer and Consent Solicitation will expire at 12:00 midnight, Eastern Time, on [ • ], 2011, unless we extend the period of time for which this exchange offer is open, in which case the term “Expiration Date” means the latest time and date on which the Series C Offer and Consent Solicitation, as so extended, expires. However, we may extend the Series C Offer and Consent Solicitation under certain circumstances.

Settlement Date	The settlement date in respect of Series C Preferred Stock validly surrendered and accepted for exchange in the Series C Offer will occur promptly following the Expiration Date. We expect the Settlement Date to be within three business days after the Expiration Date.

How to Tender Series C Preferred Stock for Exchange and Deliver Consents to the Series C Offer	For you to validly tender shares of Series C Preferred Stock pursuant to our Series C Offer and Consent Solicitation:

• a properly completed and duly executed letter of transmittal, along with any required signature guarantees, and any other required documents, must be received by the Exchange Agent at the address listed herein, and certificates for tendered shares of Series C Preferred Stock must be received by us at the respective address; and

• you must comply with the guaranteed delivery procedures set forth in “The Series C Offer and Consent Solicitation — Procedure for Tendering Shares.”

Fractional Shares	Fractional shares of Common Stock will not be tendered in exchange for Series C Preferred Stock. Instead, each Series C Holder who otherwise would have been entitled to receive a fraction of a share of the Company’s Common Stock will receive an amount in cash equal to the product obtained by multiplying the fractional share interest to which such Series C Holder would otherwise be entitled by the Company’s average closing price over the 10-day period preceding the Expiration Date.

Partial Tenders	We will not accept partial tender of your shares. To participate in the Series C Offer, a Series C Holder must tender all Series C Preferred Stock held by that Series C Holder.

Withdrawal Rights	Your tender of shares of Series C Preferred Stock pursuant to the Series C Offer and Consent Solicitation is irrevocable, except that shares of Series C Preferred Stock tendered pursuant to the Series C Offer and Consent Solicitation may be withdrawn at any time prior to the expiration of the Series C Offer and Consent Solicitation.

For a withdrawal to be effective, a written or facsimile transmission notice of withdrawal must be timely received by the Exchange Agent at the address set forth on the Letter of Transmittal and must specify the name, address and social security number of the person having tendered the shares of Series C Preferred Stock to be withdrawn, the certificate number or numbers for such shares and the name of the registered holder, if different from that of the person who tendered such shares of Series C Preferred Stock. See “The Series C Offer and Consent Solicitation — Withdrawal Rights.”

Conditions Precedent to the Series C Offer	Our obligation to accept shares for exchange in the Series C Offer is conditioned upon, among other things:

• the completion of the Series D Exchange;

• receipt of consent to the Series C Offer and the Series D Exchange by the holders of two-thirds of the outstanding Series C Preferred Stock;

• approval of the Amendments to our charter; and

• the effectiveness of the registration statement of which the proxy statement/consent solicitation/prospectus is a part.

For a description of all of the conditions to the Series C Offer, see “The Series C Offer and Consent Solicitation — Conditions to the Series Offer.”

Consequences of Failure to Exchange Outstanding Series C Preferred Stock	If the Series C Offer closes, all shares of Series C Preferred Stock that are not tendered in the Series C Offer and Consent Solicitation will be automatically converted into the right to receive, prorata per share of Series C Preferred Stock that remain outstanding, the cash and Common Stock remaining from the Offer Consideration after the Series C Offer closes. The remaining Offer Consideration will be distributed to the non-tendering former Series C Holders within 30 days of the Expiration Date, as extended. Any Series C Holder who does not participate in the Series C Offer will have no control over the approximate mix of cash and Common Stock he, she or it will receive, though it is likely that he, she or it will receive the Stock-Only Option for some of his, her or its shares and the Cash-and-Stock Option for the other shares. The Series C Offer will not be consummated unless at least two-thirds of the Series C Holders participate in the Series C Offer.

Further, if holders of at least two-thirds of the Series C Preferred Stock do not participate and the Company is not able to complete the recapitalization, the Company may not be able to meet its long-term financial obligations unless the Company undertake some other remedial measure. This could result in a material adverse effect to the Company, which could include bankruptcy.

Interest of Certain Persons in the Series C Offer and Consent Solicitation	Howard Amster and Barry Igdaloff are directors of the Company who were elected to serve on the Board by the Series C Holders. Mr. Amster owns 172,366 shares of Series C Preferred Stock and is the trustee of two trusts which own 46,400 shares of Series C Preferred Stock, collectively. Mr. Igdaloff owns 207,649 shares of Series C Preferred Stock and as a registered investment advisor he controls an additional 100,125 shares.

Messrs. Amster and Igdaloff did not serve on the special committee of the Board which considered the recapitalization, including the Series C Offer.

Messrs. Amster and Igdaloff will be entitled to participate in the Series C Offer and Consent Solicitation on the same terms as are being offered to other Series C Holders. Including the shares in trust for which Mr. Amster is the trustee, Messrs. Amster and Igdaloff will have the power to vote 426,415 shares of Preferred C Stock, or 14.26% of the outstanding Series C Preferred Stock. Further, Messrs. Amster and Igdaloff are both parties to a Voting Agreement with the Company, dated December 10, 2010, pursuant to which the Company agreed to include Messrs. Amster and Igdaloff on the management’s proposed slate of directors presented to the Company shareholders at the following Annual Shareholders’ Meeting.

In accordance with a Voting Agreement with the Company, Messrs. Amster and Igdaloff have agreed to vote “for” all the Proposals, and will consent to the Series C Offer. Further, Messrs. Amster and Igdaloff have both indicated that they will tender all of their Series C Preferred Stock and will elect the Stock-Only Option in exchange for their shares. The reason for the aforementioned actions is that Messrs. Amster and Igdaloff believe that the Series C Offer is in the best interest of the Company because, if it closes, it will improve the Company’s capital structure and eliminate the accrued and unpaid dividends on the Series C Preferred Stock, as described in greater detail in “Special Factors — Background of the Series C Offer and Consent Solicitation.” Further, Messrs. Amster and Igdaloff believe that their participation in the Series C Offer is in the best interest of each director because they have the opportunity to select the Offer Consideration and each such director wants to receive as much of the Company’s Common Stock in exchange for their Series C Preferred Stock as they are eligible to receive.

As part of the Series C Offer and Consent Solicitation, and one of the amendments to the charter contemplated by a proposal to be considered at the meeting, Messrs. Amster and Igdaloff will not automatically continue to serve on the Board beyond the 2011 Annual Shareholder Meeting. For more information regarding the Board service of Messrs. Amster and Igdaloff, see “Directors, Executive Officers and Control Persons — Series C Directors.”

Material U.S. Federal Income Tax Considerations	As discussed below under “Material United States Federal Income Tax Considerations — Tax Consequences to Holders of Series C Preferred Stock” any loss on your Series C Preferred Stock will not be recognized. In addition, if you have gain on your Series C Preferred Stock, you may recognize taxable income on the receipt of cash and shares of Common Stock in exchange for shares of our Series C Preferred Stock in the Series C Offer. We urge you to carefully consider the discussion set forth below under “Material United States Federal Income Tax Considerations — Tax Consequences to Holders of Series C Preferred Stock” and to consult your own tax advisors regarding the Series C Offer in light of your own particular circumstances.

Plans and Proposals	Other than the Series C Offer and the Series D Exchange, we do not have any plans, proposals or negotiations that would result in any material change in our corporate structure or business, nor do we have any plans, proposals or negotiations which would relate to or result in our Common Stock becoming eligible for termination of registration under Section 12(g)(4) of the Securities Exchange Act of 1934.

Exchange Agent	Computershare Trust Company, N.A.

Transfer Agent	Computershare Trust Company, N.A.

Information Agent	Georgeson Inc.

Regulatory Approvals	We are not aware of any other material regulatory approvals necessary to complete the Series C Offer, other than the obligation to file a Schedule TO/13E3 with the Securities and Exchange Commission (the “SEC”) and to otherwise comply with applicable securities laws.

Appraisal Rights and Right to Petition for Fair Value	Neither the Series C Holders nor the Series D Holders will have appraisal rights, or any contract right to petition for fair value, with respect to any matter to be acted upon at the special meeting. The Company will not independently provide such a right. Under Section 3-202(a)(4) of the Maryland General Corporation Law (“MGCL”), stockholders generally have the right to petition for fair value when the charter is amended in a way that substantially affects the stockholders’ rights and alters the contract rights as expressly set forth in the charter. However, Section 3-202(a)(4) of the MGCL provides an exception from this general rule for when the charter reserves the power to amend the charter to alter contract rights. Article XV of the Company’s current charter expressly reserves the power to amend the charter to alter the contract rights of existing stockholders.

Further Information	If you have questions regarding the Series C Offer or the Consent Solicitation or the procedures for exchanging your Series C Preferred Stock in the Series C Offer, or if you require additional Series C Offer materials, please contact:

Georgeson Inc. 199 Water Street, 26th Floor New York, NY 10038-3560 Banks and Brokers Call (212) 440-9800 All Others Call Toll-Free (866) 695-6074

SUMMARY HISTORICAL AND UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following information reflects selected summary historical and unaudited pro forma financial information of the Company to give the effect of the Series C Offer and Series D Exchange. The unaudited pro forma financial information is presented for illustrative purposes only and does not necessarily indicate the financial position or results that would have been realized had the Series C Exchange and the Series D Exchange been completed as of the dates indicated. The selected unaudited pro forma financial information has been derived from, and should be read in conjunction with, our historical consolidated financial statements included in this prospectus.

Primary Assumptions

The primary assumptions made in preparing the unaudited pro forma information below are that our shareholders will approve:

•	an amendment to the charter of the Company to eliminate the Company’s 8.90% Series C Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock”);

•	an amendment to the charter of the Company to eliminate the Company’s 9.00% Series D1 Mandatory Convertible Preferred Stock, par value $0.01 (the “Series D Preferred Stock”); and

•	an amendment to charter of the Company to increase the number of the authorized shares of capital stock of the Company from 50,000,000 to 120,000,000.

The unaudited pro forma financial information as been adjusted resulting from the foregoing assumptions to:

•	increase common shares outstanding by 43,823,600 for the full exchange of the Series C Preferred Stock effective as of the date of its original issuance on January 15, 2004;

•	increase common shares outstanding by 37,161,600 for the full exchange of the Series D Preferred Stock effective as of the date of its original issuance on July 16, 2007; and

•	exclude the accrued and unpaid dividends on the Series C Preferred Stock and Series D Preferred Stock because the effect of the pro forma adjustments is to reflect that neither the Series C Preferred Stock or Series D Preferred Stock were issued.

	As of and for the Years Ended December 31,
	2009	2008	2007	2006	2005

Summary Historical Financial Information:
Weighted average common shares outstanding-basic	9,368,053	9,338,131	9,332,405	8,552,911	7,417,267
Weighted average common shares outstanding-dilutive	9,368,053	9,338,131	9,332,405	8,617,904	7,498,232
Book value per common share-basic	$(128.47)	$(107.52)	$(36.30)	$51.42	$65.99
Book value per common share-dilutive	(128.47)	(107.52)	(36.30)	51.04	65.28
Dividends declared per common share	—	—	—	22.40	22.40
Income (loss) from continuing operations available to common shareholders per share-basic	(20.97)	(74.81)	(51.04)	5.70	15.42
Income (loss) from continuing operations available to common shareholders per share-dilutive	(20.97)	(74.81)	(51.04)	5.66	15.25

	As of and for the Years Ended December 31,
	2009	2008	2007	2006	2005

Summary Unaudited Pro Forma Historical Financial Information:
Weighted average common shares outstanding-basic	90,353,253	90,323,331	70,188,405	52,376,511	51,240,867
Weighted average common shares outstanding-dilutive	90,353,253	90,323,331	70,188,405	52,441,504	51,321,832
Book value per common share-basic	$(12.70)	$(10.67)	$(4.46)	$8.74	$9.77
Book value per common share-dilutive	(12.70)	(10.67)	(4.46)	8.73	9.76
Dividends declared per common share	—	—	—	3.78	3.34
Income (loss) from continuing operations per share-basic	(2.00)	(7.57)	(6.66)	1.06	2.36
Income (loss) from continuing operations per share-dilutive	(2.00)	(7.57)	(6.66)	1.06	2.36

	As of and for the Nine Months Ended September 30,
	2010	2009

Summary Historical Financial Information:
Weighted average common shares outstanding-basic	9,337,207	9,368,053
Weighted average common shares outstanding-dilutive	9,337,207	9,368,053
Book value per common share-basic	$(24.49)	$(125.54)
Book value per common share-dilutive	(24.49)	(125.54)
Dividends declared per common share	—	—
Income (loss) from continuing operations available to common shareholders per share-basic	104.30	(17.98)
Income (loss) from continuing operations available to common shareholders per share-dilutive	104.30	(17.98)
Summary Unaudited Pro Forma Historical Financial Information:
Weighted average common shares outstanding-basic	90,322,407	90,353,253
Weighted average common shares outstanding-dilutive	90,322,407	90,353,253
Book value per common share-basic	$(1.78)	$(12.44)
Book value per common share-dilutive	(1.78)	(12.44)
Dividends declared per common share	—	—
Income (loss) from continuing operations per share-basic	10.92	(1.74)
Income (loss) from continuing operations per share-dilutive	10.92	(1.74)

Summary of Ratio of Earnings to Fixed Charges

The following table sets forth the Company’s ratio of earnings to fixed charges for each of the periods indicated.

	For the Years Ended December 31,
	2009		2008		2007		2006		2005

Historical Ratio of Earnings to fixed charges	(A	)	(A	)	(A	)	1.4		4.9
Pro Forma Ratio of Earnings to fixed charges	(B	)	(C	)	(C	)	(C	)	(C	)

	For the Nine Months Ended September 30,
	2010	2009

Historical Ratio of Earnings to fixed charges	60.9	(A	)
Pro Forma Ratio of Earnings to fixed charges	246.8	(C	)

(A)	Due to losses in the years ended December 31, 2009, 2008, 2007 and the nine months ended September 30, 2009, the ratio coverage was less than 1:1 for those periods. We would have needed to generate additional earnings of $196.4 million, $699.0 million, $476.3 million and $168.4 million, respectively, in order to cover the fixed charges in those periods.

(B)	Due to pro forma loss in the year ended December 31, 2009, the ratio coverage was less than 1:1 for that period. We would have needed to generate additional earnings of $181.1 million in order to cover the fixed charges in that period.

(C)	Item 503(d)(2)(B) of Regulation S-K only allows the pro forma ratio to be shown for the most recent fiscal year and the latest interim period.

RISK FACTORS

In deciding whether to tender your shares of Series C Preferred Stock pursuant to the Series C Offer and Consent Solicitation, you should read carefully this proxy statement/consent solicitation/prospectus and the documents to which we refer you. You should also carefully consider the following factors.

Risks Related to Series C Offer

The Series C Offer and Series D Exchange may not benefit us or our stockholders.

The Series C Offer and Series D Exchange may not enhance stockholder value or improve the liquidity and marketability of our Common Stock. As of December 31, 2010, there were 9,368,053 outstanding shares of Common Stock, 2,990,000 shares of Series C Preferred Stock and 2,100,000 shares of Series D Preferred Stock. If all of the outstanding Common Stock available for issuance under the Series C Offer and the Series D Exchange is issued, there will be approximately 90,353,253 shares of Common Stock outstanding.

This recapitalization will significantly increase the outstanding shares of Common Stock. It may result in an immediate decrease in the market value of the Common Stock. In addition, factors unrelated to our stock or our business, such as the general perception of the Series C Offer and Consent Solicitation by the investment community, may cause a decrease in the value of the Common Stock and impair its liquidity and marketability. Prior performance of Common Stock may not be indicative of the performance of Common Stock after the Series C Offer and the Series D Exchange. Furthermore, securities markets worldwide have experienced significant price and volume fluctuations over the last several years. This market volatility, as well as general economic, market or political conditions, could cause a reduction in the market price and liquidity of Common Stock following the Series C Offer and Consent Solicitation and Series D Exchange, particularly if the Series C Offer and Consent Solicitation and Series D Exchange is not viewed favorably by the investment community.

If completion of our Series C Offer does not qualify as a reorganization under the Internal Revenue Code, you may be taxed on the full amount of the consideration you receive from us.

We believe that the exchange of Common Stock and cash, if any, for all of a holder’s Series C Preferred Stock pursuant to the Series C Offer should be treated for federal income tax purposes as a recapitalization within the meaning of Section 368 of the Internal Revenue Code. In such case, Series C Holders who participate in the Series C Offer will not recognize gain or loss other than to the extent that they receive cash in the Series C Offer or securities for accrued and unpaid dividends.

The tax treatment described above, however, is not free from doubt. If we complete our Series C Offer in a manner in which the Series C Offer does not qualify for the tax treatment described above, you may be taxed on any gain you realize up to the full Offer Consideration.

If we do not complete the Series C Offer and Series D Exchange, we may not be able to meet our long-term financial obligations.

Because the Series D Preferred Stock is subject to mandatory conversion in the future, and because there are accrued and unpaid dividends on all classes of preferred stock of $51.4 million as of January 11, 2011, we must take some remedial measure or we may not able to meet our long-term financial obligations. If we are not able to complete the recapitalization and we do not take some other action in the future to address these issues, it could result in a material adverse effect to the Company, which could include bankruptcy.

Tendering stockholders may be required to return their consideration if a court were to determine that the Series C Offer constituted a fraudulent transfer under federal or state laws.

A payment or transfer of property can subsequently be voided if a court finds that the payment or transfer constituted a “fraudulent” transfer. There are generally two standards used by courts to determine whether a transfer was fraudulent under federal or state law.

•	First, a transfer will be deemed fraudulent if it was made with the actual intent to hinder, delay or defraud current or future creditors.

•	Second, a transfer will be considered fraudulent if the transferor received less than reasonably equivalent value in exchange for the payment or transfer of property and either (a) was insolvent at the time of the transaction, (b) was rendered insolvent as a result of the transaction, (c) was engaged, or about to engage, in a business or transaction for which its assets were unreasonably small, or (d) intended to incur, or believed, or should have believed, it would incur, debts beyond its ability to pay as such debts mature.

Litigation seeking to void the Series C Offer or Series D Exchange as fraudulent transfers would have to be commenced by our creditors or someone acting on their behalf, such as a bankruptcy trustee. If such litigation is instituted, we cannot assure you as to what standard a court would apply in order to determine whether we were “insolvent” as of the date the Series C Offer and Series D Exchange was closed, or that a court would not determine that we were insolvent on the date of closing. We can also not assure you that a court would not determine that the Series C Offer or Series D Exchange constituted fraudulent transfers on another ground.

The definition of “insolvent” varies under three potentially applicable statutes. The measure of insolvency for purposes of the foregoing will vary depending upon the law of the jurisdiction which is being applied. Under the Bankruptcy Code, we would be considered insolvent if the sum of all our liabilities is greater than the value of all our property at a fair valuation. The foregoing standards are applied on a case-by-case basis to determine the insolvency of a particular person. Because there can be no assurance which jurisdiction’s fraudulent transfer law would be applied by a court, there can be no assurance as to what standard a court would apply in order to determine insolvency.

If a court determines the Series C Offer or Series D Exchange constituted fraudulent transfers, the Series C Offer or Series D Exchange could be voided. If the Series C Offer is deemed a fraudulent transfer, holders of the Series C Preferred Stock that successfully tender their shares may be required to return the consideration received for their Series C Preferred Stock, and such holders would be returned to their original position as a holder of Series C Preferred Stock.

Our available cash and access to additional capital may be limited, which could restrict our ability to grow our businesses.

Following the successful completion of the Series C Offer and the Series D Exchange, our available cash will be reduced by approximately $3 million. Moreover, our ability to issue significant amounts of additional equity securities will be limited without risking loss of some or all of our NOLs.

Our restricted ability to obtain additional capital could have important consequences, including:

•	making us more vulnerable to a downturn in our businesses, our industry or the economy in general as we may not have access to additional capital needed to react to changes in our business and in market or industry conditions;

•	constrain our ability to obtain financing on satisfactory terms or at all;

•	make it more difficult for us to satisfy our financial obligations;

•	place us at a competitive disadvantage as compared to competitors that have better access to liquid assets and/or financing;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate; and

•	make us more vulnerable to increases in interest rates, which we will be constrained in refinancing or paying off, since part of our indebtedness is subject to variable interest rates.

Risks Related to our Business

Payment on our mortgage securities will continue to decrease as underlying mortgage loans are repaid and if the mortgage loans underlying our residual and subordinated securities continue to experience significant credit losses, which will reduce our cash flows, perhaps abruptly, and adversely affect our liquidity.

Our mortgage securities consist of certain residual securities retained from our past securitizations of mortgage loans, which typically consist of interest-only, and over collateralization bonds, and certain investment grade and non-investment grade rated subordinated mortgage securities retained from our past securitizations and purchased from other ABS issuers. These residual and subordinated securities are generally unrated or rated below investment grade and, as such, involve significant investment risk that exceeds the aggregate risk of the full pool of securitized loans. By holding the residual and subordinated securities, we generally retain the “first loss” risk associated with the underlying pool of mortgage loans. As a result, losses on the underlying mortgage loans directly affect our returns on, and cash flows from, these mortgage securities. In addition, if delinquencies and/or losses on the underlying mortgage loans exceed specified levels, the level of over-collateralization required for higher rated securities held by third parties may be increased, further decreasing cash flows presently payable to us.

Increased delinquencies and defaults on the mortgage loans underlying our residual and subordinated mortgage securities have resulted in a decrease in the cash flow we receive from these investments. In the event that decreases in cash flows from our mortgage securities are more severe or abrupt than currently projected, our results of operations, financial condition, and liquidity, and our ability to restructure existing obligations and establish new business operations will be adversely affected.

Our cash flows from mortgage securities are likely to be insufficient to cover our existing expenses in the near future.

As payments on our mortgage securities continue to decrease we will become more dependent on the operations and cash flows of our subsidiaries to meet our obligations.

Our principal assets are our equity interests in our operating subsidiaries, as well as approximately $16.8 million in cash and cash equivalents as of September 30, 2010. The cash flows from our mortgage securities have materially decreased and will continue to decrease as the underlying mortgage loans are repaid. As this occurs, we will become more dependent on cash flows and will rely on distributions and other payments from our operating subsidiaries and any new operations we may establish or acquire, to pay our operating expenses and meet our other obligations. If our subsidiaries are unable to make distributions or other payments to us, our ability to meet our obligations will be materially and adversely affected. Payment to the Company of dividends, distributions, loans or advances by our subsidiaries are subject to legal restrictions and may become restricted by future debt instruments of the Company or our subsidiaries.

Our subsidiaries are separate and distinct legal entities. Any right that we have to receive any assets of or distributions from any of our subsidiaries is limited by applicable law governing the bankruptcy, dissolution, liquidation or reorganization of any such subsidiary, and our ability to realize proceeds from the sale of their assets, will be junior to the claims of that subsidiary’s creditors, including trade creditors and holders of debt issued by that subsidiary.

Our ability to profitably manage, operate and grow operations is critical to our ability to pay our operating expenses and meet our other obligations and is subject to significant uncertainties and limitations. If we attempt to make any acquisitions to grow operations, we will incur a variety of costs and may never realize the anticipated benefits.

In light of the current state of declining cash flows from our mortgage securities, our ability to pay our operating expenses and meet our other obligations is dependent upon our ability to successfully operate and grow operations such that they generate positive cash flow. Our ability to start or acquire new businesses is significantly constrained by our limited liquidity and our likely inability to obtain debt financing or to issue equity securities as a result of our current financial condition, including a shareholders’ deficit, as well as other uncertainties and risks. There can be no assurances that we will be able to successfully operate and grow operations or establish or acquire new business operations.

If we pursue any new business opportunities, the process of establishing a new business or negotiating the acquisition and integrating an acquired business may result in operating difficulties and expenditures and may require significant management attention. Moreover, we may never realize the anticipated benefits of any new business or acquisition. We may not have, and may not be able to acquire or retain, personnel with experience in any new business we may establish or acquire. In addition, future acquisitions could result in contingent liabilities and/or impairment/amortization expenses related to goodwill and other intangible assets, which could harm our results of operations, financial condition and business prospects.

We are unlikely to have access to financing on reasonable terms, or at all, that may be necessary for us to continue to operate or to acquire new businesses.

We do not currently have in place any agreements or commitments for short-term financing nor any agreements or commitments for additional long-term financing. In light of these factors and current market conditions, our current financial condition, and our lack of significant unencumbered assets, we are unlikely to be able to secure additional financing for existing or new operations or for any acquisition.

Various legal proceedings could adversely affect our financial condition, our results of operations and liquidity.

In the course of our business, we are subject to various legal proceedings and claims. See “Description of Business — Legal Proceedings.” In addition, we have become subject to various securities and derivative lawsuits, and we may continue to be subject to additional litigation, in some cases on the basis of novel legal theories. The resolution of these legal matters or other legal matters could result in a material adverse impact on our results of operations, liquidity and financial condition.

Risks Related to Our Operating Subsidiaries

A prolonged decline in the number of home sales and the originations and refinancings of home loans would decrease appraisal order volume and adversely affect the revenues and profitability of StreetLinks.

StreetLinks, our residential appraisal management company, retains a portion of the fee for appraisal services collected from lenders and borrowers for an independent residential appraisal to cover its costs of managing the process of fulfilling the appraisal order. A prolonged decline in the number of home sales and the originations and refinancings of home loans would cause a decrease in the demand for appraisals. The decreased demand for appraisals would have an adversely affect the revenues and profitability of StreetLinks.

StreetLinks may be unable to maintain its relationships with its existing lending customers and may be unable to add new lending customers which would decrease appraisal order volume and adversely affect the revenues and profitability of StreetLinks.

StreetLinks has increased its appraisal order volume by adding lending customers and intends to further develop its business through the addition of new lending customers. There is no assurance that StreetLinks will be able to maintain the relationships with its existing lending customers or add new lending customers which would decrease appraisal order volume and adversely affect the revenues and profitability of StreetLinks.

Government agencies and regulatory authorities may change or eliminate current restrictions and requirements for appraisals.

StreetLinks’ appraisal order volume has increased, in part, as a result of increased restrictions and requirements for appraisals established by government agencies and regulatory authorities such as the Federal Housing Finance Agency and the United States Department of Housing and Urban Development that, among other things, require appraiser independence. Changes in or elimination of these restrictions and requirements could adversely affect the demand for StreetLinks’ services and the viability of its business model.

Advent may be unable to develop systems and a network of business partners to successfully distribute its products and services.

The success of Advent to provide access to tailored banking accounts, small dollar banking products and related services to meet the needs of low and moderate income level individuals, will in large part depend on its ability to develop systems and a network of business partners for the distribution of its products services. To the extent Advent is unable to develop systems and a network of business partners to successfully distribute Advent’s products and services, it will have an adverse effect on Advent’s business, financial condition and results of operations.

Advent’s ability to distribute its financial products is, to some extent, dependent on the success of its business partners.

Advent anticipates distributing its financial products through business partners such as tax preparation offices and is to some extent dependent on the success of these business partners. To the extent there is a decrease in the demand for the products or services of Advent’s business partners, there may be a decrease in demand for Advent’s products and services, which would have an adverse effect on Advent’s business, financial condition and results of operations.

Federal and state legislators and regulators have increasingly taken an active role in regulating financial products of the type Advent offers, and the continuation of this trend could impede or prevent Advent’s ability to facilitate these financial products and harm its business.

From time to time, government officials at the federal and state levels introduce and enact legislation and regulations proposing to regulate or prevent the facilitation of financial products. Certain of the proposed legislation and regulations could, if adopted, increase costs to Advent and its business partners that provide its financial products, or could negatively impact or eliminate the ability of Advent to provide financial products through Advent’s business partners such as tax return preparation offices, which could have an adverse effect on Advent’s business, financial condition and results of operations.

Many states have statutes regulating, through licensing and other requirements, the activities of brokering loans and providing credit repair services to consumers as well as payday loan laws and local usury laws. Certain state regulators are interpreting these laws in a manner that could adversely affect the manner in which financial products are facilitated or permitted. If Advent is required to change business practices or otherwise comply with these statutes it could have a material adverse effect on its business, financial condition and results of operations.

Legal proceedings against our operating subsidiaries could adversely affect their business, financial condition and results of operations.

In the course of their business, our operating subsidiaries may become subject to legal proceedings and claims and could experience significant losses as a result of litigation defense and resolution costs which would have an adverse effect on their business, financial condition and results of operations.

Differences in our actual experience compared to the assumptions that we use to determine the value of our residual mortgage securities and to estimate reserves could further adversely affect our financial position.

Our securitizations of mortgage loans that were structured as sales for financial reporting purposes resulted in gain recognition at closing as well as the recording of the residual mortgage securities we retained at fair value. The value of residual securities represents the present value of future cash flows expected to be received by us from the excess cash flows created in the securitization transaction. In general, future cash flows are estimated by taking the coupon rate of the loans underlying the transaction less the interest rate paid to the investors, less contractually specified servicing and trustee fees, and after giving effect to estimated prepayments and credit losses. We estimate future cash flows from these securities and value them utilizing assumptions based in part on projected discount rates, delinquency, mortgage loan prepayment speeds and credit losses. It is extremely difficult to validate the assumptions we use in valuing our residual interests. Even if the general accuracy of the valuation model is validated, valuations are highly dependent upon the reasonableness of our assumptions and the predictability of the relationships which drive the results of the model. Due to deteriorating market conditions, our actual experience has differed significantly from our assumptions, resulting in a reduction in the fair value of these securities and impairments on these securities. If our actual experience continues to differ materially from the assumptions that we used to determine the fair value of these securities, our financial condition, results of operations and liquidity will continue to be negatively affected.

The value of, and cash flows from, our mortgage securities may further decline due to factors beyond our control.

There are many factors that affect the value of, and cash flows from, our mortgage securities, many of which are beyond our control. For example, the value of the homes collateralizing residential loans may decline due to a variety of reasons beyond our control, such as weak economic conditions or natural disasters. Over the past year, residential property values in most states have declined, in some areas severely, which has increased delinquencies and losses on residential mortgage loans generally, especially where the aggregate loan amounts (including any subordinate loans) are close to or greater than the related property value. A borrower’s ability to repay a loan also may be adversely affected by factors beyond our control, such as subsequent over-leveraging of the borrower, reductions in personal incomes, and increases in unemployment.

In addition, interest-only loans, negative amortization loans, adjustable-rate loans, reduced documentation loans, home equity lines of credit and second lien loans may involve higher than expected delinquencies and defaults. For instance, any increase in prevailing market interest rates may result in increased payments for borrowers who have adjustable rate mortgage loans. Moreover, borrowers with option ARM mortgage loans with a negative amortization feature may experience a substantial increase in their monthly payment, even without an increase in prevailing market interest rates, when the loan reaches its negative amortization cap. The current lack of appreciation in residential property values and the adoption of tighter underwriting standards throughout the mortgage loan industry may adversely affect the ability of borrowers to refinance these loans and avoid default.

Each of these factors may be exacerbated by general economic slowdowns and by changes in consumer behavior, bankruptcy laws, and other laws.

To the extent that delinquencies or losses continue to increase for these or other reasons, the value of our mortgage securities and the mortgage loans held in our portfolio will be further reduced, which will adversely affect our operating results, liquidity, cash flows and financial condition.

Risks Related to Our Discontinued Operations

We may be required to repurchase mortgage loans or indemnify mortgage loan purchasers as a result of breaches of representations and warranties, borrower fraud, or certain borrower defaults, which could further harm our liquidity.

When we sold mortgage loans, whether as whole loans or pursuant to a securitization, we made customary representations and warranties to the purchaser about the mortgage loans and the manner in which they were originated. Our whole loan sale agreements require us to repurchase or substitute mortgage loans in the event we breach any of these representations or warranties. In addition, we may be required to repurchase mortgage loans as a result of borrower, broker, or employee fraud. Likewise, we are required to repurchase or substitute mortgage loans if we breach a representation or warranty in connection with our securitizations. We have received various repurchase demands as performance of subprime mortgage loans has deteriorated. A majority of repurchase requests have been denied, otherwise a negotiated purchase price adjustment was agreed upon with the purchaser. Enforcement of repurchase obligations against us would further harm our liquidity.

Risks Related to Interest Rates

Changes in interest rates may harm our results of operations and equity value.

Our results of operations are likely to be harmed during any period of unexpected or rapid changes in interest rates. Our primary interest rate exposures relate to our mortgage securities and floating rate debt obligations that arise if the applicable trigger is met. We have issued approximately $78 million in junior subordinated notes, which upon certain events, will carry a coupon of variable 3-month LIBOR plus 3.5%. Interest rate changes could adversely affect our cash flow, results of operations, financial condition, liquidity and business prospects in the following ways:

•	interest rate fluctuations may harm our cash flow as the spread between the interest rates we pay on our borrowings and the interest rates we receive on our mortgage assets narrows;

•	the value of our residual and subordinated securities and the income we receive from them are based primarily on LIBOR, and an increase in LIBOR increases funding costs which reduces the cash flow we receive from, and the value of, these securities;

•	existing borrowers with adjustable-rate mortgages or higher risk loan products may incur higher monthly payments as the interest rate increases, and consequently may experience higher delinquency and default rates; and

•	changes in prepayment rates may harm our earnings and the value of our mortgage securities.

In addition, interest rate changes may also further impact our net book value as our mortgage securities are marked to market each quarter. Generally, as interest rates increase, the value of our mortgage securities decreases which decreases the book value of our equity.

Furthermore, shifts in the yield curve, which represents the market’s expectations of future interest rates, also affects the yield required for the purchase of our mortgage securities and therefore their value. To the extent that there is an unexpected change in the yield curve it could have an adverse effect on our mortgage securities portfolio and our financial position.

Risks Related to our Capital Stock

There can be no assurance that our Common Stock or Series C Preferred Stock will continue to be traded in an active market.

Our Common Stock and our Series C Preferred Stock were delisted by the New York Stock Exchange (“NYSE”) in January 2008, as a result of failure to meet applicable standards for continued listing on the NYSE. Our common stock and Series C Preferred Stock are currently quoted by Pink OTC Markets’ inter-dealer quotation service as an OTCQB security. If the Series C Offer is successfully consummated, the Series C Preferred Stock will no longer exist and there can be no assurance that an active trading market for our Common Stock will be maintained. Trading of securities on the Pink OTC Market is generally limited and is effected on a less regular basis than on exchanges, such as the NYSE, and accordingly investors who own or purchase our stock will find that the liquidity or transferability of the stock may be limited.

Additionally, a shareholder may find it more difficult to dispose of, or obtain accurate quotations as to the market value of, our stock. If an active public trading market cannot be sustained, the trading price of our common and preferred stock could be adversely affected and your ability to transfer your shares of our common and preferred stock may be limited.

We are not likely to pay dividends to our common or preferred stockholders in the foreseeable future.

To preserve liquidity, our board of directors has suspended dividend payments on our Series C Preferred Stock and Series D1 Preferred Stock. Dividends on our Series C Preferred Stock and D1 Preferred Stock

continue to accrue and the dividend rate on our Series D1 Preferred Stock increased from 9.0% to 13.0%, compounded quarterly, effective January 16, 2008 with respect to all unpaid dividends and subsequently accruing dividends. No dividends can be paid on any of our common stock until all accrued and unpaid dividends on our Series C Preferred Stock and Series D1 Preferred Stock are paid in full. Accumulating dividends with respect to our preferred stock will negatively affect the ability of our common stockholders to receive any distribution or other value upon liquidation. Regardless of whether we exchange all of our outstanding Series C Preferred Stock and Series D Preferred Stock, it is unlikely that we will pay any cash or stock dividends on any shares of our Common Stock in the foreseeable future.

The market price and trading volume of Common Stock may be volatile following the Series C Offer and the Series D Exchange, which could result in substantial losses for our shareholders.

The market price of our capital stock can be highly volatile and subject to wide fluctuations. In addition, the trading volume in our capital stock may fluctuate and cause significant price variations to occur. Investors may experience volatile returns and material losses. Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our capital stock include:

•	actual or perceived changes in our ability to continue as a going concern;

•	actual or anticipated changes in the delinquency and default rates on mortgage loans, in general, and specifically on the loans we invest in through our mortgage securities;

•	actual or anticipated changes in residential real estate values;

•	actual or anticipated changes in market interest rates;

•	actual or anticipated changes in our earnings and cash flow;

•	general market and economic conditions, including the operations and stock performance of other industry participants;

•	developments in the subprime mortgage lending industry or the financial services sector generally;

•	the impact of new state or federal legislation or adverse court decisions;

•	the activities of investors who engage in short sales of our common stock;

•	actual or anticipated changes in financial estimates by securities analysts;

•	sales, or the perception that sales could occur, of a substantial number of shares of our common stock by insiders;

•	additions or departures of senior management and key personnel; and

•	actions by institutional shareholders.

Our charter permits us to issue additional equity without shareholder approval, which could materially adversely affect our current shareholders.

Our charter permits our board of directors, without shareholder approval, to:

•	authorize the issuance of additional shares of common stock or preferred stock without shareholder approval, including the issuance of shares of preferred stock that have preference rights over the common stock with respect to dividends, liquidation, voting and other matters or shares of common stock that have preference rights over our outstanding common stock with respect to voting;

•	classify or reclassify any unissued shares of common stock or preferred stock and to set the preferences, rights and other terms of the classified or reclassified shares; and

•	issue additional shares of common stock or preferred stock in exchange for outstanding securities, with the consent of the holders of those securities.

In connection with any capital restructuring or in order to raise additional capital, we may issue, reclassify or exchange securities, including debt instruments, preferred stock or common stock. Any of these or similar actions by us may dilute your interest in us or reduce the market price of our capital stock, or both. Our outstanding shares of preferred stock have, and any additional series of preferred stock may also have, a preference on distribution payments that limit our ability to make a distribution to common shareholders. Because our decision to issue, reclassify or exchange securities will depend on negotiations with third parties, market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future issuances, if any. Further, market conditions could require us to accept less favorable terms for the issuance of our securities in the future. Thus, our shareholders will bear the risk that our future issuances, reclassifications and exchanges will reduce the market price of our stock and/or dilute their interest in us.

Other Risks Related to our Business

Our ability to use our net operating loss carryforwards and net unrealized built-in losses could be severely limited in the event of certain transfers of our voting securities.

We currently have recorded a significant net deferred tax asset, before valuation allowance, almost all of which relates to certain loss carryforwards and net unrealized built-in-losses. While we believe that it is more likely than not that we will not be able to utilize such losses in the future, the net operating loss carryforwards (“NOLs”) and net unrealized built-in losses could provide significant future tax savings to us if we are able to use such losses. However, our ability to use these tax benefits may be impacted, restricted or eliminated due to a future “ownership change” within the meaning of Section 382 of the Code. An ownership change could occur that would severely limit our ability to use the tax benefits associated with the NOLs and net unrealized built-in losses, which may result in higher taxable income for us (and a significantly higher tax cost as compared to the situation where these tax benefits are preserved). We believe the Series C Offer and Series D Exchange will not result in an ownership change, however, future stock issuances, redemptions or transactions by 5-percent shareholders or acquisitions could result in an “ownership change.”

We have proposed the adoption of the acquisition restrictions set forth in Article Ten of our proposed Articles of Amendment and Restatement, as described in “Proposal 4 — Charter Amendment To Preserve The Company’s Net Operating Loss Carryforwards — Description of the Acquisition Restrictions,” in order to reduce the likelihood that we will experience an ownership change under Section 382 of the Internal Revenue Code. There can be no assurance, however, that this will prevent the Company from experiencing an ownership change and the adverse consequences that may arise therefrom.

The proposed acquisition restrictions, which are intended to help preserve our NOLs and other tax attributes, may not be effective or may have unintended negative effects.

We have recognized and may continue to recognize substantial net operating losses for U.S. federal income tax purposes, and under the Internal Revenue Code, we may “carry forward” these NOLs, in certain circumstances to offset any current and future taxable income and thus reduce our federal income tax liability, subject to certain requirements and restrictions. To the extent that the NOLs do not otherwise become limited, we believe that it will be able to carry forward a substantial amount of NOLs and, therefore, these NOLs are a substantial asset to us. However, if we experience an “ownership change,” as defined in Section 382 of the Internal Revenue Code and related Treasury regulations, their ability to use the NOLs could be substantially limited, and the timing of the usage of the NOLs could be substantially delayed, which consequently could significantly impair the value of that asset.

To reduce the likelihood of an ownership change, in light of the Series C Offer and the Series C Exchange, we are proposing acquisition restrictions in the Article Ten of our proposed Articles of Amendment and Restatement, which are intended to restrict certain acquisitions of our stock to help preserve our ability to utilize our NOLs and other tax attributes by avoiding the limitations imposed by Section 382 of the Internal Revenue Code and the related Treasury regulations. The acquisition restrictions are generally designed to restrict or deter direct and indirect acquisitions of our stock if such acquisition would result in a shareholder of the Company becoming a 5-percent shareholder or increase the percentage ownership of our stock that is treated as owned by an existing 5-percent shareholder.

Although the acquisition restrictions are intended to reduce the likelihood of an ownership change that could adversely affect the Company, we can give no assurance that such restrictions would prevent all transfers that could result in such an ownership change. There can be no assurance that the acquisition restrictions will be enforceable against all of the our shareholders, and that they may be subject to challenge on equitable grounds. In particular, it is possible that the acquisition restrictions may not be enforceable against our shareholders who vote against or abstain from voting on the acquisition restrictions or who do not have notice of the restrictions at the time when they subsequently acquire their shares.

The acquisition restrictions also will require any person attempting to become a holder of 5% or more (by value) of our stock, as determined under the Internal Revenue Code, to seek the approval of the board of directors. This may have an unintended “anti-takeover” effect because the board of directors may be able to prevent any future takeover. Similarly, any limits on the amount of stock that a shareholder may own could have the effect of making it more difficult for shareholders to replace current management. Additionally, because the acquisition restrictions will have the effect of restricting a shareholder’s ability to dispose of or acquire common stock, the liquidity and market value of the common stock might suffer. The acquisition restrictions will remain in effect until the earliest of (a) the date that is 36 months and one day from the completion of the Series C offer, or (b) such other date as the Company’s board of directors in good faith determines that the acquisition restrictions are no longer in the best interests of Company and its shareholders. The acquisition restrictions may be waived by the board of directors. Shareholders are advised to monitor carefully their ownership of the Company’s stock and consult their own legal advisors and/or the Company to determine whether their ownership of the Company’s stock approaches the proscribed level.

Some provisions of our charter, bylaws and Maryland law may deter takeover attempts, which may limit the opportunity of our shareholders to sell their common stock at favorable prices.

Certain provisions of our charter, bylaws and Maryland law could discourage, delay or prevent transactions that involve an actual or threatened change in control, and may make it more difficult for a third party to acquire us, even if doing so may be beneficial to our shareholders. For example, our board of directors is divided into three classes with three year staggered terms of office. This makes it more difficult for a third party to gain control of our board because a majority of directors cannot be elected at a single meeting. Further, under our charter, generally a director may only be removed for cause and only by the affirmative vote of the holders of at least a majority of all classes of shares entitled to vote in the election for directors together as a single class. Our bylaws make it difficult for any person other than management to introduce business at a duly called meeting requiring such other person to follow certain advance notice procedures. Finally, Maryland law provides protection for Maryland corporations against unsolicited takeover situations.

The accounting for our mortgage assets may result in volatility of our results of operations and our financial statements.

The accounting treatment applicable to our mortgage assets is dependent on various factors outside of our control and may significantly affect our results of operations and financial statements. As current turmoil in the subprime industry continues to affect the characteristics of our mortgage assets we may be required to adjust the accounting treatment of our assets. As a result of this, stockholders must undertake a complex analysis to understand our earnings (losses), cash flows and financial condition.

Changes in accounting standards, subjective assumptions and estimates used by management related to complex accounting matters could have an adverse effect on results of operations.

Generally accepted accounting principles in the United States and related accounting pronouncements, implementation guidance and interpretations with regard to a wide range of matters, such as stock-based compensation, asset impairment, valuation reserves, income taxes and fair value accounting, are highly complex and involve many subjective assumptions, estimates and judgments by management. Changes in these rules or their interpretations or changes in underlying assumptions, estimates or judgments by management could significantly change our reported results.

The recently-enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and other rules and regulations promulgated thereunder could cause additional operating and compliance costs in addition to other uncertainties.

On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Act”) was signed into federal law. The Act will have a broad impact on the financial services industry, including significant regulatory and compliance changes. Regulatory agencies will implement new regulations in the future that will establish the parameters of the new regulatory framework and provide a clearer understanding of the legislation’s effect on our business. Given the uncertainty associated with the manner in which the provisions of the Act will be implemented by the various regulatory agencies, the full extent of the impact the Act will have on our operations is unclear. Nonetheless, while it is difficult to predict at this time what specific impact the Act and certain yet-to-be implemented rules and regulations will have on us, we expect that at a minimum our operating and compliance costs will increase.

The recently-enacted Health Care and Education Reconciliation Act of 2010 and proposed amendments thereto could cause our compensation costs to increase, adversely affecting our results and cash flows.

The recently-enacted Health Care and Education Reconciliation Act of 2010 and proposed amendments thereto contain provisions that could materially impact the future healthcare costs of the Company. While the legislation’s ultimate impact remains uncertain, it is possible that these changes could significantly increase our compensation costs which would adversely affect our results and cash flows.

Loss of key members of our management could disrupt our business.

We are heavily dependent upon certain key personnel and the loss of service of any of these senior executives could adversely affect our business. Our success depends on the Company’s ability to retain these key executives. The loss of any of these senior executives could have a material adverse effect on our business financial condition and results of operation. We may not be able to retain our existing senior management, fill new positions or vacancies created by expansion or turnover or attract additional qualified senior management personnel.

System interruptions or other technology failures could impair the Company’s operations.

We rely on our computer systems and service providers to consistently provide efficient and reliable service. System interruptions or other system intrusions, which may not be within the Company’s control, may impair the Company’s delivery of its products and services, resulting in a loss of customers and a corresponding loss in revenue.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING, SERIES C OFFER AND CONSENT SOLICITATION

Q:	WHY IS THE COMPANY OFFERING TO EXCHANGE THE SERIES C PREFERRED STOCK?

A:	The Series C Offer, along with the Series D Exchange, are part of our recapitalization to improve our capital structure. The Series C Preferred Stock was issued with an annual dividend equivalent to 8.9% and the Series D Preferred Stock was issued with an annual dividend equivalent to 9.0%. We have failed to make all dividend payments on the Series C Preferred Stock and Series D Preferred Stock since October 2007. Because we have not made all required dividend payments on the Series D Preferred Stock, the dividend rate increased to 13.0%, retroactive and compounded to the beginning of the first quarter in which the dividends were not paid. The unpaid dividends continue to accrue and have resulted in the large increase in unpaid dividends recorded in our consolidated balance sheets of $51.4 million as of January 11, 2011. Further, the aggregate liquidating preference of the Series C Preferred Stock and the Series D Preferred Stock, which does not include the accrued and unpaid dividends, is $74.8 million and $52.5 million, respectively as of January 11, 2011. Therefore, the aggregate obligation relating to the preferred stock as of January 11, 2011 is $178.7 million. All accrued and unpaid dividends on our preferred stock must be paid prior to any payments of dividends or other distributions on our common stock, and this recapitalization would have the result of removing this dividend priority favoring the preferred stock. If the Series C Offer and Series D Exchange are consummated, approximately $21.8 million in accrued and unpaid dividends on the Series C Preferred Stock and $29.6 million of accrued and unpaid dividends on the Series D Preferred Stock (through January 11, 2011) will be eliminated, and no further dividends on such preferred stock will accrue. Further, our obligation to pay the aggregate liquidating preference of the Series C Preferred Stock and the Series D Preferred Stock would be eliminated as well.

Q:	WHY IS THE COMPANY SOLICITING CONSENTS OF THE SERIES C HOLDERS?

A:	We are soliciting consent to the Series C Offer and the Series D Exchange from all Series C Holders. The Articles Supplementary governing the Series C Preferred Stock contains certain conversion and exchange restrictions. Thus, we are soliciting your consent to complete the Series C Offer regardless of any applicable conversion or exchange restrictions. Further, such consent is required to pay cash in the Series D Exchange.

Q:	WHY IS THE COMPANY CALLING A SPECIAL MEETING?

A:	The Board of Directors is calling this special meeting in connection with our recapitalization involving the Series C Offer and Series D Exchange, together with a consent solicitation seeking consents to effectuate the Series C Offer and the Series D Exchange. One condition to both the Series C Offer and the Series D Exchange is that the five Proposals to be considered at the special meeting be approved by the requisite vote of our stockholders entitled to vote on each Proposal.

Q:	WHAT WILL I RECEIVE IN EXCHANGE FOR MY SHARES OF SERIES C PREFERRED STOCK?

A:	For each share of Series C Preferred Stock validly tendered and not properly withdrawn by you, you will receive, at your election, either (a) 3 shares of newly-issued common stock of the Company, par value $0.01 (the “Common Stock”) and $2.00 in cash or (b) 19 shares of newly-issued Common Stock. The actual mix of each Consideration Option a Series C Holder will receive upon tender will be subject to allocation and proration procedures intended to ensure that, in the aggregate, 43,823,600 newly-issued shares of Common Stock and $1,623,000 in cash (plus any cash needed to cash out the fractional shares of Common Stock) will be issued to Series C Holders. In the aggregate, 811,650 (27.15%) of the Series C Shares will receive the Cash-and-Stock Option and 2,178,350 (72.85%) of the Series C Shares will receive the Stock-Only Option.

For example, if you owned 100 shares of Series C Preferred Stock, the aggregate consideration you receive for each Consideration Option elected based on a range of election mixes for the Series C Holders in the aggregate would be as follows:

				%of Series C Preferred Stock		What You Would Receive If You Own
% Series C Holders Electing		Shares Electing		Receiving Elected Option		100 Series C Shares
Cash and		Cash and		Cash and		If You Elected Cash		If You Elected
Stock	Stock	Stock	Stock	Stock	Stock	and Stock		Stock
Consideration	Consideration	Consideration	Consideration	Consideration	Consideration		Common		Common
Option	Option	Option	Option	Option	Option	Cash	Shares	Cash	Shares

0%	100%	0	2,990,000	N/A	73%	N/A	N/A	$54.29	1,466
25%	75%	747,500	2,242,500	100%	97%	$200.00	300	$5.72	1,854
50%	50%	1,495,000	1,495,000	54%	100%	$108.58	1,031	$—	1,900
75%	25%	2,242,500	747,500	36%	100%	$72.39	1,321	$—	1,900
100%	0%	2,990,000	0	27%	N/A	$54.29	1,466	N/A	N/A

Assumes all Series C Shares are tendered.

Q:	WHY SHOULD I PARTICIPATE IN THE SERIES C OFFER AND CONSENT SOLICITATION?

A.	If you participate in the Series C Offer and Consent Solicitation, you can choose the Stock-Only Option or Cash-and-Stock Option for your Series C Preferred Stock. While the Company may adjust the exact amount of your shares of Series C Preferred Stock that would receive each Consideration Option, depending on the Consideration Option elected by each of the other participants in Series C Offer and Consent Solicitation, you will have more control over the consideration you will receive for your Series C Preferred Stock if you participate in the Series C Offer and Consent Solicitation. If you do not participate in the Series C Offer and Consent Solicitation and the Series C Offer is consummated, you will receive the Offer Consideration remaining after the Series C Offer closes pro rata for each of your shares of Series C Preferred Stock. You will have no control over the approximate amount and mix of cash and Common Stock you will receive if you do not participate. The Series C Offer will not be consummated unless at least two-thirds of the Series C Holders participate in the Series C Offer.

Further, if the Series C Holders do not participate and we are not able to complete the recapitalization, we may not be able to meet our financial obligations. This could result in a material adverse effect to the Company, which could include bankruptcy.

Q:	HOW DO I PARTICIPATE IN THE SERIES C OFFER AND CONSENT SOLICITATION?

A:	To tender your shares of Series C Preferred Stock, you should complete and sign the enclosed letter of transmittal (the “Letter of Transmittal”), and return it with your share certificate to the Exchange Agent by mail at:

Computershare Trust Company, N.A.
c/o Voluntary Corporate Actions
P.O. Box 43011
Providence, RI 02940-3011

Or, you may return it to the Exchange Agent via courier at:

Computershare Trust Company, N.A.
c/o Voluntary Corporate Actions
Suite V
250 Royall Street
Canton, MA 02021

If you desire to tender your shares of Series C Preferred Stock and your certificates are not immediately available or time will not permit your Letter of Transmittal, stock certificates or any other required documents to reach the Exchange Agent prior to the Expiration Date, your tender may nevertheless be effected if all the conditions are met, including the submission of a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form provided by us herewith. See “The Series C Offer and Consent Solicitation — Procedure for Tendering Shares and Notice of Guaranteed Delivery.”

Q:	MAY I MAKE ONE ELECTION TO RECEIVE ONE CONSIDERATION OPTION FOR SOME OF MY SHARES OF SERIES C PREFERRED STOCK AND ANOTHER ELECTION TO RECEIVE THE OTHER CONSIDERATION OPTION FOR OTHER SHARES?

A:	No. You may choose to receive either the Stock-Only Option for your shares of Series C Preferred Stock or the Cash-and-Stock Option for your shares of Series C Preferred Stock.

Q:	CAN I TENDER ONLY SOME OF MY SERIES C PREFERRED STOCK?

A:	No. If you want to participate in the Series C Offer, you must tender 100% of your Series C Preferred Stock. Partial tenders will not be accepted.

Q:	WHEN AND HOW CAN I WITHDRAW TENDERED SHARES?

A:	Shares of Series C Preferred Stock tendered in the Series C Offer and Consent Solicitation may be withdrawn by you at any time prior to the Expiration Date. Your withdrawal will only be effective if Computershare Trust Company, N.A. receives a written notice of withdrawal at Computershare Trust Company, N.A., c/o Voluntary Corporate Actions, P.O. Box 43011, Providence, RI 02940-3011, if by mail, or alternatively if by courier, at Computershare Trust Company, N.A., c/o Voluntary Corporate Actions, Suite V, 250 Royall Street, Canton, MA 02021. The written notice must contain your name, address, social security number, the certificate number or numbers for such shares and the name of the registered holder of the shares, if different from the person who tendered the shares.

Q:	WHAT ARE THE CONDITIONS TO THE SERIES C OFFER?

A:	Our Series C Offer is subject to several conditions. The most significant conditions include:

• the completion of the Series D Exchange;

• receipt of consent to the Series C Offer and the Series D Exchange by the holders of two-thirds of the outstanding Series C Preferred Stock;

• approval of the Proposals to amend our charter; and

• the effectiveness of the registration statement of which this proxy statement/consent solicitation/prospectus is a part.

Q:	DO I HAVE ANY APPRAISAL RIGHTS IN CONNECTION WITH THE SERIES C OFFER AND CONSENT SOLICITATION?

A:	No. You will not have appraisal rights, or any contract right to petition for fair value, with respect to any matter to be acted upon at the special meeting. We will not independently provide such a right. Under Section 3-202(a)(4) of the MGCL, stockholders generally have the right to petition for fair value when the charter is amended in a way that substantially affects the stockholders’ rights and alters the contract rights as expressly set forth in the charter. However, Section 3-202(a)(4) of the MGCL provides an exception from this general rule for when the charter reserves the power to amend the charter to alter contract rights. Article XV of our current charter expressly reserves the power to amend the charter to alter the contract rights of our existing stockholders.

Q:	WHICH PROPOSALS WILL I BE ENTITLED TO VOTE ON AS A SERIES C HOLDER?

A:	As a Series C Holder, you will be entitled to vote on Proposal 1 (to amend the charter of the Company to eliminate the Series C Preferred Stock), Proposal 4 (to amend the charter of the Company to preserve the Company’s net operating loss carryforwards) and Proposal 5 (to amend the charter of the Company to incorporate certain technical amendments, to approve the amendment and restatement of the charter and to remove provisions previously required by our former status as a real estate investment trust).

Q:	HOW DO I GIVE THE COMPANY MY PROXY?

A:	You can give the Company your proxy by completing the proxy card that accompanies this proxy statement/consent solicitation/prospectus and returning it to the Company in the enclosed return envelope.

Q:	WHO CAN I CONTACT WITH QUESTIONS ABOUT THE SERIES C OFFER OR THE CONSENT SOLICITATION OR TO REQUEST ANOTHER COPY OF THE PROXY STATEMENT/CONSENT SOLICITATION/PROSPECTUS?

A:	You can contact the information agent engaged for Series C Offer and Consent Solicitation at:

Georgeson Inc.
199 Water Street, 26th Floor
New York, NY 10038-3560
Banks and Brokers Call (212) 440-9800
All Others Call Toll-Free (866) 695-6074

Q:	WHO CAN I CONTACT WITH QUESTIONS ABOUT THE SPECIAL MEETING?

A:	You can contact the proxy solicitor engaged for this proxy solicitation at:

Georgeson Inc.
199 Water Street, 26th Floor
New York, NY 10038-3560
Banks and Brokers Call (212) 440-9800
All Others Call Toll-Free (866) 695-6074

THE SPECIAL MEETING

Proposals to Be Considered at the Special Meeting

The following proposals will be presented to the stockholders entitled to vote thereon for consideration at the special meeting:

•	to approve an amendment to the charter of the Company to eliminate the Series C Preferred Stock (“Proposal 1”);

•	to approve an amendment to the charter of the Company to eliminate the Series D Preferred Stock (“Proposal 2”);

•	to approve an amendment to the charter of the Company to increase the number of authorized shares of capital stock of the Company from 50,000,000 to 120,000,000 (“Proposal 3”);

•	to approve an amendment to the charter of the Company to preserve the Company’s net operating loss carryforwards (“Proposal 4”);

•	to approve certain technical amendments to the charter of the Company in connection with the other Proposals, to approve the amendment and restatement of the charter and to remove provisions previously-required by the Company’s former status as a real estate investment trust (“Proposal 5”); and

•	to transact such other business as may properly come before the special meeting and any postponement or adjournment thereof.

Collectively, these proposals will be referred to herein as the “Proposals.” The amendments to be approved in the Proposals are referred to herein as the “Amendments.”

As described in the subsections titled “Record Date and Voting Rights,” “Voting of Proxies” and “Quorum and Votes Required for Approval of Proposals” below, as a Series C Holder you will be entitled to vote on Proposal 1, Proposal 4 and Proposal 5, and possibly other business properly brought before the special meeting and you will not be entitled to vote on Proposal 2 or Proposal 3.

Reasons for the Special Meeting and Consideration of the Proposals

As described below in the “Background of the Series C Offer and Consent Solicitation” subsection of this proxy statement/consent solicitation/prospectus, the Series C Offer, along with the Series D Exchange, are part of the Company’s recapitalization to improve the Company’s capital structure. If the Series C Offer and Series D Exchange are consummated, approximately $21.8 million in accrued and unpaid dividends on the Series C Preferred Stock and $29.6 million of accrued and unpaid dividends on the Series D Preferred Stock (through January 11, 2011) will be eliminated, and no further dividends on such preferred stock will accrue. Further, the obligation to pay the aggregate liquidating preference would be eliminated as well.

In order to properly effectuate the Series C Offer and the Series D Exchange, the five Proposals to be considered at the special meeting must be approved by the Company’s stockholders entitled to vote on each Proposal. See “Proposal 1 — Charter Amendment to Eliminate the Series C Preferred Stock,” “Proposal 2 — Charter Amendment to Eliminate the Series D Preferred Stock,” “Proposal 3 — Charter Amendment to Increase the Number of Authorized Shares of Capital Stock of the Company,” “Proposal 4 — Charter Amendment to Preserve the Company’s Net Operating Loss Carryforwards” and “Proposal 5 — Technical Charter Amendments in Connection with the Other Proposals to approve the Amendment and Restatement to the Charter and to remove Provisions Previously-Required by the Company’s Former Status as a Real Estate Investment Trust” for the full description of the reasons for and effects of each Proposal.

Record Date and Voting Rights

Our Series C Preferred Stock is generally deemed a non-voting security. However, as provided in the Articles Supplementary to the charter governing the Series C Preferred Stock, the Series C Holders are entitled to vote their shares of Series C Preferred Stock on limited items that may affect their rights. On Proposal 1, Proposal 4, and Proposal 5 the Series C Holders at the close of business on [ • ], 2011, the record date, are entitled to vote at the special meeting, and are thus, entitled to notice thereof. As of the record date, there were 2,990,000 shares of Series C Preferred Stock outstanding.

Holders of shares of NFI’s Common Stock and holders of NovaStar Financial’s 9.00% Series D1 Mandatory Convertible Preferred Stock, par value $0.01 per share (the “Series D Preferred Stock”), in each case at the close of business on [ • ], 2011, the record date, are entitled to notice of, and to vote on Proposal 1, Proposal 2, Proposal 3, Proposal 4 and Proposal 5 at the special meeting. On the record date, 9,368,053 shares of Common Stock and 2,100,000 shares of Series D Preferred Stock were outstanding. This proxy statement/consent solicitation/prospectus only solicits proxies from the Series C Holders.

Each holder of Series C Preferred Stock (a “Series C Holder”) is entitled to one vote for each share of Series C Preferred Stock held as of the record date. Each holder of Common Stock is entitled to one vote for each share of Common Stock held as of the record date. Each holder of Series D Preferred Stock (a “Series D Holder”) is entitled to one vote for each share of Common Stock into which the Series D Preferred Stock held as of the record date is convertible, in the aggregate. The outstanding Series D Preferred Stock is convertible into 1,875,000 shares of Common Stock, in the aggregate. Further, on each of the Proposals (defined below), a separate approval by at least two-thirds of the Company’s outstanding Series C Preferred Stock or Series D Preferred Stock, or both classes, is required. Consequently, the aggregate number of votes entitled to be cast at the special meeting and any additional separate approvals of the Series C Holders or Series D Holders is as follows:

		Series C Holder	Series D Holder
		Separate Approval (2/3	Separate Approval(2/3
	Aggregate Votes Entitled	Affirmative Vote of all	Affirmative Vote of all
	to be Cast (Majority	Outstanding Series C	Outstanding Series D
	Holder Threshold)	Preferred Stock)	Preferred Stock)

Proposal 1	14,233,053	Yes	No
Proposal 2	11,243,053	No	Yes
Proposal 3	11,243,053	No	Yes
Proposal 4	14,233,053	Yes	Yes
Proposal 5	14,233,053	Yes	Yes

Voting of Proxies

If you are not planning on attending the special meeting to vote your shares in person, your shares of Series C Preferred Stock cannot be voted until either a signed proxy card is returned to the Company or voting instructions are submitted by using the Internet or by calling a specifically designated telephone number. To give the Company the power to vote your shares of Series C Preferred Stock at the special meeting, the proxy card that accompanies this proxy statement/consent solicitation/prospectus should be returned to the Company in the enclosed return envelope. Specific instructions for Series C Holders of record who wish to use the Internet or telephone voting procedures are set forth on the proxy card.

Shares of stock represented by properly executed proxies received in time for the special meeting will be voted in accordance with the choices specified in the proxies. Unless contrary instructions are indicated on the proxy:

•	Shares of Series C Preferred Stock will be voted FOR the approval of the amendment to the charter to modify the terms of the Series C Preferred Stock;

•	Shares of Series C Preferred Stock will be voted FOR the approval of the amendment to the charter to preserve the Company’s net operating loss carryforwards; and

•	Shares of Series C Preferred Stock will be voted FOR the approval of certain technical amendments to the charter in connection with the other Proposals, to approve the amendment and restatement of the charter and to remove provisions previously-required by the Company’s former status as a real estate investment trust.

The management and the Board of Directors know of no matters to be brought before the special meeting other than as set forth herein. To date, the Company has not received any stockholder proposals. If any other matter of which the management and Board of Directors are not now aware is properly presented to the stockholders for action, it is the intention of the proxy holders to vote in their discretion on all matters on which the shares represented by such proxy are entitled to vote.

Revocability of Proxy

The giving of your proxy does not preclude your right to vote in person should you so desire. A proxy may be revoked at any time prior to its exercise by delivering a written statement to the Corporate Secretary that the proxy is revoked, by presenting a later-dated proxy, or by attending the special meeting and voting in person.

Solicitation of Proxies

The costs of this solicitation of the Series C Holders and of proxies of the Series C Holders by the Board of Directors will be borne by the Company. Proxy solicitations will be made by mail and also may be made by personal interview, telephone, facsimile transmission and telegram. Banks, brokerage house nominees and other fiduciaries are requested to forward the proxy soliciting material to the beneficial owners and to obtain authorization for the execution of proxies. NFI will, upon request, reimburse those parties for their reasonable expenses in forwarding proxy materials to the beneficial owners. NFI may engage an outside firm to solicit votes. If such a firm is engaged subsequent to the date of this proxy statement, the cost is estimated to be less than $10,000, plus reasonable out-of-pocket expenses.

Broker Non-Votes

If the shares you own are held in “street name” by a bank, brokerage firm or other nominee, your nominee, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your nominee provides to you. If you do not give instructions to your nominee, your nominee will not have discretionary authority to vote your shares on any of the Proposals and a broker non-vote will result.

Because the required vote for approval on each Proposal is based on all shares entitled to vote at the special meeting, and all shares of the Series C Preferred Stock or Series D Preferred Stock entitled to vote on certain proposals, a broker non-vote will act as a vote “against” the Proposal(s) for which you do not give instructions.

Quorum and Votes Required for Approval of Proposals

The presence, in person or by proxy, of stockholders entitled to cast a majority of all of the votes entitled to be cast (including the Series D Preferred Stock on an as-converted into Common Stock basis) constitutes a quorum for the transaction of business at the special meeting. Both abstentions and broker non-votes will be considered present and entitled to vote for the purpose of determining the presence of a quorum. Because there were 14,233,053 eligible votes as of the record date, we will need at least 7,116,527 votes present in person or by proxy at the special meeting for a quorum to exist.

Proposal 1:  The affirmative vote of a majority of all shares entitled to vote at the special meeting (at which a quorum is present), which vote will include the votes of the holders of our Common Stock, the Series C Holders and the Series D Holders, and the affirmative vote of at least two-thirds of all Series C Holders entitled to vote is required to approve the amendment to the charter to eliminate the Series C Preferred Stock.

Proposal 2:  The affirmative vote of a majority of all shares entitled to vote at the special meeting (at which a quorum is present), which vote will include the votes of the holders of our Common Stock and the Series D Holders, and the affirmative vote of at least two-thirds of all Series D Holders entitled to vote is required to approve the amendment to the charter to eliminate the Series D Preferred Stock.

Proposal 3:  The affirmative vote of a majority of all shares entitled to vote at the special meeting (at which a quorum is present), which vote will include the votes of the holders of our Common Stock and the Series D Holders, and the affirmative vote of at least two-thirds of all Series D Holders entitled to vote is required to approve the amendment to the charter to increase the number of authorized shares of capital stock of the Company.

Proposal 4:  The affirmative vote of a majority of all shares entitled to vote at the special meeting (at which a quorum is present), which vote will include the votes of the holders of our Common Stock, the Series C Holders and the Series D Holders, the affirmative vote of at least two-thirds of all Series C Holders entitled to vote, and the affirmative vote of at least two-thirds of all Series D Holders entitled to vote is required to approve the amendment to the charter to preserve the Company’s net operating loss carryforwards.

Proposal 5:  The affirmative vote of a majority of all shares entitled to vote at the special meeting (at which a quorum is present), which vote will include the votes of the holders of our Common Stock, the Series C Holders and the Series D Holders, and the affirmative vote of at least two-thirds of all Series C Holders entitled to vote, and the affirmative vote of at least two-thirds of all Series D Holders entitled to vote is required to approve certain technical amendments in connection with the other Proposals and to remove provisions previously-required by the Company’s for status as a real estate investment trust.

For purposes of all five Proposals, abstentions will have the same effect as a vote against the Proposals.

Appraisal Rights and the Right to Petition for Fair Value

Neither the Series C Holders nor the Series D Holders will have appraisal rights, or any contract right to petition for fair value, with respect to any matter to be acted upon at the special meeting. The Company will not independently provide such a right. Under Section 3-202(a)(4) of the MGCL, stockholders generally have the right to petition for fair value when the charter is amended in a way that substantially affects the stockholders’ rights and alters the contract rights as expressly set forth in the charter. However, Section 3-202(a)(4) of the MGCL provides an exception from this general rule for when the charter reserves the power to amend the charter to alter contract rights. Article XV of the Company’s current charter expressly reserves the power to amend the charter to alter the contract rights of existing stockholders.

Interest of Certain Persons in Matters to be Acted Upon at the Special Meeting

Pursuant to the Articles Supplementary to the Company’s charter, whenever dividends on the Series C Preferred Stock are in arrears for six or more quarters (whether or not consecutive) the Series C Holders have the right to elect two additional directors to the Board. Because dividends on the Series C Preferred Stock were in arrears for six or more quarters as of the 2009 Annual Shareholders’ Meeting, two directors, Howard Amster and Barry Igdaloff, were elected at that meeting to serve on the Board by the Series C Holders.

Mr. Amster owns 172,366 shares of Series C Preferred Stock and is the trustee of two trusts which own 46,400 shares of Series C Preferred Stock, collectively. Mr. Igdaloff owns 207,649 shares of Series C Preferred Stock and as a registered investment advisor he controls an additional 100,125 shares.

Messrs. Amster and Igdaloff will be entitled to participate in the Series C Offer and Consent Solicitation on the same terms as are being offered to other Series C Holders and will vote their Series C Preferred Stock at the special meeting. In accordance with a Voting Agreement with the Company, Messrs. Amster and Igdaloff have agreed to vote “for” all the Proposals, and will consent to the Series C Offer. Further, Messrs. Amster and Igdaloff have both indicated that they will tender all of their Series C Preferred Stock and will elect the Stock-Only Option in exchange for their shares. The reason for the aforementioned actions is that Messrs. Amster and Igdaloff believe that the Series C Offer is in the best interest of the Company because, if it closes, it will improve the Company’s capital structure and eliminate the accrued and unpaid dividends on the Series C Preferred Stock, as described in greater detail in “Special Factors — Background of the Series C Offer and Consent Solicitation.” Further, Messrs. Amster and Igdaloff believe that their participation in the Series C Offer is in the best interest of each director because they have the opportunity to select the Offer Consideration and each such director wants to receive as much of the Company’s Common Stock in exchange for their Series C Preferred Stock as they are eligible to receive.

“Householding” of Proxy Materials

In December 2000, the Securities and Exchange Commission adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process is commonly referred to as “householding.”

A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from an affected stockholder. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If you or another stockholder of record with whom you share an address wish to receive a separate Annual Report or Proxy Statement, we will promptly deliver it to you if you request it by writing to: NovaStar Financial, Inc., Investor Relations, 2114 Central Street, Suite 600, Kansas City, MO 64108. If you or another stockholder of record with whom you share an address wish to receive a separate Annual Report or Proxy Statement in the future, you may telephone toll-free 1-800-884-4225 or write to Computershare, P.O. Box 43078, Providence, Rhode Island 02940-3078.

Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

Proxy Solicitor

We have engage Georgeson Inc. to act as the proxy solicitor for this proxy solicitation. If you have questions regarding the proxy solicitation, please contact Georgeson Inc. at:

199 Water Street, 26th Floor
New York, NY 10038-3560
Banks and Brokers Call (212) 440-9800
All Others Call Toll-Free (866) 695-6074

PROPOSAL 1 — CHARTER AMENDMENT TO ELIMINATE THE SERIES C PREFERRED STOCK

General

In connection with the Series C Offer, the Company has determined to amend its charter to eliminate the Series C Preferred Stock and the applicable Series C Preferred Stock Articles Supplementary. The proposed Articles of Amendment and Restatement attached to this proxy statement as Appendix A implement such an amendment by deleting from the Company’s existing charter all references and the terms applicable to the Series C Preferred Stock but for conversion mechanics applicable to any shares Series C Preferred Stock that are not tendered in the Series C Offer. Such residual shares of Series C Preferred Stock will be converted into the residual pro rata share of cash and Common Stock remaining after completion of the Series C Offer. The following description, which summarizes the amendment to the Company’s charter to eliminate the Series C Preferred Stock and applicable Series C Preferred Stock Articles Supplementary, is qualified in its entirety by reference to the proposed Articles of Amendment and Restatement attached to this proxy statement as Appendix A.

The Series C Offer and the other transactions contemplated herein, including the Amendment and Restatement of the Company’s charter, will not occur if the charter amendment to eliminate the Series C Preferred Stock is not approved at the special meeting.

Elimination of Series C Preferred Stock

If the Series C Offer and transactions contemplated thereby are approved and effected, the holders of Series C Preferred Stock electing to tender in the Series C Offer will exchange their shares of Series C Preferred Stock for 3 shares of newly-issued Common Stock and $2.00 in cash (the “Cash-and-Stock Option”) or 19 shares of newly-issued Common Stock (the “Stock-Only Option”). The actual mix of cash and Common Stock a Series C Holder will receive upon tender may be adjusted according to the number of other Series C Holders who elect the Cash-and-Stock Option and the number of other Series C Holders who elect the Stock-Only Option. For more information regarding the adjustment and the mix of Common Stock each Series C Holder who tenders can anticipate receiving, see “The Series C Offer and Consent Solicitation — General” and “— Series C Offer Consideration Explanation and Examples.”

Immediately following the completion of the Series C Offer transactions, upon the effectiveness of the Articles of Amendment and Restatement, and without further action on the part of the Company or its shareholders, all shares of Series C Preferred Stock not tendered for exchange will be automatically converted into the right to receive the sum of “A” dollars plus “B” shares of Common Stock (the “Remainder Consideration”), according to the following calculation:

A = $1,623,000 − ($2.00 * X)

B = 43,823,600 − (19 * Y)

Where “X” equals the number of shares of Series C Preferred Stock electing the Cash-and-Stock Option that are tendered for exchange in the Series C Offer, but in any event no more than 811,650.

Where “Y” equals the number of shares of Series C Preferred Stock electing the Stock-Only Option that are tendered for exchange in the Series C Offer, but in any event no more than 2,178,350.

Each share of Series C Preferred Stock not tendered for exchange will be automatically converted into the right to receive its pro rata share of the Remainder Consideration.

The terms of the Series C Preferred Stock are described under “Description of Securities — Series C Preferred Stock.” The terms of the Common Stock are described under “Description of Securities — Common Stock.” The Series C Preferred Stock and Common Stock have different rights. For more information about these differences, see “The Series C Offer and Consent Solicitation — Differences in Rights of Our Common Stock and Series C Preferred Stock.”

No Appraisal Rights

No stockholder of the Company will have appraisal rights with respect to any matter to be acted upon at the special meeting and the Company will not independently provide stockholders with such rights.

Vote Required

The affirmative vote of a majority of all shares entitled to vote at the special meeting (at which a quorum is present), which vote will include the votes of the holders of our Common Stock, the Series C Holders and the Series D Holders, and the affirmative vote of at least two-thirds of all Series C Holders is required to approve the amendment to the charter to modify the terms of the Series C Preferred Stock.

Board Recommendation

After careful consideration, the Company’s board of directors determined that the charter amendment to the Company’s charter to eliminate the Series C Preferred Stock is advisable and directed that it be submitted to the Company’s stockholders for their approval. The Company’s board of directors recommends that stockholders vote in favor of the articles amendment to the Company’s charter to eliminate the Series C Preferred Stock.

YOUR BOARD RECOMMENDS THAT YOU VOTE
“FOR”
THE CHARTER AMENDMENT TO ELIMINATE THE SERIES C PREFERRED STOCK

PROPOSAL 2 — CHARTER AMENDMENT TO ELIMINATE THE SERIES D PREFERRED STOCK

General

In connection with the Series D Exchange, the Company has determined to amend its charter to eliminate the Series D Preferred Stock and the applicable Series D Preferred Stock Articles Supplementary. The proposed Articles of Amendment and Restatement attached to this proxy statement as Appendix A implement such an amendment by deleting from the Company’s existing charter all references and the terms applicable to the Series D Preferred Stock. The following description, which summarizes the amendment to the Company’s charter to eliminate the Series D Preferred Stock and applicable Series D Preferred Stock Articles Supplementary, is qualified in its entirety by reference to the proposed Articles of Amendment and Restatement attached to this proxy statement as Appendix A.

The Series D Offer and the other transactions contemplated herein, including the Amendment and Restatement of the Company’s charter, will not occur if the charter amendment to eliminate the Series D Preferred Stock is not approved at the special meeting.

Elimination of Series D Preferred Stock

If the Series D Exchange and transactions contemplated thereby are approved and effected, the holders of Series D Preferred Stock will exchange all issued and outstanding shares of the Series D Preferred Stock for an aggregate of 37,161,600 newly-issued shares of Common Stock and $1,377,000 in cash. Under the Exchange Agreement, at the completion of the Series C Offer, the Series D Holders collectively shall tender to the Company all 2,100,000 shares of issued and outstanding Series D Preferred Stock and receive an aggregate of 37,161,600 newly-issued shares of Common Stock and $1,377,000 in cash. After the Series D Exchange there will be no more issued or outstanding shares of Series D Preferred Stock. If each of the proposals is approved by Company’s shareholders, the Company will file the Company’s Articles of Amendment and Restatement with the State Department of Assessments and Taxation of Maryland to eliminate both the Series C Preferred Stock and the Series D Preferred Stock from the Company’s charter.

The terms of the Series D Preferred Stock are described under “Description of Securities — Series D Preferred Stock”. The terms of the Common Stock are described under “Description of Securities — Common Stock.”

No Appraisal Rights

No stockholder of the Company will have appraisal rights with respect to any matter to be acted upon at the special meeting and the Company will not independently provide stockholders with such rights.

Vote Required

The affirmative vote of a majority of all shares entitled to vote at the special meeting (at which a quorum is present), which vote will include the votes of the holders of our Common Stock and the Series D Holders, and the affirmative vote of at least two-thirds of all Series D Holders is required to approve the amendment to the charter to eliminate the terms of the Series D Preferred Stock.

Board Recommendation

As a Series C Holder, you will not be entitled to vote on Proposal 2. The Board will recommend to the holders of the Common Stock and the Series D Preferred Stock that they vote “for” the charter Amendment to eliminate the Series D Preferred Stock.

PROPOSAL 3 — CHARTER AMENDMENT TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK OF THE COMPANY

General

In order to issue the number of shares of Common Stock called for under the Series C Offer and the Series D Exchange, the Company’s charter must be amended to increase the authorized capital stock. The proposed Articles of Amendment and Restatement include such an amendment. The following description, which summarizes the amendment to the Company’s charter to change the authorized capital stock, is qualified in its entirety by reference to the proposed Articles of Amendment and Restatement attached to this proxy statement as Appendix C. Your attention is directed to the Articles of Amendment and Restatement, generally, and Article V thereof, specifically.

The Series C Offer and the other transactions contemplated herein, including the Amendment and Restatement of the Company’s charter, will not occur if the charter amendment to increase the number of authorized shares of capital stock of the Company is not approved at the special meeting.

Changes to Authorized Capital Stock

If approved, the amendment to the Company’s charter to change its authorized capital will provide that following the filing of the Company’s Articles of Amendment and Restatement with the State Department of Assessments and Taxation of Maryland, the Company will be authorized to issue an aggregate of 120,000,000 shares of capital stock, par value $0.01 per share, all of which initially will be classified as Common Stock. The board of directors will, however, continue to have the right to classify or reclassify any authorized but unissued shares of capital stock.

Vote Required

The affirmative vote of a majority of all shares entitled to vote at the special meeting (at which a quorum is present), which vote will include the votes of the holders of our Common Stock and the Series D Holders, and the affirmative vote of at least two-thirds of all Series D Holders is required to approve the amendment to the charter to increase the number of authorized shares of capital stock of the Company.

Board Recommendation

As a Series C Holder, you will not be entitled to vote on Proposal 3. The Board will recommend to the holders of the Common Stock and the Series D Preferred Stock that they vote “for” the charter Amendment to increase the number of authorized shares of Common Stock of the Company.

PROPOSAL 4 — CHARTER AMENDMENT TO PRESERVE THE COMPANY’S NET OPERATING LOSS CARRYFORWARDS

Description of the Acquisition Restrictions

The following is a brief summary of the acquisition restrictions, which are contained in Article Ten of the Company’s proposed Articles of Amendment and Restatement, a copy of which is attached as Appendix A to this document and is incorporated herein by reference. You are urged to read the full text of the acquisition restrictions.

The proposed acquisition restrictions would generally apply until the date that is 36 months and one day after completion of the Series C Offer (or earlier, if the Company’s board of directors in good faith determines that the acquisition restrictions are no longer in the best interests of the Company and its shareholders, which date is referred to as the “restriction release date”). Any attempted direct or indirect sale, transfer, assignment, exchange, issuance, grant, redemption, repurchase, conveyance, pledge or other disposition, whether voluntary or involuntary, and whether by operation of law or otherwise, by any person other than the Company of the Company’s Common Stock or any other securities that would be treated as the Company’s “stock” under Section 382 of the Code and the applicable regulations to a person or group of persons who own, or who would own as a result of such transfer, 5% or more (by value) of the Company’s stock would be restricted. Thus, the restrictions also restrict any attempted transfer of stock that would result in the identification of a new “5-percent shareholder” of NFI, as determined under the Code and applicable regulations; this would include, among other things, an attempted acquisition of NFI stock by an existing 5-percent shareholder. For these purposes, numerous rules of attribution, aggregation and calculation prescribed under the Code (and applicable treasury regulations) will be applied in determining whether the 5% threshold has been met and whether a group exists. The acquisition restrictions may also apply in certain cases to proscribe the creation or transfer of various “options,” which are broadly defined, in respect of the NFI stock to the extent, generally, that exercise of the option would result in a proscribed level of NFI stock ownership. As previously stated, the Company board of directors may waive the acquisition restrictions, and acquisitions of NFI stock directly from the Company, whether by way of option exercise or otherwise, are not subject to the acquisition restrictions.

Generally, the restrictions are imposed only with respect to the number of shares of NFI stock, or options with respect to NFI stock, purportedly transferred in excess of the threshold established in the acquisition restrictions, which is referred to in this document as the “excess stock.” In any event, the restrictions would not prevent a valid transfer if either the transferor or the purported transferee obtains the approval of the Company’s board of directors. In deciding whether to approve any proposed transfer, the NFI board of directors would consider whether the transfer would result in the application of any limitations under Section 382 of the Code by the Company of its NOLs and other tax attributes.

If the proposal is approved, the acquisition restrictions would remain in effect until the restriction release date, unless Article Ten of the Company’s charter is otherwise amended to remove the restrictions in accordance with the provisions of Maryland law and the Company’s charter.

The acquisition restrictions will not apply to the following:

•	any transaction directly with the Company, including pursuant to the exercise of outstanding options or warrants;

•	any tender or exchange offers for all of the Company’s stock made pursuant to the applicable rules and regulations of the Exchange Act, for any or all outstanding stock in which a majority of each class of the outstanding stock has been validly tendered and not withdrawn and in which offer the offeror or an affiliate thereof has committed to consummate a merger with the Company in which all of the stock not so acquired in such offer is (subject to any applicable dissenters’ rights) converted into the same type and amount of consideration paid for stock accepted in such tender or exchange offer; or

•	any transaction approved in advance by the Company’s board of directors.

Any person permitted to acquire or own 5% or more (by value) of Company stock pursuant to any of the foregoing bullet points will not be permitted to acquire any additional Company stock at any time until after the restriction release date, without the approval of the Company’s board of directors, unless and until such person owns less than 5% (by value) of NFI stock, at which point such person may acquire NFI stock only to the extent that, after such acquisition, such person owns less than 5% (by value) of the NFI stock.

The Company believes the acquisition restrictions are narrowly tailored to minimize their anti-takeover effects, that they are limited to the extent believed to be appropriate for protecting the ability of the Company to use its NOLs and other tax attributes and that they are in the best interest of all shareholders of the Company. For example, they have only a limited duration, which is determined by the application of the Code. Similarly, there are numerous exceptions which would not have been included if not narrowly tailored to protect such NOLs and other tax attributes. In addition, the Company’s board of directors does not intend to discourage offers to acquire substantial blocks of NFI stock that would clearly improve shareholder value, taking into account, as appropriate, any loss of the NOLs and other tax attributes. In the case of any such proposed acquisition that the Company’s board determines to be in the best interest of NFI and its shareholders, in light of all factors deemed relevant, the Company’s board would grant approval for such acquisition to proceed.

Article Ten would provide that all certificates representing the Company’s stock bear the following legend:

“THE TRANSFER OF SECURITIES REPRESENTED BY THIS CERTIFICATE IS (AND OTHER SECURITIES OF THE CORPORATION MAY BE) SUBJECT TO RESTRICTION PURSUANT TO ARTICLE TEN OF THE CORPORATION’S ARTICLES OF AMENDMENT AND RESTATEMENT. THE CORPORATION WILL FURNISH A COPY OF ITS ARTICLES OF AMENDMENT AND RESTATEMENT SETTING FORTH THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS TO THE HOLDER OF RECORD OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST ADDRESSED TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS.”

In accordance with the acquisition restrictions, the Company will not permit any of its employees or agents, including the transfer agent, to record any transfer of NFI stock purportedly transferred in contravention of the acquisition restrictions. As a result, requested transfers of NFI stock may be delayed or refused.

The proposed Articles of Amendment and Restatement provide that any transfer attempted in contravention of the acquisition restrictions would be null and void from the start, even if the transfer has been recorded by the transfer agent and new certificates issued. The purported transferee of the NFI stock would not be entitled to any rights of shareholders with respect to the excess stock, including the right to vote the excess stock, or to receive dividends or distributions in liquidation in respect thereof, if any. If the Company determines that a purported transfer has violated the acquisition restrictions, the Company will require the purported transferee to surrender the shares of excess stock and any dividends and other distributions the purported transferee has received on them to an agent designated by the Company’s board of directors. The agent will then sell the shares of excess stock in one or more arm’s-length transactions provided that nothing will require the agent to sell the shares of excess stock within any specific time frame if, in the agent’s discretion, the sale would disrupt the market for the NFI stock or adversely affect the value of the NFI stock.

Purpose and Effects of the Acquisition Restrictions

Without the acquisition restrictions, it is possible that certain transfers of NFI stock could, under Section 382 of the Code and applicable treasury regulations, result in limitations on the ability of the Company to utilize fully the substantial NOLs and other tax attributes currently available to them for U.S. federal income tax purposes. The Company’s board of directors believes it is in the Company’s best interests to attempt to prevent the imposition of such limitations by adopting the proposed acquisition restrictions.

The Company believes that, absent a court determination:

•	There can be no assurance that the acquisition restrictions will be enforceable against all of the Company’s shareholders; and

•	The acquisition restrictions may be subject to challenge on equitable grounds.

It is possible that the acquisition restrictions may not be enforceable against NFI’s shareholders who vote against or abstain from voting on the amendment. However, the Company believes that the acquisition restrictions are in the best interests of the Company and the Company’s shareholders and are reasonable, and the Company will act vigorously to enforce them against all current and future holders of NFI stock regardless of how they vote on the amendment.

The Company believes that each of its shareholders who votes in favor of the amendment will in effect have consented to the acquisition restrictions and therefore will be bound by them. In those circumstances, the Company intends to assert that any such shareholder would be estopped from challenging the legality, validity or enforceability of the acquisition restrictions. Consequently, all Company shareholders should carefully consider this in determining whether to vote in favor of the proposal.

Reasons for the Acquisition Restrictions

At December 31, 2009, the Company had associated NOLs of approximately $300 million. NOLs may be carried forward to offset taxable income in future years and eliminate income taxes otherwise payable on such future taxable income, subject to certain adjustments. The Company believes its NOLs could provide significant future tax savings, depending upon the amount of taxable income in future taxable years. If the Company does not have sufficient taxable income in future years to use the tax benefits before they expire, the Company will lose the benefit of these NOLs permanently.

The benefit of the Company’s NOLs, can be reduced substantially as a result of Section 382 of the Code. Section 382 of the Code limits the use of NOLs by a company that has undergone an “ownership change,” as defined in Section 382 of the Code. Generally, an “ownership change” occurs if one or more shareholders, each of whom owns 5% or more (by value) of a company’s stock, increase their aggregate percentage ownership by more than 50 percentage points over the lowest percentage of stock owned by such shareholders over the preceding three-year period. For this purpose, all holders who each own less than 5% of a company’s stock (by value) are generally treated together as one “5-percent shareholder,” subject to certain exceptions. In addition, certain attribution and constructive ownership rules, which generally attribute ownership of stock to the ultimate beneficial owner thereof without regard to ownership by nominees, trusts, corporations, partnerships or other entities, are applied in determining the level of stock ownership of a particular shareholder. Options (including warrants) to acquire capital stock may be treated as if they had been exercised, on an option-by-option basis, if the issuance, transfer or structuring of the option meets certain tests. All percentage determinations are based on the fair market value of a company’s capital stock, including any preferred stock that is voting or convertible (or otherwise participates in corporate growth to any significant extent). If a company experiences an ownership change, the amount of taxable income in any taxable year (or portion thereof) subsequent to the ownership change that can be offset by NOLs existing prior to such ownership change generally cannot exceed the product of (x) the aggregate value of the company’s stock and (y) the federal long-term tax-exempt rate. Certain complex subgroup rules may apply to such determinations.

The acquisition restrictions are designed to restrict transfers of NFI stock that could cause an “ownership change” under Section 382 of the Code and, therefore, could limit the ability of the Company to utilize its substantial NOLs currently available for U.S. federal income tax purposes. The Series C Offer and Series D Exchange will increase the likelihood that the Company will experience such an ownership change and, therefore, that the NOLs could be subject to such limitations.

Anti-Takeover Effect

The Company’s special committee and the Company’s board of directors recommend that the acquisition restrictions in Article X of the proposed Articles of Amendment and Restatement be approved for the reasons set forth in this document. However, you should be aware that the acquisition restrictions may have an “anti-takeover” effect because they restrict the ability of a person or entity, or group of persons or entities, from accumulating in the aggregate 5% or more (by value) of the NFI stock and the ability of persons, entities or groups now owning 5% or more (by value) of the NFI stock from acquiring additional NFI stock. The acquisition restrictions discourage or prohibit a merger, some tender or exchange offers, proxy contests or accumulations of substantial blocks of shares for which some shareholders might receive a premium above market value. In addition, the acquisition restrictions may delay the assumption of control by a holder of a large block of capital stock and the removal of incumbent directors and management, even if such removal may be beneficial to some or all of the Company’s shareholders.

The indirect “anti-takeover” effect of the acquisition restrictions is not the reason for the acquisition restrictions. The special committee and the board of directors have considered the acquisition restrictions to be reasonable and in the best interests of the Company and its shareholders because, among other things the acquisition restrictions reduce some of the risks that the Company will be unable to utilize its substantial NOLs described above. In the opinion of the special committee and the board of directors, the fundamental importance to the Company’s shareholders of maintaining the availability of such tax assets outweigh the indirect anti-takeover effect the acquisition restrictions may have. In addition, the special committee and the board of directors do not intend to discourage offers to acquire substantial blocks of Common Stock that would clearly improve shareholder value, taking into account, as appropriate, any loss of the NOLs. In the case of any such proposed acquisition that the board of directors determines to be in the best interest of the Company and its shareholders, in light of all factors deemed relevant, the board would grant approval for such acquisition to proceed.

Vote Required

The affirmative vote of a majority of all shares entitled to vote at the special meeting (at which a quorum is present), which vote will include the votes of the holders of our Common Stock, the Series C Holders and the Series D Holders, the affirmative vote of at least two-thirds of all Series C Holders, and the affirmative vote of at least two-thirds of all Series D Holders is required to approve the amendment to the charter to preserve the Company’s net operating loss carryforwards.

Board Recommendation

The Company’s special committee, and the Company’s board of directors, upon the unanimous recommendation of the Company’s special committee, have approved Proposal 4 and have determined that Proposal 4 is advisable and favorable to and, therefore, fair to and in the best interests of the Company and the Company’s shareholders. The Company’s special committee and the Company’s board of directors recommend that Company’s shareholders vote “FOR” approval of the acquisition restrictions proposal.

YOUR BOARD RECOMMENDS THAT YOU VOTE
“FOR”
THE CHARTER AMENDMENT TO PRESERVE
THE COMPANY’S NET OPERATING LOSS CARRYFORWARDS

PROPOSAL 5 — CERTAIN TECHNICAL CHARTER AMENDMENTS IN CONNECTION WITH THE OTHER PROPOSALS, TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE CHARTER AND TO REMOVE PROVISIONS PREVIOUSLY-REQUIRED BY THE COMPANY’S FORMER STATUS AS A REAL ESTATE INVESTMENT TRUST

General

In connection with the Series C Offer and the Series D Exchange, the Company has determined to amend and restate its charter in substantially the form of Articles of Amendment and Restatement attached as Appendix A. The Series C Offer, the Series D Exchange and the amendments to the Company’s charter will not occur if the Articles of Amendment and Restatement is not approved.

The Amendment and Restatement

The Articles of Amendment and Restatement is attached to this proxy statement in its entirety as Appendix A, and you are encouraged to read it carefully when determining how to vote on this proposal. The Articles of Amendment and Restatement effect the amendments described in Proposals 1 through 4 above, including to (A) eliminate the Company’s Series C Preferred Stock and associated Articles Supplementary following the exchange for, or conversion of, Series C Preferred Stock into a cash and Common Stock, (B) eliminate the Company’s Series D Preferred Stock and associated Articles Supplementary following its exchange for Common Stock, (C) increase the Company’s authorized capital stock and (D) implement certain acquisition restrictions to preserve the Company’s net operating loss carryforwards.

In addition to the changes described above to the Company’s charter, the Articles of Amendment and Restatement effect amendments to the charter to eliminate charter provisions that were previously relevant when the Company was taxed as a Real Estate Investment Trust (a “REIT”). Due to a decline in the Company’s business prospects, market capitalization and liquidity, on September 17, 2007, the Company announced that it would not proceed with declaring a dividend on its Common Stock that was required in order to satisfy the requirements to distribute $157 million in 2006 taxable income to preserve its status as a REIT under the Code. The change in tax status was retroactive to January 1, 2006. The provisions related to preserving the Company’s former tax status as a REIT that will be eliminated in the Articles of Amendment and Restatement are the Company’s current charter as Article XI and include generally the following restrictions:

•	no person may beneficially own or constructive own (a) more than 9.8% of the Company’s capital stock or (b) more than 9.8% of the Company’s issued Common Stock, subject to certain exceptions;

•	no person may beneficially own or constructively own shares of capital stock to the extent that such ownership would result in the Company’s being “closely held” within the meaning of Section 856(h) of the Code or otherwise failing to qualify as a REIT; and

•	any transfer of shares of capital stock that, if effective, would result in any person violating the ownership restrictions described above, or that would cause the Company to be owned by less than 100 persons, will be null and void ab initio.

In addition, the Articles of Amendment and Restatement in the form as attached as Appendix A will include other less significant amendments or adjustments to the charter, including the following:

•	the reference to the original incorporator of the Company, previously in found in Article I has been deleted;

•	updating Article VI to reflect the four directors on the board of directors immediately prior to giving effect to the appointment of Howard Amster, Barry Igdaloff or any Series D Holder representative;

•	removing references to directors appointed by outstanding preferred stock as no preferred stock will be outstanding;

•	deleting the Articles Supplementary for the unissued Series D2 Preferred Stock;

•	updating the language in Articles VIII, IX and XII related to director indemnification, director and officer personal liability, and majority voting to more closely track the current Maryland General Corporate Law statutes;

•	internal cross-reference within the charter have been updated to reflect the proposed changes; and

•	the exact amount of Common Stock and cash from the remaining Offer Consideration that all non-tendered Series C Preferred Stock will be converted into the right to receive, using the calculation described in “Proposal 1 — Charter Amendment to Eliminate the Series C Preferred Stock — Elimination of Series C Preferred Stock.”

Proposal 5 also would approve the filing of the amended and restated charter on the terms as described in this Proposal 5 and as described in the other Proposals. The restatement of the charter is a separate legal act under Maryland law.

No Appraisal Rights

No stockholder of the Company will have appraisal rights with respect to any matter to be acted upon at the special meeting and the Company will not independently provide stockholders with such rights.

Vote Required

The affirmative vote of a majority of all shares entitled to vote at the special meeting (at which a quorum is present), which vote will include the votes of the holders of our Common Stock and the Series D Holders, and the affirmative vote of at least two-thirds of all Series D Holders is required to approve certain technical amendments in connection with the other Proposals and to remove provisions previously-required by the Company’s for status as a Real Estate Investment Trust.

Board Recommendation

After careful consideration, the Company’s board of directors determined that certain charter amendments in connection with the other proposals and to remove provisions previously-required by the Company’s former status as a real estate investment trust is advisable and directed that consideration of these amendments, and the related Articles of Amendment and Restatement, be submitted to the Company’s stockholders for their approval. The Company’s board of directors recommends that stockholders vote in favor of the charter amendments in connection with the other proposals and to remove provisions previously-required by the Company’s former status as a real estate investment trust.

YOUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE
“FOR”
CERTAIN TECHNICAL CHARTER AMENDMENTS IN CONNECTION WITH
THE OTHER PROPOSALS, TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE CHARTER AND TO REMOVE PROVISIONS PREVIOUSLY-REQUIRED
BY THE COMPANY’S FORMER STATUS AS A REAL ESTATE INVESTMENT TRUST

OTHER BUSINESS

The Board of Directors knows of no other matters which may be presented for stockholder action at the meeting. However, if other matters do properly come before the meeting, it is intended that the persons named in the proxies will vote upon them in accordance with their discretion.

STOCKHOLDER PROPOSALS OR NOMINATIONS — 2011 ANNUAL MEETING

Any stockholder proposal, including the nomination of a director, intended to be presented at the 2011 annual meeting of stockholders and included in the proxy statement and form proxy relating to such meeting, must have been received at NovaStar Financial’s offices on or before December 31, 2010.

In addition, the NovaStar Financial bylaws provide that any stockholder wishing to bring any matter, including the nomination of a director, before an annual meeting must deliver notice to the Corporate Secretary of NovaStar Financial, Inc. at the Company’s principal executive offices on or before January 30, 2011.

The stockholder’s notice must set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to servicing as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (i) the name and address of such stockholder, as they appear on the Company’s corporate books, and of such beneficial owner and (ii) the class and number of shares of the Company’s stock which are owned beneficially and of record by such stockholder and such beneficial owner.

You may contact the Secretary of NovaStar Financial, Inc. at the Company’s principal executive offices regarding the requirements for making stockholder proposals and nominating director candidates.

SPECIAL FACTORS

Background of the Series C Offer and Consent Solicitation

In 2007, to preserve liquidity, the Company’s Board of Directors suspended the payment of dividends on the Company’s Series C Preferred Stock and Series D Preferred Stock. Since then, preferred dividends have accrued and will continue to accrue at a rate of 8.90% per annum for the Series C Preferred Stock and a default rate of 13.0%, compounded quarterly, for the Series D Preferred Stock. Dividends on the Series D Preferred Stock compound quarterly, both with respect to the unpaid dividend and all subsequently accumulating dividends, and will continue to accrue at the default rate until the board of directors authorizes and the Company pays to the Series D Holders all accumulated and unpaid dividends on the Series D Preferred Stock (otherwise the dividend rate is 9.0% per annum). As of January 11, 2011, the Company had $51.4 million in accrued preferred dividends, $21.8 million of which related to the Series C Preferred Stock and $29.6 million of which related to the Series D Preferred Stock. As of January 11, 2011, the aggregate liquidating preference of the Series C Preferred Stock and the Series D Preferred Stock, which does not include accrued and unpaid dividends, was $74.8 million and $52.5 million, respectively. Therefore, the aggregate obligation as of January 11, 2011 is $178.7 million.

The Company believes that, based on its projected financial results, the cumulative nature of the preferred dividends on the Series C Preferred Stock and the Series D Preferred Stock and the compounding nature of the Series D Preferred Stock dividends, the Company is unlikely to produce cash flow before preferred dividends that exceeds the Company’s growing preferred dividend requirement, which will grow to approximately $17.8 million, $19.4 million and $21.1 million, in 2011, 2012 and 2013, respectively, if the Company does not pay any cash preferred dividends. Even then, the Company must pay all accumulated and unpaid dividends on the Series C Preferred Stock and Series D Preferred Stock before making any distributions to the Company’s common shareholders. If the Company does not pay any cash preferred dividends, accumulated and unpaid dividends on the Series C Preferred Stock and Series D Preferred Stock will grow to approximately $68.7 million, $88.1 million and $109.2 million, in 2011, 2012 and 2013, respectively. The Company believes that this growing obligation to its preferred shareholders will impede the growth of, and strategic options available to, the Company and may lead to other material adverse effects to the Company, including bankruptcy or liquidation. The Company also believes that the value received from a liquidation of its assets today would not exceed the value of its liabilities and liquidating preference of its preferred stock.

Based on a consideration of the above described factors and the options available to the Company, the Company determined that it was in its best interest and the best interest of its shareholders to pursue a recapitalization of the Company.

On May 11, 2010, the Company’s board of directors (the “Board”) appointed a special committee of disinterested directors (the “Special Committee”) to explore a potential recapitalization of the Company. The Special Committee is comprised entirely of directors who own neither Series C Preferred Stock or Series D Preferred Stock, and who were not elected by holders of Series C Preferred Stock or Series D Preferred Stock as a class. Serving on the Special Committee is Messrs. Barmore, Burtscher and Mehrer. The Special Committee met four times in 2010.

In September 2010, the Board engaged Stifel, Nicolaus & Company, Incorporated (“Stifel”) at the recommendation of the Special Committee to assist it in evaluating a potential recapitalization, to act as the Board’s independent financial advisor and assist the Special Committee in negotiating with the holders of the Series D preferred stock. Also in September 2010, the Special Committee began to formulate a transaction structure that would achieve the recapitalization of the Company. Generally, the Special Committee considered the following factors during the negotiations with the Series D Holders and while formulating the terms of the Series C Offer by the following factors:

•	the significant accumulated and outstanding unpaid dividends due to the Series C Preferred Stock and Series D Preferred Stock were a significant impediment to future growth of the Company;

•	until resolution was made with the outstanding dividends, it was unlikely that the market price of the Common Stock would experience any meaningful appreciation;

•	holders of Series C Preferred Stock and Series D Preferred Stock had a priority as to dividends (and as to any distribution on liquidation) that was disadvantageous to the holders of Common Stock, but for which the holders of Series C Preferred Stock and Series D Preferred Stock were entitled to some compensation if the priority were to be eliminated;

•	that the Company’s NOLs represented a significant asset that should be protected.

Beginning in September, and continuing through October and November, the Special Committee regularly consulted with outside legal and accounting advisors regarding the proposed terms, structure and timing of such a proposed transaction. During this time the Special Committee negotiated with employee-representatives of Jefferies Capital Partners IV L.P., Jefferies Employee Partners IV LLC, JCP Partners IV LLC, and Massachusetts Mutual Life Insurance Company on the terms of a potential recapitalization that would eventually result in what is now the Series D Exchange. The Special Committee considered the impact of the transaction on the potential value of the Company’s NOLs, liquidity, book value and earnings per share, as well as dilution to the Company’s existing holders of its Common Stock.

The following items were the material points negotiated between the Special Committee and the Series D Holders:

•	the proper amount of cash per share of Series D Preferred Stock;

•	the proper number of shares of Common Stock to be issued for each share of Series D Preferred Stock;

•	whether the mix of exchange consideration (cash and Common Stock) would be fixed or variable;

•	whether to lock up the voting rights held by the Series D Holders that each would have after the Series D Exchange;

•	the elimination of the accumulated and unpaid dividends owed to the outstanding Series D Preferred Stock;

•	consideration for preserving the Company’s existing NOLs;

•	consideration of each factor above in light of a potential transaction with the Series C Holders;

•	whether the Common Stock issued to the Series D Holders in a private placement would be granted the right to demand registration at a later time and the terms of such registration rights; and

•	the conditions upon which the Series D Exchange would be completed.

Simultaneous with the negotiations with the Series D Holders, the Special Committee formulated the terms of the Series C Offer. The Special Committee did not negotiate the terms of the Series C Offer. The Special Committee formulated the terms of the Series C Offer with the aid of the Stifel, the Company’s legal advisor and through consultation with Board members elected by the Series C Holders. The following items were the material points considered by the Special Committee in formulating the terms of the Series C Offer:

•	the proper amount of cash per share of Series C Preferred Stock;

•	the proper number of shares of Common Stock to be issued for each share of Series C Preferred Stock;

•	whether the mix of exchange consideration (cash and Common Stock) would be fixed or variable;

•	whether to preserve Board continuity following the transaction;

•	the elimination of the accumulated and unpaid dividends owed to the outstanding Series D Preferred Stock;

•	consideration for preserving the Company’s existing NOLs; and

•	the likelihood of obtaining the required percentage to consummate the contemplated transaction.

On December 10, 2010 the Special Committee and Board of the Company approved the Exchange Agreement establishing the terms of the Series D Offer, the Voting Agreement and the terms of the Series C Offer, as more fully described below in “— Conclusions of the Board of Directors of the Company.” Also on December 10, 2010, the Company issued a press release announcing the recapitalization transaction and the filing of the special meeting proxy statement with the SEC. The Board has discussed the possibility of enacting a shareholder rights plan in the future as an additional measure of protection for the Company’s NOLs.

Considerations by the Board of Directors of the Company

On December 10, 2010, the Special Committee met telephonically to review the terms of the proposed transaction. The Special Committee reviewed and discussed the terms of the Exchange Agreement, Voting Agreement, Registration Rights Agreement, Articles of Amendment and Restatement, and the joint Schedule 13E-3/TO, as well as the draft registration statement on Form S-4.

The Special Committee received a report from management as to the negotiations for the contemplated transactions. The Special Committee also reviewed an opinion conveyed and delivered by Stifel to the Board. Stifel discussed the terms of the proposed transaction and the fairness of the transaction from the financial standpoint to the holders of the Company’s Common Stock.

The Special Committee considered and discussed certain factors that affect the fairness of the transaction, including:

•	whether projected growth by the Company and its subsidiaries would enable the Company to eventually pay the accumulated but unpaid dividends;

•	whether the contemplated transaction threatened the Company’s ability to utilize its NOLs;

•	the short-term and long-term effects on the Company’s ability to access capital markets as a result of the transaction;

•	whether the consideration offered as part of the Stock-Only Option or the Cash-and-Stock Option reflect any premium over current market values for the Series C Preferred Stock;

The Special Committee considered as factors that positively affected the fairness of the transaction to the holders of the Company’s Common Stock the following:

•	the elimination of the accumulated but unpaid dividends, now and in the future, by eliminating the preferred stock;

•	the elimination of the liquidation preference associated with the preferred stock; and

•	the improvement to the Company’s adjusted book value per share of common stock on an adjusted pro forma basis.

The Special Committee considered as factors that negatively affected the fairness of the transaction to the holders of the Company’s Common Stock the following:

•	the risk that if the Internal Revenue Service determines the Company, by issuing additional Common Stock, underwent an “ownership change” as defined in Section 382 of the Code, the Company’s ability to utilize its NOLs to offset future income may be limited;

•	the dilution of the Common Stock as the number of outstanding shares of Common Stock would increase from 9,368,053 to 90,353,253 if the Series C Offer and the Series D Exchange are completed successfully; and

•	the liquidity impacts on the Company resulting from a cash expenditure of up to $3,000,000 to complete both the Series C Offer and the Series D Exchange.

The Special Committee considered that the Series C Holders will be giving up all rights to accrued and unpaid dividends and the liquidation preference currently associated with their Series C Preferred Stock, but it determined that the elimination of the accrued and unpaid dividends and the associated liquidation preference is in the best interest of the Company.

Immediately following the Special Meeting, the Board met telephonically to review the terms of the proposed transaction. Stifel also discussed the terms of the proposed transaction and the fairness of the transaction from the financial standpoint to the holders of the Company’s Common Stock with the Board. The Board reviewed and conducted the same analysis as to fairness issues and as to positive and negative factor as the Special Committee.

Opinion of NovaStar’s Financial Advisor

Stifel acted as financial advisor to the Company’s Board of Directors in connection with the recapitalization and related matters. Stifel is a nationally recognized investment banking and securities firm with membership on all the principal United States securities exchanges and expertise in transactions similar to the recapitalization. As part of its investment banking activities, Stifel is regularly engaged in the independent valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

On December 10, 2010, Stifel rendered its oral opinion, which was later confirmed in writing, to the Company’s Board that, as of the date of Stifel’s written opinion, the financial terms of the potential recapitalization were fair to the holders of the Company’s common stock, from a financial point of view.

The full text of Stifel’s written opinion, dated December 10, 2010, which sets forth the assumptions made, matters considered and limitations of the review undertaken, is attached as Appendix B to this proxy statement/consent solicitation/prospectus and is incorporated herein by reference. Stifel has provided its consent to using such opinion in this proxy statement/consent solicitation/prospectus. Holders of the Company’s common stock are urged to, and should, read Stifel’s opinion carefully and in its entirety in connection with this proxy statement/consent solicitation/prospectus. The summary of the opinion of Stifel set forth in this proxy statement/consent solicitation/prospectus is qualified in its entirety by reference to the full text of such opinion. The opinion of Stifel will not reflect any developments that may occur or may have occurred after the date of its opinion and prior to the completion of the recapitalization.

No limitations were imposed by the Company’s Board or the Special Committee on the scope of Stifel’s investigation or the procedures to be followed by Stifel in rendering its opinion. In arriving at its opinion, Stifel did not ascribe a specific range of values to the Company or any class of its securities. Stifel’s opinion is based on the financial and comparative analyses described below. Stifel’s opinion is for the information of, and directed to, the Company’s Special Committee and the Company’s Board of Directors for their information and assistance in connection with the consideration of the financial terms of the recapitalization. Stifel’s opinion was not intended to be and does not constitute a recommendation to the Company’s Special Committee, the Company’s Board of Directors or any stockholder of the Company as to how the Company’s Special Committee, the Board or any the Company’s stockholders should vote on the recapitalization terms or any aspect thereof, or whether or not any of the Company’s stockholders should elect the Cash-and-Stock Option or the Stock-Only Option in connection with the Series C Offer, or whether or not any of the Company’s stockholders should enter into the Exchange Agreement or any voting, stockholders’ or affiliate agreement with respect to the recapitalization or any aspect thereof, or exercise any dissenters’ or appraisal rights that may be available to such stockholder or member. In addition, Stifel’s opinion does not compare the relative merits of the recapitalization (or any aspect thereof) with any other alternative transaction or business strategy which may have been available to the Company’s Special Committee, the Board or the Company to proceed with or effect the recapitalization (or any aspect thereof). Stifel was not requested to, and Stifel did not, explore alternatives to the recapitalization or solicit the interest of any other parties in pursuing transactions with the Company.

In connection with its opinion, Stifel, among other things:

•	reviewed and analyzed a draft copy of the proxy statement/consent solicitation/prospectus as of December 4, 2010;

•	reviewed and analyzed a draft copy of the Exchange Agreement as of November 15, 2010;

•	reviewed the audited consolidated financial statements of the Company as of December 31, 2009, 2008 and 2007 and the related audited consolidated statements of income, shareholders’ equity and cash flows for each of such fiscal years contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009; together with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2010;

•	reviewed and analyzed certain other publicly available information concerning the Company, including the terms of the Series C Preferred Stock and Series D Preferred Stock;

•	reviewed certain non-publicly available information regarding the Company’s business plan and other internal financial statements and analyses relating to the Company’s business;

•	participated in certain discussions and negotiations among representatives of the Company, the Series C Preferred Stock and the Series D Preferred Stock regarding the terms of the recapitalization and the Exchange Agreement and other matters;

•	reviewed the reported prices and trading activity of the equity securities of the Company;

•	discussed the past and current operations, financial condition and future prospects of the Company with senior executives of the Company;

•	analyzed certain publicly available information concerning the terms of selected merger and acquisition transactions that it considered relevant to its analysis;

•	reviewed and analyzed certain publicly available financial and stock market data relating to selected public companies that it deemed relevant to our analysis;

•	conducted such other financial studies, analyses and investigations and considered such other information as it deemed necessary or appropriate for purposes of Stifel’s opinion; and

•	took into account Stifel’s assessment of general economic, market and financial conditions and Stifel’s experience in other transactions, as well as Stifel’s experience in securities valuations and Stifel’s knowledge of the financial services industry generally.

In rendering its opinion, Stifel relied upon and assumed, without independent verification, the accuracy and completeness of all of the financial and other information that was provided to Stifel by or on behalf of the Company its subsidiary StreetLinks, or that was otherwise reviewed by Stifel, and did not assume any responsibility for independently verifying any of such information.

With respect to the financial forecasts supplied to Stifel by the Company, Stifel has assumed that they were reasonably prepared on the basis reflecting the best currently available estimates and judgments of Company’s management as to the future operating and financial performance of the Company and StreetLinks, as applicable, and that they provided a reasonable basis upon which Stifel could form its opinion. Such forecasts and projections were not prepared with the expectation of public disclosure. All such projected financial information is based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in such projected financial information. Stifel has relied on this projected information without independent verification or analyses and does not in any respect assume any responsibility for the accuracy or completeness thereof.

Stifel also assumed, without independent verification and with the Company’s consent, that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of the Company or StreetLinks since the date of the last financial statements made available to Stifel. Stifel did not make or obtain any independent evaluation, appraisal or physical inspection of the Company’s or StreetLink’s respective assets or liabilities, the collateral securing any of such assets or liabilities, or the collectability of any such assets. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Because such estimates are inherently subject to uncertainty, Stifel assumes no responsibility for their accuracy. Stifel relied on advice of the Company’s counsel as to certain legal and tax matters with respect to the Company, the proxy statement/consent solicitation/prospectus, the Exchange Agreement and the recapitalization and other transactions and other matters contained or contemplated therein. Stifel has assumed, with the Company’s consent, that there are no factors that would delay or subject to any adverse conditions any necessary regulatory or governmental approvals and that all conditions to the recapitalization will be satisfied and not waived. In addition, Stifel has assumed that the definitive proxy statement/consent solicitation/prospectus and Exchange Agreement will not differ materially from the draft Stifel reviewed. Stifel has also assumed that the recapitalization will be consummated substantially on the terms and conditions described in the proxy statement/consent solicitation/prospectus and Exchange Agreement each without any waiver of material terms or conditions by the Company or any other party to any transaction contemplated therein, and that obtaining any necessary regulatory approvals or satisfying any other conditions for consummation of the recapitalization or any other related transaction will not have an adverse effect on the Company.

Stifel’s opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to Stifel as of, the date of the letter. It is understood that subsequent developments may affect the conclusions reached in the opinion and that Stifel does not have any obligation to update, revise or reaffirm Stifel’s opinion, except as otherwise set forth in Stifel’s engagement letter agreement with the Company. Stifel also did not perform or rely upon certain analyses that Stifel would customarily prepare for the Company in connection with a fairness opinion because such analyses were deemed not to be meaningful for various reasons.

Stifel’s opinion is limited to whether the financial terms of the recapitalization are fair to the Company’s common shareholders, from a financial point of view. Stifel’s opinion does not consider, include or address: (i) any other strategic alternatives currently (or which have been or may be) contemplated by the Company’s Board, the Special Committee of the Board, or the Company; (ii) the legal, tax or accounting consequences of the recapitalization (or any aspect thereof) on the Company or its shareholders including, without limitation, whether or not the recapitalization will trigger an “ownership change” pursuant to Section 382 of the Internal Revenue Code or otherwise affect the tax status of the Company’s net operating loss carryforwards; (iii) the fairness of the amount or nature of any compensation to any of the Company’s officers, directors or employees, or class of such persons, relative to the compensation to the holders of the Company’s securities; (iv) the effect of the recapitalization (or any aspect thereof) on, or the fairness of the consideration to be received by, holders of any class of securities of the Company other than the Common Stock, or any class of securities of any other party to any transaction contemplated by the proxy statement/consent solicitation/prospectus and Exchange Agreement; (v) any advice or opinions provided by any other advisor to the Company or any other party to the recapitalization; (vi) any other transaction contemplated by the proxy statement/consent solicitation/prospectus and Exchange Agreement other than the recapitalization; (vii) any potential transaction by any party to the proxy statement/consent solicitation/prospectus and Exchange Agreement which is not contemplated by the proxy statement/consent solicitation/prospectus and Exchange Agreement; (viii) the effect of any pending or threatened litigation involving any party to the proxy statement/consent solicitation/prospectus or the Exchange Agreement on the recapitalization (or any aspect thereof) or any other transaction contemplated by the proxy statement/consent solicitation/prospectus or the Exchange Agreement; or (ix) the fairness of the Series C Offer, the Series D Exchange or any other individual aspect of the recapitalization without taking into account the other aspects of the recapitalization. Furthermore, Stifel’s opinion does not express any opinion as to the prices, trading range or volume at which the securities of the Company will trade following public announcement or consummation of the recapitalization or any aspect thereof.

Stifel is not a legal, tax, regulatory or bankruptcy advisor. Stifel has not considered any legislative or regulatory changes recently adopted or currently being considered by the United States Congress, the various federal banking agencies, the SEC, or any other regulatory bodies, or any changes in accounting methods or generally accepted accounting principles that may be adopted by the SEC or the Financial Accounting Standards Board, or any changes in regulatory accounting principles that may be adopted by any or all of the federal banking agencies. Stifel’s opinion is not a solvency opinion and does not in any way address the solvency or financial condition of the Company.

In connection with rendering its opinion, Stifel performed a variety of financial analyses that are summarized below. Such summary does not purport to be a complete description of such analyses. Stifel believes that its analyses and the summary set forth herein must be considered as a whole and that selecting portions of such analyses and the factors considered therein, without considering all factors and analyses, could create an incomplete view of the analyses and processes underlying its opinion. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Stifel considered the results of all of its analyses as a whole and did not attribute any particular weight to any analyses or factors considered by it. The range of valuations resulting from any particular analysis described below should not be taken to be Stifel’s view of the actual value of the Company. In its analyses, Stifel made numerous assumptions with respect to industry performance, business and economic conditions, and other matters, many of which are beyond the control of the Company. Any estimates contained in Stifel’s analyses are not necessarily indicative of actual future values or results, which may be significantly more or less favorable than suggested by such estimates. Estimates of values of companies do not purport to be appraisals or necessarily reflect the actual prices at which companies or their securities actually may be sold. No company or transaction utilized in Stifel’s analyses was identical to the Company or the recapitalization. Accordingly, an analysis of the results described below is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other facts that could affect the public trading value of the companies to which they are being compared. None of the analyses performed by Stifel was assigned a greater significance by Stifel than any other, nor does the order of analyses described represent relative importance or weight given to those analyses by Stifel. The analyses described below do not purport to be indicative of actual future results, or to reflect the prices at which the Company’s securities may trade in the public markets, which may vary depending upon various factors, including changes in interest rates, dividend rates, market conditions, economic conditions and other factors that influence the price of securities.

In accordance with customary investment banking practice, Stifel employed generally accepted valuation methods in reaching its opinion. The following is a summary of the material financial analyses that Stifel used in providing its opinion. Some of the summaries of financial analyses are presented in tabular format. In order to understand the financial analyses used by Stifel more fully, you should read the tables together with the text of each summary. The tables alone do not constitute a complete description of Stifel’s financial analyses, including the methodologies and assumptions underlying the analyses, and if viewed in isolation could create a misleading or incomplete view of the financial analyses performed by Stifel. The summary data set forth below do not represent and should not be viewed by anyone as constituting conclusions reached by Stifel with respect to any of the analyses performed by it in connection with its opinion. Rather, Stifel made its determination as to the fairness to holders of the Common Stock of the financial terms of the recapitalization, from a financial point of view, on the basis of its experience and professional judgment after considering the results of all of the analyses performed. Accordingly, the data included in the summary tables and the corresponding imputed ranges of value for the Company should be considered as a whole and in the context of the full narrative description of all of the financial analyses set forth in the following pages, including the assumptions underlying these analyses. Considering the data included in the summary table without considering the full narrative description of all of the financial analyses, including the assumptions underlying these analyses, could create a misleading or incomplete view of the financial analyses performed by Stifel.

Context for the Decision to Pursue an Exchange of the Preferred Stock.  Stifel considered a number of situational factors relevant to its analysis, including, but not limited to the following:

•	The Series C Preferred Stock and the Series D Preferred Stock rank senior to all classes or series of the Company’s Common Stock with respect to dividend rights and the distribution of assets upon the Company’s liquidation. As of September 30, 2010, the Company had $46.7 million in accrued and unpaid preferred dividends which must be paid before making any distributions to the Company’s Common Shares. This obligation is expected to grow to $68.7 million, $88.1 million and $109.2 million in 2011, 2012 and 2013, respectively, which may impede the growth of any strategic options available to the Company, and which, if not impeded, could increase cash flow available to all shareholders in the future. Furthermore, the mandatory conversion of the Series D Preferred Stock in 2016 does not alleviate the requirement of the Company to pay the Series D Shares accrued and unpaid dividends in cash;

•	Most sale transactions would trigger an “ownership change” under Section 382 of the Code, which would substantially limit the use of the Company’s tax loss carryforwards, which totaled approximately $300 million at September 30, 2010;

•	In order to achieve meaningful growth, the Company may need access to capital in the future, which may be restricted until the Company resolves its capital structure such that there is positive common equity; and

•	Negotiation of the terms of any potential exchange would be influenced by the impact of an “ownership change” under Section 382 of the Code, and the preference of the preferred shareholders to receive some cash, balanced with management’s view of the Company’s liquidity needs, and the various shareholder approvals required to complete the recapitalization.

Financial Impact of the Recapitalization.  Stifel reviewed certain estimated future operating and financial information based on two cases of projected financial results developed by the Company for the 12-month periods ending December 31, 2011 and December 31, 2012 and the potential incremental financial impact of the recapitalization. Based on this analysis, on a pro forma basis, the recapitalization is forecasted to be accretive to the Company’s earnings per share for each of the 12-month periods ending December 31, 2011 and December 31, 2012.

Additionally, Stifel reviewed the Company’s book value per share, a range of estimated adjusted common equity per share (as defined below), and gross estimated deferred tax asset per share as of September 30, 2010 and the potential incremental financial impact of the recapitalization on these figures, which estimates are shown in the table below. These estimates were made for the purposes of Stifel’s evaluation process only. These figures are not determined in accordance with GAAP.

For purposes of Stifel’s analysis:

•	“Book Value Per Share” is defined as total equity less the aggregate liquidating preference of the Company’s preferred stock, divided by shares outstanding;

•	“Adjusted Book Value Per Share” is defined as total equity, less the aggregate liquidating preference of the Company’s preferred stock, plus an estimated range of value, in excess of carrying value, attributable to the Company’s investment in StreetLinks, plus an estimated range of the present value of the tax benefits attributable to the Company’s deferred tax asset, divided by shares outstanding. Stifel arrived at a range of value for the StreetLinks investment through an examination of the trading multiples of certain publicly traded reference companies, the multiples of certain reference transactions, and a discounted cash flow analysis based on the financial projections supplied for StreetLinks by the Company. Stifel’s range of value for the deferred tax asset was based on the financial projections supplied by the Company, as well as the Company’s estimates of realizable tax benefits and a range of discount rates.

•	“Gross Deferred Tax Asset Per Share” is defined as the estimated nominal future tax benefits available to the Company based on the Company’s projections and management’s estimates, divided by shares outstanding. This figure is not adjusted for the valuation allowance held against the Company’s deferred tax asset. Under GAAP, the Company has provided a 100% valuation allowance against the deferred tax asset.

	Low	High

Book Value Per Share
Pro Forma Book Value Per Share	$(0.66)	$(0.66)
Status Quo Book Value Per Share	(24.54)	(24.54)
Adjusted Book Value Per Share
Pro Forma Adjusted Book Value Per Share	$(0.15)	$1.17
Status Quo Adjusted Book Value Per Share	(19.69)	(6.90)
Gross Deferred Tax Asset Per Share
Pro Forma Gross Deferred Tax Asset Per Share	$1.16	$1.16
Status Quo Gross Deferred Tax Asset Per Share	11.21	11.21

The estimates of future operating and financial information for the Company were based on the estimated balance sheet of the Company as of the date of the Exchange Agreement, but also give effect to several events which, at the date of the Exchange Agreement had not yet occurred but were assumed to occur in the future.

Liquidation Analysis.  Stifel estimated the value of the common equity of the Company assuming the liquidation of all of the assets and liabilities of the Company at their estimated realizable values. For purposes only of Stifel’s evaluation process, management provided Stifel with low and high estimates of fair market values. Stifel utilized this information to establish the estimates shown in the table below.

	Low	High

Value of the Company’s Common Equity (in 000s)
Pro Forma Liquidation Value of Common Equity*	$(21,801)	$71,179
Status Quo Liquidation Value of Common Equity*	(195,687)	(102,707)
Value of the Company’s Common Equity Per Share:
Pro Forma Liquidation Value Per Share of Common Equity*	$(0.24)	$0.79
Status Quo Liquidation Value Per Share of Common Equity*	(20.89)	(10.96)

*	It should be noted that common shareholders would receive $0 in the instance that the value to common stockholders based on this analysis is less than $0.

Omitted Analyses.  Stifel considered including several analyses traditionally employed in fairness opinions but determined that these analyses would not be appropriate because of several complicating factors, including:

•	The impact of the underlying financial condition of the Company and the impact of the terms of the Company’s preferred stock on the financial terms of the recapitalization, which prevents a meaningful comparison to other recapitalization transactions;

•	The Company’s multiple and unique businesses, which, coupled with the Company’s liquidity, capital structure and profitability characteristics, prevent a meaningful comparison to other public companies;

•	Although the Company projects positive net income in 2011 and 2012, cash will not be available to common shareholders unless and until the Company is able to pay approximately $46.7 million in accrued and unpaid preferred dividends and meets an annual dividend service requirement on the preferred stock which is approximately $17 million annually, a portion of which continues to compound at a rate of 13%;

•	The Company’s common shareholders’ deficit per share; and

•	The illiquidity and volatility in the Common Stock.

As described above, Stifel’s opinion was among the many factors taken into consideration by the Company’s Special Committee and the Board in making their determination to approve the recapitalization.

The above described opinion is attached hereto as Appendix B. Further, this opinion will be made available for inspection and copying at the principal executive offices of the Company at 2114 Central Street, Suite 600, Kansas City, Missouri 64108, during its regular business hours by any interested equity security holder of the subject company or representative who has been so designated in writing.

Stifel which is unaffiliated with the Company, entered into an engagement letter with the Company’s Board and the Company, dated September 8, 2010, under which Stifel has received retainer fees of $50,000 for each of the months September 2010 through January 2011 and an opinion fee of $200,000, and Stifel will receive an additional $100,000 if a bring-down opinion is requested by, and delivered to, the Board. Stifel will not receive any significant payment or compensation contingent upon successful consummation of the recapitalization or any aspect thereof. In addition, the Company has agreed to indemnify Stifel for certain liabilities arising out of Stifel’s engagement. In the past, Stifel has performed investment banking services for the Company from time to time for which Stifel received customary compensation. Stifel may seek to provide investment banking services to the Company or its respective affiliates in the future, for which Stifel would seek customary compensation. In the ordinary course of business, Stifel and its clients trade in the securities of the Company and, accordingly, may at any time hold a long or short position in such securities. No material relationship existed during the past two years or is mutually understood to be contemplated, nor was any compensation received or to be received as a result of the relationship between (i) Stifel, its affiliates or unaffiliated representatives and (ii) the Company or its affiliates.

Findings and Conclusions of the Special Committee

After a thorough review of the above circumstances and factors with management, and with advice from its financial advisor and legal counsel, the Special Committee concluded that the potential advantages and gains of conducting the Series D Exchange and Series C Offer outweigh the possible disadvantages and costs. The Special Committee also concluded that the terms of the Series C Offer are advisable, fair to the Company’s unaffiliated shareholders, including both those who participate in the Series C Offer and those who do not, from substantive and procedural points of view, and in the best interest of the Company and its shareholders. In reaching this conclusion, the Special Committee considered the following factors:

Factors Indicating Substantive Fairness

•	While the liquidation value of the consideration offered to the Series C Holders will initially be worth less than the liquidating preference and accrued dividends associated with the Series C Preferred Stock, the value of the consideration offered to Series C Preferred Stock Holders before the announcement of the potential recapitalization offered to the Series C Holders represented a premium to the market price of the Series C Preferred Stock. For this purpose, the value of the consideration offered to the Series C Holders was calculated based on the market price of the Company’s Common Stock prior to the announcement of the recapitalization. There is no guarantee as to where the Common Stock will trade after the reorganization or during the period between the announcement and closing of the reorganization.

•	With respect to the Common Stock holders, the reorganization is accretive to book value per Common Stock share, as well as liquidation value per Common Stock share.

•	With respect to the Series C Holders, the book value (on a GAAP basis) of each Series C Preferred Share is $0.01, which is significantly less than the Series C Holders are entitled to receive per share in the Series C Offer.

•	The Special Committee reviewed current and historical market prices, but given the volatility and lack of liquidity in the Common Stock and Series C Preferred Stock, the Special Committee determined that it would be difficult to determine the relative market value of what the Common Stock holders and preferred holders receive from the Series C Offer and Series D Exchange, and considered this data in the context of impact of the reorganization on the overall financial condition of the Company, which should increase the value to all shareholders over time independently of current and historical market prices. As stated above, the Special Committee did discuss that the consideration Series C Holders are entitled to receive under the Series C Offer represented a premium to the Series C Preferred Stock market price prior to the announcement of the reorganization, a calculation which was based on the then-current market price of the Common Stock and the Series C Preferred Stock.

•	If the Series C Offer is consummated, the Series C Offer will be accretive to earnings per share, which will be beneficial to the Company’s shareholders.

•	The Company has a large and growing obligation to its preferred stockholders, and the Company’s cash flow is unlikely to exceed the Company’s preferred dividend requirement and allow the Company to pay accrued and unpaid dividends to the preferred holders in the foreseeable future. This overhang impedes the Company’s ability to pursue strategic opportunities, and, if not resolved, will likely prevent the Company from raising additional capital in the future. If the Series C Offer and Series D Exchange are not successful, the Company may not be able to meet its financial obligations, and that could result in a material adverse effect to the Company, which could include bankruptcy.

Factors Indicating Substantive Non-Fairness

•	The ownership interest of the current holders of the Common Stock will be diluted significantly. However, the Special Committee determined that this is nonetheless fair to the Common Stock holders because dilution is offset by accretion to earnings, book value, and liquidation value, as well as the overall improvement of the Company’s financial condition.

•	The Series C Holders will forfeit all rights to receive the accrued and unpaid dividends and the liquidation preference on the Series C Stock, though the Special Committee discussed that it is unlikely that these amounts will be paid regardless of whether the Company consummates the Series C Offer.

Factors Indicating Procedural Fairness

•	The Company, Board, Special Committee and Stifel had dialogue with and support from the independent directors elected by the Series C Holders (who themselves hold Series C Preferred Stock) and the representatives for each of the two Series D Holders.

•	The Series C Offer was structured so that approval of at least a majority of all the unaffiliated security holders was required.

•	The Series C Offer was approved unanimously by all of the non-employee directors of the Company.

Factors Indicating Procedural Non-Fairness

•	An unaffiliated representative was not engaged by the non-employee directors to act solely on behalf of the unaffiliated security holders for purposes of negotiating the terms of the Rule 13e-3 transaction.

The Special Committee did not consider purchase prices paid by the Company for any Series C Preferred Stock within the last two years because no such purchases were made. Further, the Special Committee did not consider any firm offers during the prior two years for the merger or consolidation of the Company into or with another company, the sale or transfer of a substantial part of the Company’s assets, or the purchase of the Company’s securities that would enable the purchaser to exercise control of the Company because no such firm offers were made. The Special Committee’s conclusion that the transaction was advisable, fair to the Company’s unaffiliated shareholders, including both those who participate in the exchange offer and those who do not, from financial and procedural points of view, and in the best interest of the Company and its shareholders was further bolstered the analysis and opinion that the Board received from Stifel.

For the foregoing reasons, the Special Committee recommended to the Board that it approve the Series C Offer. The foregoing review by the Special Committee is not intended to be exhaustive but, rather, includes material factors considered by the Special Committee. In reaching its decision to recommend to the Board that it approve the Series C Offer, the Special Committee did not attempt to quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The Special Committee considered all factors as a whole, and, overall, considered them to be favorable to, and to support, the determination to approve the proposed Series C Offer and Series D Exchange. The Special Committee does not make any recommendation to the Series C Holders as to whether or not they should, individually or in the aggregate, participate in the Series C Offer.

Findings and Conclusions of the Board of Directors

After a thorough review of the circumstances and factors related to the Series C Offer with management, and with advice from its financial advisor and legal counsel, the Board as a whole also concluded that the potential advantages and gains of conducting the Series D Exchange and Series C Offer outweigh the possible disadvantages and costs. The Board also concluded that the terms of the Series C Offer are advisable, fair to the Company’s unaffiliated shareholders, including both those who participate in the Series C Offer and those who do not, from substantive and procedural points of view, and in the best interest of the Company and its shareholders. In reaching this conclusion, the Board considered the following factors:

Factors Indicating Substantive Fairness

•	While the liquidation value of the consideration offered to the Series C Holders will initially be worth less than the liquidating preference and accrued dividends associated with the Series C Preferred Stock, the value of the consideration offered to Series C Preferred Stock Holders before the announcement of the potential recapitalization offered to the Series C Holders represented a premium to the market price of the Series C Preferred Stock. For this purpose, the value of the consideration offered to the Series C Holders was calculated based on the market price of the Company’s Common Stock prior to the announcement of the recapitalization. There is no guarantee as to where the Common Stock will trade after the reorganization or during the period between the announcement and closing of the reorganization.

•	With respect to the Common Stock holders, the reorganization is accretive to book value per Common Stock share, as well as liquidation value per Common Stock share.

•	With respect to the Series C Holders, the book value (on a GAAP basis) of each Series C Preferred Share is $0.01, which is significantly less than the Series C Holders are entitled to receive per share in the Series C Offer.

•	The Board reviewed current and historical market prices, but given the volatility and lack of liquidity in the Common Stock and Series C Preferred Stock, the Board determined that it would be difficult to determine the relative market value of what the Common Stock holders and preferred holders receive from the Series C Offer and Series D Exchange, and considered this data in the context of impact of the reorganization on the overall financial condition of the Company, which should increase the value to all shareholders over time independently of current and historical market prices. As stated above, the Board did discuss that the consideration Series C Holders are entitled to receive under the Series C Offer represented a premium to the Series C Preferred Stock market price prior to the announcement of the reorganization, a calculation which was based on the then-current market price of the Common Stock and the Series C Preferred Stock.

•	If the Series C Offer is consummated, the Series C Offer will be accretive to earnings per share, which will be beneficial to the Company’s shareholders.

•	The Company has a large and growing obligation to its preferred stockholders, and the Company’s cash flow is unlikely to exceed the Company’s preferred dividend requirement and allow the Company to pay accrued and unpaid dividends to the preferred holders in the foreseeable future. This overhang impedes the Company’s ability to pursue strategic opportunities, and, if not resolved, will likely prevent the Company from raising additional capital in the future. If the Series C Offer and Series D Exchange are not successful, the Company may not be able to meet its financial obligations, and that could result in a material adverse effect to the Company, which could include bankruptcy.

Factors Indicating Substantive Non-Fairness

•	The ownership interest of the current holders of the Common Stock will be diluted significantly. However, the Board determined that this is nonetheless fair to the Common Stock holders because dilution is offset by accretion to earnings, book value, and liquidation value, as well as the overall improvement of the Company’s financial condition.

•	The Series C Holders will forfeit all rights to receive the accrued and unpaid dividends and the liquidation preference on the Series C Stock, though the Board discussed that it is unlikely that these amounts will be paid regardless of whether the Company consummates the Series C Offer.

Factors Indicating Procedural Fairness

•	The Company, Board, Special Committee and Stifel had dialogue with and support from the independent directors elected by the Series C Holders (who themselves hold Series C Preferred Stock) and the representatives for each of the two Series D Holders.

•	The Series C Offer was structured so that approval of at least a majority of all the unaffiliated security holders was required.

•	The Series C Offer was approved unanimously by all of the non-employee directors of the Company.

Factors Indicating Procedural Non-Fairness

•	An unaffiliated representative was not engaged by the non-employee directors to act solely on behalf of the unaffiliated security holders for purposes of negotiating the terms of the Rule 13e-3 transaction.

The Board did not consider purchase prices paid by the Company for any Series C Preferred Stock within the last two years because no such purchases were made. Further, the Board did not consider any firm offers during the prior two years for the merger or consolidation of the Company into or with another company, the sale or transfer of a substantial part of the Company’s assets, or the purchase of the Company’s securities that would enable the purchaser to exercise control of the Company because no such firm offers were made. The Board’s conclusion that the transaction was advisable, fair to the Company’s unaffiliated shareholders, including both those who participate in the exchange offer and those who do not, from financial and procedural points of view, and in the best interest of the Company and its shareholders was further bolstered the analysis and opinion that the Board received from Stifel.

The foregoing review by the Board is not intended to be exhaustive but, rather, includes material factors considered by the Board. In reaching its decision to approve the Series C Offer, the Board did not attempt to quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The Board considered all factors as a whole, and, overall, considered them to be favorable to, and to support, the determination to approve the proposed Series C Offer and Series D Exchange. The Board does not make any recommendation to the Series C Holders as to whether or not they should, individually or in the aggregate, participate in the Series C Offer.

THE SERIES C OFFER AND CONSENT SOLICITATION

The following description contains, among other information, a summary of the Series C Offer and Consent Solicitation and the related letter of transmittal (the “Letter of Transmittal”) and is qualified in its entirety by references to the full text of the Letter of Transmittal which is incorporated herein by reference to this proxy statement/consent solicitation/prospectus. Stockholders are urged to read carefully the Letter of Transmittal.

General

We hereby offer, upon the terms and subject to the conditions of the exchange offer described in this proxy statement/consent solicitation/prospectus and the related Letter of Transmittal, to exchange each share of our Series C Preferred Stock validly tendered on or prior to the Expiration Date and not withdrawn, for, at your election, either: (a) 3 shares of newly-issued common stock and $2.00 in cash (the “Cash-and-Stock Option”), or (b) 19 shares of newly-issued Common Stock (the “Stock-Only Option”). The Cash-and-Stock Only Option and the Stock-Only Option are the “Consideration Options.”

The total aggregate consideration offered under this Series C Offer is 43,823,600 newly-issued shares of Common Stock and $1,623,000 in cash (plus any additional cash needed to cash out the fractional shares of Common Stock) (the “Offer Consideration”). Regardless of the number of Series C Preferred Stock tendered for each Consideration Option, the Company will not issue more than 43,823,600 shares of Common Stock or pay out more than $1,623,000 in cash, other than any cash needed to cash out fractional shares which total includes the remaining Offer Consideration distributed to non-tendering Series C Holders, if any. If you participate in the Series C Offer, you must elect to receive either the Cash-and-Stock Option or the Stock-Only Option. You may not elect to tender some of your Series C Preferred Stock for one option and some of your Series C Preferred Stock for the other.

The actual mix of cash and Common Stock a Series C Holder will receive upon tender may be adjusted according to the number of other Series C Holders who elect the Cash-and-Stock Option and the number of other Series C Holders who elect the Stock-Only Option, as there is not a sufficient amount of Common Stock or cash in the Series C Offer to fully provide the Cash-and-Stock Option to more than 27.15% of the Series C Holders or to fully provide the Stock-Only Option to more than 72.85% of the Series C Holders, before pro rata adjustments would apply.

The Common Stock offered as part of the Series C Offer when issued will be quoted by Pink OTC Markets’ inter-dealer quotation service as a OCTQB security under the symbol “NOVS.”

As of [ • ], 2010, the Company had 2,990,000 shares of Series C Preferred Stock outstanding. If exactly 811,650 shares of Series C Preferred Stock are exchanged for the Cash-and-Stock Option and exactly 2,178,350 shares of Series C Preferred Stock are exchange for the Stock-Only Option, every Series C Holder will receive the Consideration Option for each share of his, her or its Series C Preferred Stock that the Series C Holder selected.

Assuming 100% of the Series C Holders participate in the Series C Offer, and less than 811,650 shares are tendered for the Cash-and-Stock Option, all the Series C Holders who elect the Cash-and-Stock Option will receive $2.00 and 3 shares of Common Stock per tendered share of Series C Preferred Stock, as elected. However, in that case, any Series C Holder who tenders his, her or its shares and elected the Stock-Only Option will receive fewer than 19 shares of Common Stock, but, he, she or it will receive some cash. Assuming 100% of the Series C Holders participate in the Series C Offer, and less than 2,178,350 shares are tendered for the Stock-Only Option, all the Series C Holders who elect the Stock-Only Option will receive 19 shares of Common Stock per tendered share of Series C Preferred Stock, as elected. However, in that case, any Series C Holder who tenders his, her or its shares and elects the Cash-and-Stock Option may receive less than $2.00 in cash, but, in that case, he, she or it will receive more than 3 shares of Common Stock. For examples of Offer Consideration to be paid to each tendering Series C Holder, see “— Series C Offer Consideration Explanation and Examples.”

As part of the Series C Offer, the Company is soliciting consent to the Series C Offer the Series D Exchange from all Series C Holders. The Articles Supplementary governing the Series C Preferred Stock contains certain conversion and exchange restrictions. Thus, we are soliciting your consent to complete the Series C Offer regardless of any applicable conversion or exchange restrictions. Further, such consent is required to pay cash in the Series D Exchange. See “Series C Offer and Consent Solicitation — Consent Solicitation Provisions” for a list of the provisions requiring the consent. Consent can be given to the Series C Offer and the Series D Exchange by completing the proxy card accompanying this proxy statement/consent solicitation/prospectus and mailing it to the Company in the enclosed return envelope.

We reserve the right to amend the Series C Offer or Consent Solicitation, including the composition or amount of the Offer Consideration, for any reason. If we so amend the Series C Offer or Consent Solicitation, we will extend the Series C Offer and Consent Solicitation for a period of ten business days if the Series C Offer or Consent Solicitation is scheduled to expire prior thereto.

The term “Expiration Date” means 12:00 midnight, Eastern Time, on [ • ], 2011 unless and until we extend the period of time for which the exchange offer is open, in which event the term “Expiration Date” means the latest time and date at which the Series C Offer and Consent Solicitation, as so extended, expires. See “Series C Offer and Consent Solicitation — Extension, Termination and Amendment” and “— Conditions of the Series C Offer and Consent Solicitation.”

Tendering Series C Holders will not be obligated to pay any brokerage commissions. Except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the exchange of Series C Preferred Stock pursuant to the Series C Offer and Consent Solicitation will be paid by or on behalf of NFI.

Our obligation to exchange the Offer Consideration for Series C Preferred Stock pursuant to the Series C Offer and Consent Solicitation is subject to a number of conditions referred to below under “The Series C Offer and Consent Solicitation — Conditions of the Series C Offer and Consent Solicitation.”

If by 12:00 midnight, Eastern Time, on [ • ], 2011, or any later time to which the Expiration Date and this Series C Offer and Consent Solicitation have been extended, all of the conditions to the Series C Offer and Consent Solicitation have not been satisfied or waived, we may elect either to: (a) extend the Expiration Date and this Series C Offer and Consent Solicitation and retain all shares of Series C Preferred Stock theretofore tendered until the expiration of the Expiration Date and this Series C Offer and Consent Solicitation, as extended, subject to the right of a tendering stockholder to withdraw his, her or its Series C Preferred Stock; (b) waive the remaining conditions (other than the effectiveness of the registration statement of which this proxy statement/consent solicitation/prospectus is a part), extend the Series C Offer and Consent Solicitation for a period of ten business days if the Series C Offer and Consent Solicitation are scheduled to expire prior thereto and thereafter exchange all tendered shares of Series C Preferred Stock; or (c) terminate the Series C Offer and Consent Solicitation and exchange none of the Series C Preferred Stock and return all tendered shares of Series C Preferred Stock. We will not accept for exchange any shares of Series C Preferred Stock pursuant to the Series C Offer and Consent Solicitation until such time as the registration statement has become effective. See “The Series C Offer and Consent Solicitation — Exchange of Shares; Offer Consideration” and “— Conditions of the Series C Offer and Consent Solicitation — Effective Registration Statement.” We expect that the Series C Offer and Consent Solicitation will close promptly after all of these conditions have been satisfied.

Any shares of Series C Preferred Stock tendered and accepted for exchange will be automatically converted into the right to receive their pro rata shares of the Remainder Consideration.

Consent Solicitation Provisions

As part of the Series C Offer, the Company is soliciting consent to the Series C Offer the Series D Exchange from all Series C Holders. The Articles Supplementary governing the Series C Preferred Stock contains certain conversion and exchange restrictions. Thus, we are soliciting your consent to complete the Series C Offer regardless of the conversion or exchange restrictions described below.

Consent can be given to the Series C Offer and the Series D Exchange by marking the box labeled “Consent” on the proxy card accompanying this proxy statement and mailing it to the Company in the enclosed return envelope. You can withhold your consent to the transactions by marking the box labeled “Consent Withheld” on the accompanying proxy card. Series C Holders are required to deliver a consent to effect the Series C Offer and the Series D Exchange in order to participate in the Series C Offer, and Series C Holders may not deliver a consent unless they surrender their Series C Preferred Stock for exchange in the Series C Offer.

The following are the provisions of the Company’s charter that prohibit the Series C Offer and the Series D Exchange that the Series C Holders waive by consenting to the Series C Offer and Series D Exchange:

•	The Company is not paying cumulative preferential cash dividends as part of the Series C Offer (which such dividends accrue regardless of whether the Company declares such dividends) to holders of the Series C Preferred Stock. Sections Section 3(a) and 3(b) of the Series C Preferred Stock Articles Supplementary (the “C Articles”) provide that dividends shall accrue and cumulate at the rate of 8.9%. As of January 11, 2011 the Series C Preferred Stock had accumulated dividends of $21.8 million or $7.29 per share. By consenting to the Series C Offer and the Series D Exchange, you waive your right to current and future accumulated preferential cash dividends.

•	The Series C Preferred Stock includes certain preferential liquidation rights, set forth in Section 6 of the C Articles in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Company. As of January 11, 2011 the liquidation value of the Series C Preferred Stock is $74.8 million or $25.02 per share. By consenting to the Series C Offer and the Series D Exchange, you waive your right to any liquidation preference.

•	The Company is distributing cash to holders of Series C Preferred Stock and Series D Preferred Stock. This feature violates Section 3(c) of the C Articles, which prohibits the Company from paying a dividend to any holders of the Company’s equity securities unless full cumulative dividends on the Series C Preferred Stock are paid.

•	The Company is exchanging Series D Preferred Stock for Common Stock and cash in the Series D Exchange. This feature violates Section 3(d) of the C Articles, which prohibits the purchase of equity securities that do not rank senior to the Series C Preferred Stock for any consideration other than Common Stock.

•	The Company is exchanging Series C Preferred Stock for cash and Common Stock. Upon the approval of the Amendments and consummation of the transaction, each remaining share of Series C Preferred Stock that remains outstanding converts into the right to receive a pro rata share of the Offer Consideration (which includes Common Stock) remaining after the Series C Offer closes. This feature violates Section 7 of the C Articles, which prohibits exchange or conversion of the Series C Preferred Stock into any other property or securities of the Company.

Vote Required to Approve Consent Solicitation

The affirmative vote of a majority of all shares entitled to vote, which vote will include the votes of the holders of our Common Stock, the Series C Holders and the Series D Holders, and the affirmative vote of at least two-thirds of all Series C Holders entitled to vote is required to approve the Consent Solicitation.

Eligible for Termination of Registration under the Exchange Act

After the Series C Offer and Consent Solicitation, we anticipate that we will have fewer than three hundred Series C Holders, and thus, our Series C Preferred Stock will be eligible for termination of registration under Section 12(g)(4) of the Securities Exchange Act of 1934 (the “Exchange Act”) Because we anticipate the tender offer of the Series C Preferred Stock will make the Series C Preferred Stock eligible for termination of registration under the Exchange Act, we will file a Joint Schedule 13E-3/TO.

Differences in Rights of Our Common Stock and Series C Preferred Stock

Differences in the rights represented by our Common Stock and Series C Preferred Stock are summarized below.

Voting Rights:	Common Stock: One vote per share on all matters submitted to stockholders.

Series C: No voting rights other than:

• When dividends on the Series C Preferred Stock are in arrears for six or more quarterly periods (whether or not consecutive) the holders of Series C Preferred Stock (voting together as a single class with all other equity securities of the Corporation upon which like voting rights have been conferred and are exercisable), shall be entitled to elect a total of two additional directors to the Corporation’s Board of Directors until all dividends accumulated on the Series C Preferred Stock for the past dividend periods and the then current dividend period shall have been fully paid or authorized and a sum sufficient for the payment thereof set aside for payment;

• When any action is to be taken to authorize, create or increase the authorized or issued amount of any class or series of equity securities ranking senior to the outstanding Series C Preferred Stock with respect to the payment of dividends or the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation or to reclassify any authorized equity securities of the Corporation into any such senior equity securities, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such senior equity securities; and

• When any action is to be taken to amend, alter or repeal the provisions of the charter so as to materially and adversely affect any right, preference or voting power of the Series C Preferred Stock.

Dividend Rights:	Common Stock: The payment of dividends on our Common Stock is at the discretion of our board of directors. No dividends can be paid on any of our common stock until all accrued and unpaid dividends on our Series C Preferred Stock and Series D Preferred Stock are paid in full. We do not anticipate that any dividends will be declared or paid on shares of Common Stock in the foreseeable future.

Series C: Dividends on the Series C Preferred Stock are payable quarterly in cash and accrue at a rate of 8.90% annually. The Company has not paid dividends on the Series C Preferred Stock since October 2007. We do not anticipate that any dividends will be declared or paid on shares of Series C Preferred Stock in the foreseeable future.

Optional Redemption:	Common Stock: We do not have right to redeem common stock.

Series C: The Company, at its option, upon giving notice to the Series C Holders, may redeem the Series C Preferred Stock, in whole or from time to time in part, for cash, at a redemption price of $25.00 per share, plus all accumulated and unpaid dividends thereon to the date of redemption, whether or not authorized.

Mandatory Redemption:	Common Stock: Holders have no right to require redemption.

Series C: Holders have no right to require redemption.

Optional Conversion:	Common Stock: Not convertible.

Series C: Not convertible.

Forced Conversion:	Common Stock: We have no right to force conversion of Common Stock into another security.

Series C: We have no right to force a conversion of Series C Preferred Stock into another security.

Liquidation:	Common Stock: Distributions only made to holders of common stock if liquidation preferences of preferred stock are satisfied.

Series C: Series C Holders are entitled to receive out of the assets of the Corporation available for distribution to stockholders an amount equal to $25.00 per share, plus any accumulated and unpaid dividends thereon to the date of payment, whether or not authorized, before any distribution of assets is made to holders of Common Stock and any other shares of equity securities of the Corporation that rank junior to the Series C Preferred Stock as to liquidation rights.

Series C Offer Consideration Explanation and Examples

As described above, a Series C Holder who tenders his, her or its Series C Preferred Stock is not guaranteed to receive the Consideration Option elected for each of the Series C Holders shares. If exactly 811,650 shares of Series C Preferred Stock are exchanged for the Cash-and-Stock Option and exactly 2,178,350 shares of Series C Preferred Stock are exchange for the Stock-Only Option, every Series C Holder will receive the Consideration Option for each share of his, her or its Series C Preferred Stock that the Series C Holder selected.

Assuming 100% of the Series C Holders participate in the Series C Offer, and less than 811,650 shares are tendered for the Cash-and-Stock Option, all the Series C Holders who elect the Cash-and-Stock Option will receive the Cash-and-Stock Option for every tendered share of Series C Preferred Stock, as elected. However, in that case, any Series C Holder who tenders his, her or its shares and elected the Stock-Only Option will receive the Stock-Only Option for some of the shares of Series C Preferred Stock tendered for exchange and the Cash-and-Stock Option for the rest of the shares of Series C Preferred Stock tendered for exchange.

Assuming 100% of the Series C Holders participate in the Series C Offer, and less than 2,178,350 shares are tendered for the Stock-Only Option, all the Series C Holders who elect the Stock-Only Option will receive the Stock-Only Option for every tendered share of Series C Preferred Stock, as elected. However, in that case, any Series C Holder who tenders his, her or its shares and elects the Cash-and-Stock Option will receive the Cash-and-Stock Option for some of the shares of Series C Preferred Stock tendered for exchange and the Stock-Only Option for the rest of the shares of Series C Preferred Stock tendered for exchange.

Examples of the Consideration Options to be received for the Series C Preferred Stock assuming all the shares of Series C Preferred Stock are exchanged in the Series C Offer and Consent Solicitation:

				% of Series C Preferred Stock		What You Would Receive If You Own
% Series C Holders Electing		Shares Electing		Receiving Elected Option		100 Series C Shares
Cash and		Cash and		Cash and		If You Elected		If You Elected
Stock	Stock	Stock	Stock	Stock	Stock	Cash and Stock		Stock
Consideration	Consideration	Consideration	Consideration	Consideration	Consideration		Common		Common
Option	Option	Option	Option	Option	Option	Cash	Shares	Cash	Shares

0%	100%	0	2,990,000	N/A	73%	N/A	N/A	$54.29	1,466
25%	75%	747,500	2,242,500	100%	97%	$200.00	300	$5.72	1,854
50%	50%	1,495,000	1,495,000	54%	100%	$108.58	1,031	$—	1,900
75%	25%	2,242,500	747,500	36%	100%	$72.39	1,321	$—	1,900
100%	0%	2,990,000	0	27%	N/A	$54.29	1,466	N/A	N/A

Assumes all Series C Shares are tendered.

Fractional Shares

Fractional shares of Common Stock will not be tendered in exchange for Series C Preferred Stock. Instead, each Series C Holder who otherwise would have been entitled to receive a fraction of a share of the Company’s Common Stock will receive an amount in cash equal to the product obtained by multiplying the fractional share interest to which such Series C Holder would otherwise be entitled by the Company’s average closing price over the 10-day period preceding the Expiration Date.

Partial Tenders

Partial tenders will not be accepted. To participate in the Series C Offer, a Series C Holder must tender all Series C Preferred Stock held by that Series C Holder.

Extension, Termination and Amendment

We expressly reserve the right, in our sole discretion, at any time on or prior to the Expiration Date, to extend the period of time during which the Series C Offer and Consent Solicitation are to remain open by giving written notice of such extension to the holders of Series C Preferred Stock. There can be no assurance that we will exercise our rights to extend the Expiration Date and this Series C Offer and Consent Solicitation. If we amend the Series C Offer and Consent Solicitation, we will extend the Expiration Date and this Series C Offer and Consent Solicitation for a period of ten business days if the Series C Offer and Consent Solicitation are scheduled to expire prior thereto. During any such extension, all shares of Series C Preferred Stock previously tendered and not withdrawn will remain subject to the Series C Offer and Consent Solicitation, subject to the right of a tendering stockholder to withdraw his, her or its Series C Preferred Stock. See “The Series C Offer and Consent Solicitation — Withdrawal Rights.” We reserve the right to amend or terminate the Series C Offer and Consent Solicitation and not exchange or accept for exchange any Series C Preferred Stock not theretofore exchanged, or accepted for exchange, upon the failure of any of the conditions of the Series C Offer and Consent Solicitation to be satisfied or waived on or before the Expiration Date. Any such extension, termination, amendment or delay will be followed as promptly as practicable by public announcement thereof, such announcement in the case of an extension to be issued no later than 9:00 a.m., Eastern Time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which we may choose to make such public announcement, we will not, unless otherwise required by rules of the SEC, have any obligation to make any such public announcement other than by making a release through PR Newswire. If, prior to the Expiration Date, we increase the consideration offered to holders of Series C Preferred Stock, such increase will be applicable to all Series C Holders whose shares of Series C Preferred Stock are accepted for exchange pursuant to the Series C Offer and Consent Solicitation and, if at the time notice of such increase is first published, sent or given to Series C Holders, the Series C Offer and Consent Solicitation are scheduled to expire at any time earlier than the expiration of a period ending on the tenth business day from and including the date that such notice is first so published, sent or given, the Series C Offer and Consent Solicitation will be extended until the expiration of such period of ten business days. For purposes of the Series C Offer and Consent Solicitation, a “business day” means any day other than a Saturday, Sunday or federal holiday and consists of the time period from 12:00 midnight through 11:59 p.m., Eastern Time.

Exchange of Shares; Offer Consideration

Upon the terms and subject to the conditions of the Series C Offer, the acceptance for exchange and the exchange of the outstanding shares of Series C Preferred Stock validly tendered and not withdrawn will be made promptly after the Expiration Date.

For purposes of the Series C Offer and Consent Solicitation, we will be deemed to have accepted for exchange and thereby acquired tendered Series C Preferred Stock as, if and when we give written notice to tendering holders of Series C Preferred Stock of our acceptance of the tenders of such shares of Series C Preferred Stock. Delivery of the Offer Consideration in exchange for the Series C Preferred Stock pursuant to the Series C Offer and Consent Solicitation will be made by us promptly after the Expiration Date. We expect the settlement date to be within three business days after the Expiration Date. Under no circumstances will interest be paid by us by reason of any delay in making such exchange.

If any tendered shares of Series C Preferred Stock are not acceptable for exchange pursuant to the terms and conditions of the Series C Offer and Consent Solicitation for any reason, or if certificates are submitted for more shares of Series C Preferred Stock than are tendered, certificates for such un-exchanged Series C Preferred Stock will be returned to the tendering stockholder promptly following the Expiration Date.

Consequences for Failure to Participate

If the Series C Offer closes, all shares of Series C Preferred Stock that are not tendered in the Series C Offer and Consent Solicitation will be automatically converted into the right to receive, prorata per share of Series C

Preferred Stock that remain outstanding after the closing, the remaining Offer Consideration. The remaining Offer Consideration will be distributed pro rata per share to the non-tendering former Series C Holders within 30 days of the Expiration Date, as extended. Any Series C Holder who does not participate in the Series C Offer will have no control over the approximate mix of cash and Common Stock he, she or it will receive. The Series C Offer will not be consummated unless at least two-thirds of the Series C Holders participate in the Series C Offer.

Further, if holders of at least two-thirds of the Series C Preferred Stock do not participate and the Company is not able to complete the recapitalization, the Company may not be able to meet its long-term financial obligations unless the Company undertakes some other remedial measure. This could result in a material adverse effect to the Company, which could include bankruptcy.

Procedure for Tendering Shares and Notice of Guaranteed Delivery

To tender shares of Series C Preferred Stock pursuant to the Series C Offer and Consent Solicitation, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), together with the certificates representing the tendered Series C Preferred Stock and any other required documents, must be transmitted to and received by the Exchange Agent on the Letter of Transmittal. Because you must consent to the Series C Offer and the Series D Exchange to participate in the Series C offer, you must complete the proxy card that accompanies this proxy statement/consent solicitation/prospectus and mail it to the Company in the enclosed return envelope. The method of delivery of all required documents is as the option and risk of the tendering stockholder. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended.

If you have already tendered your Series C Preferred stock for the Stock-Only Option or Cash-and-Stock Option, you do not need to take any further action to receive your portion of the Offer Consideration. If you wish to revoke your prior tender, you may do so by following the instructions set forth above under “Withdrawal Rights.” Any holder who withdraws a prior tender may tender for different Offer Consideration by submitting a new Letter of Transmittal to the Exchange Agent prior to the Expiration Date.

Signatures on all Letters of Transmittal must be guaranteed by a firm that is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or by a commercial bank or trust company having an officer or correspondent in the United States or by any other “eligible guarantor institution” as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each of the foregoing being an “Eligible Institution”), in cases where shares of Series C Preferred Stock are tendered by a registered holder of Series C Preferred Stock who has completed either the box entitled “Special Payment Instructions” or the box entitled “Special Delivery Instructions” on the Letter of Transmittal. If the certificates are registered in the name of a person other than the signer of the Letter of Transmittal, the certificates must be endorsed or accompanied by appropriate stock powers, signed exactly as the name or names of the registered owner or owners appear on the certificates, with the signature(s) on the certificates or stock powers guaranteed as described above.

If a Series C Holder desires to tender shares of Series C Preferred Stock pursuant to the Series C Offer, and such Series C Holder’s certificates are not immediately available or time will not permit his, her or its Letter of Transmittal, stock certificates or any other required documents to reach the Exchange Agent prior to the Expiration Date, that Series C Holder’s tender may nevertheless be effected if all the following conditions are met: (a) such tender is made by or through an Eligible Institution (as defined in the Letter of Transmittal); (b) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form provided by us herewith is received by the Exchange Agent as provided below on or prior to the Expiration Date; and (c) the certificates for all tendered shares of Series C Preferred Stock, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) and any other documents required by the Letter of Transmittal, are received by the Exchange Agent within five business days after the date of execution of such Notice of Guaranteed Delivery.

The Notice of Guaranteed Delivery may be delivered by hand to the Exchange Agent or transmitted by telegram, telex, facsimile transmission or mail to the Exchange Agent and must include a signature guaranteed by an Eligible Institution in the form set forth in such Notice.

In any event, the exchange of Offer Consideration for Series C Preferred Stock tendered and accepted for exchange pursuant to the Series C Offer and Consent Solicitation will be made only after timely receipt by the Exchange Agent of certificates therefore properly completed, duly executed Letter(s) of Transmittal and any other required documents. In addition, the Company must receive the proxy card with Series C Holder’s consent to the Series C Offer and Series D Exchange before Offer Consideration for Series C Preferred Stock tendered and excepted for exchange will be paid or issued by the Company for those shares of Series C Preferred Stock. The Company’s determination as to validity, form eligibility and acceptance of any tender will be final and binding, subject to each Series C Holder’s right to challenge such determination in a court of competent jurisdiction.

To avoid backup federal income tax withholding with respect to the Offer Consideration received by a Series C Holder pursuant to the Series C Offer and Consent Solicitation, the Series C Holder must provide the Exchange Agent with his, her or its correct taxpayer identification number or certify that he, she or it is not subject to backup federal income tax withholding by completing the Substitute Form W-9 included in the Letter of Transmittal.

All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any tender of Series C Preferred Stock will be determined by us in our sole discretion, and our determination will be final and binding. We reserve the absolute right to reject any or all tenders determined by it not to be in proper form or the acceptance of or exchange for which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive, on or prior to the Expiration Date, any of the conditions of the Series C Offer and Consent Solicitation which we are legally permitted to waive (other than the effectiveness of the Registration Statement) or any defect or irregularity in the tender of any shares of Series C Preferred Stock. No tender of Series C Preferred Stock will be deemed to have been validly made until all defects and irregularities have been cured or waived. Our interpretation of the terms and conditions of the Series C Offer and Consent Solicitation (including the Letter of Transmittal and instructions thereto) will be final and binding. Neither we nor any other person will be under any duty to give notification of any defects or irregularities in the tender of any shares of Series C Preferred Stock or will incur any liability for failure to give any such notification.

A tender of Series C Preferred Stock pursuant to the procedures described above will constitute a binding agreement between the tendering Series C Holder and Company upon the terms and subject to the conditions of the Series C Offer and Consent Solicitation.

Withdrawal Rights

Shares of Series C Preferred Stock tendered pursuant to the Series C Offer and Consent Solicitation may be withdrawn at any time prior to the Expiration Date, which is [ • ], 2011, unless extended.

For a withdrawal to be effective, a written or facsimile transmission notice of withdrawal must be timely received by the Exchange Agent at the address set forth on the Letter of Transmittal and must specify the name, address and social security number of the person having tendered the shares of Series C Preferred Stock to be withdrawn, the certificate number or numbers for such shares and the name of the registered holder, if different from that of the person who tendered such shares of Series C Preferred Stock.

If certificates have been delivered or otherwise identified to the Exchange Agent, the name of the registered holder and the serial numbers of the particular certificates evidencing the shares of Series C Preferred Stock withdrawn must also be furnished to the Exchange Agent as aforesaid prior to the physical release of such certificates. All questions as to the form and validity (including time of receipt) of notices of withdrawal will be determined by us in our discretion, and our determination will be final and binding. Neither we nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or will incur any liability for failure to give any such notification. Any shares of Series C Preferred Stock properly withdrawn will be deemed not to have been validly tendered for purposes of the Series C Offer and Consent Solicitation. However, withdrawn shares of Series C Preferred Stock may be re-tendered by following one of the procedures described under “— Procedure for Tendering Shares” at any time prior to the Expiration Date.

Lost or Missing Certificates

If a Series C Holder desires to tender Series C Preferred Stock pursuant to the Series C Offer and Consent Solicitation but the certificate evidencing such Series C Preferred Stock has been mutilated, lost, stolen or destroyed, the Series C Holder should write to or telephone us at the address or telephone number listed below about procedures for obtaining a replacement certificate for such Series C Preferred Stock.

Computershare Trust Company N.A.
P.O. Box 43078
Providence, Rhode Island 02940-3078
1-800-884-4225
Attention: Lost and Securities

Conditions of the Series C Offer and Consent Solicitation

Our obligation to accept Series C Preferred Stock pursuant to the Series C Offer and Consent Solicitation is subject to a number of conditions, which are described below:

Effective registration statement:  The Series C Offer is conditioned upon the Registration Statement, of which this proxy statement/consent solicitation/prospectus is a part, becoming effective. This is a non-waivable condition of the Series C Offer and Consent Solicitation.

Receipt of Series C Holder’s Consents.  The Series C Offer is conditioned upon the Company’s receipt of consent to the Series C Offer and the Series D Exchange by the holders of two-thirds of the outstanding Series C Preferred Stock.

Approval of the Amendments to our Charter.  The Series C Offer is conditioned upon the approval by the shareholders entitled to vote on each Proposal presented at the special meeting of each Amendment.

Completion of the Series D Exchange.  The Series C Offer is conditioned upon the completion of the exchange of all issued and outstanding shares of the Company’s Series D Preferred Stock for an aggregate of 37,161,600 newly-issued shares of Common Stock and $1,377,600 in cash.

In addition, we will not be required to accept for exchange or, subject to any applicable rules or regulations of the SEC, exchange any Series C Preferred Stock tendered for exchange and may postpone the acceptance for exchange of any Series C Preferred Stock tendered for exchange, and may terminate or amend the Series C Offer and Consent Solicitation as provided in this document if at any time on or after the date of this Series C Offer and Consent Solicitation and before the Expiration Date, any of the following conditions have occurred:

No Adverse Proceeding.  There shall have been instituted or threatened or be pending any action or proceeding before or by any court or governmental, regulatory or administrative agency or instrumentality, or by any other person, in connection with the Series C Offer or Consent Solicitation that is, or is reasonably likely to be, in our reasonable judgment, materially adverse to our business, operations, properties, condition (financial or otherwise), assets, liabilities or prospects.

A Material Adverse Development in Proceedings.  There shall have occurred any material adverse development, in our reasonable judgment, with respect to any action or proceeding concerning us.

An Adverse Order or Law.  An order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been proposed, enacted, entered, issued or promulgated by any court or administrative agency or instrumentality that, in our reasonable judgment, would or might prohibit, prevent, restrict or delay consummation of the Series C Offer or Consent Solicitation that is, or is reasonably likely to be, materially adverse to our business, operations, properties, condition (financial or otherwise), assets, liabilities or prospects.

A Suspension of Trading, the Commencement of Hostilities, or Other Serious Event.  There shall have occurred:

•	any general suspension of, or limitation on prices for, trading in securities in the United States securities or financial markets,

•	any material adverse change in the price of the Series C Preferred Stock in the United States or financial markets,

•	a material impairment in the trading market for securities,

•	a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States,

•	any limitation (whether or not mandatory) by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, on, or other event that, in our reasonable judgment, might affect, the extension of credit by banks or other lending institutions,

•	a commencement of a war or armed hostilities or other national or international calamity directly or indirectly involving the United States,

•	any imposition of a general suspension or limitation of prices quoted by Pink OTC Markets’ inter-dealer quotation service, or

•	in the case of any of the foregoing that exist on the date of this document, a material acceleration or worsening of such event.

The foregoing conditions are for our sole benefit and may be asserted by us on or before the Expiration Date regardless of the circumstances giving rise to any such conditions or may be waived on or before the Expiration Date by us in whole or in part, except to the extent that any such conditions arise out of any action or inaction by us or any of our affiliates. The failure by us to exercise any of the foregoing rights will not be deemed a waiver of any such right, and each such right will be deemed a continuing right which may be asserted at any time and from time to time on or before the Expiration Date.

Waiver of Conditions

We reserve the absolute right (but are not obligated), subject to the rules and regulations of the SEC, to waive on or before the Expiration Date any of the conditions of the Series C Offer other than the condition regarding the effectiveness of the registration statement.

If any of the waivable conditions are not satisfied prior to the Expiration Date, we may, subject to applicable law:

•	terminate the Series C Offer and Consent Solicitation and return all shares of Series C Preferred Stock to tendering holders;

•	extend the Series C Offer and Consent Solicitation and retain all tendered Series C Preferred Stock until the extended Expiration Date;

•	amend the terms of the Series C Offer or Consent Solicitation or modify the consideration to be paid by us pursuant to the Series C Offer; or

•	waive the unsatisfied conditions with respect to the Series C Offer and Consent Solicitation and accept all Series C Preferred Stock tendered pursuant to the Series C Offer and Consent Solicitation.

Source of Funds

We intend to fund all cash payments to holders pursuant to the Series C Offer, including any payments for fractional shares of Common Stock, with cash on hand.

Fees and Expenses

The Company will pay all expenses of the Series C Offer including, but not limited to, the following estimated fees incurred or to be incurred in the transaction:

Filing Fees	$500
Legal Fees	$260,000
Accounting and Appraisal Fees	$60,000
Soliciting Expenses	$15,000
Financial Advisor Expenses (including fairness opinion preparation)	$555,000
Printing Costs	$20,000

Estimated Fees Total	$910,500

The Company has not made any provision to grant unaffiliated security holders of the Company access to the corporate files of the Company or to obtain counsel or appraisal services at the expense of the Company.

Brokers, dealers, commercial banks and trust companies will be reimbursed by us for customary mailing and handling expenses incurred by them in forwarding material to their customers.

Interest of Certain Persons in the Series C Offer

Pursuant to the Articles Supplementary to the Company’s charter, whenever dividends on the Series C Preferred Stock are in arrears for six or more quarters (whether or not consecutive) the Series C Holders have the right to elect two additional directors to the Board. Because dividends on the Series C Preferred Stock were in arrears for six or more quarters as of the 2009 Annual Shareholders’ Meeting, two directors, Howard Amster and Barry Igdaloff, were elected at that meeting to serve on the Board by the Series C Holders.

As part of the Series C Offer and Consent Solicitation, and the Amendment contemplated by a Proposal 1, Messrs. Amster and Igdaloff will not automatically continue to serve on the Board beyond the special meeting. However, under the Voting Agreement, dated December 10, 2010, the Company and Messrs. Amster and Igdaloff have mutually agreed that following a successful conclusion to the Series C Offer, the Company will use its reasonable best efforts to expand the Company’s Board by two positions and appoint Messrs. Amster and Igdaloff to fill the newly-created positions. Moreover, at the next annual meeting of shareholders of the Company occurring after the completion of the Series C Offer, the Company will use its reasonable best efforts to nominate Messrs. Amster and Igdaloff to three-year terms as directors of the Company’s Board and Messrs. Amster and Igdaloff will accept such nominations. Further, under the Voting Agreement, Messrs. Amster and Igdaloff will vote “for” the Proposals. For more information regarding the structure of the Board upon filing the revised charter and the Board service of Messrs. Amster and Igdaloff, see “Directors, Executive Officers and Control Persons — Classified Directors” and “ — Series C Directors,” respectively.

Messrs. Amster and Igdaloff did not serve on the special committee of the Board which considered the recapitalization, including the Series C Offer.

Mr. Amster owns 172,366 shares of Series C Preferred Stock and is the trustee of two trusts which own 46,400 shares of Series C Preferred Stock, collectively. Mr. Igdaloff owns 207,649 shares of Series C Preferred Stock and as a registered investment advisor he controls an additional 100,125 shares. Messrs. Amster and Igdaloff will be entitled to participate in the Series C Offer and Consent Solicitation on the same terms as are being offered to other Series C Holders.

In accordance with a Voting Agreement with the Company, Messrs. Amster and Igdaloff have agreed to vote “for” all the Proposals, and will consent to the Series C Offer. Further, Messrs. Amster and Igdaloff have both indicated that they will tender all of their Series C Preferred Stock and will elect the Stock-Only Option in exchange for their shares. The reason for the aforementioned actions is that Messrs. Amster and Igdaloff believe that the Series C Offer is in the best interest of the Company because, if it closes, it will improve the Company’s capital structure and eliminate the accrued and unpaid dividends on the Series C Preferred Stock, as described in greater detail in “Special Factors — Background of the Series C Offer and Consent Solicitation.” Further, Messrs. Amster and Igdaloff believe that their participation in the Series C Offer is in the best interest of each director because they have the opportunity to select the Offer Consideration and each such director wants to receive as much of the Company’s Common Stock in exchange for their Series C Preferred Stock as they are eligible to receive.

Recommendations of the Directors, Executive Officers and Affiliates

None of the directors, executive officers or affiliates of the Company have made any recommendations in support of or opposed to participation in the Series C Offer.

Appraisal Rights and the Right to Petition for Fair Value

Neither the Series C Holders nor the Series D Holders will have appraisal rights, or any contract right to petition for fair value, with respect to any matter to be acted upon at the special meeting. The Company will not independently provide such a right. Under Section 3-202(a)(4) of the MGCL, stockholders generally have the right to petition for fair value when the charter is amended in a way that substantially affects the stockholders’ rights and alters the contract rights as expressly set forth in the charter. However, Section 3-202(a)(4) of the MGCL provides an exception from this general rule for when the charter reserves the power to amend the charter to alter contract rights. Article XV of the Company’s current charter expressly reserves the power to amend the charter to alter the contract rights of existing stockholders.

Exchange Agent

We have engaged Computershare Trust Company, N.A. to act as the Exchange Agent for the Series C Offer and Consent Solicitation.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2010 (in thousands):

•	on an actual basis;

•	on a pro forma basis to give effect to the Series C Offer (assuming 27.15% of the outstanding shares of Series C Preferred Stock (811,650 shares) are each exchanged for $2.00 in cash and 3 shares of Common Stock and 72.85% of the outstanding shares of Series C Preferred Stock (2,178,350 shares) are each exchanged for 19 shares of Common Stock); and

•	on a pro forma basis to give effect to (i) the Series C Offer (assuming 27.15% of the outstanding shares of Series C Preferred Stock (811,650 shares) are each exchanged for $2.00 in cash and 3 shares of Common Stock and 72.85% of the outstanding shares of Series C Preferred Stock (2,178,350 shares) are each exchanged for 19 shares of Common Stock) and (ii) the Series D Exchange (assuming 100% of the outstanding shares of Series D Preferred Stock (2,100,000 shares) are each exchanged for $0.656 in cash and 17.7 shares of Common Stock); and

•	the common stock value on December 2, 2010 was assumed in determining the difference between the fair value of the consideration transferred to the holders of the Series C Preferred Stock and Series D Preferred Stock and the carrying amount of the Series C Preferred Stock and Series D Preferred Stock to calculate a return to (from) the Series C Holders and Series D Holders, and

•	on a pro forma basis the Junior Subordinated debentures will not be impacted by the exchange and as of September 30, 2010, the total amount outstanding is $78.0 million.

You should read this information together with our financial statements and the notes to those statements appearing elsewhere in this proxy statement/consent solicitation/prospectus.

			Proforma — Series C
			Offer and
		Proforma — Series C	Series D
	Actual	Offer Only	Exchange

Series C Preferred Stock (redeemable preferred stock, $25 liquidating preference per share, 2,990,000, 0, 0 shares, issued and outstanding)	$30	—	—
Series D Preferred Stock (convertible participating preferred stock, $25 liquidating preference per share; 2,100,000, 2,100,000, 0 shares, issued and outstanding)	21	21	—
Common stock, 9,368,053, 53,191,653 and 90,353,253 issued and outstanding	94	532	904
Additional paid-in capital	787,281	747,377	773,491
Accumulated deficit	(894,510)	(836,679)	(837,845)
Accumulated other comprehensive income	5,677	5,677	5,677
Other	(17)	(17)	(17)

Total NFI shareholders’ deficit	(101,424)	(83,089)	(57,790)
Noncontrolling interests	(1,221)	(1,221)	(1,221)

Total shareholders’ deficit	(102,645)	(84,310)	(59,011)

The following table sets forth the actual accrued and unpaid dividends and the aggregate liquidating preferences of the Series C Preferred Stock and Series D Preferred Stock on the same bases as the preceding table. The accrued and unpaid dividends on the Series C Preferred Stock and the Series D Preferred Stock are assumed to be forgiven when giving effect to the Series C Offer and Series D Exchange.

			Proforma — Series C
			Offer and
		Proforma — Series C	Series D
	Actual	Offer Only	Exchange

Accrued and unpaid dividends on the Series C Preferred Stock	$19,958	—	—
Accrued and unpaid dividends on the Series D Preferred Stock	$26,677	$26,667	—
Series C Preferred Stock Aggregate Liquidating Preference	$74,750	—	—
Series D Preferred Stock Aggregate Liquidating Preference	$52,500	$52,500	—

MARKET FOR COMMON STOCK

In October 1997, our registration statement for our initial public offering of Common Stock became effective and our Common Stock shares commenced trading on the New York Stock Exchange (the “NYSE”) under the symbol “NFI.” In January 2008, our Common Stock was delisted from the NYSE and is currently quoted by Pink OTC Markets’ inter-dealer quotation service as an OTCQB security under the symbol “NOVS.” There were approximately [ • ] holders of record of Common Stock as of [ • ], 2011.

The table below sets forth, for the periods indicated, the high and low sales prices of our Common Stock as reported by the NYSE and as quoted by Pink OTC Markets’ inter-dealer quotation service.

Sales Prices

2008	High	Low

First Quarter	$3.44	$1.10
Second Quarter	2.03	1.00
Third Quarter	1.99	0.28
Fourth Quarter	1.01	0.22

2009	High	Low

First Quarter	$0.65	$0.20
Second Quarter	1.74	0.55
Third Quarter	1.35	0.75
Fourth Quarter	1.28	0.80

2010	High	Low

First Quarter	$1.01	$0.69
Second Quarter	1.04	0.80
Third Quarter	0.99	0.52
Fourth Quarter	0.91	0.38

2011	High	Low

First Quarter (through January 7, 2011)	$0.51	$0.39

On January [ • ], 2011, the closing price of our Common Stock as quoted by Pink OTC Markets’ inter-dealer quotation service was $[ • ] per share.

MARKET FOR SERIES C PREFERRED STOCK

In January 2004, our registration statement for our initial public offering of the of 8.90% Series C Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock”), became effective and the Series C Preferred Stock commenced trading on the New York Stock Exchange (the “NYSE”). In January 2008, the Series C Preferred Stock was delisted from the NYSE and is currently quoted by Pink OTC Markets’ inter-dealer quotation service as an OTCQB security under the symbol “NOVSP.”

Sales Prices

2008	High	Low

First Quarter	$4.75	$1.16
Second Quarter	4.90	2.01
Third Quarter	3.25	0.81
Fourth Quarter	2.70	0.40

2009	High	Low

First Quarter	$2.00	$0.66
Second Quarter	3.25	1.50
Third Quarter	3.22	1.62
Fourth Quarter	2.80	1.50

2010	High	Low

First Quarter	$2.05	$1.55
Second Quarter	3.75	1.55
Third Quarter	1.90	1.10
Fourth Quarter	5.95	1.51

2011	High	Low

First Quarter (through January 7, 2011)	$5.50	$5.10

On January [ • ], 2011, the closing price of our Series C Preferred Stock as quoted by Pink OTC Markets’ inter-dealer quotation service was $[ • ] per share.

DIVIDEND POLICY AND DIVIDENDS PAID ON OUR COMMON STOCK

Dividend distributions will be made at the discretion of the Board of Directors and will depend on earnings, financial condition, cost of equity, investment opportunities and other factors as the Board of Directors may deem relevant. In addition, accrued and unpaid dividends on our Series C Preferred Stock and Series D Preferred Stock must be paid prior to the declaration of any dividends on our Common Stock. We do not expect to declare any cash or stock dividend distributions in the near future.

We did not pay dividends on our Common Stock in 2008, 2009 or 2010, nor have we paid dividends on our Common Stock in 2011.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis relates to our financial condition and results of operations for the relevant periods and is based on, and should be read in conjunction with, our financial statements appearing elsewhere in this prospectus. The following discussion and analysis contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under “Risk Factors.” See “Cautionary Note Regarding Forward-Looking Statements” for cautionary statements concerning forward-looking statements.

Executive Overview

Corporate Overview, Background and Strategy — We are a Maryland corporation formed on September 13, 1996. We own 88% of StreetLinks National Appraisal Services LLC (“StreetLinks”), a national residential appraisal and real estate valuation management services company. StreetLinks collects fees from lenders and borrowers in exchange for a residential appraisal provided by an independent residential appraiser. Most of the fee is passed through to an independent residential appraiser with whom StreetLinks has a contractual relationship. StreetLinks retains a portion of the fee to cover its costs of managing the process to fulfill the appraisal order and perform a quality control review of each appraisal. StreetLinks also provides other real estate valuation management services, such as field reviews and value validation.

We own 70% of Advent Financial Services LLC (“Advent”), a start-up business which provides access to tailored banking accounts, small dollar banking products and related services to low and moderate income level individuals. Advent began its operations in December 2009. Through this start-up period, management is evaluating the Advent business model to determine its long-term viability. As anticipated by management, Advent has not been a significant contributor to our 2010 operations and management believes this will remain the case through at least year end.

StreetLinks owns 51% of Corvisa LLC (“Corvisa”), a technology company that develops and markets its software products to mortgage lenders. Its primary product is a self-managed appraisal solution for lenders to manage their appraisal process. Other products include analytical tools for lender to manage their mortgage origination business.

Prior to changes in our business in 2007, we originated, purchased, securitized, sold, invested in and serviced residential nonconforming mortgage loans and mortgage securities. We retained, in our mortgage securities investment portfolio, significant interests in the nonconforming loans we originated and purchased, and through our servicing platform, serviced all of the loans in which we retained interests. We discontinued our mortgage lending operations and sold our mortgage servicing rights which subsequently resulted in the closing of our servicing operations. The mortgage securities we retained continue to be a primary source of our cash flow. Because of severe declines in housing prices and national and international economic crises which led to declining values of our investments in mortgage loans and securities, we suffered significant losses during 2009. Liquidity constraints forced us to reduce operations and administrative staff and take other measures to conserve cash.

Significant Recent Events — On November 4, 2010, StreetLinks completed the acquisition of 51% of Corvisa, see Note 16 to the condensed consolidated financial statements for the quarterly period ended September 30, 2010 for additional details.

On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Act”) was signed into federal law. Various government agencies are charged with implementing new regulations under the Act. When fully implemented, the Act will modify and provide for new regulation of a wide range of financial activities, including residential real estate appraisals and appraisal management companies.

On October 18, 2010, as required by the Act, the Federal Reserve Board issued an interim final rule which amended Regulation Z under the Truth in Lending Act (the “Appraisal Rule”). The Appraisal Rule is subject to a public comment period until December 17, 2010. Compliance with the Appraisal Rule, as amended to account for comments received, becomes mandatory as of April 1, 2011. New requirements under the Appraisal Rule specific to residential real estate appraisals will likely include, but not be limited to, the following:

•	appraisers must be paid “reasonable and customary fees,”

•	require regulatory agencies to implement uniform appraisal standards for all federal appraisals,

•	require appraisal management companies to register with state agencies, and

•	govern automated valuation models.

It is management’s opinion that the Appraisal Rule and other rules and regulations promulgated under the Act will strengthen appraiser reform, leading to greater appraiser independence and greater lender non-compliance liability and will likely increase lender and consumer costs. We believe credible lenders will continue to rely on appraisal management companies to mitigate their appraisal compliance risk and manage their appraisal fulfillment processes. Any impact of the Act on the Company will not be fully determined until all rules and regulations thereunder, including the Appraisal Rule, have been fully implemented.

Subsequent to December 31, 2009, certain events occurred that required us to reconsider the accounting for three consolidated loan trusts — NHEL 2006-1, NHEL 2006-MTA1 and NHEL 2007-1. Upon reconsideration we determined that all requirements for derecognition were met under applicable accounting guidelines at the time of the reconsideration event. As a result, we derecognized the assets and liabilities of the trusts and recorded a gain during 2010 of $993.1 million. These transactions are discussed in greater detail in this report under the heading “Impact on Our Financial Statements of Derecognition of Securitized Mortgage Assets.”

Critical Accounting Policies — We prepare our consolidated financial statements in conformity with GAAP and, therefore, are required to make estimates regarding the values of our assets and liabilities and in recording income and expenses. These estimates are based, in part, on our judgment and assumptions regarding various economic conditions that we believe are reasonable based on facts and circumstances existing at the time of reporting. These estimates affect reported amounts of assets, liabilities and accumulated other comprehensive income at the date of the consolidated financial statements and the reported amounts of income, expenses and other comprehensive income during the periods presented. The following summarizes the components of our consolidated financial statements where understanding accounting policies is critical to understanding and evaluating our reported financial results, especially given the significant estimates used in applying the policies. The discussion is intended to demonstrate the significance of estimates to our financial statements and the related accounting policies. Management has discussed the development and selection of these critical accounting estimates with the Audit Committee of our Board of Directors and the Audit Committee has reviewed our disclosure.

Mortgage Securities — Available-for-Sale and Trading.  Our mortgage securities — available-for-sale and trading represent beneficial interests we retained in securitization and resecuritization transactions which include residual securities and subordinated securities as well as bonds issued by others which we have purchased. The residual securities include interest-only mortgage securities, prepayment penalty bonds and over-collateralization bonds. The subordinated securities represent bonds which are senior to the residual securities but are subordinated to the bonds sold to third-party investors. All of the subordinated securities retained by us have been classified as trading.

The residual securities we retained in securitization transactions structured as sales primarily consist of the right to receive the future cash flows from a pool of securitized mortgage loans which include:

•	The interest spread between the coupon net of servicing fees on the underlying loans, the cost of financing, mortgage insurance, payments or receipts on or from derivative contracts and bond administrative costs.

•	Prepayment penalties received from borrowers who pay off their loans early in their life.

•	Overcollateralization which is designed to protect the primary bondholder from credit loss on the underlying loans.

The subordinated securities we retained in our securitization transactions have a stated principal amount and interest rate. The performance of the securities is dependent upon the performance of the underlying pool of securitized mortgage loans. The interest rates these securities earn are variable and are subject to an available funds cap as well as a maximum rate cap. The securities receive principal payments in accordance with a payment priority which is designed to maintain specified levels of subordination to the senior bonds within the respective securitization trust. Because the subordinated securities are rated lower than AA, they are considered low credit quality and we account for the securities based on guidance set forth from Beneficial Interests in Securitized Financial Assets using the effective yield method. The fair value of the subordinated securities is based on quoted third-party market prices compared to estimates based on discounting the expected future cash flows of the collateral and bonds.

The cash flows we receive are highly dependent upon the interest rate environment. The interest rates on the bonds issued by the securitization trust are indexed to short-term interest rates, while the coupons on the pool of loans held by the securitization trust are less interest rate sensitive. As a result, as rates rise and fall, our cash flows will fall and rise, because the cash we receive on our residual securities is dependent on this interest rate spread. As our cash flows fall and rise, the value of our residual securities will decrease or increase. Additionally, the cash flows we receive are dependent on the default and prepayment experience of the borrowers of the underlying mortgage security collateral. Increasing or decreasing cash flows will increase or decrease the yield on our securities.

We believe the accounting estimates related to the valuation of our mortgage securities — available-for-sale and establishing the rate of income recognition on the mortgage securities — available-for-sale and trading are “critical accounting estimates,” because they can materially affect net income and shareholders’ equity and require us to forecast interest rates, mortgage principal payments, prepayments and loan default assumptions which are highly uncertain and require a large degree of judgment. The rate used to discount the projected cash flows is also critical in the valuation of our residual securities. We use internal, historical collateral performance data and published forward yield curves when modeling future expected cash flows and establishing the rate of income recognized on mortgage securities. We believe the value of our residual securities is appropriate, but can provide no assurance that future changes in interest rates, prepayment and loss experience or changes in the market discount rate will not require write-downs of the residual assets. For mortgage securities classified as available-for-sale, impairments would reduce income in future periods when deemed other-than-temporary.

As previously described, our mortgage securities available-for-sale and trading represent retained beneficial interests in certain components of the cash flows of the underlying mortgage loans to securitization trusts. Income recognition for our mortgage securities — available-for-sale and trading is based on the effective yield method. Under the effective yield method, as payments are received, they are applied to the cost basis of the mortgage-related security. Each period, the accretable yield for each mortgage security is evaluated and, to the extent there has been a change in the estimated cash flows, it is adjusted and applied prospectively. The estimated cash flows change as management’s assumptions about credit losses, borrower prepayments and interest rates are updated. The assumptions are established using internally developed models. We prepare analyses of the yield for each security using a range of these assumptions. The accretable yield used in recording interest income is generally set within a range of assumptions. The accretable yield is recorded as interest income with a corresponding increase to the cost basis of the mortgage security.

At each reporting period subsequent to the initial valuation of the residual securities, the fair value of the residual securities is estimated based on the present value of future expected cash flows to be received. Management’s best estimate of key assumptions, including credit losses, prepayment speeds, expected call dates, market discount rates and forward yield curves commensurate with the risks involved, are used in estimating future cash flows. We estimate initial and subsequent fair value for the subordinated securities based on quoted market prices. See Note 3 to the consolidated financial statements for the fiscal year ended December 31, 2009 for the residual security sensitivity analysis and Note 4 to the consolidated financial statements for the fiscal year ended December 31, 2009 for the current fair value of our residual securities. See Note 4 to the condensed consolidated financial statements for the quarterly period ended September 30, 2010 for the residual security sensitivity analysis and Note 5 to the condensed consolidated financial statements for the period ended September 30, 2010 for the current fair value of our residual securities.

To the extent that the cost basis of mortgage securities — available-for-sale exceeds the fair value and the unrealized loss is considered to be other than temporary, an impairment charge is recognized and the amount recorded in accumulated other comprehensive income or loss is reclassified to earnings as a realized loss.

Allowance for Credit Losses.  An allowance for credit losses is maintained for mortgage loans held-in-portfolio. The amount of the allowance is based on the assessment by management of probable losses incurred based on various factors affecting our mortgage loan portfolio, including current economic conditions, the makeup of the portfolio based on credit grade, loan-to-value ratios, delinquency status, mortgage insurance we purchase and other relevant factors. The allowance is maintained through ongoing adjustments to operating income. The assumptions used by management in estimating the amount of the allowance for credit losses are highly uncertain and involve a great deal of judgment.

An internally developed migration analysis is the primary tool used in analyzing our allowance for credit losses. This tool takes into consideration historical information regarding foreclosure and loss severity experience and applies that information to the portfolio at the reporting date. We also take into consideration our use of mortgage insurance as a method of managing credit risk and current economic conditions, experience and trends. We pay mortgage insurance premiums on a portion of the loans maintained on our Consolidated Balance Sheets and have included the cost of mortgage insurance in our statement of operations.

Approximately 20% of our loans held in portfolio were greater than 90 days delinquent at December 31, 2008, and approximately 20% were in foreclosure. As of December 31, 2009, this delinquency percentage decreased to approximately 16% while loans in foreclosure increased to approximately 36%. As loans transition into REO status, an estimated loss is recorded until the property is sold or liquidated. For the NHEL 2006-1 and NHEL 2006-MTA1 transactions, we valued REO property at 50% of its current principal balance as of December 31, 2009, compared to 55% as of December 31, 2008. Because of the increased loss severity, NHEL 2007-1 property was valued at 35% in 2009; a 5% decrease from 2008. Our estimate of expected losses could increase if our actual loss experience is different than originally estimated. In addition, our estimate of expected losses could increase if economic factors change the value we could reasonably expect to obtain from the sale of the property.

The Company did not hold any mortgage loans-held-in-portfolio as of September 30, 2010 due to the derecognition of the securitization trusts and therefore did not have an allowance for credit losses during 2010. See Note 3 to the condensed consolidated financial statements for the quarterly period ended September 30, 2010 for further details.

Real Estate Owned.  Real Estate Owned, which consists of residential real estate acquired in satisfaction of loans, is carried at the lower of cost or estimated fair value less estimated selling costs. We estimate fair value at the asset’s liquidation value less selling costs using management’s assumptions which are based on historical loss severities for similar assets. Adjustments to the loan carrying value required at time of foreclosure are charged against the allowance for credit losses. Costs related to the development of real estate are capitalized and those related to holding the property are expensed. Losses or gains from the ultimate disposition of real estate owned are charged or credited to earnings.

The Company did not hold any real estate owned as of September 30, 2010 due to the derecognition of the securitization trusts. See Note 3 to the condensed consolidated financial statements for the quarterly period ended September 30, 2010 for further details.

CDO Asset-Backed Bonds (“CDO ABB”).  We elected the fair value option for the asset-backed bonds issued from NovaStar ABS CDO I in 2007. We elected the fair value option for these liabilities to help reduce earnings volatility which otherwise would arise if the accounting method for this debt was not matched with the fair value accounting for the related mortgage securities — trading. Fair value is estimated using quoted market prices of the underlying assets.

The asset-backed bonds which are being carried at fair value are included in the “Other current liabilities” line item on the Consolidated Balance Sheets. We recognize fair value adjustments for the change in fair value of the bonds which are included in the “Other expense” line item on the Consolidated Statements of Operations. We calculate interest expense for these asset-backed bonds based on the prevailing coupon rates of the specific classes of debt and record interest expense in the period incurred. Interest expense amounts are included in the “Interest expense” line item of the Consolidated Statements of Operations.

Deferred Tax Asset, net.  We recorded deferred tax assets and liabilities for the future tax consequences attributable to differences between the GAAP carrying amounts and their respective income tax bases. A deferred tax liability was recognized for all future taxable temporary differences, while a deferred tax asset was recognized for all future deductible temporary differences, operating loss carryforwards and tax credit carryforwards. In accordance with Income Taxes guidance, we recorded deferred tax assets and liabilities using the enacted tax rate that is expected to apply to taxable income in the periods in which the deferred tax asset or liability is expected to be realized.

In determining the amount of deferred tax assets to recognize in the financial statements, we evaluate the likelihood of realizing such benefits in future periods. Income Taxes guidance requires the recognition of a valuation allowance if it is more likely than not that all or some portion of the deferred tax asset will not be realized. Income Taxes guidance indicates the more likely than not threshold is a level of likelihood that is more than 50%.

Under Income Taxes guidance, companies are required to identify and consider all available evidence, both positive and negative, in determining whether it is more likely than not that all or some portion of its deferred tax assets will not be realized. Positive evidence includes, but is not limited to the following: cumulative earnings in recent years, earnings expected in future years, excess appreciated asset value over the tax basis and positive industry trends. Negative evidence includes, but is not limited to the following: cumulative losses in recent years, losses expected in future years, a history of operating losses or tax credits carryforwards expiring and adverse industry trends.

The weight given to the potential effect of negative and positive evidence should be commensurate with the extent to which it can be objectively verified. Accordingly, the more negative evidence that exists requires more positive evidence to counter, thus making it more difficult to support a conclusion that a valuation allowance is not needed for all or some of the deferred tax assets. A cumulative loss in recent years is significant negative evidence that is difficult to overcome when determining the need for a valuation allowance. Similarly, cumulative earnings in recent years represent significant positive objective evidence. If the weight of the positive evidence is sufficient to support a conclusion that it is more likely than not that a deferred tax asset will be realized, a valuation allowance should not be recorded.

We examine and weigh all available evidence (both positive and negative and both historical and forecasted) in the process of determining whether it is more likely than not that a deferred tax asset will be realized. We consider the relevancy of historical and forecasted evidence when there has been a significant change in circumstances. Additionally, we evaluate the realization of our recorded deferred tax assets on an interim and annual basis. We do not record a valuation allowance if the weight of the positive evidence exceeds the negative evidence and is sufficient to support a conclusion that it is more likely than not that our deferred tax asset will be realized.

If the weighted positive evidence is not sufficient to support a conclusion that it is more likely than not that all or some of our deferred tax assets will be realized, we consider all alternative sources of taxable income identified in determining the amount of valuation allowance to be recorded. Alternative sources of taxable income identified in Income Taxes guidance include the following: 1) taxable income in prior carryback year, 2) future reversals of existing taxable temporary differences, 3) future taxable income exclusive of reversing temporary differences and carryforwards, and 4) tax planning strategies.

Strategy — Management is focused on building the operations of StreetLinks and Advent. With the acquisition of Corvisa subsequent to September 30, 2010, the Company plans to expand its customer base and the real estate valuation management services that it currently provides to customers. See Note 16 to the condensed consolidated financial statements for the quarterly period ended September 30, 2010 for additional details. If and when opportunities arise, we intend to use available cash resources to invest in or start businesses that can generate income and cash. Additionally, management will attempt to renegotiate and/or restructure the components of our equity in order to realign the capital structure with our current business model.

The key performance measures for executive management are:

•	maintaining and/or generating adequate liquidity to sustain us and allow us to take advantage of investment opportunities, and

•	generating income for our shareholders.

The following key performance metrics are derived from our condensed consolidated financial statements for the periods presented and should be read in conjunction with the more detailed information therein and with the disclosure included in this report under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Table 1 — Summary of Financial Highlights and Key Performance Metrics
(dollars in thousands; except per share amounts)

	September	December
	30, 2010	31, 2009

Cash and cash equivalents, excluding restricted cash	$16,784	$7,104

	For the Nine Months
	Ended September 30,
	2010	2009

Net income (loss) available to common shareholders per diluted share	$86.86	$(17.98)

	As of and for the
	Year Ended
	December 31,
	2009	2008

Cash and cash equivalents, including restricted cash	$12,446	$30,836
Net loss available to common shareholders, per diluted share	(20.97)	(72.37)

Liquidity as of September 30, 2010 — During the first nine months of 2010 we continued to develop StreetLinks and significantly increased its appraisal volume. For the nine months ended September 30, 2010, StreetLinks had revenues of $50.2 million, as compared to $22.0 million for the same period in 2009. For the year ended December 31, 2009, StreetLinks had revenues of $31.1 million, as compared to $2.5 million in 2008. StreetLinks incurred significant start-up expenses to develop its infrastructure in 2009, which have not been incurred during 2010. As a result, StreetLinks has produced net positive cash flow and earnings in 2010 and is expected to continue producing net positive cash flow and earnings for the foreseeable future. During the nine months ended September 30, 2010, we received $7.7 million in cash on our securities portfolio, compared to $16.4 million for the same period in 2009. During 2009, we received $18.5 million in cash on our securities portfolio.

During the first three quarters, we used cash to pay for corporate and administrative costs and invest in Advent. We intend to continue to invest in Advent during the fourth quarter of 2010. However, we will limit the negative impact on liquidity and do not believe that Advent will be a significant use or source of cash for the remainder of 2010.

As of September 30, 2010, we have $16.8 million in unrestricted cash and cash equivalents. On November 4, 2010, StreetLinks completed the acquisition of 51% of Corvisa for $1.5 million of cash plus contingent consideration related to an earn-out opportunity based on future net income. The amount of the future payments that the Company could be required to make under the earn-out opportunity is $0.6 million, see Note 16 to the condensed consolidated financial statements for the quarterly period ended September 30, 2010 for additional details.

StreetLinks and our mortgage securities are our primary source of cash flows. The cash flows from our mortgage securities will continue to decrease as the underlying mortgage loans are repaid and could be significantly less than the current projections if interest rate increases exceed the current assumptions. Our liquidity consists solely of cash and cash equivalents and future cash flows generated through our operating businesses. Our condensed consolidated financial statements have been prepared on a going concern basis of accounting which contemplates continuity of operations, realization of assets, liabilities and commitments in the normal course of business. The Company has experienced significant losses over the past several years and has a significant deficit in shareholders’ equity. Notwithstanding these negative factors, management believes that its current operations and its cash availability is sufficient for the Company to discharge its liabilities and meet its commitments in the normal course of business. See “Liquidity and Capital Resources” for further discussion of our liquidity position and steps we have taken to preserve liquidity levels.

As of September 30, 2010, we had a working capital deficiency of $29.3 million. This was mainly attributable to dividends payable of $46.6 million being classified as a current liability, although the Company does not expect to pay the dividends due to management’s effort to conserve cash.

Impact on Our Financial Statements of Derecognition of Securitized Mortgage Assets

During the first quarter of 2010, certain events occurred that required us to reconsider the accounting for three consolidated loan trusts — NHEL 2006-1, NHEL 2006-MTA1 and NHEL 2007-1. As all requirements for derecognition have been met under applicable accounting guidelines, we derecognized the assets and liabilities of the NHEL 2006-1, NHEL 2006-MTA1 and NHEL 2007-1 trusts during the nine months ending September 30, 2010. The securitized loans in these trusts have suffered substantial losses and through the date of the derecognition we recorded significant allowances for these losses. These losses have created large accumulated deficits for the trust balance sheets. Upon derecognition, all assets, liabilities and accumulated deficits were removed from our condensed consolidated financial statements. The Company also recognized certain securities with no value that were retained and were previously eliminated. A gain of $993.1 million was recognized upon derecognition, representing the net accumulated deficits in these trusts.

The following is summary balance sheet information for each of the three derecognized loan trusts at the time of the reconsideration event and the resulting gain recognized upon derecognition:

Table 2 — Assets and Liabilities of Loan Trusts and Gain Recognized upon Derecognition
(dollars in thousands)

	NHEL 2006-	NHEL 2006-		Eliminations
	MTA1	MTA1	NHEL 2007-1	(A)	Total

Assets:
Mortgage loans — held-in- portfolio	$528,388	$399,507	$1,033,296	$(8,003)	$1,953,188
Allowance for loan losses	(147,147)	(115,191)	(440,563)	—	(702,901)
Accrued interest receivable	6,176	20,521	46,028	—	72,725
Real estate owned	11,842	17,919	25,548	—	55,309

Total assets	399,259	322,756	664,309	(8,003)	1,378,321
Liabilities:
Asset-backed bonds	588,434	465,164	1,175,608	6,427	2,235,633
Due to servicer	17,298	32,835	81,639	—	131,772
Other liabilities	9,432	12,368	24,017	(41,770)	4,047

Total liabilities	615,164	510,367	1,281,264	(35,343)	2,371,452
Gain on derecognition of securitization trusts	$215,905	$187,611	$616,955	$(27,340)	$993,131

(A)	Eliminations relate to intercompany accounts at the consolidated financial statement level, there are no intercompany balances between the securitization trusts.

Impact of Recently Issued Accounting Pronouncements

In June 2009, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 166, Accounting for the Transfers of Financial Assets, an Amendment of FASB Statement No. 140; this statement was codified in December 2009 as Accounting Standards Codification (“ASC”) 860. This guidance is effective for financial asset transfers beginning on January 1, 2010 and will be used to determine whether the transfer is accounted for as a sale under GAAP or as a secured borrowing. In addition, also in June 2009, the FASB issued SFAS No. 167, Amendments to FASB Interpretation No. 46(R); this statement was also codified in December 2009 as ASC 810 and governs the consolidation of variable interest entities. The consolidation guidance became effective for all VIEs the Company held as of January 1, 2010. As part of the Company’s adoption of the amended consolidation guidance, it was required to reconsider the Company’s previous consolidation conclusions pertaining to the Company’s variable interests in VIEs, including: (i) whether an entity is a VIE; and (ii) whether the Company is the primary beneficiary. Based on the Company’s assessment of its involvement in VIEs at January 1, 2010, in accordance with the amended consolidation guidance, the Company determined that it is not the primary beneficiary of any mortgage loan securitization entities in which it held a variable interest, as the Company does not have the power to direct the activities that most significantly impact the economic performance of these entities. The adoption of the amended consolidation guidance did not result in the Company consolidating or deconsolidating any VIEs for which it has involvement. It should be noted, however, that the new guidance also required the Company to reassess these conclusions, based upon changes in the facts and circumstances pertaining to the Company’s VIEs, on an ongoing basis; thus, the Company’s assessments may therefore change and could result in a material impact to the Company’s financial statements during subsequent reporting periods. The Company re-evaluated the NHEL 2006-1, NHEL 2006-MTA1, and NHEL 2007-1 securitization transactions and determined that based on the occurrence of certain events during January 2010, the application of the amended Transfers and Servicing guidance resulted in the Company reflecting as sales of financial assets and extinguishment of liabilities the assets and liabilities of the securitization trusts during the nine month period ended September 30, 2010. As a result, the Company derecognized the assets and liabilities of the NHEL 2006-1, NHEL 2006-MTA1, and NHEL 2007-1 securitization trusts and recorded a gain during the nine months ended September 30, 2010. See Note 3 to the condensed consolidated financial statements for the quarterly period ended September 30, 2010 for further details.

In March 2010, the FASB issued new guidance clarifying the scope exemption for embedded credit-derivative features. Embedded credit-derivative features related only to the transfer of credit risk in the form of subordination of one financial instrument to another are not subject to potential bifurcation and separate accounting. However, other embedded credit-derivative features are required to be analyzed to determine whether they must be accounted for separately. Additional guidance on whether embedded credit-derivative features in financial instruments issued by structures such as collateralized debt obligations (“CDOs”) and synthetic CDOs are subject to bifurcation and separate accounting. To simplify compliance with this new guidance, an entity may make a one-time election to apply the fair value option to any investment in a beneficial interest in securitized financial assets, regardless of whether such investments contain embedded derivative features. This new guidance is effective as of July 1, 2010, with early adoption being permitted at April 1, 2010. The adoption of this guidance did have a significant impact on our results of operations or financial position.

In July 2010, the FASB issued Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses. The guidance will significantly expand the disclosures that companies must make about the credit quality of financing receivables and the allowance for credit losses. The disclosures as of the end of the reporting period are effective for the Company’s interim and annual periods ending on or after December 15, 2010. The disclosures about activity that occurs during a reporting period are effective for the Company’s interim and annual periods beginning on or after December 15, 2010. The objectives of the enhanced disclosures are to provide financial statement users with additional information about the nature of credit risks inherent in the Company’s financing receivables, how credit risk is analyzed and assessed when determining the allowance for credit losses, and the reasons for the change in the allowance for credit losses. The adoption of this guidance requires enhanced disclosures and is not expected to have a significant effect on the Company’s financial statements.

Inflation

Virtually all of our assets and liabilities are financial in nature. As a result, interest rates and other factors drive our performance far more than does inflation. Changes in interest rates do not necessarily correlate with inflation rates or changes in inflation rates. Our financial statements are prepared in accordance with GAAP. As a result, financial activities and the Consolidated Balance Sheets are measured with reference to historical cost or fair market value without considering inflation.

Financial Condition as of September 30, 2010 as Compared to December 31, 2009

The following provides explanations for material changes in the components of our balance sheet when comparing amounts from September 30, 2010 and December 31, 2009.

As discussed previously in this report under the heading “Impact on Our Financial Statements of Derecognition of Securitized Mortgage Assets” significant events occurred related to three securitized loan trusts during the first quarter of 2010 that caused us to derecognize the assets and liabilities of these trusts. Upon derecognition during the first quarter of 2010, all assets and liabilities of the trusts were removed from our consolidated financial statements and, therefore, their balances are zero as of September 30, 2010. These balances are not discussed further in the following comparative analysis:

•	Mortgage Loans — Held-in-Portfolio

•	Allowance for Loan Losses

•	Accrued Interest Receivable

•	Real Estate Owned

•	Due to Servicer

•	Asset-backed Bonds Secured by Mortgage Assets

•	Other securitization trust liabilities

Cash and Cash Equivalents — See “Liquidity and Capital Resources” for discussion of our cash and cash equivalents.

Mortgage Securities — Substantially all of the mortgage securities we own and classify as trading are non-investment grade (BBB- or lower) and are owned by our CDO, which we consolidate. We organized the securitization prior to 2009 and we retained a residual interest in the CDO. However, due to poor performance of the securities within the CDO, our residual interest is not providing any cash flow to us and has no value. The value of these securities fluctuates as market conditions change, including short-term interest rates, and based on the performance of the underlying mortgage loans. The liabilities of the securitization trust are included in Other Current Liabilities in our Condensed Consolidated Balance Sheet.

The mortgage securities classified as available for sale include primarily the value of four residual interests we own and were issued by loan securitized trusts we organized prior to 2009. The value of our mortgage securities is dependent on the interest rate environment, specifically the interest margin between the underlying coupon on the mortgage loans and the asset-backed bonds issued by the securitization trust to finance the loans. While interest rates remain low, the net margin has continued to be strong on these securities and therefore the securities provide cash flow to us. As a result, the value of these securities has not changed substantially during the nine months ended September 30, 2010. Following is a summary of our mortgage securities that are classified as available-for-sale.

Table 3 — Values of Individual Mortgage Securities — Available-for-Sale
(dollars in thousands)

	September 30, 2010				December 31, 2009
			Constant	Expected			Constant	Expected
Securitization	Estimated	Discount	Pre-payment	Credit	Estimated	Discount	Pre-payment	Credit
Trust (A)	Fair Value	Rate	Rate	Losses	Fair Value	Rate	Rate	Losses

2002-3	$1,507	25%	18%	1.0%	$1,997	25%	15%	1.0%
2003-1	2,642	25	19	2.1	3,469	25	13	2.1
2003-3	915	25	14	2.4	1,437	25	10	2.7
2003-4	920	25	18	2.5	—	25	12	2.7

Total	$5,984				$6,903

(A)	We established the trust upon securitization of the underlying loans, which generally were originated by us.

Notes Receivable — To maximize the use of our excess cash flow, we have made loans to independent entities. The borrowing entity used the proceeds to finance on-going and current operations. The decrease in the balance primarily results from payments received in excess of new borrowings.

Other Current Assets — Other current assets include restricted cash expected to be released from restriction within one year from the reporting date, short-term investments, prepaid expenses and other miscellaneous receivables. Restrictions were lifted on approximately $1.8 million of cash that was restricted as of December 31, 2009, resulting in the substantial change in this category.

Goodwill — Pursuant to the terms of our purchase agreement for StreetLinks, we are obligated to make “earn out” payments to StreetLinks minority owners upon StreetLinks achieving certain earnings targets. The targets were achieved during the nine months ended September 30, 2010. These amounts have been recorded as Goodwill.

Accounts Payable — Accounts payable includes amounts due to vendors in the normal course of business. The increase in accounts payable results from the increased StreetLinks volume of business, which leads to higher payments due to independent appraisers at the end of the quarter.

Accrued Expenses — Accrued expenses include estimated unpaid obligations to employees, service providers, vendors and other business partners. The amount of accrued expenses varies based on timing of incurred but unpaid services.

Dividends Payable — Dividends on Series C Preferred Stock and Series D Preferred Stock we issued prior to 2009 have not been paid since 2007. These dividends are cumulative and therefore we continue to accrue these dividends.

Total Shareholders’ Deficit — As of September 30, 2010, our total liabilities exceeded our total assets by $102.6 million as compared to $1.1 billion as of December 31, 2009. The significant decrease in our shareholders’ deficit during the nine and three months ended September 30, 2010 results from our large net income, driven primarily by the gain recognized upon the derecognition of the assets and liabilities of three loan securitization trusts as discussed previously under the heading “Impact on Our Financial Statements of Derecognition of Securitized Mortgage Assets.”

Financial Condition as of December 31, 2009 as Compared to December 31, 2008

Cash and Cash Equivalents.  See “Liquidity and Capital Resources” for discussion of our cash and cash equivalents.

Mortgage Securities.  The securities we own are generally securities we retained after the securitization of mortgage loans we originated prior to 2008. For all loan securitizations, we retained the residual interest bond, which means we receive the net of the principal and interest received on the underlying loans within the securitized trust less the principal and interest paid on the bonds issued by the trust, mortgage insurance premiums, servicing fees and other miscellaneous fees. For any loans that incur prepayment penalty fees, we receive those fees through the residual interest. In some securitization transactions, we also retained regular principal and interest bonds. Generally, these bonds were the lowest rated bonds issued by the trust or these bonds were not rated. Additionally, we have purchased some mortgage securities in the open market from unrelated entities. Upon acquisition of the bonds, we classified the securities as either trading or available-for-sale. No changes have been made to the classifications.

Significant deterioration in the quality of the mortgage loans serving as collateral for our mortgage securities has caused a devaluation of the securities. In general, the default rate on the underlying loans has continued to increase over the past two years. Defaults are the result of national economic conditions that have led to job losses, severe declines in housing prices and the inability for credit-challenged individuals to refinance mortgage loans. In many cases, the securities we own have ceased to generate cash flow and we expect cash flow to continue to decline during the coming year.

We have classified our mortgage securities either as available for sale or trading, as follows:

Table 4 — Estimated Fair Value of Mortgage Securities
(dollars in thousands)

	December 31,
	2009	2008

Available-for-sale	$6,903	$12,788
Trading	1,087	7,085

Total	$7,990	$19,873

The following tables provide additional details of our mortgage securities.

Table 5 — Values of Individual Mortgage Securities — Available-for-Sale
(dollars in thousands)

	For the Year Ended December 31,
	2009				2008
			Constant	Expected			Constant	Expected
Securitization	Estimated	Discount	Pre-payment	Credit	Estimated	Discount	Pre-payment	Credit
Trust(A)	Fair Value	Rate	Rate	Losses	Fair Value	Rate	Rate	Losses

NMFT Series :
2002-3	$1,997	25%	15%	1.0%	$2,041	25%	16%	0.8%
2003-1	3,469	25	13	2.1	5,108	25	13	2.0
2003-2	—	25	12	1.9	2,272	25	12	1.9
2003-3	1,436	25	10	2.7	2,402	25	12	2.7
Other(B)	1	25	17	12.5	138	25	18	11.3

Total	$6,903				$12,788

(A)	We established the trust upon securitization of the underlying loans, which generally were originated by us.

(B)	Other than Estimated Fair Value, amounts consist of weighted averages of multiple securities.

Table 6 — Mortgage Securities — Trading
(dollars in thousands)

					Weighted
		Amortized	Estimated	Number of	Average
S&P Rating	Original Face	Cost Basis	Fair Value	Securities	Yield

December 31, 2009:
Subordinated securities — non-investment grade(B)	$435,114	$103,638	$959	89	2.10%
Unrated residual securities	59,500	374	128	1	25.00

Total	$494,614	$104,012	$1,087	90	4.79%

December 31, 2008:
Subordinated Securities:
Investment Grade(A)	$12,505	$11,891	$833	3	6.25%
Non-investment Grade(B)	422,609	406,125	5,547	87	8.08

Total Subordinated Securities	435,114	418,016	6,380	90	7.84

Unrated residual securities	59,500	15,952	705	1	25.00

Total	$494,614	$433,968	$7,085	91	9.55%

(A)	Investment grade includes all securities with S&P ratings above BB+.

(B)	Non-investment grade includes all securities with S&P ratings below BBB-.

Prior to 2008, we re-securitized, by way of a Collateralized Debt Obligation (“CDO”), some of the mortgage securities — trading we own. We retained a residual interest in the CDO. However, due to the poor performance of the securities within the CDO, our residual interest in the CDO is not providing any cash flow to us and has no economic value. As discussed under the heading “Principal Assets and Liabilities of Consolidated Securitization Trusts,” the assets in the CDO have no economic benefit to us and we have no control over these assets. We have also provided the assets and liabilities of the trusts on a separate and combined basis.

Notes Receivable.  In order to maximize the use of our excess cash flow, we have made loans to independent entities during 2009. The borrowing entities used the proceeds to finance on-going and current operations. Management evaluates for impairment based on the likelihood of repayments based upon discussions with the borrowers and financial information.

Other Current Assets.  Other current assets include prepaid expenses, appraisal fee receivables, the current portion of restricted cash, CDO receivables and other miscellaneous receivables. The balance decreased in 2009 as compared to 2008 due to a large portion of the restricted cash being released from restriction which was slightly offset by an increase in appraisal fee receivables due to the increased production of StreetLinks.

Mortgage Loans — Held-in-Portfolio.  Mortgage loans — held-in-portfolio consist of subprime mortgage loans which have been securitized and are owned by three separate trusts: NHES 2006-1, NHES 2006MTA-1 and NHES 2007-1. We consolidate these trusts for financial reporting under GAAP. See Note 17 to the consolidated financial statements for further details.

The mortgage loans — held-in-portfolio balance has declined as their value has decreased significantly. The value is dependent largely in part on their credit quality and performance. The credit quality of the portfolio continues to worsen and delinquencies have increased dramatically during the past two years. Therefore, we continue to increase the allowance for losses as a percentage of loan principal of those remaining in the portfolio. The allowance has decreased from $776.0 million as of December 31, 2008 to $712.6 million as of December 31, 2009 due to the principal balance declining by a greater amount which was mainly due to borrower repayments and foreclosures. During 2009 and 2008, respectively, the trusts received repayments of the mortgage loans totaling $98.9 million and $288.2 million. These balances will continue to decline either through normal borrower repayments or through continued devaluation as delinquencies, foreclosures and losses occur.

As discussed under the heading “Principal Assets and Liabilities of Consolidated Securitization Trusts,” these assets have no economic benefit to us and we have no control over these assets. We have also provided the assets and liabilities of the trusts on a separate and combined basis.

Accrued Interest Receivable.  Accrued interest receivable includes the interest due from individual borrowers to the trusts who own the mortgage loans — held-in-portfolio. For all mortgage loans that do not carry mortgage insurance, the accrual of interest on loans is discontinued when, in management’s opinion, the interest is not collectible in the normal course of business, but in no case beyond when a loan becomes 90 days delinquent. For mortgage loans that do carry mortgage insurance, the accrual of interest is only discontinued when in management’s opinion, the interest is not collectible. Management generally deems all of the accrued interest on loans with mortgage insurance to be collectible. Potential losses related to accrued interest receivable are factored into the severity of losses as part of the allowance for doubtful accounts calculation. The quantity of delinquent loans has significantly increased, as a percentage of total loans outstanding, from December 31, 2008 to December 31, 2009. Therefore, the amount of accrued interest has also decreased, although the amounts increased in relation to the percentage of the outstanding principal.

Under “Principal Assets and Liabilities of Securitization Trusts,” we have provided the assets and liabilities of the trusts on a separate and combined basis.

Real Estate Owned.  Real estate owned (“REO”) includes the value of properties for foreclosed loans owned by securitization trusts, as discussed under “Mortgage Loans — Held-in-Portfolio.” We consolidate the assets and liabilities as part of the securitization trust. A servicer that is independent from us and the trusts services the mortgage loans and processes defaults for liquidation. Proceeds from liquidation of this real estate will flow through the trust and will generally be paid to third-party bondholders. The amount of real estate owned is dependent upon the number of the overall mortgage loans outstanding, the rate of defaults, the timing of liquidations and the estimated fair value of the real estate. The decrease in the amount of REO from December 31, 2008 to December 31, 2009 resulted from the declining number of total loans as well as the decreasing estimated value of the real estate.

Under “Principal Assets and Liabilities of Securitization Trusts,” we have provided the assets and liabilities of the trusts on a separate and combined basis.

Fixed Assets, Net of Depreciation.  Fixed assets include capitalized furniture and office equipment, which are net of depreciation. This balance increased in 2009 as compared to 2008 due to purchases of furniture and equipment for the infrastructure development for StreetLinks.

Other Assets.  Other assets consist of deposits, other legacy mortgage assets, and the noncurrent portion of restricted cash. The increase in 2009 as compared to 2008 is mainly due to an increase in the noncurrent portion of restricted cash relating to StreetLinks.

Accounts Payable and Accrued Expenses.  Accounts payable and accrued expenses include interest payable on borrowings, including the liabilities of the securitization trusts we consolidate, the value of derivatives owned by the mortgage loan securitization trusts, taxes payable, obligations under our corporate office lease and miscellaneous accrued general and administrative expenses. Generally, these liabilities have declined along with the size of our business operations.

Dividends Payable.  Prior to 2008, we issued $74.8 million in Series C Preferred Stock with a dividend equivalent to 8.9% and we issued $50 million of Series D1 Preferred Stock with a dividend equivalent to 9.0%. We have failed to make all dividend payments since October 2007. As a result, the Series D1 Preferred Stock dividend increased to an equivalent of 13.0%, retroactive and compounded to the beginning of the first quarter in which the dividends were not paid. The unpaid dividends continue to accrue and have resulted in the large increase in unpaid dividends recorded in our Consolidated Balance Sheets.

Other Current Liabilities.  Other current liabilities include the obligations of the CDO as discussed above. The obligations have declined significantly when comparing December 31, 2008 and December 31, 2009, which as resulted in the significant decrease in the other current liability balance.

Asset-backed Bonds Secured by Mortgage Assets.  Prior to 2008, we executed three mortgage loans securitizations and one mortgage security re-securitization (a CDO). We consolidate the assets and liabilities of the securitization trusts under GAAP. The asset-backed bonds are obligations of the trusts and will be repaid using collections of the securitized assets. The trusts have no recourse to our other, unsecuritized assets. The assets securing these obligations are discussed under “Mortgage Loans — Held-in-Portfolio” and “Mortgage Securities.” The balances of the asset-backed bonds have decreased during 2009 as the bonds have repaid. We record the value of the bonds secured by loans at the value of the proceeds, less repayments. We record the CDO (secured by mortgage securities) at its fair value. These balances will decrease going forward as the underlying assets repay or may be charged off as the assets are deemed to be insufficient to fully repay the bond obligations.

Under the “Principal Assets and Liabilities of Securitization Trusts,” we have provided the assets and liabilities of the trusts on a separate and combined basis.

Due to Servicer.  The mortgage loans — held-in-portfolio on our Consolidated Balance Sheets have been securitized and we consolidate the securitized trust. In accordance with the agreements for the securitized mortgage loans, the servicer of the loans is required to make regularly scheduled payments to the bondholders, regardless of whether the borrower has made payments as required. The servicer is required to make advances from its own funds. Upon liquidation of defaulted loans, the servicer is repaid the advanced funds. Until such time as the loans liquidate, the trust has an obligation to the servicer, which we have classified as “Due to servicer” on the Consolidated Balance Sheets. The amount of the obligation is dependent on the rate and timing of delinquencies of the individual borrowers. During 2008 and 2009, the trusts experienced a significant increase in the amount of delinquencies, which increases the amount of advances the servicer has made to the bondholders and therefore increases the liability to the servicer.

Other Securitization Trust Liabilities.  Other securitization trust liabilities contain accrued interest relating to the Asset-Backed Bonds Secured by Mortgage Loans, derivative instruments, and other miscellaneous accrued expenses. The large decrease in 2009 as compared to 2008 was due to a large portion of the derivatives expiring during 2009.

Junior Subordinated Debentures.  We have $78.1 million in principal amount of unsecured notes payable to two unconsolidated trusts, the Consolidated Balance Sheets includes $77.8 million which is net of debt issuance costs. These notes secure trust preferred securities issued by the trusts.

During 2009, the Company executed the necessary documents to complete an exchange of the Notes for new preferred obligations. The Company paid interest due through December 31, 2008, in the aggregate amount of $5.3 million. In addition, the Company paid $0.3 million in legal and administrative costs on behalf of the Trusts which were recorded in the “Selling, general and administrative expense” line item on the Consolidated Statements of Operations.

The new preferred obligations require quarterly distributions of interest to the holders at a rate equal to 1.0% per annum beginning January 1, 2009 through December 31, 2009, subject to reset to a variable rate equal to the three-month LIBOR plus 3.5% upon the occurrence of an “Interest Coverage Trigger.” For purposes of the new preferred obligations, an Interest Coverage Trigger occurs when the ratio of EBITDA for any quarter ending on or after December 31, 2008 and on or prior to December 31, 2009 to the product as of the last day of such quarter, of the stated liquidation value of all outstanding 2009 Preferred Securities (i) multiplied by 7.5%, (ii) multiplied by 1.5 and (iii) divided by 4, equals or exceeds 1.00 to 1.00. The Company did not trigger the Interest Coverage Trigger as of December 31, 2009, although it could be triggered during 2010 under certain of our projections. Beginning January 1, 2010 until the earlier of February 18, 2019 or the occurrence of an Interest Coverage Trigger, the unpaid principal amount of the new preferred obligations will bear interest at a rate of 1.0% per annum and, thereafter, at a variable rate, reset quarterly, equal to the three-month LIBOR plus 3.5% per annum.

During 2008, these notes carried an interest rate of three-month LIBOR plus 3.5%. During 2008, we purchased trust preferred securities with a par value of $6.9 million for $0.6 million. As a result, $6.9 million of principal and accrued interest of $0.2 million of the notes was retired and the principal amount, accrued interest, and related unamortized debt issuance costs were removed from the Consolidated Balance Sheets resulting in a gain of $6.4 million, recorded to the “Other expense” line item of the Consolidated Statements of Operations.

Other Liabilities.  Other liabilities consist of noncurrent tax liabilities and miscellaneous other noncurrent liabilities.

Liabilities of Discontinued Operations.  During 2007 and 2008, we discontinued our mortgage lending operations. In the normal course of operations in 2009, we paid the liabilities and obligations of the discontinued operations and therefore had no liabilities of discontinued operations as of December 31, 2009.

Shareholders’ Deficit.  As of December 31, 2009 and 2008 our total liabilities exceeded our total assets under GAAP by $1.1 billion and $876.8 million, respectively.

The liabilities of the securitization trusts exceed the assets of those trusts as of December 31, 2009 and December 31, 2008 by $1.0 billion and $932.1 million, respectively. These amounts do not include any adjustments for intercompany eliminations, see Table 17 for further detail. The severe devaluation of the mortgage assets, as discussed in the respective categories above, has resulted in the significant deficit of these trusts. The assets and liabilities of these trusts are consolidated under GAAP. Due to the significant impact to our financial statements of these trusts, we have also provided the assets and liabilities of the trusts on a separate and combined basis under “Principal Assets and Liabilities of Securitization Trusts.”

The significant increase in our shareholders’ deficit during 2009 results from our large net loss, driven primarily by valuation allowances taken on our mortgage loans.

Results of Operations — Consolidated Earnings Comparisons

Results of Operations — Consolidated Earnings Comparisons for the Nine Months Ended September 30, 2010 as Compared to the Nine Months Ended September 30, 2009

Securitization Trusts: Gain on Disposition of Mortgage Assets — As discussed previously in this report under the heading “Impact of Derecognition of Securitized Mortgage Assets on Our Financial Statements” significant events that occurred related to three securitized loan trusts. Prior to 2010, we consolidated the financial statements of these trusts. Upon derecognition during the first quarter of 2010, all assets and liabilities of the trusts were removed from our condensed consolidated financial statements. Prior to derecognition, we recognized interest income, interest expense, gains or losses on derivative instruments which are included in the other expense line item in the table below, servicing fees and premiums for mortgage insurance related to these securitization trusts. These income and expense items were recognized for only a portion of the first quarter of 2010 through the date of derecognition. As a result, there was a significant variation in these balances when comparing the nine and three months ended September 30, 2010 and the same periods in 2009. The following table presents the items affected by the derecognition and their balances.

Table 7 — Income (Expense) of Consolidated Loan Securitization; Gain on Disposition of Mortgage Assets (dollars in thousands)

	For the Nine Months
	Ended September 30,
	2010	2009

Gain on derecognition of securitization trusts	$993,131	$—
Interest income — mortgage loans	10,681	93,933
Interest expense — asset-backed bonds	(1,416)	(16,448)
Provision for credit losses	(17,433)	(211,050)
Servicing fees	(731)	(8,343)
Premiums for mortgage loan insurance	(308)	(4,791)
Other expense	(560)	(1,187)

In addition, the securitization trusts segment includes the Company’s CDO which was the main driver of the following Condensed Consolidated Statements of Operations line items during the nine and three months ended September 30, 2010 and September 30, 2009.

Interest Income — mortgage securities — In general, our mortgage securities have been significantly impaired due to national and international economic crises, housing price deterioration and mortgage loan credit defaults. Interest income has declined as these assets have declined.

Selling, General and Administrative Expenses — Selling, general and administrative expenses have decreased slightly for the nine and three months ended September 30, 2010, respectively as compared to the same periods in 2009 due to a concerted effort by management to reduce corporate general and administrative expenses, which were slightly offset with an increase in appraisal and real estate valuation management services selling, general and administrative expenses, which were driven by higher appraisal production.

Servicing Fee Income and Cost of Services — We earn fees on the residential appraisals we complete and deliver to our customers, generally residential mortgage lenders. Fee revenue is directly related to the number of appraisals completed (units). Cost of Services includes the cost of the appraisal, which is paid to an independent party, and the internal costs directly associated with completing the appraisal order. The internal costs include compensation and benefits, office administration, depreciation of equipment used in the production process, and other expenses necessary to the production process. The following is a summary of production and revenues and expenses.

Table 8 — Appraisal and Real Estate Valuation Management Services Operations
(dollars in thousands, except unit amounts)

	For the Nine Months Ended				For the Three Months Ended
	September 30,				September 30,
	2010		2009		2010		2009
		Per		Per		Per		Per
	Total	Unit	Total	Unit	Total	Unit	Total	Unit

Completed orders (units)	135,891		59,209		62,025		26,960
Service fee income	$50,237	$370	$22,018	$372	$22,784	$367	$9,945	$369
Cost of services	44,371	327	22,991	388	19,692	317	10,013	372
Selling, general and administrative expense	3,192	23	1,728	29	1,268	20	346	13
Other expense	77	1	47	1	36	1	5	—

Other income	3	—	—	—	2	—	—	—

Net income (loss)	2,600	19	(2,748)	(46)	1,790	29	(419)	(16)
Less: Net income (loss) attributable to noncontrolling interests	317	2	(824)	(14)	218	4	(126)	(5)

Net income (loss) attributable to NFI	$2,283	$17	$(1,924)	$(32)	$1,572	$25	$(293)	$(11)

We have generated substantial increases in order volume through aggressive sales efforts, leading to significant increases in the number of mortgage lender customers. We have also introduced new products leading to increased order volume. Federal regulatory changes have also contributed to increased customers and order volume. The Appraisal Rule, described above, requires that Federal Housing Administration loans obtain an independent appraisal provided by an appraisal management company. The Company also expects cash flows to increase due to a larger customer base and operating efficiencies.

During 2009, we incurred costs to improve our operating infrastructure which were included in all expense categories in this segment. These improvements included adding facilities and equipment and technology enhancements to improve customer satisfaction and drive operating efficiencies. These costs are generally not recurring and therefore our cost per unit has improved.

Corporate: Interest Income — Mortgage Securities — The interest on the mortgage securities we own has decreased significantly when comparing to the first nine and three months of 2010 to the same periods in 2009 as the securities have declined in value and as their cash flow has decreased significantly. Management expects that the interest income and cash flow from these securities will continue to decline as the underlying loan collateral is repaid.

Interest expense on trust preferred securities — Interest expense on trust preferred securities decreased from the nine months ended September 30, 2009 as compared to the same period in 2010 due to the debt issuance cost becoming fully amortized on one of the securities during the quarter. The interest expense on trust preferred securities increased from the three months ended September 30, 2009 as compared to the same period in 2010 due to the reversal of the interest expense at the previous rate of LIBOR plus 3.5% to the new rate of 1.0% per annum during the second quarter of 2009 as the exchange date took place in April 2009. See Note 6 to the condensed consolidated financial statements for the quarterly period ending September 30, 2010 for further details.

Results of Operations — Consolidated Earnings Comparisons for the Year Ended December 31, 2009 as Compared to the Year Ended December 31, 2008

Appraisal Management: Service Fee Income and Cost of Services.  We earn fees on the residential home appraisals we complete and deliver to our customers, generally residential mortgage lenders. Fee revenue is directly related to the number of appraisals completed (units). Cost of servicing includes the cost of the appraisal, which is paid to an independent party, and the internal costs directly associated with completion of the appraisal order. The internal costs include compensation and benefits, office administration, depreciation of equipment used in the process, and other expenses necessary to the production process. The following table is a summary of production, revenues and expenses.

Table 9 — Appraisal Management Segment Operations
(dollars in thousands, except unit amounts)

	2009		2008
	Total	Per Unit	Total	Per Unit

Completed appraisal orders (units)	84,174		6,297
Service fee income	$31,106	$370	$2,524	$401
Cost of services	32,221	383	2,600	413
Selling, general and administrative expense	1,837	22	257	41
Other expense	46	1	7	1

Net loss	(2,998)	(36)	(340)	(54)
Less: Net loss attributable to noncontrolling interests	(829)	(10)	—	—

Net loss attributable to NFI	$(2,169)	$(26)	$(340)	$(54)

Since we acquired StreetLinks in August of 2008, we have generated substantial increases in appraisal order volume through aggressive sales efforts, leading to significant increases in the number of mortgage lender customers. The Company expects cash flows to increase due to a larger customer base and operating efficiencies.

During 2009, we incurred costs to improve our operating infrastructure which were included in all expense categories in this segment. These improvements included adding facilities and equipment and technology enhancements to improve customer satisfaction and drive operating efficiencies. These costs are generally not recurring and therefore our cost per unit has improved.

Results of Operations — Securitized Loan Trusts.  As discussed above under the heading “Impact of Consolidation of Securitized Mortgage Assets on Our Financial Statements,” we consolidate the financial statements of three separate securitization loan trusts. Following are the components of the operations of the securitized loan trusts.

Table 10— Operations of Securitized Loan Trusts
(dollars in thousands)

	For the Year Ended
	December 31,
	2009	2008

Interest income — mortgage loans held-in-portfolio	$131,301	$186,601
Interest expense — asset-backed bonds secured by mortgage loans	(21,290)	(95,012)
Provision for credit losses	(260,860)	(707,364)
Servicing fee expense	(10,639)	(13,596)
Premiums for mortgage insurance	(6,041)	(15,818)

Interest Income and Expense.  As discussed above, in general, our mortgage assets have been significantly impaired due to national and international economic crises, housing price deterioration and mortgage loan credit defaults. Interest income has declined as these assets have declined due to repayments and liquidations. Interest expense has declined as the related principal balances have declined. Also, interest expense is adjustable, generally based on a spread to LIBOR. LIBOR was lower during 2009 than 2008.

Provision for Credit Losses.  The provision for credit losses relates to mortgage loans which have been securitized. As discussed above, in general, the credit quality of the securitized mortgage loans significantly deteriorated during 2008 and 2009 due to national and international economic crises, housing price deterioration and mortgage loan credit defaults. A significant portion of the securitized loans have become uncollectible or will only be partially collected. Approximately 20% of our loans held in portfolio were greater than 90 days delinquent at December 31, 2008, and approximately 20% were in foreclosure. As of December 31, 2009, this delinquency percentage decreased to approximately 16% while loans in foreclosure increased to approximately 36%. As loans transition into REO status, an estimated loss is recorded until the property is sold or liquidated. For the NHEL 2006-1 and NHEL 2006-MTA1 transactions, we valued REO property at 50% of its current principal balance as of December 31, 2009, compared to 55% as of December 31, 2008. Because of the increased loss severity, NHEL 2007-1 property was valued at 35% in 2009; a 5% decrease from 2008. Provisions for these losses have increased in connection with the declining credit quality of the loans. We took charges to income totaling $260.9 million and $707.4 million during the year ended December 31, 2009 and 2008, respectively.

Premiums for Mortgage Loan Insurance.  Premiums for mortgage insurance are for credit default insurance for mortgage loans — held-in-portfolio, which have been securitized and are owned by securitization trusts. The premiums are paid by the trust from the loan proceeds. Premiums are based on a percentage of the individual loan principal outstanding. The decrease in premiums on mortgage loan insurance for 2009 as compared to 2008 is due to the decrease in the principal balance of mortgage loans — held-in-portfolio.

Other Expenses.  Other expenses includes adjustments to the fair value of mortgage securities, losses on derivative instruments and losses associated with the impairment on mortgage securities — available-for-sale, which are discussed below.

(Losses) Gains on Derivative Instruments.  Prior to 2008, we entered into derivative instrument contracts that did not meet the requirements for hedge accounting treatment, but contributed to our overall risk management strategy by serving to reduce interest rate risk related to short-term borrowing rates. Substantially all of these derivatives matured prior to December 31, 2009. The derivative instruments for which the value is on our Consolidated Balance Sheets are owned by securitization trusts. Derivative instruments transferred into a securitization trust are administered by the trustee in accordance with the trust documents. These derivative instruments were used to mitigate interest rate risk within the related securitization trust and will generally increase in value as short-term interest rates increase and decrease in value as rates decrease.

As a result of declining interest rates and declining values of the credit default swaps (“CDS”), the losses on derivative instruments from continuing operations were $4.7 million and $18.1 million for the years ended December 31, 2009 and 2008, respectively. The losses decreased in 2009 as compared to 2008 due to the expiration of many of the derivative instrument contracts during 2008 and 2009.

Fair Value Adjustments.  Adjustment for changes in value on our trading securities and the asset-backed bonds issued in our CDO transaction executed are recorded as Fair Value Adjustments. The significant value declines in 2009 and 2008 were a result of significant spread widening in the subprime mortgage market for these types of asset-backed securities as well as poor credit performance of the underlying mortgage loans. By the end of 2008, the total value of the trading securities and the asset-backed bonds had declined significantly, resulting in a lower overall adjustment in 2009 when compared to 2008.

Impairment on Mortgage Securities — Available-for-Sale.  To the extent that the cost basis of mortgage securities — available-for-sale exceeds the fair value and the unrealized loss is considered to be other than temporary, an impairment charge is recognized and the amount recorded in accumulated other comprehensive income or loss is reclassified to earnings as a realized loss. The large impairments in 2009 and 2008 were primarily driven by an increase in actual and projected losses due to the deteriorating credit quality of the loans underlying the securities. By the end of 2008, the total value of the available-for-sale securities had declined significantly, resulting in a lower overall impairment in 2009 when compared to 2008.

Income Taxes.  During 2009, we recognized tax expense of $1.1 million from continuing operations. $1.6 million of this was due to taxes related to excess inclusion income, net of $0.5 million of income tax benefit primarily attributed to the release of tax liability related to uncertain tax positions due to the lapse of statute of limitations and changes in management’s judgment regarding those positions.

During 2008, we recognized a tax benefit of $17.6 million from continuing operations. Of this benefit, $13.8 million will be reduced by the tax expense recorded on the gain in discontinued operations. The remaining $3.8 million of tax benefit is primarily attributed to the release of tax liability related to uncertain tax positions due to the lapse of statute of limitations and changes in management’s judgment regarding those positions.

Due to the valuation allowance recorded against deferred tax assets, no tax benefit is recognized on tax losses incurred in 2009 and 2008.

As of December 31, 2009 and 2008, we reflect $4.2 million and $3.8 million in other tax liability, respectively which are recorded in “Other Liabilities.” This balance is primarily comprised of tax liability on uncertain tax positions, interest and penalties and a portion of this amount is an obligation of one of the Company’s securitization trusts and as such will be paid out of the trust’s assets.

Contractual Obligations

We have entered into certain long-term debt and lease agreements, which obligate us to make future payments to satisfy the related contractual obligations.

Table 11 — Contractual Obligations
(dollars in thousands)

	As of September 30, 2010
		Less than 1				After 5
Contractual Obligations	Total	Year		1-3 Years	3-5 Years	Years

Junior subordinated debentures	$97,608	$781		1,563	$1,563	$93,701
Operating leases	3,210	1,350		998	662	200
StreetLinks earnings target	2,195	2,195	(A)	—	—	—

Total obligations	$103,013	$4,326		$2,561	$2,225	$93,901

(A)	This amount was paid during October of 2010.

The junior subordinated debentures mature in 2035 and 2036. The contractual obligations for these debentures include expected interest payments on the obligations based on the prevailing interest rate of 1.0% per annum as of September 30, 2010 for each respective obligation. The junior subordinated debentures are described in detail in Note 6 to our condensed consolidated financial statements for the quarterly period ended September 30, 2010. The operating lease obligations do not include rental income of $0.7 million to be received under sublease contracts.

Uncertain tax positions of $1.1 million, which are included in the other liabilities line item of the Condensed Consolidated Balance Sheets as of September 30, 2010, are not included in the table above as the timing of payment cannot be reasonably or reliably estimated.

Liquidity and Capital Resources as of September 30, 2010

As of September 30, 2010, we had approximately $16.8 million in unrestricted cash and cash equivalents.

Cash on hand and receipts from StreetLinks operations and our mortgage securities are significant sources of liquidity. Gross appraisal fee income was a substantial source of our cash flows in the first three quarters of 2010. We have had significant growth in the first nine months of 2010 compared to the same period in 2009 and are currently projecting an increase in cash flows over the course of the next year as we continue to increase our customer base, although we cannot assure the same rate of growth that we have experienced during the first three quarters of 2010. New regulations issued by federal agencies, especially those that became effective in the first quarter of 2010, have positively impacted StreetLinks’ sales efforts. Infrastructure changes and added efficiencies gained through automation have decreased selling, general and administrative expenses relative to the increased production. We anticipate that continued increases in appraisal volume and relatively lower operating costs will drive positive earnings and cash flow from StreetLinks during 2010. Advent does not currently have any significant cash inflows or outflows. Management is continuing to evaluate it as a viable business and management does not believe that cash inflows or outflows will be significant during fiscal 2010.

Based on the current projections, the cash flows from our mortgage securities will decrease in the next several months as the underlying mortgage loans are repaid, and could be significantly less than the current projections if losses on the underlying mortgage loans exceed the current assumptions or if short-term interest rates increase significantly.

Our current projections indicate that sufficient cash and cash flows are and will be available to meet payment needs. However, our mortgage securities cash flows are volatile and uncertain, and the amounts we receive could vary materially from our projections though we believe that the increased cash flows from StreetLinks will offset any reduction in our mortgage securities cash flows. As discussed under the heading “Legal Proceedings” in this report, we are the subject of various legal proceedings, the outcome of which is uncertain. We may also face demands in the future that are unknown to us today related to our legacy lending and servicing operations.

If the cash flows from StreetLinks and our mortgage securities are less than currently anticipated, it would negatively affect our results of operations, financial condition, liquidity and business prospects. However management believes that its current operations and its cash availability are sufficient for the Company to discharge its liabilities and meet its commitments in the normal course of business.

Overview of Cash Flow for the Nine Months Ended September 30, 2010

Following are the primary sources of cash receipts and disbursements.

Table 12 — Primary Sources of Cash Receipts and Disbursements
(dollars in thousands)

	For the Nine Months
	Ended September 30,
	2010	2009

Primary sources:
Fees received for appraisal and real estate valuation management services	$50,944	$20,770
Cash flows received from mortgage securities	7,683	13,908
Primary uses:
Payments for appraisals and real estate valuation management services and related administrative expenses	41,547	20,801
Payments of corporate, general and administrative expenses	6,427	22,950

Summary of Statement of Cash Flows — Operating, Investing and Financing Activities

The following table provides a summary of our operating, investing and financing cash flows as taken from our Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2010 and 2009

Table 13 — Summary of Operating, Investing and Financing Cash Flows
(dollars in thousands)

	For the Nine Months Ended
	September 30,
	2010	2009

Consolidated Statements of Cash Flows:
Cash provided by operating activities	$8,075	$51,413
Cash flows provided by investing activities	37,079	178,008
Cash flows used in financing activities	(35,474)	(239,393)

Operating Activities.  The cash provided by operating activities in 2009 was primarily related to the securitized loan trusts (deconsolidated January 2010). See a discussion of the impact of the consolidated loan trusts under the heading, “Principal Assets and Liabilities of Loan Trusts.” The Company is now focusing on its appraisal and real estate valuation management services business. For the nine months ended September 30, 2010, StreetLinks has had positive cash flows compared to the same period in 2009, StreetLinks had negative operating cash flows. Although the Company continues to fund the startup of Advent, which has used approximately $3.9 million this year to pay for operating expenses, the Company does not anticipate that Advent will be a significant source or use of cash in 2010.

Investing Activities.  Substantially all of the cash flow from investing activities relates to either payments on securitized loans or sales upon foreclosure of securitized loans. See a discussion of the impact of the consolidated loan trusts under the heading, “Principal Assets and Liabilities of Loan Trusts,” since they were deconsolidated during the first quarter of 2010. Our mortgage loan portfolio declined significantly and borrower defaults increased, resulting in lower repayments of our mortgage loans held-in-portfolio and lower cash proceeds from the sale of assets acquired through foreclosure compared to prior years.

Financing Activities.  The payments on asset-backed bonds relates to bonds issued by securitization loan trusts, which have decreased as the assets in the trusts used to pay those bonds have declined. See a discussion of the impact of the consolidated loan trusts under the heading, “Principal Assets and Liabilities of Loan Trusts,” since they were deconsolidated during the first quarter of 2010.

Future Sources and Uses of Cash

Primary Sources of Cash

Cash Received from Appraisal and Real Estate Valuation Management Services — As shown in Table 13 above, cash receipts in our appraisal and real estate valuation management service operations are a significant source of cash and liquidity. These receipts have increased significantly as the appraisal volume has increased as discussed previously.

Cash Received From Our Mortgage Securities Portfolio — For the nine months ended September 30, 2010, we received $7.7 million in proceeds from mortgage securities. The cash flows we receive on our mortgage securities are highly dependent on the interest rate spread between the underlying collateral and the bonds issued by the securitization trusts and default and prepayment experience of the underlying collateral. The following factors have been the significant drivers in the overall fluctuations in these cash flows:

•	As short-term interest rates declined and continue to remain low, the net spread to us has increased and remains high,

•	Higher credit losses have decreased cash available to distribute with respect to our securities,

•	We have lower average balances of our mortgage securities — available-for-sale portfolio as the securities have paid down and we have not acquired new bonds.

In general, if short-term interest rates increase, the spread (cash) we receive will decline.

Primary Uses of Cash

Payments to Independent Appraisers — We are responsible for paying the independent appraisers we contract with to provide residential mortgage appraisals. The cash required for this is funded through receipts from customers and the change in the cash requirements is directly related to the appraisal volume and units completed.

Payments of Selling, General and Administrative Expenses — Selling, general and administrative expenses include the administrative costs of business management and include staff and management compensation and related benefit payments, professional expenses for audit, tax and related services, legal services, rent and general office operational costs.

Overview of Cash Flow for the Year Ended December 31, 2009

During 2007 and early 2008, we discontinued our mortgage lending operations and sold our mortgage servicing rights which subsequently resulted in the closing of our servicing operations. Prior to exiting the lending business, we sold the majority of the loans we originated to securitization trusts. Three of these securitization trusts are consolidated for financial reporting under GAAP, which means all of the assets and the liabilities of the trust are included in our consolidated financial statements. Our results of operations and cash flows include the activity of these trusts. The cash proceeds from the repayment of the loan collateral are owned by the trust and serve to only repay the obligations of the trust. We do not collect the cash and we are not responsible for the obligations of the trust. Principal and interest on the bonds (securities) of the trust can only be paid if there is sufficient cash flow from the underlying collateral. We own some of the securities issued by the trust, which are a significant source of possible cash flow. As a result of the national economic crises, the loans within these trusts have very high rates of default. Therefore, the cash flow on the securities we own has declined significantly within the past two years.

We have provided a summary of the cash flow for the securitization trusts under “Principal Assets and Liabilities of Securitization Trusts.”

The following table presents the primary and simplified sources of cash receipts and disbursements, excluding the impact of the securitization trusts.

Table 14 — Primary Sources of Cash Receipts and Disbursements
(dollars in thousands)

	For the Years Ended December 31,
	2009	2008

Primary sources:
Fees received for appraisal management services	$30,607	$2,263
Cash flows received from mortgage securities	18,479	59,912
Primary uses:
Payment of corporate, general and administrative expenses	(25,739)	(37,832)
Payments for appraisals and related administrative expenses	(30,140)	(3,453)
Payments for Advent’s startup and other expenses	(4,255)	—
Issuance of notes and other receivables	(4,277)	—
Repayment of short-term borrowings	—	(45,488)

Statement of Cash Flows — Operating, Investing and Financing Activities

The following table provides a summary of our operating, investing and financing cash flows from our consolidated statements of cash flows for years ended December 31, 2009 and 2008.

Table 15 — Summary of Operating, Investing and Financing Cash Flows
(dollars in thousands)

	For the Years Ended December 31,
	2009	2008

Consolidated Statements of Cash Flows:
Cash provided by operating activities	$67,218	$29,566
Cash flows provided by investing activities	246,616	493,579
Cash flows used in financing activities	(331,520)	(523,719)

Operating Activities.  Net cash provided by operating activities increased by $37.7 million in 2009 as compared to 2008. The increase in cash provided by operating activities was substantially related to the increase in the balance of the amounts due to servicer. Operating activities, other than the cash flow of the securitized loan trusts, generated a net use of cash during the year ended December 31, 2009. See a discussion of the impact of the consolidated loan trusts under “Principal Assets and Liabilities of Securitization Trusts.”

Investing Activities.  In 2009, net cash provided by investing activities decreased by $247.0 million as compared to 2008. Substantially all of the cash flow from investing activities relates to either payments on securitized loans or sales upon foreclosure of securitized loans. Our mortgage loan portfolio declined significantly and borrower defaults increased, resulting in lower repayments of our mortgage loans held-in-portfolio and lower cash proceeds from the sale of assets acquired through foreclosure. We also experienced a decrease in payments received on our mortgage securities during 2009 as compared to 2008 as a result of poor credit performance of the underlying loans.

Financing Activities.  Net cash used in financing activities decreased by $192.2 million in 2009 as compared to 2008. All short-term borrowings were paid off in 2008 and we also experienced a decrease in paydowns of our asset-backed bonds during the year.

Consolidated Securitization Trusts

During 2006 and 2007, we executed loan securitization transactions that did not meet the criteria necessary for derecognition of the securitized assets and liabilities pursuant to Accounting for Transfers of Financial Assets and Repurchase Financing Transactions and related authoritative accounting literature. As a result, the assets and liabilities relating to this securitization are included in our consolidated financial statements.

At the time these loans were securitized, we owned significant beneficial interests in the securitized loan pools, including various subordinated bond classes and the residual interests in these pools. For the 2006 securitized loan pools, we owned the right to unilaterally place certain derivative instruments into the securitization trust and to repurchase a limited number of loans from the trust for any reason and at any time. For the 2007 securitized loan pool, we determined that we excessively benefited from the derivatives transferred to the trust at inception.

During 2007, we also securitized certain mortgage securities through a CDO structure.

During and prior to 2008, the following events occurred that have significantly changed the economics of these securitized loan pools including:

1. We sold a portion of the beneficial interests we owned,

2. The credit losses on the securitized loans increased to the point where the remaining beneficial interests we own are not significant,

3. We sold the right to service all securitized loans,

4. We executed amendments to the securitization agreements for the 2006 loan pools whereby we relinquished all rights to place certain derivative instruments into the securitization trust and to repurchase a limited number of loans from the trust for any reason and at any time, and

5. For the 2007 securitized loan pool, a significant portion of the derivatives placed into the trust have expired and the remaining derivatives will expire by January 2010.

While the securities, loans and bond liabilities, along with miscellaneous related assets and liabilities, remain on our Consolidated Balance Sheets as presented in accordance with GAAP, we have no ability to control the assets, no obligations related to the trust payables, and no significant economic benefit from our ownership interests issued by the trust. Likewise, the income and expenses associated with these assets and liabilities represent earnings and costs of the securitization trust, but have no bearing on our performance due to the current economic condition of the trusts.

Subsequent to December 31, 2009, certain events occurred that required the Company to reconsider the accounting for three consolidated loan trusts: NHEL 2006-1, NHEL 2006-MTA1 and NHEL 2007-1. Upon reconsideration, the Company determined that all requirements for derecognition were met under applicable accounting guidance at the time of the reconsideration event. As a result, the Company derecognized the assets and liabilities of the trusts on January 25, 2010. These transactions are discussed in greater detail in Note 17 to the consolidated financial statements.

Below is financial information for each of the securitization trusts we consolidated and for the total of all consolidated trusts combined as of December 31, 2009 and 2008, respectively.

The discussion of the individual line items within this financial information is included in the discussion of our consolidated financial statements in the applicable forgoing sections of this report and is considered non-GAAP financial information.

Table 16 — Principal Assets and Liabilities of Securitization Trusts(A)
(dollars in thousands)

	December 31, 2009					December 31, 2008
		NHES	NHES 2006	NHES			NHES	NHES 2006	NHES
	CDO	2006-1	MTA1	2007-1	Total	CDO	2006-1	MTA1	2007-1	Total

Assets
Mortgage loans — held in portfolio, net of allowance	$—	$292,417	$397,212	$608,016	$1,297,645	$—	$411,146	$523,183	$847,962	$1,782,291
Trading securities	961	—	—	—	961	5,199	—	—	—	5,199
Real estate owned	—	20,490	14,327	29,184	64,001	—	23,289	9,233	37,958	70,480
Accrued interest receivable	—	21,053	6,503	46,470	74,026	—	22,566	10,134	44,592	77,292
Liabilities
Asset-backed bonds secured by mortgage loans	$—	$495,383	$618,931	$1,241,501	$2,355,815	$—	$572,970	$700,335	$1,398,115	$2,671,420
Asset-backed bonds secured by mortgage securities	961	—	—	—	961	5,384	—	—	—	5,384
Other liabilities	22,199	46,335	28,366	108,085	204,985	24,748	47,418	22,401	104,439	199,006

(A)	Stand-alone balances do not include impact of intercompany eliminations.

Table 17 — Principal Revenues and Expenses of Securitization Trusts(A)
(dollars in thousands)

	For the Year Ended December 31, 2009					For the Year Ended December 31, 2008
		NHES	NHES 2006	NHES			NHES	NHES 2006	NHES
	CDO	2006-1	MTA1	2007-1	Total	CDO	2006-1	MTA1	2007-1	Total

Interest Income	$9,445	$31,002	$20,630	$78,385	$139,462	$26,306	$45,160	$27,555	$109,295	$208,316
Interest expense	3,002	4,166	7,151	12,733	27,052	13,124	22,453	25,843	54,874	116,294
Provision for credit losses	—	(68,183)	(59,882)	(132,795)	(260,860)	—	(127,485)	(165,063)	(414,816)	(707,364)
Servicing fee expense	—	2,292	2,401	5,946	10,639	—	3,128	2,736	7,732	13,596
Mortgage insurance	—	798	171	5,072	6,041	—	4,216	292	11,310	15,818
Other income (expense)	(5,194)	—	—	(4,544)	(9,738)	(15,550)	—	—	(4,844)	(20,394)

(A)	Stand-alone balances do not include impact of intercompany eliminations.

Table 18 — Summary of Cash Flows of Securitization Trusts(A)
(dollars in thousands)

	For the Year Ended December 31, 2009					For the Year Ended December 31, 2008
		NHES	NHES 2006	NHES			NHES	NHES 2006	NHES
	CDO	2006-1	MTA1	2007-1	Total	CDO	2006-1	MTA1	2007-1	Total

Net cash flow from:
Operating activities	$(2,222)	$20,142	$21,301	$43,455	$82,676	$(7,441)	$20,927	$(4,415)	$43,622	$52,693
Investing activities	3,396	51,774	60,389	115,925	231,484	16,135	135,777	70,706	195,954	418,572
Financing activities	(1,174)	(71,916)	(81,690)	(159,380)	(314,160)	(8,694)	(156,704)	(66,291)	(239,576)	(471,265)

(A)	Stand-alone balances do not include impact of intercompany eliminations.

DESCRIPTION OF BUSINESS

Overview

We are a Maryland corporation formed on September 13, 1996. Prior to significant changes in our business in 2007 and the first quarter of 2008, we originated, purchased, securitized, sold, invested in and serviced residential nonconforming mortgage loans and mortgage securities. We retained, in our mortgage securities investment portfolio, significant interests in the nonconforming loans we originated and purchased, and through our servicing platform, serviced all of the loans in which we retained interests. We discontinued our mortgage lending operations and sold our mortgage servicing rights which subsequently resulted in the closing of our servicing operations.

The mortgage securities we retained continue to be a primary source of our cash flow. Because of severe declines in housing prices and national and international economic crises which led to declining values of our investments in mortgage loans and securities, we suffered significant losses during 2009. Liquidity constraints forced us to reduce operations and administrative staff and take other measures to conserve cash.

None of our employees are represented by a union or covered by a collective bargaining agreement.

We are headquartered at 2114 Central Street, Suite 600, Kansas City, Missouri 64108 and our telephone number is (816) 237-7000.

StreetLinks National Appraisal Services LLC

We own 88% of StreetLinks National Appraisal Services LLC (“StreetLinks”), a national residential appraisal and real estate valuation management services company. StreetLinks collects fees from lenders and borrowers in exchange for a residential appraisal provided by an independent residential appraiser. Most of the fee is passed through to an independent residential appraiser with whom StreetLinks has a contractual relationship. StreetLinks retains a portion of the fee to cover its costs of managing the process to fulfill the appraisal order and perform a quality control review of each appraisal. StreetLinks also provides other real estate valuation management services, such as field reviews and value validation.

StreetLinks’ appraisal order volume has increased, in part, as a result of increased restrictions and requirements for appraisals established by government agencies and regulatory authorities such as the Federal Housing Finance Agency and the United States Department of Housing and Urban Development that, among other things, require appraiser independence. With StreetLinks’ infrastructure in place and added efficiencies gained through automation, we expect the general and administrative expenses to decrease in proportion to the increased production.

On October 18, 2010, as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Act”), the Federal Reserve Board issued an interim final rule which amended Regulation Z under the Truth in Lending Act (the “Appraisal Rule”). The Appraisal Rule is subject to a public comment period until December 17, 2010. Compliance with the Appraisal Rule, as amended to account for comments received, becomes mandatory as of April 1, 2011. New requirements under the Appraisal Rule specific to residential real estate appraisals will likely include, but not be limited to, the following:

•	appraisers must be paid “reasonable and customary fees,”

•	require regulatory agencies to implement uniform appraisal standards for all federal appraisals,

•	require appraisal management companies to register with state agencies, and

•	govern automated valuation models.

It is management’s opinion that the Appraisal Rule and other rules and regulations promulgated under the Act will strengthen appraiser reform, leading to greater appraiser independence and greater lender non-compliance liability and will likely increase lender and consumer costs. We believe credible lenders will continue to rely on appraisal management companies to mitigate their appraisal compliance risk and manage their appraisal fulfillment processes. Any impact of the Act on StreetLinks and the Company will not be fully determined until all rules and regulations thereunder, including the Appraisal Rule, have been fully implemented.

Advent Financial Services LLC

We own 70% Advent Financial Services LLC (“Advent”), a start-up business which provides access to tailored banking accounts, small dollar banking products and related services to low and moderate income level individuals. Advent began its operations in December 2009. On April 26, 2009, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Advent and Mark A. Ernst to acquire the 70% fully diluted membership interest in Advent in exchange for an initial payment of $2,000,000 and, upon Advent’s achievement of certain financial metrics for the twelve months ended on April 30, 2010, an additional payment of $2,000,000. Because these financial metrics were not achieved by April 30, 2010, the additional payment was not made by the Company. The Purchase Agreement required the parties to make certain representations, warranties, covenants and contained other closing conditions. On May 15, 2009, the closing conditions set forth in the Purchase Agreement were satisfied and the parties thereto closed the transaction.

Advent anticipates distributing its financial products through business partners such as tax preparation offices. However, certain legislation and regulations proposed at the federal and state levels could, if adopted, increase costs to Advent and its business partners that provide its financial products, or could negatively impact or eliminate the ability of Advent to provide financial products through Advent’s business partners such as tax return preparation offices. Through this start-up period, management is evaluating the Advent business model to determine its long-term viability. As anticipated by management, Advent has not been a significant contributor to our 2010 operations and management believes this will remain the case through at least year end.

Corvisa LLC

StreetLinks owns 51% of Corvisa LLC (“Corvisa”). Corvisa is a technology company that develops and markets its software products to mortgage lenders. Its primary product is a self-managed appraisal solution for lenders to manage their appraisal process. Other products include analytical tools for lender to manage their mortgage origination business. StreetLinks purchased equity in Corvisa on November 4, 2010, for $1.5 million of cash, plus contingent consideration related to an earn-out opportunity based on future net income. The amount of the future payments that we could be required to make under the earn-out opportunity is $0.6 million.

Employees

As of January 11, 2011, we employed 294 total employees. Of that amount, 284 were classified as full-time employees.

Property

The executive and administrative offices for NFI are located in Kansas City, Missouri, and consist of approximately 12,142 square feet of leased office space. The lease agreements on the premises expire in October 2013. The current annual rent for these offices is approximately $0.2 million.

StreetLinks leases approximately 33,692 square feet of office space in Indianapolis, Indiana. The lease agreements on the premises expire in February 2014. The current annual rent for these offices is approximately $0.4 million.

We are leasing office space in various other states which were used for operations which were discontinued in 2007 and 2008. We are not renewing any of these leases and the final lease for this office space will expire May 2012. The current gross annual rent on those premises not terminated as of September 30, 2010 is approximately $0.5 million, although the majority of this space has been subleased which reduces our costs significantly.

Legal Proceedings

The Company is a party to various legal proceedings, all of which, except as set forth below, are of an ordinary, routine nature for a company in NFI’s business, including, but not limited to, breach of contract claims, tort claims, and claims for violations of federal and state consumer protection laws. Furthermore, the Company has received indemnification and loan repurchase demands with respect to alleged violations of representations and warranties made in loan sale and securitization agreements. These indemnification and repurchase demands have been addressed without significant loss to the Company and the number of demands has steadily decreased, but such claims could be significant if multiple loans are involved.

Due to the uncertainty of any potential loss due to pending litigation, the Company has not accrued a loss contingency related to the following matters in its condensed consolidated financial statements. Although it is not possible to predict the outcome of any legal proceeding, in the opinion of management, other than those proceedings described in detail below, such proceedings and actions should not, individually, or in the aggregate, have a material adverse effect on the Company’s financial condition and liquidity. However, a material adverse outcome in one or more of these proceedings could have a material adverse impact on the results of operations in a particular quarter or fiscal year.

On May 21, 2008, a purported class action case was filed in the Supreme Court of the State of New York, New York County, by the New Jersey Carpenters’ Health Fund, on behalf of itself and all others similarly situated. Defendants in the case include NovaStar Mortgage Funding Corporation (“NMFC”) and its individual directors, several securitization trusts sponsored by the Company, and several unaffiliated investment banks and credit rating agencies. The case was removed to the United States District Court for the Southern District of New York. On June 16, 2009, the plaintiff filed an amended complaint. Plaintiff seeks monetary damages, alleging that the defendants violated sections 11, 12 and 15 of the Securities Act of 1933 by making allegedly false statements regarding mortgage loans that served as collateral for securities purchased by plaintiff and the purported class members. On August 31, 2009, the Company filed a motion to dismiss the plaintiff’s claims. The Company believes it has meritorious defenses to the case and expects to defend the case vigorously.

On December 31, 2009, ITS Financial, LLC (“ITS”) filed a complaint against Advent and the Company alleging a breach of contract by Advent for a contract for services related to tax refund anticipation loans and early season loans. ITS does business as Instant Tax Service. The defendants moved the case to the United States District Court for the Southern District of Ohio. The complaint alleges that the Company worked in tandem and as one entity with Advent in all material respects. The complaint also alleges fraud in the inducement, tortious interference by the Company with the contract, breach of good faith and fair dealing, fraudulent and negligent misrepresentation, and liability of the Company by piercing the corporate veil and joint and several liability. The plaintiff references a $3.0 million loan made by the Company to plaintiff and seeks a judgment declaring that this loan be subject to an offset by the plaintiff’s damages. On September 13, 2010, the Court denied the Company’s motion to transfer the case to the United States District Court for the Western District of Missouri, and on September 29, 2010, the Company answered the complaint and made a counterclaim against the plaintiff for plaintiff’s failure to repay the loan. The Company believes that the defendants have meritorious defenses to ITS’s claims and plans to vigorously defend the case and pursue its counterclaim.

On July 9, 2010, Cambridge Place Investment Management, Inc. filed a complaint in the Suffolk, Massachusetts Superior Court against NMFC and numerous other entities seeking damages on account of losses associated with residential mortgage-backed securities purchased by plaintiff’s assignors. The complaint alleges untrue statements and omissions of material facts relating to loan underwriting and credit enhancement. The complaint alleges a violation of Section 410 of the Massachusetts Uniform Securities Act, (Chapter 110A of the Massachusetts General Laws). Defendants have removed the case to the United States District Court for the District of Massachusetts, and plaintiff has filed a motion to remand the case back to state court. The Company believes that it has meritorious defenses to these claims and expects that the case will be defended vigorously.

On or about July 16, 2010, NovaStar Mortgage, Inc. received a “Purchasers’ Notice of Election to Void Sale of Securities” regarding NovaStar Mortgage Funding Trust Series 2005-4 from the Federal Home Loan Bank of Chicago. The notice was allegedly addressed to several entities including NovaStar Mortgage, Inc. and NMFC. The notice alleges joint and several liability for a rescission of the purchase of a $15.0 million security pursuant to Illinois Securities Law, 815 ILCS section 5/13(A). The notice does not specify the factual basis for the claim. The Company will assess its defense to the claim once the factual basis and additional information have been provided.

DIRECTORS, EXECUTIVE OFFICERS AND CONTROL PERSONS

The executive officers and directors of NovaStar Financial and their positions are as follows:

Name	Position With NovaStar Financial	Age

W. Lance Anderson	Chairman of the Board and Chief Executive Officer	50
Rodney E. Schwatken	Senior Vice President and Chief Financial Officer	47
Gregory T. Barmore	Director	69
Donald M. Berman	Director	59
Art N. Burtscher	Director	60
Edward W. Mehrer	Director	72
Howard M. Amster	Director	63
Barry A. Igdaloff	Director	56

The mailing address and phone number of each executive officer and director is 2114 Central Street, Suite 600, Kansas City, Missouri 64108 and (816) 237-7000.

Executive Officers

The executive officers serve at the discretion of the Board of Directors.

W. Lance Anderson is a co-founder, Chairman of the Board and Chief Executive Officer (“CEO”) of NovaStar Financial, and has been a member of the Board of Directors since 1996. Prior to Mr. Anderson’s appointment as CEO, he served as President and Chief Operating Officer. Prior to joining NovaStar Financial, Mr. Anderson served as Executive Vice President of Dynex Capital, Inc., formerly Resource Mortgage Capital, Inc., a New York Stock Exchange-listed real estate investment trust (“Dynex”). In addition, Mr. Anderson was President and Chief Executive Officer of Dynex’s single-family mortgage operation, Saxon Mortgage.

The Board believes Mr. Anderson qualifications to sit on the Board and serve as its Chairman include his extensive executive and operational experience and his detailed knowledge, as co-founder and an executive officer, of the Company and its development. Mr. Anderson’s Board term will expire in 2013.

Rodney E. Schwatken assumed the responsibilities of Chief Financial Officer of the Company as of January 3, 2008. Since March 2006, Mr. Schwatken had been the Company’s Vice President-Strategic Initiatives where he was responsible for special projects generally related to corporate development and management of the Company’s strategic transactions. From March 1997 until March 2007, Mr. Schwatken held various titles including Vice President, Secretary, Treasurer and Controller (Chief Accounting Officer) of the Company and was responsible for corporate accounting, including implementation of accounting policies and procedures and developing and implementing proper internal control over all financial recordkeeping. From June 1993 to March 1997, when he joined the Company, Mr. Schwatken was Accounting Manager with U.S. Central Credit Union, a $30 billion dollar investment, liquidity and technology resource for the credit union industry. From January 1987 to June 1993, Mr. Schwatken was employed by Deloitte & Touche LLP in Kansas City, Missouri, most recently as an audit manager.

Classified Directors

There are five classified directors. Upon the filing of the Articles of Amendment and Restatement, the Company will have four classified directors and Mr. Berman will no longer serve on the Board. In addition to Mr. Anderson, whose biography is set forth above, the four other current classified directors and their biographies are below.

Gregory T. Barmore has served on the Board of Directors since 1996. Mr. Barmore is Chairman of the Board of Directors of ICO, Inc., a Houston, Texas based plastics products company and is a member of its audit committee and governance and nominating committee. In 1997, Mr. Barmore retired as Chairman of the Board of GE Capital Mortgage Corporation (“GECMC”), a subsidiary of General Electric Capital Corporation headquartered in Raleigh, North Carolina. In that capacity, he was responsible for overseeing the strategic development of GECMC’s residential real estate-affiliated financial business, including mortgage insurance, mortgage services and mortgage funding. Prior to joining GECMC in 1986, Mr. Barmore was Chief Financial Officer of Employers Reinsurance Corporation, one of the nation’s largest property and casualty reinsurance companies.

The Board believes that Mr. Barmore’s qualifications to serve on the Board include his executive level experience, financial expertise, and service on multiple boards of directors. Mr. Barmore’s term will expire in 2013.

Donald M. Berman has been a member of the Board of Directors since 2005. Since 1987 Mr. Berman has been the Chairman and Chief Executive Officer of CardWorks, L.P., a privately-held consumer finance company based in Woodbury, New York. As Chief Executive Officer of CardWorks, Mr. Berman oversees two wholly owned subsidiaries: Cardholder Management Services, Inc. (“CMS”), based in Woodbury, New York, which was founded by Mr. Berman in 1987, and Merrick Bank, located in Salt Lake City, Utah, which was established by CMS in 1997. Mr. Berman has been a senior marketing executive with Eastern States Bankcard Association, a bankcard industry consultant and a Vice President in the Financial Institutions Division of Smith Barney.

The Board believes Mr. Berman’s qualifications to serve on the Board include his executive level experience and knowledge of the bankcard and consumer finance industries. Mr. Berman’s term will expire in 2011.

Art N. Burtscher has been a member of the Board of Directors since 2001. Since 2004, Mr. Burtscher has been chairman of McCarthy Group Advisors, L.L.C., an Omaha, Nebraska, investment advisory firm. McCarthy Group Advisors was acquired by Westwood Holdings Group, Inc. (whg) in November, 2010. Mr. Burtscher remains with Westwood as Senior Vice President. From 2000 to 2004, he was president of McCarthy Group Asset Management. From 1988 to 2000, Mr. Burtscher served as President and Chief Executive Officer of Great, Western Bank in Omaha, Nebraska. Mr. Burtscher also serves on the board of directors of NIC, Inc., an Overland Park, Kansas eGovernment service provider, is its lead independent director and is a member of the Audit Committee. Additionally, Mr. Burtscher serves on the boards of directors of AmeriSphere Multi-Family Finance, L.L.C., The Durham Museum, SilverStone Group, Jet Linx, United Way of the Midlands Foundation and Methodist Health System. He is also a consultant to the board of Olsson & Associates and is a trustee for DLR Group.

The Board believes that Mr. Burtscher’s qualifications to serve on the Board include his experience in the financial services industry, his extensive knowledge of financial, business and investment matters and his service on numerous boards of directors. Mr. Burtscher’s term will expire in 2012.

Edward W. Mehrer has been a member of the Board of Directors since 1996. Mr. Mehrer served as Interim President & Chief Executive Officer of Cydex, Inc., a pharmaceutical company based in Overland Park, Kansas, from November 2002 through June 2003, and as its Chief Financial Officer from November 1996 through December 2003. Prior to joining Cydex, Mr. Mehrer was associated with Hoechst Marion Roussel, formerly Marion Merrell Dow, Inc., an international pharmaceutical company (“Marion”). From December 1991 to December 1995, he served as Executive Vice President and Chief Financial and Administrative Officer of Marion and a director and member of its executive committee. From 1976 to 1986,

Mr. Mehrer was a partner with the public accounting firm of Peat, Marwick, Mitchell & Co., a predecessor firm to KPMG LLP, in Kansas City, Missouri. Mr. Mehrer also serves on the Board of Directors of FBL Financial Group, Inc., a Des Moines, Iowa insurance company and is a member of both the audit committee and the nominating and governance committee.

The Board believes that Mr. Mehrer’s qualifications to serve on the Board include his experience as a practicing CPA and his executive level experience and board service for multiple public companies. Mr. Mehrer’s term will expire in 2012.

Series C Directors

In addition to the five classified directors described above, two directors are elected to the Board by the holders of the Company’s Series C Preferred Stock pursuant to the Articles Supplementary to the Company’s Charter that established the Series C Preferred Stock. The terms of the Series C Preferred Stock provide that whenever dividends on the Series C Preferred Stock are in arrears for six or more quarters (whether or not consecutive) the holders of the Series C Preferred Stock have the right to elect two additional directors to the Board. On March 17, 2009, the Company notified the holders of the Series C Preferred Stock that the Company would not make its scheduled dividend payment on the Series C Preferred Stock due March 31, 2009, and as of such date, dividends on the Series C Preferred Stock would be in arrears for six or more quarters and the holders of the Series C Preferred Stock had the right to elect, as a separate class, two additional directors to the Company’s Board of Directors to serve as Series C directors until such time as all accrued dividend have been paid. The notice included a Series C Director Nomination Form permitting holders of the Series C Preferred Stock to make nominations for the election of the Series C directors to occur by vote of the holders of the Series C Preferred Stock at the Company’s 2009 Annual Shareholder Meeting. At the meeting, the holders of the Series C Preferred Stock elected Howard M. Amster and Barry A. Igdaloff as Series C directors to serve until all dividends accumulated on the Series C Preferred Stock for the past dividend periods and the then current dividend period have been paid in full or authorized and a sum sufficient for the payment thereof has been set aside for payment.

As part of the Series C Offer and Consent Solicitation and the amendment contemplated in Proposal 1, despite the fact that all dividends accumulated on the Series C Preferred Stock have not been paid, the Series C directors will not automatically continue to serve on the Board beyond the 2011 Annual Shareholder Meeting. Upon the filing of the Articles of Amendment and Restatement, the Company will be comprised four classified directors (Messrs. Anderson, Barmore, Burtscher and Mehrer) and Messrs. Amster and Igdaloff will no longer serve on the board. Immediately following the filing of the Articles of Amendment and Restatement, however, the board anticipates increasing the classified board positions from four to six and appointing Messrs. Amster and Igdaloff to fill the newly-created vacancies. However, under a Voting Agreement, dated December 10, 2010, between the Company and the Series C directors, the Company agreed to include Messrs. Amster and Igdaloff on the slate of director nominees recommended by management to the shareholders at the 2011 Annual Shareholder Meeting. If elected at the 2011 Annual Shareholder Meeting, Messrs. Amster and Igdaloff’s terms will both expire in 2014.

Howard M. Amster is an owner and operator of multiple real estate investments. Since March 1998, Mr. Amster has served as President of Pleasant Lake Apts. Corp., the corporate general partner of Pleasant Lake Apts. Limited Partnership. Mr. Amster also serves as a director of Maple Leaf Financial, Inc., the holding company for Geauga Savings Bank, and newAX, Inc. (formerly Astrex, Inc.) and since 2000, has served as a Principal with Ramat Securities Ltd., a securities brokerage firm. From 1992 to 2000, Mr. Amster was an investment consultant with First Union Securities (formerly EVEREN Securities and formerly Kemper Securities).

While Mr. Amster was nominated and elected by the holders of the Company’s Series C Preferred Stock, the Board believes Mr. Amster’s qualifications to serve on the Board include his investment experience and his service on multiple boards of directors.

Barry A. Igdaloff has served as the sole proprietor of Rose Capital, a registered investment advisor in Columbus, Ohio, since 1995. Mr. Igdaloff has been a director of Dynex Capital, Inc. since 2000, and is a member of its audit committee and nominating and corporate governance committee. Previously, Mr. Igdaloff was a director of Guest Supply, Inc. prior to its acquisition by Sysco Foods in 2001. Prior to entering the investment business, Mr. Igdaloff was an employee of Ernst & Whinney’s international tax department. Mr. Igdaloff is a non-practicing CPA and a non-practicing attorney.

While Mr. Igdaloff was nominated and elected to the Board by the holders of the Company’s Series C Preferred Stock, the Board believes Mr. Igdaloff’s qualifications to serve on the Board include his financial expertise, his years of experience as an investment advisor, attorney, and CPA and his service on multiple boards of directors.

None of the executive officers or directors of the Company was convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors), nor has any such person been a party to a judicial or administrative proceeding during the past five years (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws. All the executive officers and directors of the Company are U.S. citizens.

BENEFICIAL OWNERSHIP

Beneficial Ownership of Common Stock, Series C Preferred Stock and Series D Preferred Stock by Directors, Management and Large Securityholders

The following table sets forth sets forth certain information with respect to the Company’s Common Stock, Series C Preferred Stock and Series D Preferred Stock beneficially owned by: (i) each person known by the Company to own of record or beneficially 5% or more of the Company’s Common Stock, (ii) each director, (iii) each Named Executive Officer and (iv) all officers and directors of the Company as a group, in each case based upon information available as of January 7, 2011 (unless otherwise noted).

			Beneficial		Beneficial
	Beneficial		Ownership of		Ownership of
	Ownership of		Series C		Series D
Name and Address of	Common Stock		Preferred Stock(2)		Preferred Stock		Voting Power(3)(4)
Beneficial Owner(1)	Shares	Percent	Shares	Percent	Shares	Percent	Votes	Percent

W. Lance Anderson(5)	253,194	2.66%	—	—	—	—	253,194	2.22%
Rodney E. Schwatken(6)	49,380	*	—	—	—	—	49,380	*
Edward W. Mehrer(7)	40,288	*	—	—	—	—	40,288	*
Gregory T. Barmore(8)	26,038	*	—	—	—	—	26,038	*
Art N. Burtscher(9)	23,440	*	—	—	—	—	23,440	*
Donald M. Berman(10)	8,216	*	—	—	—	—	8,216	*
Howard M. Amster(11)	1,875	*	218,766	7.32%	—	—	1,875	*
Barry A. Igdaloff(12)	1,875	*	307,774	10.29%	—	—	1,875	*
All current directors and executive officers as a group (8 persons)(13)	401,632	4.24%	526,540	17.61%	—	—	401,632	3.55%
Massachusetts Mutual Life Insurance Company(14)	192,950	2.03%	—	—	1,050,000	50.00%	1,130,450	9.92%
1295 State Street Springfield, MA 01111
Jefferies Capital Partners IV LLC(15)	—	—	—	—	1,050,000	50.00%	937,500	8.22%
520 Madison Avenue, 12th Floor New York, NY 10022

*	Less than 1%

(1)	The mailing address of each beneficial owner is 2114 Central Street, Suite 600, Kansas City, Missouri 64108, unless otherwise shown.

(2)	Given the very limited circumstances in which the Series C Holders are entitled to vote, the Company and the Series C Holders deem the Series C Preferred Stock to be a non-voting security. Because non-voting securities are not required to be reported on reports required by Section 13 of the Exchange Act, the Company does not have the means to confirm whether any non-directors or non-executive officers hold more than 5% of the outstanding Series C Preferred Stock.

(3)	The holders of the Series D Preferred Stock are entitled to one vote for each share of common stock into which the Series D Preferred Stock held as of the record date is convertible, on each matter on which the holders of the common stock have a right to vote. Consequently, total votes include one vote for each share of the Company’s common stock outstanding, and one vote for each share of common stock into which outstanding shares of the Company’s Series D Preferred Stock may be converted.

(4)	The voting power calculation does not include the Series C Preferred Stock because the Series C Preferred Stock generally does not have voting power.

(5)	Consists of 61,771 shares of common stock held directly; 115,850 shares of stock owned jointly with his spouse; 2,748 shares of common stock held in the NovaStar Financial 401(k) Plan; 49,826 shares of common stock issuable pursuant to options exercisable within 60 days of January 11, 2011; and 22,999 shares of restricted stock.

(6)	Consists of 2,184 shares of common stock held directly; 5,088 shares of stock owned by the Rodney E. Schwatken Trust; 3,141 shares of common stock held in the NovaStar Financial 401(k) Plan; 38,444 shares of common stock issuable pursuant to options exercisable within 60 days of January 11, 2011; and 523 shares of restricted stock.

(7)	Consists of 17,018 shares of common stock held directly; 1,000 shares of common stock owned by his spouse; and 22,271 shares of common stock issuable pursuant to options exercisable within 60 days of January 11, 2011.

(8)	Consists of 12,673 shares of common stock held directly; and 13,597 shares of common stock issuable pursuant to options exercisable within 60 days of January 11, 2011.

(9)	Consists of 1,125 shares of common stock held directly and 22,315 shares of common stock issuable pursuant to options exercisable within 60 days of January 11, 2011.

(10)	Consists of shares of common stock issuable pursuant to options exercisable within 60 days of January 11, 2011.

(11)	Consists of shares of common stock issuable pursuant to options exercisable within 60 days of January 11, 2011; 172,366 shares of Series C Preferred Stock held directly; and 46,400 shares of Series C Preferred Stock held in two trusts for which Mr. Amster is the trustee.

(12)	Consists of shares of common stock issuable pursuant to options exercisable within 60 days of January 11, 2011; 207,649 shares of Series C Preferred Stock held directly; and 100,125 shares of Series C Preferred Stock controlled by Mr. Igdaloff as a registered investment advisor.

(13)	Includes 139,928 shares of common stock issuable pursuant to options exercisable within 60 days of January 11, 2011.

(14)	Based on an amended Schedule 13D filed on October 9, 2007. The amended Schedule 13D indicates that Massachusetts Mutual Life Insurance Company has shared voting and dispositive power with Babson Capital Management LLC, in its capacity as investment advisor.

(15)	Based on an amended Schedule 13D dated October 9, 2007. The amended Schedule 13D indicates that Jefferies Capital Partners IV LLC (the “Manager”) is the manager of, and may be deemed the beneficial owner of shares held by, Jefferies Capital Partners IV LP (holds 911,659 shares of Series D1 Preferred Stock currently convertible into 813,981 shares of common stock (7.2%)), Jefferies Employee Partners IV LLC (holds 105,002 shares of Series D1 Preferred Stock currently convertible into 93,752 shares of common stock (0.8%)), and JCP Partners IV LLC (holds 33,339 shares of Series D1 Preferred Stock currently convertible into 29,767 shares of common stock (0.3%)) (together, “Jefferies Capital Partners”), which collectively hold the indicated shares of Series D1 Preferred Stock. The amended Schedule 13D indicates further that the Manager has shared voting and dispositive power with Jefferies Capital Partners and with Brian P. Friedman and James L. Luikart, managing members of the Manager, who also may be deemed beneficial owners of these shares.

EXECUTIVE COMPENSATION

Introduction

This section provides information regarding the compensation of the persons who served as our principal executive officer and principal financial officer during 2010 (collectively our “Named Executive Officers”). Our Named Executive Officers for 2010, and the positions they held during 2010, were as follows:

Name	Title

W. Lance Anderson	Chairman of the Board and Chief Executive Officer
Rodney E. Schwatken	Chief Financial Officer

Summary Compensation Table

The following table sets forth the compensation of our Named Executive Officers during the fiscal year ended December 31, 2010 and 2009.

					Option	Stock	All Other
		Salary	Bonus		Awards	Awards	Compensation	Total
Name and Principal Position	Year	($)	($)		($)(3)	($)(3)	($)(4)	($)

W. Lance Anderson,	2010	665,784	—	(1)	86,752	88,388	50,791	891,715
Chief Executive Officer	2009	665,784	—		164,687	149,719	97,241	1,090,326
Rodney E. Schwatken,	2010	225,000	—	(1)	34,784	2,205	—	261,989
Chief Financial Officer	2009	165,000	100,000	(2)	10,276	4,552	—	283,001

(1)	Bonus award amounts for 2010, if any, have not been determined as of January 13, 2011.

(2)	Represents quarterly retention bonuses of $25,000.

(3)	Represents the dollar amount recognized for financial reporting purposes for the fiscal years ended December 31, 2010 and 2009, in accordance with FASB ASC Topic 718 (disregarding estimates of forfeitures). The stock awards column includes amounts for restricted stock granted in 2005, 2006 and 2007. The option awards column includes amounts for stock option awards granted in 2005, 2006, 2007 and 2009. See Note 18 to the consolidated financial statements for the fiscal year ended December 31, 2009 for a discussion of the assumptions used in calculating these amounts. Substantially all of Mr. Anderson’s options awards were granted when the Company’s stock was trading at substantially higher prices and as a result, his option awards are “underwater” or “out of the money” (meaning the exercise price exceeds the market price of the Company’s stock).

(4)	All Other Compensation for the named executives is set forth in the following table.

		Forgiveness of	Tax	Total All Other
		Founders’ Notes	Gross-Ups	Compensation
Name	Year	($)(A)	($)(B)	($)(C)

W. Lance Anderson	2010	31,033	19,758	50,791
	2009	31,331	65,910	97,241

(A)	Represents forgiveness of principal under Mr. Anderson’s promissory note in favor of the Company. This amount does not include the forgiveness of capitalized interest as that amount is not reportable compensation for the named executive. See “Review and Approval of Transactions with Related Persons; Related Party Transactions” for additional information.

(B)	During 2010, Mr. Anderson was paid for the tax gross-up on the forgiveness of the note received for 2010. During 2009, Mr. Anderson was paid for tax gross-ups on the forgiveness of the note received for 2007, 2008 and 2009.

(C)	The total value of all perquisites and other personal benefits did not exceed $10,000 for any named executive officer for fiscal years 2008 and 2009 so the amounts have been excluded from the Summary Compensation Table.

Outstanding Equity Awards at Fiscal Year-End 2009

The following table sets forth the outstanding stock options and stock awards for each of our Named Executive Officers as of December 31, 2010.

							Stock Awards
	Option Awards						Number of	Market
	Number of		Number of				Shares or	Value of
	Securities		Securities				Units of	Shares or
	Underlying		Underlying				Stock That	Units of
	Unexercised		Unexercised		Option	Option	Have Not	Stock That
	Options (#)		Options (#)		Exercise	Expiration	Vested	Have Not
Name	Exercisable		Unexercisable		Price ($)	Date	(#)(4)	Vested ($)(4)(5)

W. Lance Anderson
	9,375	(1)	—		48.88	12/18/2012	—	—
	3,465		—		168.52	2/7/2015	—	—
	6,101		—		124.84	2/8/2016	—	—
	24,695		8,232	(2)	16.72	3/14/2017	—	—
	—		—		—	—	22,999	9,660
Rodney E. Schwatken
	125		—		168.52	2/7/2015	—	—
	234		—		124.84	2/8/2016	—	—
	482		161	(2)	16.72	3/14/2017	—	—
	37,500		112,500	(3)	0.97	11/10/2019	—	—
	—		—		—	—	523	220

(1)	For options that vested prior to January 1, 2005, a recipient is entitled to receive additional shares of Company Common Stock upon the exercise of the options as a result of dividend equivalent rights (“DERs”) that accrue at a rate equal to the number of shares underlying the option outstanding multiplied by 60% of the dividends paid on each share of Common Stock. The DERs convert to shares by dividing the dollar value of the DERs by the closing price of the Company’s Common Stock on the dividend payment date. At December 31, 2009, Mr. Anderson was entitled to receive an additional 1,757 shares of stock upon exercise of their options with an expiration date of December 18, 2012.

(2)	Options will vest on March 14, 2011.

(3)	Options will vest in 1/3 increments on November 10 of the years 2011 — 2013.

(4)	The vesting dates of the shares of restricted stock held at fiscal-year end 2010 are as follows:

	Grant	Shares
Name	Date	Outstanding	Vesting Schedule

W. Lance Anderson	2/7/2005	1,100	100% on 2/7/2015
	2/8/2006	2,678	100% on 2/8/2011
	3/14/2007	19,221	100% on 3/14/2012
Rodney E. Schwatken	2/7/2005	44	100% on 2/7/2015
	2/8/2006	103	100% on 2/8/2011
	3/14/2007	376	100% on 3/14/2012

(6)	The closing market price of the Company’s Common Stock on December 31, 2010 (the last trading day of 2010) was $0.42.

Employment Agreements

Due to the termination of Mr. Anderson’s employment agreement by the mutual agreement of Mr. Anderson and the Company on December 17, 2008, the following discussion of the Company’s employment agreements is limited to that of Mr. Schwatken. Mr. Anderson will continue to serve as the

Company’s Chief Executive Officer on an at-will basis at the same base salary as he received under his employment agreement. Mr. Anderson is eligible to receive a bonus at the sole discretion of the Compensation Committee, though no decisions regarding Mr. Anderson’s bonus for 2010, if any, have been made as of January 13, 2011.

Rodney E. Schwatken

Mr. Schwatken entered into an employment agreement with the Company on January 7, 2008 pursuant to which he serves as the Chief Financial Officer of the Company. Under the terms of the agreement, Mr. Schwatken is to receive an annual base salary of $165,000, subject to annual increases, agreed upon incentive compensation for each of 2008 and 2009 of $25,000 per quarter, and such other incentive pay determined by the Company from time to time. The Company may increase or decrease Mr. Schwatken’s base salary and incentive compensation at any time in its sole discretion. At the November 2009 meeting of the Compensation Committee of the Board (the “Compensation Committee”), the Compensation Committee approved, pursuant to the agreement, an increase in Mr. Schwatken’s annual base salary to $225,000, effective as of January 1, 2010, and a new bonus plan for 2010. The new bonus plan involves a maximum bonus payout of $100,000 based on four criteria identified by the Compensation Committee: (i) the success of StreetLinks, (ii) the success of Advent, (iii) balance sheet clean up items, and (iv) board discretion with particular focus on capital restructuring, shareholder communications and other areas to be identified by the Compensation Committee and Mr. Anderson. The amount of the bonus payment for 2010 has not yet been determined.

The agreement does not specify a termination date but provides that Mr. Schwatken’s employment relationship with the Company is at-will and may be terminated at any time by either party with or without cause and for any reason or no reason.

In the event that Mr. Schwatken’s employment is terminated by the Company without “cause” or by Mr. Schwatken for “good reason,” Mr. Schwatken will immediately receive any unpaid portion of the $100,000 agreed-upon incentive compensation and, over a period of 12 months following termination, compensation at an annual rate equal to his then existing annual base salary, in exchange for consulting services outlined in the Employment Agreement. If termination by the Company without “cause” or by Mr. Schwatken for “good reason” occurs following a “change of control” then, in addition to the foregoing, Mr. Schwatken will receive a lump-sum severance amount equal to the greater of $200,000 or the sum of his then existing annual base salary and actual incentive pay for the prior fiscal year, and all outstanding equity awards will immediately vest upon the date of such termination. Mr. Schwatken is bound by certain non-competition, non-solicitation, confidentiality and similar obligations under, and as more particularly described in, the Employment Agreement.

For purposes of the employment agreement with Mr. Schwatken:

Acts or omissions that constitute “cause” include:

•	breach of any of the terms of the employment agreement;

•	failure to perform material duties in accordance with the standards from time to time established by the Company;

•	neglect in performance of failure to attend to the performance of material duties;

•	insubordination or willful breach of policies and procedures of the Company;

•	breach of fiduciary duties; or

•	conduct that the Company determines in good faith may impair or tend to impair the integrity of the Company, including but not limited to commission of a felony, theft, misappropriation, embezzlement, dishonesty, or criminal misconduct.

“Good reason” means the occurrence, without the executive’s written consent, of any one or more of the following events:

•	a material reduction in compensation of the executive or a decrease in the responsibilities of the executive to a level that, on the whole, is materially inconsistent with the position for which the executive is employed, except in connection with the Company’s termination of the executive’s employment for “cause” or as otherwise expressly contemplated in the employment agreement;

•	the Company requires that the executive relocate more than 50 miles from the location at which the executive is employed by the Company as of the date of the employment agreement; or

•	the Company’s material breach of any of the provisions of the employment agreement.

“Change in control” shall be deemed to have occurred if any of the conditions set forth below shall have been satisfied:

•	any “person” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) (other than the Company; any trustee or other fiduciary holding securities under an executive benefit plan of the Company; or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the stock of the Company), is or becomes the “beneficial owner” (as defined by Rule 13d-3 under the Exchange Act), directly or indirectly, of the securities of the Company (not including securities beneficially owned by such person, any securities acquired directly from the Company or from a transferor in a transaction expressly approved or consented to by the Board of Directors) representing more than 25% of the combined voting power of the Company’s then outstanding securities;

•	during any period of two consecutive years (not including any period prior to the execution of the employment agreement), individuals who at the beginning of such period constitute the Board of Directors and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in three immediately preceding bulleted paragraphs), (i) whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved or (ii) whose election is to replace a person who ceases to be a director due to death, disability or age, cease for any reason to constitute a majority thereof;

•	the stockholders of the Company approve a merger or consolidation of the Company with another corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an executive benefit plan of the Company, at least 75% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 50% of the combined voting power of the Company’s then outstanding securities; or

•	the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets.

DIRECTOR COMPENSATION

Pursuant to its 2005 Compensation Plan for Independent Directors, NovaStar Financial pays non-employee directors an annual retainer of $35,000 plus $1,500 for each day of board or committee meetings attended. In addition, each independent director is granted (i) upon becoming a director, options to purchase that number of shares of NovaStar Financial Common Stock which has a fair market value of $100,000 at the time of the grant but not to exceed 10,000 shares (2,500 shares after taking into effect the Company’s one-for-four reverse stock split effective July 20, 2007 (the “Reverse Split”) (the “New Director Grant”), exercisable in accordance with the NovaStar Financial 2004 Incentive Stock Plan (the “Incentive Plan”) and subject to a four year vesting schedule, and (ii) on the day after each annual meeting of stockholders, fully vested options to purchase 5,000 shares of Common Stock (1,250 shares after taking into effect the Reverse Split) (the “Annual Grant”), exercisable in accordance with the Incentive Plan. Finally, the chairperson of each of the Audit, Compensation and Nominating and Corporate Governance Committees is paid an annual retainer fee of $10,000, $5,000 and $5,000, respectively.

All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with meetings of the Board of Directors. No director who is an employee of NovaStar Financial will receive separate compensation for services rendered as a director.

The following table sets forth the compensation for each of our non-employee directors for the fiscal year ended December 31, 2010.

	Fees Earned or	Option
	Paid in Cash	Awards		Total
Name	($)	($)(1)		($)

Gregory T. Barmore	$55,000	$1,018	(2)	$56,018
Art N. Burtscher	55,000	1,018	(3)	56,018
Edward W. Mehrer	60,000	1,018	(4)	61,018
Donald M. Berman	42,500	1,018	(5)	43,518
Howard M. Amster	45,500	2,389	(6)	47,889
Barry A. Igdaloff	45,500	2,389	(7)	47,889

(1)	Represents the dollar amount recognized for financial reporting purposes for the fiscal year ended December 31, 2010, in accordance with FASB ASC Topic 718 (disregarding estimates of forfeitures), and includes amounts from stock option awards granted in 2009 through 2010. See Note 18 to the consolidated financial statements for the fiscal year ended December 31, 2009 for a discussion of the relevant assumptions used in calculating these amounts.

(2)	Mr. Barmore received an Annual Grant of 1,250 fully-vested options in 2010. The grant date fair value of Mr. Barmore’s option award was $1,018. The aggregate number of option awards outstanding at December 31, 2010 for Mr. Barmore was 12,267.

(3)	Mr. Burtscher received an Annual Grant of 1,250 fully-vested options in 2010. The grant date fair value of Mr. Burtscher’s option award was $1,018. The aggregate number of option awards outstanding at December 31, 2010 for Mr. Burtscher was 16,250.

(4)	Mr. Mehrer received an Annual Grant of 1,250 fully-vested options in 2010. The grant date fair value of Mr. Mehrer’s option award was $1,018. The aggregate number of option awards outstanding at December 31, 2010 for Mr. Mehrer was 14,597.

(5)	Mr. Berman received an Annual Grant of 1,250 fully-vested options in 2010. The grant date fair value of Mr. Berman’s option award was $1,018. The aggregate number of option awards outstanding at December 31, 2010 for Mr. Mehrer was 8,216.

(6)	Represents the amortization of the vesting of Mr. Amster’s New Director Grant of 2,500 options upon his election to the Board in June 2009 and the $1,018 grant date fair value of Mr. Amster’s Annual Grant of 1,250 fully-vested options in 2010. The aggregate number of option awards outstanding at December 31, 2010 for Mr. Amster was 3,750.

(7)	Represents the amortization of the vesting of Mr. Igdaloff’s New Director Grant of 2,500 options upon his election to the Board in June 2009 and the $1,018 grant date fair value of Mr. Igdaloff’s Annual Grant of 1,250 fully-vested options in 2010. The aggregate number of option awards outstanding at December 31, 2010 for Mr. Igdaloff was 3,750.

CORPORATE GOVERNANCE AND RELATED MATTERS

Director Independence

A majority of the directors of the Board must meet the criteria for independence as established by the Board. The Company’s criteria provide that a director will not qualify as independent unless the Board affirmatively determines that the director has no material relationship with the Company. The Board has adopted, upon recommendation from the Nominating and Corporate Governance Committee, a set of categorical standards to form the basis for the Board’s independence determinations (the “Director Independence Standards”). Although the Company’s securities are no longer listed on the New York Stock Exchange, the Director Independence Standards are substantively the same as those provided for in the rules of the New York Stock Exchange.

The Nominating and Corporate Governance Committee and the Board have evaluated the relationships between each director nominee or director (and his or her immediate family members and related interests) and the Company and its subsidiaries. As a result of this evaluation, the Board has affirmatively determined, upon recommendation from the Nominating and Corporate Governance Committee, that each of the following director nominees or current directors has no material relationship with the Company and is independent under the Director Independence Standards: Gregory T. Barmore, Donald M. Berman, Art N. Burtscher, Edward W. Mehrer, Howard M. Amster and Barry A. Igdaloff.

Board Leadership Structure

W. Lance Anderson, the Company’s Chief Executive Officer serves as the Chairman of the Board. The Board has combined the roles of Chairman of the Board and Chief Executive Officer in Mr. Anderson because it believes that this structure enables the Company to most effectively pursue its business strategy and allows Mr. Anderson to more effectively represent the Company with it various constituents. Additionally, Mr. Anderson’s in-depth knowledge of the Company and its business provides the Board with the leadership needed to set the strategic focus and direction for the Company. At the same time, the Board’s Lead Independent Director role provides and effective means for the independent directors to exercise appropriate independent oversight of management.

Lead Independent Director

Gregory T. Barmore currently serves as the Company’s Lead Independent Director. The primary responsibilities of the Lead Independent Director are to:

•	Approve an appropriate schedule of the Board’s meetings, seeking to ensure the independent directors can perform their duties responsibly while not interfering with the flow of the Company’s operations;

•	Review agendas for the Board and committee meetings;

•	Assess the quality, quantity and timeliness of the flow of information from management that is necessary for the independent directors to effectively and responsibly perform their duties, and although management is responsible for the preparation of materials for the Board, the Lead Independent Director may specifically request the inclusion of certain material;

•	Whenever appropriate, direct the retention of consultants who report directly to the Board;

•	Assist the Board and the Company’s officers in assuring compliance with and implementation of the Corporate Governance Guidelines and be principally responsible for recommending revisions to the Corporate Governance Guidelines;

•	Coordinate an agenda for the Board’s independent directors;

•	Evaluate, along with the members of the Compensation Committee and the full Board, the Chief Executive Officer’s performance and meet with the Chief Executive Officer to discuss the Board’s evaluation; and

•	Review the membership and performance of the various Board Committees and Committee Chairs.

The Lead Independent Director is elected annually for a maximum tenure of three years. The performance of the Lead Independent Director is evaluated annually by the Board and where the Lead Independent Director is not sufficiently active or successful in providing meaningful leadership for the Board, the Lead Independent Director will be replaced.

Board Attendance and Annual Meeting Policy

During 2010, there were ten meetings of the Board of Directors. Each director participated in at least 75% of the meetings of the Board and the committees on which he served during the periods for which he has been a director or committee member. Independent directors are not expected to attend the annual shareholders meetings.

Board Committee Membership and Meetings

The Board of Directors has three standing committees: Audit, Nominating and Corporate Governance and Compensation. For information regarding the Special Committee and the meetings thereof, please see “Special Factors — Background of the Series C Offer and Consent Solicitation.” The Nominating and Corporate Governance Committee makes recommendations to the Board concerning committee memberships and appointment of chairpersons for each committee, and the Board appoints the members and chairpersons of each committee. Descriptions of the committees are provided below. These descriptions are qualified in their entirety by the full text of the written committee charters that may be found on the Company’s website as described below.

•	Audit Committee. The Audit Committee of the Board of Directors consists of five directors, all of whom are independent under the Director Independence Standards and other SEC rules and regulations applicable to audit committees. The following directors are currently members of the Audit Committee: Gregory T. Barmore, Donald M. Berman, Art N. Burtscher, Barry Igdaloff and Edward M. Mehrer, who serves as the chairman. The Board of Directors has determined that Edward W. Mehrer qualifies as an audit committee financial expert, as such term is defined by Item 407(d)(5)(ii) of Regulation S-K of the Exchange Act. During 2010, the Audit Committee met five times.

The purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibility relating to: (i) the integrity of the Company’s financial statements and financial reporting process and its system of internal accounting and financial controls, (ii) the performance of the internal audit function, (iii) the performance of the independent auditors, which would include an evaluation of the independent auditor’s qualifications and independence, (iv) the Company’s compliance with legal and regulatory requirements, including disclosure controls and procedures, and (v) the preparation of an Audit Committee report to be included in the Company’s annual proxy statement.

•	Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee of the Board of Directors consists of four directors, all of whom are independent under the Director Independence Standards. The following directors are currently members of the Nominating and Corporate Governance Committee: Gregory T. Barmore, Donald T. Berman, Art N. Burtscher and Edward M. Mehrer, with Mr. Burtscher serving as the chairman. The Nominating and Corporate Governance Committee met two times during 2010.

The purpose of the Nominating & Corporate Governance Committee is to: (i) identify individuals qualified to become Board members, consistent with the criteria established by the Board, (ii) recommend to the Board the director nominees for the next annual shareholders meeting, (iii) leading the Board in the annual review of the Board’s performance and the review of management’s performance, and (iv) shape the corporate governance policies and practices including developing a set of corporate governance principles applicable to the Company and recommending them to the Board.

•	Compensation Committee. The Compensation Committee of the Board of Directors consists of five directors, all of whom are independent under the Director Independence Standards and SEC rules and regulations applicable to compensation committees. The following directors are currently members of the Compensation Committee: Gregory T. Barmore, Donald T. Berman, Art N. Burtscher, Edward M. Mehrer and Howard M. Amster, with Mr. Barmore serving as the chairman. The Committee is scheduled to meet quarterly, and more frequently as circumstances dictate. During 2010, the Compensation Committee met two times.

The responsibilities of the Compensation Committee are set forth in its charter and include: (i) review and approve the goals, objectives and compensation structure for our Chief Executive Officer and senior management; (ii) review, approve and recommend to the Board any new incentive-compensation and equity-based plans that are subject to Board approval and (iii) approve any required disclosure on executive officer compensation for inclusion in the Company’s annual proxy statement and annual report on Form 10-K. The Compensation Committee also reviews and approves the compensation structure for the Board of Directors. The Compensation Committee may delegate certain of its authority to a subcommittee comprised of one or more members of the Compensation Committee.

Corporate Governance Documents

The Company’s Corporate Governance Guidelines, Code of Conduct and charters of the Company’s Audit, Compensation and Nominating and Corporate Governance Committees may be obtained at the Corporate Governance section of the Company’s website at www.novastarfinancial.com. The Company will also provide copies of these documents free of charge to any stockholder who sends a written request to: NovaStar Financial, Inc., Investor Relations, 2114 Central Street, Suite 600, Kansas City, MO 64108.

Executive Sessions

Executive sessions of non-management directors are held at least three times a year. The sessions are scheduled and chaired by Mr. Burtscher, who is the Chair of the Nominating and Corporate Governance Committee. Any non-management director can request that an additional executive session be scheduled.

Communications with the Board

Individuals may communicate directly with any member of the Board of Directors or any individual chairman of a committee of the Board of Directors by writing directly to those individuals at the following address: NovaStar Financial, Inc., 2114 Central Street, Suite 600, Kansas City, MO 64108. Communications that are intended for the non-management, independent directors generally should be marked to the attention of the Chair of the Nominating and Corporate Governance Committee. The Company’s general policy is to forward, and not to intentionally screen, any mail received at the Company’s corporate office unless the Company believes the communication may pose a security risk.

Risk Oversight

The Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of Company objectives, improve long-term Company performance and create shareholder value. A fundamental part of risk management is understanding the risks the Company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the full Board of Directors in setting the Company’s business strategy and objectives is integral to the Board’s assessment of the Company’s risk and also a determination of what constitutes an appropriate level of risk for the Company. The full Board of Directors conducts an annual risk assessment of the Company’s financial risk, legal/compliance risk and operational/strategic risk and addresses individual risk issues throughout the year as necessary.

While the Board of Directors has the ultimate oversight responsibility for the risk management process, the Board delegates responsibility for certain aspects of risk management to the Audit Committee. Per its charter, the Audit Committee focuses on key financial risks and related controls and processes and discusses with management the Company’s major financial reporting exposures and the steps management has taken to monitor and control such exposures.

The Board believes its leadership structure enhances overall risk oversight. While the Board requires risk assessments from management, the combination of Board member experience, diversity of perspectives, continuing education and independence of governance processes provide an effective basis for testing, overseeing and supplementing management assessments.

Consideration of Director Nominees by Stockholders

The policy of the Nominating and Corporate Governance Committee is to consider properly-submitted stockholder nominations for candidates for membership on the Board of Directors as described below.

Identifying and Evaluating Nominees for Directors

The Nominating and Corporate Governance Committee intends to utilize a variety of methods for identifying and evaluating nominees for director. The Nominating and Corporate Governance Committee will regularly assess the appropriate size of the Board of Directors, and whether any vacancies on the Board of Directors are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee will consider various potential candidates for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current members of the Board of Directors, professional search firms, shareholders or other persons. These candidates are evaluated at regular or special meetings of the Nominating and Corporate Governance Committee, and may be considered at any point during the year. Shareholder nominations should be addressed to: NovaStar Financial, Inc., 2114 Central Street, Suite 600, Kansas City, MO 64108, attention Corporate Secretary. The Nominating and Corporate Governance Committee will consider properly submitted stockholder nominations for candidates for the Board of Directors, following verification of the stockholder status of persons proposing candidates. If any materials are provided by a stockholder in connection with the nominating of a director candidate such material will be forwarded to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will also review materials provided by professional search firms or other parties. In evaluating such nominations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board of Directors.

Directors Minimum Qualifications

The Nominating and Corporate Governance Committee considers candidates for the Board of Directors based upon several criteria set forth in the Company’s Corporate Governance Guidelines, including their broad-based business and professional skills and experience, education, accounting and financial expertise, age, diversity, reputation, civic and community relationships, concern for the long-term interest of stockholders, personal integrity and judgment, and knowledge and experience in the Company’s industry. The Nominating and Corporate Governance Committee does not assign specific weights to the criteria and no particular criterion is necessarily applicable to all prospective nominees. When evaluating nominees, the composition of the entire Board of Directors is also taken into account including the need for a majority of independent directors. In addition, the assessment of a candidate includes consideration of the number of public boards on which he or she serves because of the time requirements for duties and responsibilities associated with serving on the Board of Directors. The Nominating and Governance Committee believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. The Nominating and Governance Committee assesses the effectiveness of the Corporate Governance Guidelines, including with respect to director nominations and qualifications and achievement of having directors with a broad range of experience and backgrounds, through completion of the annual self-evaluation process.

REVIEW AND APPROVAL OF TRANSACTIONS WITH
RELATED PARTIES; RELATED PARTY TRANSACTIONS

The Company has adopted a written policy that addresses the review, approval or ratification of any transaction, arrangement, or relationship or series of similar transactions, arrangements or relationships, including any indebtedness or guarantee of indebtedness, between the Company and any related party, in which the aggregate amount involved exceeds the lesser of $120,000 or 1% of the average of the Company’s total assets at year end for the last two completed fiscal years. Under the policy, a related party of the Company includes:

•	Any executive officer, or any director or nominee for election as a director;

•	Any person who owns more than 5% of the Company’s voting securities;

•	Any immediate family member of any of the foregoing; or

•	Any entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 10% beneficial ownership interest.

Under the policy, the Board reviews the material facts of any related party transaction and approves it prior to its occurrence. If advance approval is not feasible, then the Board will either ratify transaction at its next regularly scheduled meeting or the transaction will be rescinded. In making its determination to approve or ratify any related party transaction, the Board may consider such factors as (i) the extent of the related party’s interest in the transaction, (ii) if applicable, the availability of other sources of comparable products or services, (iii) whether the terms of the transaction are no less favorable than terms generally available to Company in unaffiliated transactions under like circumstances, (iv) the benefit to the Company, and (v) the aggregate value of the transaction.

No director may engage in any Board discussion or approval of any related party transaction in which he or she is a related party; but that director is required to provide the Board with all material information reasonably requested concerning the transaction.

In conjunction with adopting this policy, the Board reviewed and approved any existing related party transactions.

Loan to Mr. Anderson

Prior to the enactment of the Sarbanes-Oxley Act of 2002, the Audit and Compensation Committees of the Board of Directors approved a loan to Mr. Anderson in the aggregate principal amount of $1,393,208 pursuant to a 10-year non-recourse, non-interest bearing promissory note dated January 1, 2001. The transaction was executed to restructure a previously issued promissory note executed in favor of the Company by Mr. Anderson. As of December 31, 2009, Mr. Anderson had pledged 36,111 of his shares of our common stock as security for the promissory note. The note is forgiven in equal annual installments in the aggregate amount of $139,321 over a 10-year period so long as the executive remains employed by the Company. In addition, the note will be forgiven in the event of death, disability, a “change in control” of the Company, termination by the Company other than “for cause” or resignation by the executive for “good reason” as those terms are defined in the executive’s employment agreement. The balance of the note was $139,321 as of January 1, 2009, which was the largest aggregate amount outstanding under the notes for the fiscal year ended December 31, 2009. As of December 31, 2010, the full balance of the promissory note was forgiven by the Company.

Agreements and Transactions with the Series D Holders

On July 16, 2007, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Massachusetts Mutual Life Insurance Company (“MassMutual”), Jefferies Capital Partners IV L.P., Jefferies Employee Partners IV LLC, and JCP Partners IV LLC (collectively, “Jefferies Capital Partners,” and together with MassMutual, the “Investors”), pursuant to which the Investors purchased for $48,825,000.00 in cash, in the aggregate, 2,100,000 shares of the Company’s Series D Preferred Stock in a private placement not registered under the Securities Act of 1933, as amended (the “Securities Act”). MassMutual and Jefferies Capital Partners each purchased 50% of such securities and, as a result, each holds securities having more than 5% of the total outstanding voting rights of the Company’s securities.

In connection with the Investors’ purchase of the Series D Preferred Stock, the Company and the Investors entered into a Standby Purchase Agreement (the “Standby Purchase Agreement”), pursuant to which the Investors committed to purchase up to $101,175,000 of the Company’s 9.00% Series D2 Mandatory Convertible Preferred Stock (the “Series D2 Preferred Stock”) upon completion of a planned rights offering of such shares by the Company (the “Rights Offering”). The Standby Purchase Agreement terminated prior to issuance of any Series D2 Preferred Stock as a result of the Company’s cancellation of the planned Rights Offering.

Also in connection with the Investors’ purchase of the Series D Preferred Stock, the Company and the Investors entered into a Registration Rights and Shareholders Agreement (the “Terminating Registration Rights Agreement”). Certain rights under the Terminating Registration Rights Agreement relate to the Series D1 Preferred Stock purchased by the Investors under the Securities Purchase Agreement and to any shares of Series D2 Preferred Stock into which such Series D Preferred Stock may be converted (collectively, the “Series D Preferred Stock”).

Under the Terminating Registration Rights Agreement, the Investors can require that the Company register shares of Series D Preferred Stock held by the Investors, shares of the Company’s common stock issuable upon conversion thereof, shares of the Company’s common stock acquired by the Investors after the date of the Terminating Registration Rights Agreement, and any other securities received by the Investors on account of any such securities, subject to certain limitations.

The Terminating Registration Rights Agreement grants the Investors certain rights to designate up to four individuals for election to the Company’s Board of Directors, depending on the percentage of shares owned by the Investors. In lieu of designating members of the Board, the Investors have the right to designate “board observers” who receive, subject to certain exceptions, all materials that are provided to Board members and who are entitled to attend, but not vote at, all Board meetings. MassMutual and Jefferies Capital Partners have each designated one Board observer.

The Terminating Registration Rights Agreement further provides that so long as any Investor owns at least 25% of the shares of Series D Preferred Stock purchased pursuant to the Securities Purchase Agreement, the Investors have the right to approve (1) any Change of Control (as defined in the Terminating Registration Rights Agreement), any Liquidation Event (as defined in the Terminating Registration Rights Agreement), or any voluntary bankruptcy of the Company or its subsidiaries unless, in each case, the Investors receive certain proceeds in connection with such transactions; (2) subject to certain exceptions, the creation, authorization, or issuance of, or the increase in the authorized amount of, any Series D Preferred Stock, any series of capital stock that ranks pari passu with the Series D Preferred Stock, any capital stock of any subsidiary of the Company, or any obligation or security convertible into, or exercisable or exchangeable for, such stock; (3) any amendment of any terms of the Series D Preferred Stock; (4) any reclassification of any authorized shares of the Company’s capital stock into Series D Preferred Stock, any securities that rank pari passu with the Series D Preferred Stock, or any obligation or security convertible into or excisable for such stock; (5) except as provided in the Terminating Registration Rights Agreement, any change in the number of, or method of electing, any directors or any members of any committee of the Company’s Board of Directors; (6) any transactions between the Company and any of its affiliates, other than wholly owned subsidiaries, that are not on an arms-length basis; and (7) the consummation of any transactions that could reasonably be expected, individually or in the aggregate, to adversely affect the rights, privileges or preferences of the Investors, as holders of the Company’s capital stock.

The Terminating Registration Rights Agreement also provides for certain anti-dilution adjustments and preemptive purchase rights. In addition, upon a Change of Control, the Investors can require that the Company redeem all or a portion of their Series D Preferred Stock, at a price equal to the greater of (1) the aggregate liquidation preference of the shares or (2) an amount equal to $37.50, less all cash dividends paid on such shares, subject to adjustment in the event of a stock split or combination. In the event of any sale of all or substantially all of the Company’s assets or any other Change of Control in which the Company is not the surviving entity, each Investor is entitled to receive securities of the acquiring entity in form and substance substantially similar to the Series D1 Preferred Stock, to the extent it did not elect to have its Series D Preferred Stock redeemed. In addition, the Company must ensure that the Investors have the right to acquire, in exchange for such replacement securities following such Change in Control, the shares of stock, securities or assets that would have been received by the Investors had they converted their Series D Preferred Stock into common stock prior to such Change in Control.

Under the Terminating Registration Rights Agreement, the Company’s Board of Directors waived certain transfer restrictions, otherwise imposed upon the Series D Preferred Stock held by the Investors or their respective affiliates, that are intended to help the Company preserve the potential tax benefits of certain net operating loss carryovers and net unrealized built-in losses. The waiver applies to any transfer that an Investor or the applicable affiliate thereof did not know would result in a substantial limitation on the Company’s use of net operating loss carryovers and net unrealized built-in losses, and to any transfer by an Investor or any of its affiliates (1) pursuant to a registered public offering or a sale through a broker, dealer or market-maker pursuant to Rule 144 promulgated under the Securities Act; (2) to affiliates of the Investor or any of their respective affiliates; or (3) that is approved by the Company’s Board of Directors. The Board also waived, with respect to the Investors and their respective affiliates, the application of any other restrictions (except as may be required by law) that may be in effect from time to time on the transfer, sale or other disposition of shares of capital stock of the Company that are similar in nature to the transfer restrictions imposed on the Series D Preferred Stock.

The Securities Purchase Agreement, the Standby Purchase Agreement, and the Terminating Registration Rights Agreement were filed as exhibits to the Company’s Form 8-K filed with the Securities and Exchange Commission on July 20, 2007.

On December 10, 2010, the Company entered into an Exchange Agreement with the Series D Holders to exchange all issued and outstanding shares of the Series D Preferred Stock for an aggregate of 37,162,000 newly-issued shares of Common Stock and $1,377,000 in cash. If the Series D Exchange closes, all of the agreements mentioned in this “Agreements with the Series D Holders” subsection, and any rights and obligations under those agreements, will be terminated, other than the Exchange Agreement.

Under the Exchange Agreement, at the completion of the Series C Offer, the Series D Holders collectively shall tender to the Company all 2,100,000 shares of issued and outstanding Series D Preferred Stock and receive an aggregate of 37,161,600 newly-issued shares of Common Stock and $1,377,000 in cash (the “Series D Exchange”). The shares of Common Stock issued in the Series D Exchange will be issued pursuant to an exemption from registration under Regulation D of the Securities Act and therefore will be “restricted securities.” In the Exchange Agreement the Series D Holders have agreed to consent to and vote their Series D Preferred Stock in favor of the proposals described herein. The Series D Holder have also agreed to vote the shares of Common Stock each will receive in the Series D Exchange in favor of the Company’s slate of nominees to the board of directors at the next annual meeting of shareholders. The Series D Holders will not be permitted to sell or transfer (except to certain affiliates) the Common Stock issued to each until the earlier of either (a) three years has passed, (b) an ownership change has occurred resulting in the loss of the Company’s existing net operating losses, (c) an ownership change is authorized by the Company’s board that will resulting in the loss of the Company’s existing net operating losses, or (d) a determination by the Company’s board that the Company’s net operating losses will not be realized in whole or in part (the “Lock-Up Period”). Upon the closing of the Series C Offer and during the Lock-Up Period the Series D Holders has the right to appoint either an observer (without voting rights) or a board director (with voting rights) (a “Board Director”) to the Company’s Board. In the event a Series D Holder elects to appoint a representative to the Company’s Board, the Company will be required to expand the size of its Board pursuant to the company’s bylaws and appoint such Board Director to the Company’s Board. The Series D Exchange is complete subject to certain conditions beyond the control of the Company or the Series D Holders. One such condition is the completion of the Series C Offer. Upon completion of the Series C Offer and consummation of the Series D Exchange, the Series D Holders and the Company will execute a registration rights agreement in the form as attached to the Exchange Agreement (“Registration Rights Agreement”). The Registration

Rights Agreement will obligate the Company to register the Common Stock issued in the Series D Exchange at the end of the Lock-Up Period so that such shares of Common Stock will become freely tradable.

Agreements and Transactions with the Series C Directors

Messrs. Amster and Mr. Igdaloff serve on the board of directors of the Company. Mr. Amster owns 172,366 shares of Series C Preferred Stock and is the trustee of two trusts which own 46,400 shares of Series C Preferred Stock, collectively. Mr. Igdaloff owns 207,649 shares of Series C Preferred Stock and as a registered investment advisor he controls an additional 100,125. Messrs. Amster and Igdaloff will be entitled to participate in the Series C Offer and Consent Solicitation on the same terms as are being offered to other Series C Holders and will vote their Series C Preferred Stock at the special meeting.

On December 10, 2010, Messrs. Amster and Igdaloff (the “Committed Directors”) entered into a voting agreement with the Company (“Voting Agreement”). Under the terms of the Voting Agreement, the Committed Directors have agreed to be present, in person or by proxy, at each and every shareholder meeting of the Company as part of the Series C Offer, and to vote or consent, or cause to be voted or consented, all shares of Series C Preferred owned or controlled directly or indirectly by the Committed Directors in favor of any proposal that receives the recommendation of Company’s board of directors. The Voting Agreement will end upon the earlier of (i) mutual agreement of the Company and the Committed Directors, (ii) June 30, 2011 or (iii) completion of the Series C Offer. Until the termination of the Voting Agreement, the Committed Directors shall not (x) offer, pledge, transfer, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of the Company’s securities, or (y) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of shares of the Company’s issued securities. In the Voting Agreement, the Company and the Committed Directors have mutually agreed that following a successful conclusion to the Series C Offer the Company will use its reasonable best efforts to expand the Company’s board of directors by two positions and appoint the Committed Directors to fill the newly-created positions. Moreover, at the next annual meeting of shareholders of the Company occurring after the completion of the Series C Offer, the Company will use its reasonable best efforts to nominate the Committed Directors to three-year terms as directors of the Company’s board of directors and the Committed Directors will accept such nomination. For more information regarding the interests of Messrs. Amster and Igdaloff in the Series C Offer, see “The Series C Offer and Consent Solicitation — Interest of Certain Persons in the Series C Offer.”

DESCRIPTION OF SECURITIES

The following is a brief description of the material terms of our securities that may be offered under this prospectus. This description does not purport to be complete and is subject in all respects to applicable Maryland law and to the provisions of our charter and bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part, and any applicable amendments or supplements thereto, copies of which are on file with the Commission as described under “How to Obtain Additional Information.”

General

We may offer under this prospectus shares of common stock, par value $0.01 per share. Our charter provides that we have authority to issue up to 50,000,000 shares of capital stock, par value $0.01 per share. Our common stock is quoted by Pink OTC Markets’ inter-dealer quotation service as an OTCQB security under the ticker symbol “NOVS.”

Common Stock

Holders of our common stock are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up, after payment of or adequate provision for all of our known debts and liabilities. These rights are subject to the preferential rights of any other class or series of our capital stock and to the provisions of our charter regarding restrictions on transfer of our capital stock.

Subject to our charter restrictions on the transfer of our capital stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided with respect to any other class or series of capital stock, the holders of our common stock, along with the holders of our Series D Preferred Stock, will possess the exclusive voting power. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock and Series D Preferred Stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors.

Holders of our common stock have no preference, conversion, exchange, sinking fund or redemption rights and have no preemptive rights to subscribe for any of our securities. Subject to our charter restrictions on the transfer of our capital stock, all shares of common stock will have equal dividend, liquidation and other rights.

Holders of our common stock are entitled to receive dividends if, as and when authorized and declared by our board of directors out of assets legally available for the payment of dividends. Distributions to stockholders will generally be subject to tax as ordinary income, although a portion of the distributions may be designated by us as capital gain or may constitute a tax-free return of capital. We generally do not intend to declare dividends that would result in a return of capital for tax purposes. Annually, our transfer agent will furnish to each of our stockholders a statement of distributions paid during the preceding year and their characterization as ordinary income, capital gains or return of capital.

Power to Reclassify Shares of Our Capital Stock; Issuance of Additional Shares

Our charter authorizes our board of directors to classify and reclassify from time to time any unissued shares of our capital stock into other classes or series of capital stock, including preferred stock, and to cause the issuance of such shares. Prior to issuance of shares of each class or series of capital stock, our board of directors is required by Maryland law and by our charter to set, subject to our charter restrictions on the transfer of our capital stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. When issued, all shares of our capital stock offered by this proxy statement/prospectus will be duly authorized, fully paid and nonassessable.

We believe that the power to issue additional shares of common stock or preferred stock and to classify or reclassify unissued shares of common or preferred stock and thereafter to issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. These actions can be taken without stockholder approval, unless stockholder approval is required by applicable law or the rules of any national securities exchange or automated quotation system on which our securities may be listed or traded. Although we have no present intention of doing so, we could issue a class or series of capital stock that could delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of common stock or otherwise be in their best interest.

Preferred Stock

Our charter authorizes our board of directors to classify from time to time any unissued shares of capital stock in one or more classes or series of preferred stock and to reclassify any previously classified but unissued preferred stock of any class or series, in one or more classes or series. As of the date of this prospectus, there are two classes of preferred stock authorized and outstanding: our 8.90% Series C Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock”), and our 9.00% Series D1 Mandatory Convertible Preferred Stock, par value $0.01 per share (the “Series D Preferred Stock”).

Series C Preferred Stock

As of [ • ], 2011 we had 2,990,000 shares of our Series C Preferred Stock outstanding. The Series C Preferred Stock is quoted by Pink OTC Markets’ inter-dealer quotation service as an OTCQB security under the ticker symbol “NOVSP.” The following is a summary of the material terms and provisions of our Series C Preferred Stock.

The Series C Preferred Stock, with respect to dividend and distribution rights, ranks (a) senior to all classes or series of our common stock and to all equity securities the terms of which specifically provide that such equity securities rank junior to the Series C Preferred Stock; (b) on a parity with all equity securities issued by us other than those referred to in clauses (a) and (c); and (c) junior to all equity securities issued by us the terms of which specifically provide that such equity securities rank senior to such Series C Preferred Stock.

Upon our liquidation, dissolution or winding up, holders of Series C Preferred Stock are entitled to receive from our assets available for distribution an amount equal to $25.00 per share, plus accumulated and unpaid dividends.

Holders of Series C Preferred Stock are entitled to receive, when, as and if authorized and declared by our board of directors out of assets legally available for the payment of dividends, cumulative preferential cash dividends at the rate of 8.90% of the liquidation preference per annum (which is equivalent to $2.225 per share). Dividends on the Series C Preferred Stock are payable quarterly in arrears, generally on the last calendar day of each March, June, September and December. To the extent that dividends on the Series C Preferred Stock have not been paid, no dividends may be authorized or paid on, and generally, we may not redeem, purchase or otherwise acquire for consideration, equity securities ranking junior to or on parity with the Series C Preferred Stock, including our common stock. We have not paid dividends on our Series C Preferred Stock since October 2007.

Holders of Series C Preferred Stock do not have any voting rights, except as set forth below. Whenever dividends on the Series C Preferred Stock are in arrears for six or more quarterly periods (whether or not consecutive), the holders of Series C Preferred Stock are be entitled, voting together as a single class with all other series of preferred stock of ours upon which like voting rights have been conferred and are exercisable, to elect a total of two additional directors to our board of directors until all dividends accumulated on the Series C Preferred Stock and the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment, at which time such voting rights shall cease and the terms of such directors shall expire. On March 17, 2009, the Company notified the holders of the Series C Preferred Stock that the Company would not make its scheduled dividend payment on the Series C Preferred Stock due March 31, 2009, and as of such date, dividends on the Series C Preferred Stock would be in arrears for six or more quarters. Thus, the Series C Holders elected two director representatives at the 2009 Annual Meeting of the Company. In addition, so long as any shares of Series C Preferred Stock remain outstanding, we may not, without the affirmative vote of holders of at least two-thirds of the outstanding Series C Preferred Stock voting separately as a class:

•	authorize, create, or increase the authorized or issued amount of, any class or series of equity securities ranking senior to the outstanding Series C Preferred Stock with respect to the payment of dividends or the distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding up;

•	reclassify any authorized equity securities into any such senior equity securities;

•	create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such senior equity securities; or

•	amend, alter or repeal the provisions of our charter (including the Articles Supplementary for the Series C Preferred Stock), whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series C Preferred Stock or the holders thereof.

Subject to certain limitations and requirements, on or after January 22, 2009, we, at our option, may redeem the Series C Preferred Stock, in whole or from time to time in part, for cash, at a redemption price of $25.00 per share, plus all accumulated and unpaid dividends to the date of redemption, whether or not authorized and declared.

The shares of Series C Preferred Stock are not convertible into or exchangeable for our property or securities. The Series C Preferred Stock does not have a stated maturity and is not subject to any sinking fund or mandatory redemption provisions.

After the Series C Offer closes, each share of the Series C Preferred Stock not tendered in the Series C Offer will be converted by Article V of the Articles of Amendment and Restatement into the right to receive its pro rata share of the Remainder Consideration. See “The Series C Offer and Consent Solicitation — General.”

Series D Preferred Stock

As of [ • ], 2011, we had 2,100,000 shares of our Series D Preferred Stock outstanding. The Series D Preferred Stock is not listed on an exchange. The following is a summary of the material terms and provisions of our Series D Preferred Stock.

The Series D Preferred Stock is convertible into the Company’s common stock at any time at the option of holders of Series D Preferred Stock. Moreover, The Series D Preferred Stock will convert into shares of 9.00% Series D2 Mandatory Convertible Preferred Stock, par value $0.01 per share (the “Series D2 Preferred Stock”) automatically on the date the requisite shareholders of the Company approve certain anti-dilution protection for the Series D Preferred Stock and Series D2 Preferred Stock that, upon such shareholder approval, would apply in the event the we issue additional common stock for a price below the price at which the Series D Preferred Stock (or the Series D2 Preferred Stock into which the Series D Preferred Stock has been converted, if any) may be converted into common stock.

We may elect to convert all of the Series D Preferred Stock (or the Series D2 Preferred Stock into which the Series D Preferred Stock has been converted, if any) into common stock, if at such time, the Company’s common stock is publicly traded and the common stock price is greater than 200% of the then existing conversion price for 40 of 50 consecutive trading days preceding delivery of the forced conversion notice. Adjusting for the one-for-four reverse stock split on July 27, 2007, the existing conversion price of the Series D Preferred Stock is $28.00. Given the current share price of the Company’s common stock, its unlikely that the Company can meet the share price requirement in the near-term.

On July 16, 2016, the Series D Preferred Stock (or the Series D2 Preferred Stock into which the Series D Preferred Stock has been converted, if any) will automatically convert into shares of common stock. If converted as of [ • ], 2011, each share of Series D Preferred Stock (or the Series D2 into which the Series D Preferred Stock has been converted, if any) would be converted into 25/28 shares of common stock.

The Series D Preferred Stock, with respect to dividend and distribution rights rank (a) senior to all classes or series of our common stock and to all equity securities the terms of which do not specifically provide that such equity securities rank senior or pari passu with the Series D Preferred Stock; (b) on a parity with Series C Preferred Stock, the 9.00% Series D2 Convertible Preferred Stock, the 9.00% Series E Mandatory Convertible Preferred Stock and each class or series of the Company, the terms of which specify that such class or series ranks pari passu with the Series D Preferred Stock; and (c) junior to each other class or series of share of the Company, the terms of which provide that such class or series ranks senior to the Series D Preferred Stock.

Upon our liquidation, dissolution or winding up, holders of Series D Preferred Stock are entitled to receive from our assets available for distribution the greater of (a) $25.00 per share, plus accumulated and unpaid dividends, or (b) the amount such holder would have been entitled to receive if it had exercised its right to convert all of its Series D Preferred stock into shares of common stock.

Dividends on the Series D Preferred Stock are cumulative and accumulate daily (on a non-compounding basis), whether or not such dividends have been declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of cash dividend at the rate of 9.00% per annum. Dividends are to be paid by the Company when, as and if authorized by our board of directors and declared by the Company out of funds legally available for the payment of dividends, semi-annually on (i) January 16 and July 16 of each year to the holders of record at the close of business on the preceding December 16 and June 16, respectively, and (ii) upon a conversion of the Series D Preferred Stock into common stock or Series D2 Preferred Stock.

If the Company fails to pay a dividend on the Series D Preferred Stock on any dividend payment date, whether or not such dividends have been authorized by our board of directors and declared by the Company or whether or not there are funds legally available for such dividends, then the dividend rate is automatically increased to 13% per annum, compounded quarterly, both with respect to the unpaid dividend and all subsequently accumulating dividends until our board of directors authorizes and the Company pays to the holders all accumulated dividends on the Series D Preferred Stock.

The Company remains liable to pay to the holders any accumulated and unpaid dividends notwithstanding the conversion of the Series D Preferred Stock into common stock or Series D2 Preferred Stock until all accumulated dividends on such shares have been paid in full. We cannot issue a dividend to holders of common stock unless we also issue to each holder of Series D Preferred Stock a dividend equal the distribution such holder would have been entitled to receive if such holder had exercised its right to convert all of its Series D Preferred Stock for shares of common stock.

Our board of directors has suspended the payment of dividends on the Company’s Series D Preferred Stock. We have not paid dividends on our Series D Preferred Stock since July 2007. As a result, dividends continue to accrue on the Series D Preferred Stock, and a dividend rate of 13.0%, compounded quarterly, effective October 16, 2007 with respect to all unpaid dividends and subsequently accruing dividends. Accrued and unpaid dividends payable related to the Series D Preferred Stock were approximately $19.4 million as of December 31, 2009, and $21.8 million as of March 31, 2010.

Holders of Series D Preferred Stock are entitled to vote on the same terms as holders of common stock, as a single class with common stock. Each holder of Series D Preferred Stock has the number of votes equal to the whole number of shares into which such shares of Series D Preferred Stock may be converted as of the record date of the vote. Additionally, the affirmative vote of holders of at least two-thirds of the outstanding Series D Preferred Stock voting separately as a class is required for us to:

•	authorize, create, issue or increase (including by way of a recapitalization) the authorized amount of, or create, issue or authorize any obligation or security convertible into, or exercisable or exchangeable for, or evidencing a right to purchase any Series D Preferred Stock, parity or senior shares except for in conjunction with certain contractual requirements;

•	approve or make any amendment to the terms of the Series D Preferred Stock or the corresponding Articles Supplementary;

•	amend, alter, change, repeal or waive any provision of the charter or Bylaws of the Corporation, if such amendment, alteration, change, repeal or waiver adversely affects the rights of the Series D Preferred Stock;

•	reclassify any authorized shares of the Company into any Series D Preferred Stock, or shares on parity or senior to Series D Preferred Stock, or any obligation or security convertible into or exercisable or exchangeable for, or evidencing a right to purchase any, Series D Preferred Stock, or shares on parity or senior to Series D Preferred Stock;

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

Tax Consequences to Holders of Series C Preferred Stock

The following discussion sets forth the material United States federal income tax consequences to holders of our Series C Preferred Stock that participate in the Series C Offer. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the final, temporary and proposed Treasury Regulations promulgated thereunder, and administrative rulings and judicial decisions now in effect, all of which are subject to change (possibly with retroactive effect) or different interpretations. This discussion does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to an investor’s decision to participate in the Series C Offer, nor any tax consequences arising under the laws of any state, local or foreign jurisdiction. This discussion is not intended to be applicable to all categories of investors, such as: dealers in securities or currency, financial institutions, insurance companies, tax-exempt organizations, persons that hold the preferred stock through an entity treated as a partnership or other pass-through entities for United States federal income tax purposes or as part of a straddle, hedging or conversion transaction, or deemed sold via constructive sale, or holders subject to the alternative minimum tax, which may be subject to special rules.

In addition, this discussion is limited to persons who hold our Series C Preferred Stock as a “capital asset” (generally, property held for investment) within the meaning of Section 1221 of the Code.

As used herein, the term “U.S. holder” means a beneficial owner of Series C Preferred Stock, that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any political subdivision thereof;

•	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source.

As used herein, the term “non-U.S. holder” means a beneficial owner of Series C Preferred Stock that is neither a U.S. holder nor a partnership or an entity treated as a partnership for U.S. federal income tax purposes.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of Series C Preferred Stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. A beneficial owner that is a partnership and partners in such a partnership should consult their tax advisors about the U.S. federal income tax consequences of the Series C Offer.

This summary does not address any tax consequences under any state, local or foreign laws or U.S. federal tax or other laws other than those pertaining to the U.S. federal income tax that may apply to holders.

Holders are urged to consult their own tax advisors with respect to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the U.S. federal estate or gift or other rules or under the laws of any state, local or foreign taxing jurisdiction or under any applicable tax treaty.

This discussion is not binding on the Internal Revenue Service (“IRS”). We have not sought, and will not seek, any ruling from the IRS with respect to the statements made in the following discussion, applicable to Holders of our Series C Preferred Stock that participate in the Series C Offer, and there can be no assurance that the IRS will not take a position contrary to such statements or that any such contrary position taken by the IRS would not be sustained by a court. There can be no assurance and none is given that the IRS or the courts will not adopt a position that is contrary to the statements contained in this discussion. Accordingly, we urge you to consult your own tax advisor to determine the specific consequences of participating in the Series C Offer.

Consequences of Receiving Common Stock and Cash, if any, in the Series C Offer.

General.  The receipt of shares of our Common Stock pursuant to the Stock-Only Option and Common Stock and cash pursuant to the Cash-and-Stock Option, for shares of our Series C Preferred Stock, will be treated as a recapitalization for U.S. federal income tax purposes. Notwithstanding such treatment, as described below, you may recognize taxable income as a result of the Series C Offer.

Loss.  As a result of the exchange being treated as a recapitalization, a holder of Series C Preferred Stock will not be entitled to recognize any loss “realized” as a result of the Series C Offer. Your tax basis in the shares of our Common Stock you receive will be the same as the adjusted tax basis of the shares of Series C Preferred Stock exchanged therefor, reduced by the amount of any cash you receive in the Series C Offer. Your holding period for the shares of Common Stock you receive will include the holding period during which you held the shares of our Series C Preferred Stock.

Recognized Gain.  As a result of the exchange being treated as a recapitalization, you will recognize gain (“Recognized Gain”), if any, equal to the lesser of (i) the amount of cash, if any, you receive in the Series C Offer; and (ii) the amount of gain “realized” in the transaction. The amount of gain you will “realize” will equal the amount by which (a) the cash, if any, you receive in the Series C Offer plus the fair market value of the shares of our Common Stock you receive, exceeds (b) your adjusted tax basis in your shares of Series C Preferred Stock. Your Recognized Gain, if any, will be taxed either as a capital gain or a dividend, as described in “Dividends” below. Your tax basis in the shares of our Common Stock you receive will be the same as the adjusted tax basis of the shares of Series C Preferred Stock exchanged therefor, increased by your Recognized Gain, if any, and reduced by the amount of any cash you receive in the Series C Offer. Your holding period for the shares of Common Stock you receive will include the holding period during which you held the shares of our Series C Preferred Stock. If you exchange more than one “block” of our Series C Preferred Stock (that is, groups of Series C Preferred Stock that you purchased at different times or at different prices), you must calculate your Recognized Gain separately on each block, and the results for each block may not be netted in determining your overall Recognized Gain. Instead, you will recognize gain on those shares on which gain is realized.

Treatment of Recognized Gain.  If you have Recognized Gain as a result of your participation in the Series C Offer, such Recognized Gain may be treated either as dividend income or capital gain for U.S. federal income tax purposes. The treatment of your Recognized Gain depends on a determination of whether the cash you receive pursuant to the exchange offer has the effect of a dividend distribution for U.S. federal income tax purposes. In order to make this determination, you will be treated under Section 356(a)(2) of the Code as if (i) you had not participated in the Series C Offer and you instead exchanged all of your shares of Series C Preferred Stock for shares of our Common Stock and (ii) immediately thereafter we redeemed a portion of your shares of our Common Stock in exchange for cash (in an amount equal to the cash you received in the Series C Offer). The cash you receive in this deemed redemption will be taxed as capital gain if the cash you receive (a) is “substantially disproportionate” with respect to you, (b) results in a “complete redemption” of your interest in us or (c) is “not essentially equivalent to a dividend” with respect to you. These tests (the “Section 302 tests”) are explained more fully below.

If this deemed redemption does not meet any of the Section 302 tests, you will be treated as receiving a dividend equal to the amount of your Recognized Gain, assuming that your ratable share of our earnings and profits exceeds such Recognized Gain. See “Dividends” below. If your Recognized Gain exceeds your ratable share of our earnings and profits, if any, such excess will first reduce your basis in the Common Stock, and any further excess will be taxed as a capital gain.

Dividends.  The amount of gain or deemed distribution, if any, that is characterized as a dividend to an exchanging holder is limited to the extent we have current or accumulated earnings and profits. The calculation of earnings and profits for federal income tax purposes involves difficult factual and legal determinations. We do not believe we had accumulated earnings and profits for the taxable periods through December 31, 2009 and have not yet determined whether we had earnings and profits for the taxable year which ended on December 31, 2010. For these purposes current earnings and profits means our earnings and profits for the current taxable year which will not end until December 31, 2011. We are unable to predict whether we will have earnings and profits for 2011. Accordingly, if there is gain that is characterized as a dividend or an amount treated as a deemed distribution, we are unable to determine how much, if any, will be taxable as a dividend.

Under current law, if you are an individual holder of our Series C Preferred Stock, and you are treated as receiving a dividend, as described above, such dividend generally will qualify for a special 15% tax rate on “qualified dividend income” through December 31, 2012. If you are a corporate holder of our Series C Preferred Stock, and you are treated as receiving a dividend, as described above, you may be permitted to deduct from gross income, subject to certain limitations (relating to, among other things, your holding period for your shares of our preferred stock and whether you financed your purchase of such preferred stock with debt), 70 percent of the amount of cash you receive (the “dividend received deduction”). However, Section 1059(e) of the Code may cause the entire amount of cash received by you to be treated as an

“extraordinary dividend,” with the result that, to the extent you take a dividend received deduction with respect to the cash you receive, you will be required to reduce the tax basis of your shares of our common stock (but not below zero) by the amount of the dividend received deduction. If the amount of your dividend received deduction were to exceed the basis of your remaining shares of Common Stock, the excess generally would be taxed to you as gain on the sale of such stock.

Section 302 Tests.  One of the following tests must be satisfied in order for the receipt of cash pursuant to the deemed redemption, as described above, to be taxed as capital gain, rather than as a dividend distribution, for U.S. federal income tax purposes.

•	The Receipt of Cash is Substantially Disproportionate as to You. The receipt of cash by you will be substantially disproportionate with respect to you if (i) your percentage of our total outstanding voting shares that you actually and constructively own immediately following the exchange offer is less than 80% of the percentage of our total outstanding voting shares that you actually and constructively own immediately before the exchange offer and (ii) you have a similar reduction in your percentage ownership of our total outstanding common stock.

•	Your Interest in the Company is Terminated. The receipt of cash by you will be a complete redemption of your interest in us if, as a result of the exchange offer, you no longer actually or constructively own any of our outstanding shares of stock.

•	The Receipt of Cash by You is Not Essentially Equivalent to a Dividend. The receipt of cash by you will not be essentially equivalent to a dividend if the exchange offer results in a meaningful reduction of your proportionate interest in our stock. Whether the receipt of cash by you results in a meaningful reduction of your proportionate interest in our stock will depend on your particular facts and circumstances. However, in certain circumstances, in the case of a stockholder holding a small minority (e.g., less than 1%) of our stock, even a small reduction may satisfy this test.

Constructive Ownership of Our Stock.  In determining whether any of the Section 302 tests is satisfied, you must take into account not only shares of our stock that you actually own, but also shares of our stock that you constructively own within the meaning of Section 318 of the Code. Under Section 318 of the Code, you may constructively own shares of our stock actually owned, and in some cases constructively owned, by certain related individuals and certain entities in which you have an interest, or that have an interest in you.

Contemporaneous Dispositions and Acquisitions of Our Stock.  Contemporaneous dispositions or acquisitions of shares by you (or persons or entities related to you) may be deemed to be part of a single integrated transaction which will be taken into account in determining whether any of the Section 302 tests has been satisfied with respect to shares of our preferred stock exchanged pursuant to the exchange offer. For example, if you sell shares of our preferred stock to persons other than us at or about the time you participate in the exchange offer, and these transactions are part of an overall plan to reduce or terminate your proportionate interest in our stock, then the sales to persons other than us may, for U.S. federal income tax purposes, be integrated with you exchange of shares of our preferred stock pursuant to the exchange offer and, if integrated, should be taken into account in determining whether you satisfy any of the Section 302 tests described above.

If you are contemplating participating in the exchange offer, we urge you to consult your tax advisors regarding the Section 302 tests, including the effect of the attribution rules and the possibility that a substantially contemporaneous sale of shares of our preferred stock to persons other than us may assist in satisfying one or more of the Section 302 tests.

Treatment of Accrued and Unpaid Dividends on Series C Preferred Stock.  As noted above, the receipt of shares of our Common Stock and cash pursuant to the Series C Offer for shares of our Series C Preferred Stock will be treated as a recapitalization for U.S. federal income tax purposes. At the time of the Series C Offer, our Series C Preferred Stock will have accrued but unpaid dividends (a “dividend arrearage”). U.S. Treasury regulations provide that despite the fact that the exchange of Series C Preferred Stock for Common Stock is a tax-free recapitalization it may nonetheless result in a deemed distribution if (i) the recapitalization is conducted pursuant to a plan to periodically increase a shareholder’s proportionate interest in the assets or earnings and profits of the corporation or (ii) a shareholder owning preferred stock with dividends in arrears exchanges the preferred stock for other stock in a recapitalization and the exchange results in a proportionate increase in the exchanging preferred stockholders’ interest in the assets or earnings and profits of the corporation. We do not believe the recapitalization would be considered to meet (i) above. With respect to (ii), under U.S. Treasury regulations, such proportionate increase occurs where either the fair market value or liquidation preference of the stock received exceeds the issue price of the Series C Preferred Stock surrendered. The amount of such deemed distribution is equal to the lesser of (i) the excess of the fair market value or the liquidation preferences of the stock received over the issue price of the stock surrendered or (ii) the amount of the dividends in arrears. Any such distribution is treated as a dividend distribution to the extent of the corporation’s earnings and profits and then as a tax-free return of basis. To the extent that the amount of the deemed distribution exceeds basis, the excess would be taxed as a capital gain. For a more detailed explanation of the taxation of distributions, see “Consequences of Ownership of Shares of our Common Stock,” below.

Consequences of Ownership of Shares of Our Common Stock

Distributions paid by us out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) on Common Stock received as part of the Series C Offer will constitute a dividend and will be includible in your income when received. For a more detailed explanation of the taxation of dividends See “Dividends” above. Distributions in excess of our current or accumulated earnings and profits will be treated as a return of capital to the extent of your basis in your Common Stock and thereafter, as capital gain.

Upon a disposition of our Common Stock, you generally will recognize capital gain or loss equal to the difference between the amount realized and your adjusted tax basis in the Common Stock. Such capital gain or loss generally will be long-term capital gain or loss if you held such Common Stock for more than one year on the date of such disposition. Long-term capital gains of a U.S. holder that is an individual are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Backup Withholding and Information Reporting

Generally, U.S. holders will be subject to information reporting on the cash received in the Series C Offer unless such U.S. holder is a corporation or other exempt recipient. In addition, unless a U.S. holder is a corporation or other exempt recipient, backup withholding (currently at a rate of 28%) may apply with respect to the amount of cash received if the U.S. holder:

•	fails to furnish a taxpayer identification number (“TIN”) within a reasonable time after a request therefore;

•	furnishes an incorrect TIN;

•	is notified by the IRS that it failed to report interest or dividends properly; or

•	fails, under certain circumstances, to provide a certified statement, signed under penalty of perjury, that the TIN provided is correct and that such U.S. holder is not subject to backup withholding.

Backup withholding is not an additional tax. Any amount withheld from a payment to a U.S. holder under these rules will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished to the IRS in a timely manner.

Certain penalties apply for failure to furnish correct information and for failure to include reportable payments in income. Each holder should consult with such holder’s own tax advisor as to such holder’s qualification for exemption from backup withholding and the procedure for obtaining such exemption. Tendering holders of Shares, that are U.S. persons, may be able to prevent backup withholding by completing the Substitute Form W-9 included in the Letter of Transmittal.

Non-U.S. Holders Participating in the Exchange Offer

The following discussion applies to you if you are a non-U.S. holder of our Series C Preferred Stock that participates in the exchange offer. Special rules may apply to you and the tax consequences of participating in the Series C Offer may be materially different than those described below if you are a “controlled foreign corporation” or a “passive foreign investment company,” or you own more than five percent of our Series C Preferred Stock, own more than five percent of our common stock or are otherwise subject to special treatment under the Code. If you are or may be subject to these special rules, you are strongly encouraged to consult your own tax advisor to determine the particular U.S. federal, state and local and other tax consequences applicable to you of participating in the exchange offer.

Participation in the Series C Offer.  If you are a non-U.S. holder, we or our withholding agent will withhold 30% of the amount of any cash proceeds you receive in the Series C Offer in order to satisfy certain withholding requirements, unless you certify your non-U.S. status under penalties of perjury (i.e., by providing the appropriate properly executed IRS Form W-8), or otherwise establishes an exemption. Backup withholding is required only on payments that are subject to the information reporting requirements, discussed above, and only if other requirements are satisfied. Backup withholding is not an additional tax. Any amount withheld from a payment to a non-U.S. holder under these rules will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished timely to the IRS.

Disposition of Common Stock.  You generally will not be subject to U.S. federal income tax on any gain recognized on the sale or other disposition of Common Stock unless:

•	the gain is considered effectively connected with your conduct of a trade or business within the United States; or

•	you are an individual who holds the Common Stock as a capital asset and are present in the United States for 183 or more days in the taxable year of the sale or other disposition.

Information Reporting and Backup Withholding Tax.  We must report annually to the IRS and to each of you the amount of dividends paid to you and the tax withheld with respect to those dividends, regardless of whether withholding was required. Copies of the information returns reporting those dividends and withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable tax treaty or other applicable agreements.

You generally will be subject to backup withholding tax (currently at a rate of 30%) with respect to dividends paid on shares of our stock unless you certify your non-U.S. status. The payment of proceeds of a sale of Common Stock effected by or through a U.S. office of a broker also is subject to both backup withholding and information reporting unless you certify your non-U.S. status or you otherwise establish an exemption. You generally can satisfy the certification requirement by providing the appropriate Form W-8, as applicable. In general, backup withholding and information reporting will not apply to the payment of the proceeds of a sale of shares of our stock by or through a foreign office of a broker. If, however, such broker is, for U.S. federal income tax purposes, a United States person, a controlled foreign corporation, a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, or a foreign partnership that at any time during its tax year either is engaged in the conduct of a trade or business in the United States or has as partners one or more United States persons that, in the aggregate, hold more than 50% of the income or capital interest in the partnership, such payments will be subject to information reporting, but not backup withholding, unless such broker has documentary evidence in its records that you are a non-U.S. Holder and certain other conditions are met or you otherwise establish an exemption.

The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the IRS.

Tax Consequences to the Company

Net Operating Loss Carryforwards.  Federal and state tax laws impose restrictions on the utilization of net operating loss and tax credit carryforwards in the event of an “ownership change” for tax purposes as defined by Section 382 of the Internal Revenue Code. Under Section 382 of the Internal Revenue Code, if a corporation undergoes an “ownership change” (generally defined as greater than 50% increase (by value) in the stock ownership of 5-percent shareholders over a three year period), the corporation’s ability to use its pre-change net operating loss carryforwards, recognized built-in losses and other pre-change tax attributes to offset its post-change income may be limited. The Company has requested and anticipates receiving a private letter ruling from the Internal Revenue Service to apply the hold constant principle with respect to the Series D Exchange. Provided the Company receives the requested ruling, we believe the Series C Offer and Series D Exchange will not result in an ownership change, however, future stock issuances, redemptions or transactions by 5-percent shareholders or acquisitions could result in an “ownership change.”

LEGAL MATTERS

The legality of the securities offered by this proxy statement/consent solicitation/prospectus will be passed upon for us by Bryan Cave LLP, Kansas City, Missouri.

EXPERTS

The financial statements as of December 31, 2009 and 2008, and for each of the two years in the period ended December 31, 2009, included in this Prospectus, and the effectiveness of NovaStar Financial Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports appearing herein and elsewhere in the Registration Statement. Such financial statements are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

NOVASTAR FINANCIAL, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
NovaStar Financial, Inc.
Kansas City, Missouri

We have audited the accompanying consolidated balance sheets of NovaStar Financial, Inc. and subsidiaries (the “Company”) as of December 31, 2009 and 2008, and the related consolidated statements of operations, shareholders’ deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the Company’s internal control over financial reporting as of December 31, 2009, based on the criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated March 31, 2010 expressed an adverse opinion on the Company’s internal control over financial reporting because of a material weakness.

/s/  DELOITTE & TOUCHE LLP

Kansas City, Missouri

March 31, 2010 (November 18, 2010 as to the effects of the financial statement presentation changes described in Note 17)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
NovaStar Financial, Inc.
Kansas City, Missouri

We have audited NovaStar Financial, Inc. and subsidiaries’ (the “Company”) internal control over financial reporting as of December 31, 2009, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management’s Report on Internal Control over Financial Reporting. Our responsibility is to express an opinion on the Company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on that risk, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed by, or under the supervision of, the company’s principal executive and principal financial officers, or persons performing similar functions, and effected by the company’s board of directors, management, and other personnel to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of the inherent limitations of internal control over financial reporting, including the possibility of collusion or improper management override of controls, material misstatements due to error or fraud may not be prevented or detected on a timely basis. Also, projections of any evaluation of the effectiveness of the internal control over financial reporting to future periods are subject to the risk that the controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company’s annual or interim financial statements will not be prevented or detected on a timely basis. The following material weakness has been identified and included in management’s assessment: internal control over financial reporting was not effective because there was a lack of segregation of duties within the Company’s accounting department. This material weakness was considered in determining the nature, timing, and extent of audit tests applied in our audit of the consolidated financial statements as of and for the year ended December 31, 2009, of the Company and this report does not affect our report on such financial statements.

In our opinion, because of the effect of the material weakness identified above on the achievement of the objectives of the control criteria, the Company has not maintained effective internal control over financial reporting as of December 31, 2009, based on the criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated financial statements as of and for the year ended December 31, 2009, of the Company and our report dated March 31, 2010 (November 18, 2010 as to the effects of the financial statement presentation changes described in Note 17) expressed an unqualified opinion on those financial statements.

/s/  DELOITTE & TOUCHE LLP

Kansas City, Missouri
March 31, 2010

NOVASTAR FINANCIAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2010	2009
	(Unaudited; dollars in thousands, except share and per share amounts)

ASSETS
Current Assets
Cash and cash equivalents	$16,784	$7,104
Mortgage securities (includes CDO securities of $1,230 and $959, respectively)	7,214	7,990
Notes receivable, net of allowance of $742 and $300, respectively	4,317	4,920
Other current assets (includes CDO other assets of $348 and $428, respectively)	5,885	7,501

Total current assets	34,200	27,515
Securitization Trust Assets
Mortgage loans — held-in-portfolio, net of allowance of $0 and $712,614, respectively	—	1,289,474
Accrued interest receivable	—	74,025
Real estate owned	—	64,179

Total securitization trust assets	—	1,427,678
Non-Current Assets
Fixed assets, net of depreciation	1,439	1,803
Goodwill	3,170	—
Other assets	2,329	2,495

Total non-current assets	6,938	4,298

Total assets	$41,138	$1,459,491

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Liabilities:
Current Liabilities
Accounts payable	$5,360	$1,949
Accrued expenses	8,172	6,801
Dividends payable	46,636	34,402
Other current liabilities (includes CDO debt and other liabilities of $1,578 and $1,396, respectively)	3,305	2,962

Total current liabilities	63,473	46,114
Securitization Trust Liabilities
Due to servicer	—	136,855
Other securitization trust liabilities	—	3,729
Asset-backed bonds secured by mortgage loans	—	2,270,602

Total securitization trust liabilities	—	2,411,186
Non-Current Liabilities
Junior subordinated debentures	78,027	77,815
Other liabilities	2,283	928

Total non-current liabilities	80,310	78,743

Total liabilities	143,783	2,536,043
Commitments and contingencies (Note 7)
Shareholders’ deficit:
Capital stock, $0.01 par value, 50,000,000 shares authorized:
Redeemable preferred stock, $25 liquidating preference per share; 2,990,000 shares, issued and outstanding	30	30
Convertible participating preferred stock, $25 liquidating preference per share; 2,100,000 shares, issued and outstanding	21	21
Common stock, 9,368,053, issued and outstanding	94	94
Additional paid-in capital	787,281	786,989
Accumulated deficit	(894,510)	(1,868,398)
Accumulated other comprehensive income	5,677	5,111
Other	(17)	(70)

Total NovaStar Financial, Inc. (“NFI”) shareholders’ deficit	(101,424)	(1,076,223)
Noncontrolling interests	(1,221)	(329)

Total shareholders’ deficit	(102,645)	(1,076,552)

Total liabilities and shareholders’ deficit	$41,138	$1,459,491

See notes to condensed consolidated financial statements.

NOVASTAR FINANCIAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Nine Months Ended September 30,		For the Three Months Ended September 30,
	2010	2009	2010	2009
	(Unaudited; dollars in thousands, except per share amounts)

Income and Revenues:
Service fee income	$50,237	$22,018	$22,784	$9,945
Interest income — mortgage loans	10,848	93,933	—	34,793
Interest income — mortgage securities	7,302	19,553	2,804	4,115

Total	68,387	135,504	25,588	48,853
Costs and Expenses:
Cost of services	44,371	22,991	19,692	10,013
Interest expense — asset-backed bonds	1,416	16,448	—	5,246
Provision for credit losses	17,433	211,050	—	42,062
Servicing fees	731	8,343	—	2,482
Premiums for mortgage loan insurance	308	4,908	—	(944)
Selling, general and administrative expense	14,083	15,991	4,588	5,208
Gain on derecognition of securitization trusts	(993,131)	—	—	—
Other (income) expense	(704)	13,736	(401)	1,926

Total	(915,493)	293,467	23,879	65,993
Other income (expense)	968	966	(43)	(444)
Interest expense on trust preferred securities	(823)	(980)	(251)	(315)

Income (loss) before income tax expense	984,025	(157,977)	1,415	(17,899)
Income tax (benefit) expense	(1,293)	245	(1,921)	116

Net income (loss)	985,318	(158,222)	3,336	(18,015)
Less: Net loss attributable to noncontrolling interests	(804)	(1,174)	(105)	(395)

Net income (loss) attributable to NFI	$986,122	$(157,048)	$3,441	$(17,620)

Earnings (Loss) Per Share attributable to NFI:
Basic	$86.86	$(17.98)	$(0.08)	$(2.29)

Diluted	$86.86	$(17.98)	$(0.08)	$(2.29)

Weighted average basic shares outstanding	9,337,207	9,368,053	9,337,207	9,368,053

Weighted average diluted shares outstanding	9,337,207	9,368,053	9,337,207	9,368,053

See notes to condensed consolidated financial statements.

NOVASTAR FINANCIAL, INC.

CONDENSED CONSOLIDATED STATEMENT OF SHAREHOLDERS’ DEFICIT

	Total NFI Shareholders’ Deficit
		Convertible				Accumulated
	Redeemable	Participating		Additional		Other			Total
	Preferred	Preferred	Common	Paid-in	Accumulated	Comprehensive		Noncontrolling	Shareholders’
	Stock	Stock	Stock	Capital	Deficit	Income	Other	Interests	Deficit
	(Unaudited; dollars in thousands)

Balance, January 1, 2010	$30	$21	$94	$786,989	$(1,868,398)	$5,111	$(70)	$(329)	$(1,076,552)
Forgiveness of founder’s notes receivable	—	—	—	—	—	—	53	—	53
Compensation recognized under stock compensation plans	—	—	—	292	—	—	—	—	292
Accumulating dividends on preferred stock	—	—	—	—	(12,234)	—	—	—	(12,234)
Distributions to noncontrolling interests	—	—	—	—	—	—	—	(88)	(88)
Comprehensive income:
Net income (loss)	—	—	—	—	986,122	—	—	(804)	985,318
Other comprehensive income	—	—	—	—	—	566	—	—	566

Total comprehensive income	—	—	—	—	—	—	—	—	985,884

Balance, September 30, 2010	$30	$21	$94	$787,281	$(894,510)	$5,677	$(17)	$(1,221)	$(102,645)

See notes to condensed consolidated financial statements.

NOVASTAR FINANCIAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Nine Months
	Ended September 30,
	2010	2009
	(Unaudited; dollars in thousands)

Cash flows from operating activities:
Net income (loss)	$985,318	$(158,222)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Accretion of available-for-sale and trading securities	(2,635)	(21,414)
Impairments on notes receivable	442	—
Interest capitalized on loans held-in-portfolio	—	(1,550)
Amortization of premiums on mortgage loans	430	2,774
Amortization of deferred debt issuance costs	538	1,026
Provision for credit losses	17,433	211,050
Impairments on mortgage securities — available-for-sale	—	1,155
Fair value adjustments	(775)	6,597
Gain on derecognition of securitization trusts	(993,131)	—
(Gains) losses on derivative instruments	(26)	4,817
Other	6	—
Forgiveness of founders’ notes receivable	53	52
Compensation recognized under stock compensation plans	292	532
Depreciation expense	546	677
Changes in:
Accrued interest receivable	1,300	2,450
Other assets and other liabilities	734	(401)
Due to servicer	(5,080)	23,458
Accounts payable and other liabilities	2,630	(21,558)

Net cash provided by operating activities	8,075	51,413
Cash flows from investing activities:
Proceeds from paydowns of mortgage securities — available-for-sale	3,359	12,030
Proceeds from paydowns of mortgage securities — trading	588	4,397
Proceeds from repayments of mortgage loans held-in-portfolio	15,040	74,426
Proceeds from sales of assets acquired through foreclosure	15,154	86,425
Restricted cash, net	3,940	1,752
Proceeds from notes receivable	452	—
Issuance of notes receivable	(657)	—
Purchases of property and equipment	(188)	(1,026)
Proceeds from disposal of property and equipment	—	2
Acquisition of business, net of cash acquired	(609)	2

Net cash provided by investing activities	37,079	178,008

NOVASTAR FINANCIAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS — (Continued)

	For the Nine Months
	Ended September 30,
	2010	2009
	(Unaudited; dollars in thousands)

Cash flows from financing activities:
Payments on asset-backed bonds	(35,341)	(239,543)
(Distributions to) contributions from noncontrolling interests	(88)	150
Other	(45)	—

Net cash used in financing activities	(35,474)	(239,393)

Net increase (decrease) in cash and cash equivalents	9,680	(9,972)
Cash and cash equivalents, beginning of period	7,104	24,790

Cash and cash equivalents, end of period	$16,784	$14,818

Supplemental Disclosure of Cash Flow Information

	For the Nine Months
	Ended September 30,
	2010	2009
	(Unaudited; dollars in thousands)

Cash paid for interest	$4,183	$27,846
Cash paid for income taxes	224	347
Cash received on mortgage securities — available-for-sale with no cost basis	4,667	1,861
Non-cash investing and financing activities:
Assets acquired through foreclosure	6,283	99,193
Exchange of noncontrolling interests’ notes receivable for contingent earnings payout	366	—
Preferred stock dividends accrued, not yet paid	12,234	11,361
Acquisition contingent earnings payout accrued, not yet paid	2,195	—
Transfer of assets and liabilities upon derecognition of securitization trusts:
Mortgage loans — held-in-portfolio, net of allowance	1,250,287	—
Accrued interest receivable	72,725	—
Real estate owned	55,309	—
Asset-backed bonds secured by mortgage loans	2,235,633	—
Due to servicer	131,772	—
Other liabilities	4,047	—

See notes to condensed consolidated financial statements.

NOVASTAR FINANCIAL, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
As of and for the period ended September 30, 2010 (Unaudited)

Note 1.	Financial Statement Presentation

Description of Operations — NovaStar Financial, Inc. and its subsidiaries (“NFI” or the “Company”) own 88% of StreetLinks National Appraisal Services LLC (“StreetLinks”), a national residential appraisal and mortgage real estate valuation management services company. StreetLinks charges a fee for services which is collected from lenders and borrowers. The majority of StreetLinks business is generated from the management of the appraisal process for its customers. Most of the fee is passed through to an independent residential appraiser. StreetLinks retains a portion of the fee to cover its costs of managing the process of fulfilling the appraisal order and performing a quality control review of all appraisals. StreetLinks also provides other real estate valuation management services, such as field reviews and value validation.

The Company also owns 70% of Advent Financial Services LLC (“Advent”), a start-up business which provides access to tailored banking accounts, small dollar banking products and related services to meet the needs of low and moderate-income level individuals. Advent began its operations in December 2009. Through this start-up period, management is evaluating the Advent business model to determine its long-term viability.

Prior to changes in its business in 2007, the Company originated, purchased, securitized, sold, invested in and serviced residential nonconforming mortgage loans and mortgage-backed securities. The Company retained, through its mortgage securities investment portfolio, significant interests in the nonconforming loans it originated and purchased, and through its servicing platform, serviced all of the loans in which it retained interests. The Company continues to hold nonconforming residential mortgage securities.

During January of 2010, certain events occurred that required the Company to reconsider the accounting for three consolidated loan trusts — NHEL 2006-1, NHEL 2006-MTA1 and NHEL 2007-1. Upon reconsideration, the Company determined that all requirements for derecognition were met under applicable accounting guidelines at the time of the reconsideration event. As a result, the Company derecognized the assets and liabilities of the trusts on January 25, 2010 and recorded a gain during the nine months ended September 30, 2010 of $993.1 million. These transactions are discussed in greater detail in Note 3 to the condensed consolidated financial statements. The Company’s collateralized debt obligation (“CDO”) is the only trust that is consolidated in the financial statements as of September 30, 2010.

Financial Statement Presentation — The Company’s condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expense during the period. The Company uses estimates and judgments in establishing the fair value of its mortgage securities, notes receivable, goodwill, CDO debt and in estimating appropriate accrual rates on mortgage securities — available-for-sale. While the condensed consolidated financial statements and footnotes reflect the best estimates and judgments of management at the time, actual results could differ significantly from those estimates.

The condensed consolidated financial statements of the Company include the accounts of all wholly-owned and majority-owned subsidiaries. Intercompany accounts and transactions have been eliminated in consolidation. Interim results are not necessarily indicative of results for a full year.

Historically, the Company has prepared its Condensed Consolidated Balance Sheets on an unclassified basis because the operating cycle of its nonconforming mortgage operations exceeded one year. As a result of the derecognition and changes in the Company’s business, the assets and liabilities are now presented on a classified basis for all periods presented except for the assets and liabilities of the securitization trusts which continue to be presented on an unclassified basis. Certain line items on the Condensed Consolidated Statement of Operations have been reclassified to better present the Company’s current operating businesses.

The Company’s condensed consolidated financial statements as of September 30, 2010 and for the nine and three months ended September 30, 2010 and 2009 are unaudited. In the opinion of management, all necessary adjustments have been made, which were of a normal and recurring nature, for a fair presentation of the condensed consolidated financial statements.

The Company’s condensed consolidated financial statements should be read in conjunction with Management’s Discussion and Analysis of Financial Condition and Results of Operations and the consolidated financial statements of the Company and the notes thereto included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

Business Plan — As discussed above, the Company acquired a majority interest in StreetLinks, an appraisal and real estate valuation management services company during the third quarter of 2008 and increased its ownership percentage in the fourth quarter of 2009. In addition, the Company acquired a majority interest in Advent, a financial services company offering low cost banking products and services, in April 2009. Management continues to grow and develop these operating entities. Additionally, the Company will continue to focus on minimizing expenses, preserving liquidity, and exploring additional investments in operating companies.

StreetLinks and the residual mortgage securities are currently the Company’s significant sources of cash flows. The Company expects the cash flows from the mortgage securities to decrease going forward as the underlying mortgage loans are repaid, and could be significantly less than recent experience if interest rate increases exceed the current assumptions. The Company expects the cash flows from StreetLinks to continue to increase due to a larger customer base and operating efficiencies.

Liquidity — The Company had $16.8 million in cash and cash equivalents as of September 30, 2010, which was an increase of $9.7 million from December 31, 2009. In addition to the Company’s operating expenses, the Company has quarterly interest payments due on its junior subordinated debt. The Company’s current projections indicate sufficient available cash and cash flows from StreetLinks and its mortgage securities to meet these payment needs.

The Company continues its strategy of growing and developing StreetLinks and significantly increasing its appraisal volume. For the nine and three months ended September 30, 2010, StreetLinks had revenues of $50.2 million and $22.8 million, respectively, as compared to $22.0 million and $9.9 million in the same periods in 2009, respectively. StreetLinks incurred significant start-up expenses to develop its infrastructure in 2009, which have not been incurred during 2010.

Subsequent to September 30, 2010, the Company purchased Corvisa LLC for $1.5 million plus contingent consideration, see Note 16 to the condensed consolidated financial statements for additional details.

As of September 30, 2010, the Company had a working capital deficiency of $29.3 million. This was mainly attributable to dividends payable of $46.6 million being classified as a current liability, although the Company does not expect to pay the dividends.

During 2009, the Company used significant amounts of cash to pay for costs related to our legacy mortgage lending and servicing operations, for current administrative costs and to invest in StreetLinks and Advent. The Company continues to evaluate the Advent business model during 2010.

The Company’s condensed consolidated financial statements have been prepared on a going concern basis of accounting which contemplates continuity of operations, realization of assets, liabilities and commitments in the normal course of business. The Company has experienced significant losses over the past several years and has a significant deficit in shareholders’ equity. Notwithstanding these negative factors, management believes that its current operations and its cash availability are sufficient for the Company to discharge its liabilities and meet its commitments in the normal course of business.

Note 2.	New Accounting Pronouncements

In June 2009, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 166, Accounting for the Transfers of Financial Assets, an Amendment of

FASB Statement No. 140; this statement was codified in December 2009 as Accounting Standards Codification (“ASC”) 860. This guidance is effective for financial asset transfers beginning on January 1, 2010 and will be used to determine whether the transfer is accounted for as a sale under GAAP or as a secured borrowing. In addition, also in June 2009, the FASB issued SFAS No. 167, Amendments to FASB Interpretation No. 46 ®; this statement was also codified in December 2009 as ASC 810 and governs the consolidation of variable interest entities. The consolidation guidance became effective for all variable interest entities (each a “VIE”) the Company held as of January 1, 2010. As part of the Company’s adoption of the amended consolidation guidance, it was required to reconsider the Company’s previous consolidation conclusions pertaining to the Company’s variable interests in VIEs, including: (i) whether an entity is a VIE; and (ii) whether the Company is the primary beneficiary. Based on the Company’s assessment of its involvement in VIEs at January 1, 2010, in accordance with the amended consolidation guidance, the Company determined that it is not the primary beneficiary of any mortgage loan securitization entities in which it held a variable interest, as the Company does not have the power to direct the activities that most significantly impact the economic performance of these entities. The adoption of the amended consolidation guidance did not result in the Company consolidating or deconsolidating any VIEs for which it has involvement. It should be noted, however, that the new guidance also required the Company to reassess these conclusions, based upon changes in the facts and circumstances pertaining to the Company’s VIEs, on an ongoing basis; thus, the Company’s assessments may therefore change and could result in a material impact to the Company’s financial statements during subsequent reporting periods. The Company re-evaluated the NHEL 2006-1, NHEL 2006-MTA1, and NHEL 2007-1 securitization transactions and determined that based on the occurrence of certain events during January 2010, the application of the amended Transfers and Servicing guidance resulted in the Company reflecting as sales of financial assets and extinguishment of liabilities the assets and liabilities of the securitization trusts during the nine month period ended September 30, 2010. As a result, the Company derecognized the assets and liabilities of the NHEL 2006-1, NHEL 2006-MTA1, and NHEL 2007-1 securitization trusts and recorded a gain during the nine months ended September 30, 2010. See Note 3 to the condensed consolidated financial statements for further details.

In March 2010, the FASB issued new guidance clarifying the scope exemption for embedded credit-derivative features. Embedded credit-derivative features related only to the transfer of credit risk in the form of subordination of one financial instrument to another are not subject to potential bifurcation and separate accounting. However, other embedded credit-derivative features are required to be analyzed to determine whether they must be accounted for separately. Additional guidance on whether embedded credit-derivative features in financial instruments issued by structures such as CDOs and synthetic CDOs are subject to bifurcation and separate accounting. To simplify compliance with this new guidance, an entity may make a one-time election to apply the fair value option to any investment in a beneficial interest in securitized financial assets, regardless of whether such investments contain embedded derivative features. This new guidance is effective as of July 1, 2010, with early adoption being permitted at April 1, 2010. The adoption of this guidance did not have a significant impact on our results of operations or financial position.

In July 2010, the FASB issued Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses. The guidance will significantly expand the disclosures that companies must make about the credit quality of financing receivables and the allowance for credit losses. The disclosures as of the end of the reporting period are effective for the Company’s interim and annual periods ending on or after December 15, 2010. The disclosures about activity that occurs during a reporting period are effective for the Company’s interim and annual periods beginning on or after December 15, 2010. The objectives of the enhanced disclosures are to provide financial statement users with additional information about the nature of credit risks inherent in the Company’s financing receivables, how credit risk is analyzed and assessed when determining the allowance for credit losses, and the reasons for the change in the allowance for credit losses. The adoption of this guidance requires enhanced disclosures and is not expected to have a significant effect on the Company’s financial statements.

Note 3.	Derecognition of Securitization Trusts

During January of 2010, certain events occurred that required the Company to reconsider the accounting for three consolidated loan trusts: NHEL 2006-1, NHEL 2006-MTA1 and NHEL 2007-1.

During the first quarter of 2010, the Company attempted to sell the mezzanine-level bonds the Company owns from the NHEL 2006-1 and NHEL 2006-MTA1 securitization trusts. No bids were received for the bonds, which prompted a reconsideration of the Company’s conclusion with respect to the trusts’ consolidation. As all requirements for derecognition have been met under applicable accounting guidelines, the Company derecognized the assets and liabilities of the NHEL 2006-1 and NHEL 2006-MTA1 trusts during the nine month period ended September 30, 2010.

During January of 2010, the final derivative of the NHEL 2007-1 loan securitization trust expired. The expiration of this derivative is a reconsideration event. As all requirements for derecognition have been met under applicable accounting guidelines, the Company derecognized the assets and liabilities of the 2007-1 securitization trust during the nine month period ended September 30, 2010.

The securitized loans in these derecognized trusts have suffered substantial losses and through the date of derecognition the Company recorded significant allowances for these losses. These losses have created large accumulated deficits for the trust balance sheets. Upon derecognition, all assets, liabilities and accumulated deficits were removed from our condensed consolidated financial statements. A gain of $993.1 million was recognized upon derecognition, representing the net accumulated deficits in these trusts.

The assets and liabilities of the securitization trusts and the resulting gain recognized upon derecognition consisted of the following at the time of the reconsideration event (dollars in thousands):

Total

Assets:
Mortgage loans — held-in-portfolio	$1,953,188
Allowance for loan losses	(702,901)
Accrued interest receivable	72,725
Real estate owned	55,309

Total assets	1,378,321
Liabilities:
Asset-backed bonds secured by mortgage loans	2,235,633
Due to servicer	131,772
Other liabilities	4,047

Total liabilities	2,371,452
Gain on derecognition of securitization trusts	$993,131

Note 4.	Mortgage Loans — Held-in-Portfolio

Mortgage loans — held-in-portfolio, all of which were secured by residential properties, consisted of the following as of December 31, 2009 (dollars in thousands):

December 31,
2009

Mortgage loans — held-in-portfolio(A):
Outstanding principal	$1,985,483
Net unamortized deferred origination costs	16,605

Amortized cost	2,002,088
Allowance for credit losses	(712,614)

Mortgage loans — held-in-portfolio	$1,289,474

Weighted average coupon	6.94%

(A)	The Company did not hold any mortgage loans-held-in-portfolio as of September 30, 2010 due to the derecognition of the securitization trusts, see Note 3 to the condensed consolidated financial statements for further details.

As of December 31, 2009, mortgage loans held-in-portfolio consisted of loans that the Company had securitized in structures that were accounted for as financings. These securitizations were structured legally as sales, but for accounting purposes were treated as financings under the “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities” guidance. See below for details of the Company’s securitization transactions that were structured as financings.

At inception the NHEL 2006-1 and NHEL 2006-MTA1 securitizations did not meet the qualifying special purpose entity criteria necessary for derecognition because after the loans were securitized the securitization trusts were able to acquire derivatives relating to beneficial interests retained by the Company; additionally, the Company had the unilateral ability to repurchase a limited number of loans back from the trusts. The NHEL 2007-1 securitization did not meet the qualifying special purpose entity criteria necessary for derecognition because of the excessive benefit the Company received at inception from the derivative instruments delivered into the trust to counteract interest rate risk.

Accordingly, the loans in these securitizations remained on the balance sheet as “Mortgage loans — held-in-portfolio” through January 2010. Given this treatment, retained interests were not created, and securitization bond financing were reflected on the balance sheet as a liability. The Company recorded interest income on loans held-in-portfolio and interest expense on the bonds issued in the securitizations. Deferred debt issuance costs and discounts related to the bonds were amortized on a level yield basis over the estimated life of the bonds.

Activity in the allowance for credit losses on mortgage loans — held-in-portfolio is as follows for the nine and three months ended September 30, 2010 and 2009, respectively (dollars in thousands):

	For the Nine Months Ended		For the Three Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Balance, beginning of period	$712,614	$776,001	$—	$810,274
Provision for credit losses	17,433	211,050	—	42,062
Charge-offs, net of recoveries	(27,146)	(240,349)	—	(105,634)
Derecognition of the securitization trusts	(702,901)	—	—	—

Balance, end of period	$—	$746,702	$—	$746,702

In accordance with new consolidation guidance effective January 1, 2010, the Company is deemed to have a controlling financial interest and is the primary beneficiary of a VIE if it has both the power to direct the activities of the VIE that most significantly impact the VIE’s economic performance and an obligation to absorb losses or the right to receive benefits that could potentially be significant to the VIE. The entity that has a controlling financial interest in a VIE is referred to as the primary beneficiary and consolidates the VIE. As a result of this change in accounting, the Company was required to re-assess all VIEs as of January 1, 2010 to determine if they should be consolidated. Based on the Company’s assessment of its involvement in VIEs at January 1, 2010, in accordance with the amended consolidation guidance, the Company determined that it is not the primary beneficiary of any mortgage loan securitization entities in which it held a variable interest, as the Company does not have the power to direct the activities that most significantly impact the economic performance of these entities. The adoption of the amended consolidation guidance did not result in the Company consolidating or deconsolidating any VIEs for which it has involvement. It should be noted, however, that the new guidance also required the Company to reassess these conclusions, based upon changes in the facts and circumstances pertaining to the Company’s VIEs, on an ongoing basis; thus, the Company’s assessments may therefore change and could result in a material impact to the Company’s financial statements during subsequent reporting periods.

Certain tables below present the assets and liabilities of consolidated and unconsolidated VIEs that the Company has a variable interest in the VIE. For consolidated VIEs, these amounts are net of intercompany balances. The tables also present the Company’s exposure to loss resulting from its involvement with consolidated VIEs and unconsolidated VIEs in which the Company holds a variable interest as of September 30, 2010 and December 31, 2009. The Company’s maximum exposure to loss is based on the unlikely event that all of the assets in the VIEs become worthless.

The Company’s only continued involvement, relating to these transactions, is retaining interests in the VIEs which are included in the mortgage securities line item in the condensed consolidated financial statements.

For the purposes of this disclosure, transactions with VIEs are categorized as follows:

Securitization transactions.  Securitization transactions include transactions where the Company transferred mortgage loans and accounted for the transfer as a sale and thus are not consolidated. This category is reflected in the securitization section of this Note.

Mortgage Loan VIEs.  The Company initially consolidated securitization transactions that are structured legally as sales, but for accounting purposes are treated as financings as defined by the previous FASB guidance. The NHEL 2006-1 and NHEL 2006-MTA1 securitizations at inception did not meet the criteria necessary for derecognition under the previous FASB guidance and related interpretations because after the loans were securitized the securitization trusts were able to acquire derivatives relating to beneficial interests retained by the Company; additionally, the Company had the unilateral ability to repurchase a limited number of loans back from the trust. These provisions were removed effective September 30, 2008. Since the removal of these provisions did not substantively change the transactions’ economics, the original accounting conclusion remained the same. During January 2010, certain events occurred that required the Company to reconsider the accounting for these mortgage loan VIEs. Upon reconsideration, the Company determined that all requirements for derecognition were met under applicable accounting guidelines at the time of the reconsideration event. As a result, the Company derecognized the assets and liabilities of the trusts and these mortgage loan VIEs are now considered securitization transactions. See Note 3 to the condensed consolidated financial statements for further details.

At inception, the NHEL 2007-1 securitization did not meet the qualifying special purpose entity criteria necessary for derecognition under the previous FASB guidance and related interpretations because of the excessive benefit the Company received at inception from the derivative instruments delivered into the trust to counteract interest rate risk. During January 2010, certain events occurred that required the Company to reconsider the accounting for this mortgage loan VIE. Upon reconsideration, the Company determined that all requirements for derecognition were met under applicable accounting guidelines at the time of the reconsideration event. As a result, the Company derecognized the assets and liabilities of the trust and this mortgage loan VIE is now considered a securitization transaction. See Note 3 to the condensed consolidated financial statements for further details.

These transactions must be re-assessed during each quarterly period and could require reconsolidation and related disclosures in future periods. The Company has no control over the mortgage loans held by these VIEs due to their legal structure. The beneficial interest holders in these trusts have no recourse to the general credit of the Company; rather, their investments are paid exclusively from the assets in the trust.

Collateralized Debt Obligations.  In the first quarter of 2007, the Company closed a CDO. The collateral for this transaction consisted of subordinated securities which the Company retained from its securitization transactions as well as subordinated securities purchased from other issuers. The CDO was structured legally as a sale, but for accounting purposes was accounted for as a financing as it did not meet the qualifying special purpose entity criteria under the applicable accounting guidance. Accordingly, the securities remain on the Company’s condensed consolidated balance sheet, retained interests were not created, and securitization bond financing replaced the short-term debt used to finance the securities. In accordance with Consolidation accounting guidance, the Company is required to re-assess during each quarterly period and the Company determined that it should continue to be consolidated.

Variable Interest Entities

The Consolidation accounting guidance requires an entity to consolidate a VIE if that entity is considered the primary beneficiary. VIEs are required to be reassessed for consolidation quarterly and when reconsideration events occur. See Mortgage Loan VIEs above for details relating to current period reconsideration events.

The table below provides the disclosure information required for VIEs that are consolidated by the Company (dollars in thousands):

		Assets After Intercompany		Liabilities After
		Eliminations		Intercompany	Recourse to the
Consolidated VIEs	Total Assets	Unrestricted	Restricted(A)	Eliminations	Company(B)

September 30, 2010
CDO(C)	$1,230	$—	$1,230	$1,230	$—
December 31, 2009
Mortgage Loan VIEs(D)	$1,435,671	$—	$1,427,501	$2,453,181	$—
CDO(C)	1,389	—	1,387	1,387	—

(A)	Assets are considered restricted when they cannot be freely pledged or sold by the Company.

(B)	This column reflects the extent, if any, to which investors have recourse to the Company beyond the assets held by the VIE and assumes a total loss of the assets held by the VIE.l

(C)	For the CDO, assets are primarily recorded in “Mortgage securities” and liabilities are recorded in “Other current liabilities.”

(D)	For Mortgage Loan VIEs, assets are primarily recorded in “Mortgage loans — held-in-portfolio.” Liabilities are primarily recorded in “Asset-backed bonds secured by mortgage assets.”

Securitization Transactions

Prior to changes in its business in 2007, the Company securitized residential nonconforming mortgage loans. The Company’s involvement with VIEs that are used to securitize financial assets consists of holding securities issued by VIEs.

The following table relates to securitizations where the Company is the retained interest holder of assets issued by the entity (dollars in thousands):

			Assets on		Maximum	Year to
	Size/Principal		Balance	Liabilities on	Exposure to	Date Loss	Year to Date
	Outstanding(A)		Sheet(B)	Balance Sheet	Loss(C)	on Sale	Cash Flows

September 30, 2010	$7,434,265	(D)	$5,984	$—	$5,984	$—	$7,683
December 31, 2009	6,570,308		7,031	$—	7,031	$—	13,401	(E)

(A)	Size/Principal Outstanding reflects the estimated principal of the underlying assets held by the VIE.

(B)	Assets on balance sheet are securities issued by the entity which are recorded in “Mortgage securities.”

(C)	The maximum exposure to loss assumes a total loss on the retained interests held by the Company.

(D)	Due to derecognition of securitization trusts during the nine months ended September 30, 2010, size/principal outstanding includes NHEL 2006-1, NHEL 2006-MTA1 and NHEL 2007-1 as of September 30, 2010.

(E)	For the nine months ended September 30, 2009.

Retained interests are recorded in the Condensed Consolidated Balance Sheet at fair value within mortgage securities. The Company estimates fair value based on the present value of expected future cash flows using management’s best estimates of credit losses, prepayment rates, forward yield curves, and discount rates, commensurate with the risks involved. Retained interests are either held as trading securities, with changes in fair value recorded in the Condensed Consolidated Statements of Operations, or as available-for-sale securities, with changes in fair value included in accumulated other comprehensive income.

Retained interests are reviewed periodically for impairment. Retained interests in securitized assets held as available-for-sale and trading were approximately $6.0 million and $6.9 million at September 30, 2010 and December 31, 2009, respectively.

The following table presents information on retained interests held by the Company as of September 30, 2010 arising from the Company’s residential mortgage-related securitization transactions. The pre-tax sensitivities of the current fair value of the retained interests to immediate 10% and 25% adverse changes in assumptions and parameters are also shown (dollars in thousands):

Carrying amount/fair value of residual interests	$5,984
Weighted average life (in years)	3.14
Weighted average prepayment speed assumption (CPR) (percent)	17.2
Fair value after a 10% increase in prepayment speed	$5,353
Fair value after a 25% increase in prepayment speed	$4,579
Weighted average expected annual credit losses (percent of current collateral balance)	25.8
Fair value after a 10% increase in annual credit losses	$5,124
Fair value after a 25% increase in annual credit losses	$4,669
Weighted average residual cash flows discount rate (percent)	25.0%
Fair value after a 500 basis point increase in discount rate	$5,796
Fair value after a 1000 basis point increase in discount rate	$5,618
Market interest rates:
Fair value after a 100 basis point increase in market rates	$4,021
Fair value after a 200 basis point increase in market rates	$2,519

The preceding sensitivity analysis is hypothetical and should be used with caution. In particular, the effect of a variation in a particular assumption on the fair value of the retained interest is calculated independent of changes in any other assumption; in practice, changes in one factor may result in changes in another, which might magnify or counteract the sensitivities. Further, changes in fair value based on a 10% or 25% variation in an assumption or parameter generally cannot be extrapolated because the relationship of the change in the assumption to the change in fair value may not be linear.

Note 5.	Mortgage Securities

Mortgage securities consist of securities classified as available-for-sale and trading as of September 30, 2010 and December 31, 2009.

	September 30,	December 31,
	2010	2009

Mortgage securities — available-for-sale	$5,984	$6,903
Mortgage securities — trading	1,230	1,087

Total mortgage securities	$7,214	$7,990

As of September 30, 2010, mortgage securities — available-for-sale consisted entirely of the Company’s investment in the residual securities issued by securitization trusts sponsored by the Company, but did not include the NHEL 2006-1, NHEL 2006-MTA1, NHEL 2007-1, and NMFT Series 2007-2 residual securities, which were designated as trading. As of December 31, 2009, mortgage securities — available-for-sale consisted entirely of the Company’s investment in the residual securities issued by securitization trusts sponsored by the Company, but did not include the NMFT Series 2007-2 residual security, which was designated as trading. Residual securities consist of interest-only, prepayment penalty and overcollateralization bonds. Management estimates the fair value of the residual securities by discounting the expected future cash flows of the collateral and bonds.

The following table presents certain information on the Company’s portfolio of mortgage securities — available-for-sale as of September 30, 2010 and December 31, 2009 (dollars in thousands):

		Unrealized	Estimated Fair	Average
	Cost Basis	Gain	Value	Yield(A)

As of September 30, 2010	$307	$5,677	$5,984	407.9%
As of December 31, 2009	1,792	5,111	6,903	132.9

(A)	The average yield is calculated from the cost basis of the mortgage securities and does not give effect to changes in fair value that are reflected as a component of shareholders’ deficit.

During the nine and three months ended September 30, 2009, management concluded that the decline in value on certain securities in the Company’s mortgage securities — available-for-sale portfolio were other-than-temporary. As a result, the Company recognized impairments on mortgage securities — available-for-sale of $1.2 million and $0.7 million during the nine and three months ended September 30, 2009. There were no impairments for the nine and three months ended September 30, 2010.

Maturities of mortgage securities owned by the Company depend on repayment characteristics and experience of the underlying financial instruments.

As of September 30, 2010, mortgage securities — trading consisted of the NHEL 2006-1, NHEL 2006-MTA1, NHEL 2007-1, and NMFT Series 2007-2 residual securities and subordinated securities retained by the Company from securitization transactions as well as subordinated securities purchased from other issuers in the open market. As of December 31, 2009, mortgage securities — trading consisted of the NMFT Series 2007-2 residual security and subordinated securities retained by the Company from securitization transactions as well as subordinated securities purchased from other issuers in the open market. Management estimates the fair value of the residual securities by discounting the expected future cash flows of the collateral and bonds. The fair value of the subordinated securities is estimated based on quoted broker prices. Refer to Note 9 for a description of the valuation methods as of September 30, 2010 and December 31, 2009.

The following table summarizes the Company’s mortgage securities — trading as of September 30, 2010 and December 31, 2009 (dollars in thousands):

		Amortized		Average
	Original Face	Cost Basis	Fair Value	Yield(A)

As of September 30, 2010
Subordinated securities pledged to CDO	$369,507	$80,742	$1,230
Other subordinated securities	215,280	—	—

Total	$584,787	$80,742	$1,230	2.05%

As of December 31, 2009	$435,114	$104,012	$1,087	4.79%

(A)	Calculated from the ending fair value of the securities.

The Company recognized a nominal amount of net trading losses and net trading gains of $0.1 million for the nine and three months ended September 30, 2010, respectively as compared to net trading losses of $11.3 million and $1.6 million for the same periods of 2009. These net trading losses are included in the other (income) expense line on the Company’s Condensed Consolidated Statements of Operations.

There were no trading securities pledged as collateral as of September 30, 2010 and December 31, 2009.

Note 6.	Borrowings

Junior Subordinated Debentures

NFI’s wholly-owned subsidiary NovaStar Mortgage, Inc. (“NMI”) has approximately $78.1 million in principal amount of unsecured notes (collectively, the “Notes”) outstanding to NovaStar Capital Trust I and NovaStar Capital Trust II (collectively, the “Trusts”) which secure trust preferred securities issued by the Trusts. $50.0 million of the principal amount matures in March 2035 and the remaining $28.1 million matures in June 2036. NFI has guaranteed NMI’s obligations under the Notes. NMI failed to make quarterly interest payments that were due on all payment dates in 2008 and through April 24, 2009 on these Notes.

On April 24, 2009 (the “Exchange Date”), the parties executed the necessary documents to complete an exchange of the Notes for new preferred obligations. On the Exchange Date, the Company paid interest due through December 31, 2008, in the aggregate amount of $5.3 million.

The new preferred obligations require quarterly distributions of interest to the holders at a rate equal to 1.0% per annum beginning January 1, 2009 through December 31, 2009, subject to reset to a variable rate equal to the three-month LIBOR plus 3.5% upon the occurrence of an “Interest Coverage Trigger.” For purposes of the new preferred obligations, an Interest Coverage Trigger occurs when the ratio of EBITDA for any quarter ending on or after December 31, 2008 and on or prior to December 31, 2009 to the product as of the last day of such quarter, of the stated liquidation value of all outstanding 2009 Preferred Securities (i) multiplied by 7.5%, (ii) multiplied by 1.5 and (iii) divided by 4, equals or exceeds 1.00 to 1.00. Beginning January 1, 2010 until the earlier of February 18, 2019 or the occurrence of an Interest Coverage Trigger, the unpaid principal amount of the new preferred obligations will bear interest at a rate of 1.0% per annum and, thereafter, at a variable rate, reset quarterly, equal to the three-month LIBOR plus 3.5% per annum. The Company did not exceed the Interest Coverage Trigger for the quarter ended September 30, 2010.

Note 7.	Commitments and Contingencies

Completed Litigation

On January 10, 2008, the City of Cleveland, Ohio filed suit against the Company and approximately 20 other mortgage, commercial and investment bankers alleging a public nuisance had been created in the City of Cleveland by the operation of the subprime mortgage industry. The case was filed in state court and promptly removed to the United States District Court for the Northern District of Ohio. The plaintiff sought damages for loss of property values in the City of Cleveland and for increased costs of providing services and infrastructure as a result of foreclosures of subprime mortgages. On October 8, 2008, the City of Cleveland filed an amended complaint in federal court which did not include claims against the Company but made similar claims against NMI, a wholly-owned subsidiary of NFI. On November 24, 2008, the Company filed a motion to dismiss the claims against NMI, which motion the court granted on May 15, 2009. The City of Cleveland filed an appeal, but on July 27, 2010, the United States Court of Appeals for the Sixth Circuit affirmed the decision of the District Court dismissing the case.

Pending Litigation

The Company is a party to various legal proceedings, all of which, except as set forth below, are of an ordinary, routine nature for a company in NFI’s business, including, but not limited to, breach of contract claims, tort claims, and claims for violations of federal and state consumer protection laws. Furthermore, the Company has received indemnification and loan repurchase demands with respect to alleged violations of representations and warranties made in loan sale and securitization agreements. These indemnification and repurchase demands have been addressed without significant loss to the Company and the number of demands has steadily decreased, but such claims could be significant if multiple loans are involved.

Due to the uncertainty of any potential loss due to pending litigation, the Company has not accrued a loss contingency related to the following matters in its condensed consolidated financial statements. Although it is not possible to predict the outcome of any legal proceeding, in the opinion of management, other than those proceedings described in detail below, such proceedings and actions should not, individually, or in the aggregate, have a material adverse effect on the Company’s financial condition and liquidity. However, a material adverse outcome in one or more of these proceedings could have a material adverse impact on the results of operations in a particular quarter or fiscal year.

On May 21, 2008, a purported class action case was filed in the Supreme Court of the State of New York, New York County, by the New Jersey Carpenters’ Health Fund, on behalf of itself and all others similarly situated. Defendants in the case include NovaStar Mortgage Funding Corporation (“NMFC”) and its individual directors, several securitization trusts sponsored by the Company, and several unaffiliated investment banks and credit rating agencies. The case was removed to the United States District Court for the Southern District of New York. On June 16, 2009, the plaintiff filed an amended complaint. Plaintiff seeks monetary damages, alleging that the defendants violated sections 11, 12 and 15 of the Securities Act of 1933 by making allegedly false statements regarding mortgage loans that served as collateral for securities purchased by plaintiff and the purported class members. On August 31, 2009, the Company filed a motion to dismiss the plaintiff’s claims. The Company believes it has meritorious defenses to the case and expects to defend the case vigorously.

On December 31, 2009, ITS Financial, LLC (“ITS”) filed a complaint against Advent and the Company alleging a breach of contract by Advent for a contract for services related to tax refund anticipation loans and early season loans. ITS does business as Instant Tax Service. The defendants moved the case to the United States District Court for the Southern District of Ohio. The complaint alleges that the Company worked in tandem and as one entity with Advent in all material respects. The complaint also alleges fraud in the inducement, tortious interference by the Company with the contract, breach of good faith and fair dealing, fraudulent and negligent misrepresentation, and liability of the Company by piercing the corporate veil and joint and several liability. The plaintiff references a $3.0 million loan made by the Company to plaintiff and seeks a judgment declaring that this loan be subject to an offset by the plaintiff’s damages. On September 13, 2010, the Court denied the Company’s motion to transfer the case to the United States District Court for the Western District of Missouri, and on September 29, 2010, the Company answered the complaint and made a counterclaim against the plaintiff for plaintiff’s failure to repay the loan. The Company believes that the defendants have meritorious defenses to this case and expects to vigorously defend the case and pursue its counterclaim.

On July 9, 2010, Cambridge Place Investment Management, Inc. filed a complaint in the Suffolk, Massachusetts Superior Court against NMFC and numerous other entities seeking damages on account of losses associated with residential mortgage-backed securities purchased by plaintiff’s assignors. The complaint alleges untrue statements and omissions of material facts relating to loan underwriting and credit enhancement. The complaint alleges a violation of Section 410 of the Massachusetts Uniform Securities Act, (Chapter 110A of the Massachusetts General Laws). Defendants have removed the case to the United States District Court for the District of Massachusetts, and plaintiff has filed a motion to remand the case back to state court. The Company believes that it has meritorious defenses to these claims and expects that the case will be defended vigorously.

On or about July 16, 2010, NovaStar Mortgage, Inc. received a “Purchasers’ Notice of Election to Void Sale of Securities” regarding NovaStar Mortgage Funding Trust Series 2005-4 from the Federal Home Loan Bank of Chicago. The notice was allegedly addressed to several entities including NovaStar Mortgage, Inc. and NMFC. The notice alleges joint and several liability for a rescission of the purchase of a $15.0 million security pursuant to Illinois Securities Law, 815 ILCS section 5/13(A). The notice does not specify the factual basis for the claim. The Company will assess its defense to the claim once the factual basis and additional information have been provided.

Note 8.	Comprehensive Income

The following is a rollforward of accumulated other comprehensive income (loss) for the nine and three months ended September 30, 2010 and 2009 (dollars in thousands):

	For the Nine Months Ended		For the Three Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Net income (loss)	$985,318	$(158,222)	$3,336	$(18,015)
Other comprehensive income (loss):
Change in unrealized gain on mortgage securities — available-for-sale	566	(5,511)	291	(3,446)
Change in unrealized gain on derivative instruments used in cash flow hedges	—	8	—	—
Impairment on mortgage securities — available-for-sale reclassified to earnings	—	1,155	—	702
Net settlements of derivative instruments used in cash flow hedges reclassified to earnings	—	84	—	—

Other comprehensive income (loss)	566	(4,264)	291	(2,744)

Total comprehensive income (loss)	985,884	(162,486)	3,627	(20,759)
Comprehensive loss attributable to noncontrolling interests	804	1,174	105	395

Total comprehensive income (loss) attributable to NFI	$986,688	$(161,312)	$3,732	$(20,364)

(A)	Due to the valuation allowance the Company has recorded on deferred income taxes, there is no net income tax expense recorded against other comprehensive income (loss).

Note 9.	Fair Value Accounting

Fair Value Measurements

The Fair Value Measurements guidance, defines fair value, establishes a consistent framework for measuring fair value and expands disclosure requirements about fair value measurements. Fair Value Measurements, among other things, requires the Company to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

These valuation techniques are based upon observable and unobservable inputs. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company’s market assumptions. These two types of inputs create the following fair value hierarchy:

•	Level 1 — Quoted prices for identical instruments in active markets.

•	Level 2 — Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

•	Level 3 — Instruments whose significant value drivers are unobservable.

The Company determines fair value based upon quoted broker prices when available or through the use of alternative approaches, such as discounting the expected cash flows using market interest rates commensurate with the credit quality and duration of the investment. The methods the Company uses to determine fair value on an instrument specific basis are detailed in the section titled “Valuation Methods,” below.

The following tables present for each of the fair value hierarchy levels, the Company’s assets and liabilities which are measured at fair value on a recurring basis as of September 30, 2010 and December 31, 2009 (dollars in thousands).

		Fair Value Measurements at Reporting Date Using
			Significant
		Quoted Prices in	Other	Significant
	Fair Value at	Active Markets for	Observable	Unobservable
	September 30,	Identical Assets	Inputs	Inputs
Description	2010	(Level 1)	(Level 2)	(Level 3)

Assets:
Mortgage securities — trading	$1,230	$—	$—	$1,230
Mortgage securities — available-for-sale	5,984	—	—	5,984

Total assets	$7,214	$—	$—	$7,214

Liabilities:
Asset-backed bonds secured by mortgage securities	$1,230	$—	$—	$1,230

Total liabilities	$1,230	$—	$—	$1,230

		Fair Value Measurements at Reporting Date Using
			Significant
		Quoted Prices in	Other	Significant
	Fair Value at	Active Markets for	Observable	Unobservable
	December 31,	Identical Assets	Inputs	Inputs
Description	2009	(Level 1)	(Level 2)	(Level 3)

Assets:
Mortgage securities — trading	$1,087	$—	$—	$1,087
Mortgage securities — available-for-sale	6,903	—	—	6,903

Total assets	$7,990	$—	$—	$7,990

Liabilities:
Asset-backed bonds secured by mortgage securities	$968	$—	$—	$968
Derivative instruments, net	157	—	157	—

Total liabilities	$1,125	$—	$157	$968

The following tables provide a reconciliation of the beginning and ending balances for the Company’s mortgage securities — trading which are measured at fair value on a recurring basis using significant unobservable inputs (Level 3) for the nine and three months ended September 30, 2010 and 2009 (dollars in thousands). Activity in the Company’s asset-backed bonds secured by mortgage securities is substantially the same as the activity in the mortgage securities — trading:

			Estimated
			Fair Value
			of Mortgage
	Cost Basis	Unrealized Loss	Securities

As of December 31, 2009	$104,013	$(102,926)	$1,087
Increases (decreases) to mortgage securities — trading
Accretion of income	761	—	761
Proceeds from paydowns of securities	(588)	—	(588)
Other than temporary impairments	(23,444)	23,444	—
Mark-to-market value adjustment	—	(30)	(30)

Net (decrease) increase to mortgage securities — trading	(23,271)	23,414	143

As of September 30, 2010	$80,742	$(79,512)	$1,230

			Estimated
			Fair Value
			of Mortgage
	Cost Basis	Unrealized Loss	Securities

As of December 31, 2008	$433,968	$(426,883)	$7,085
Increases (decreases) to mortgage securities — trading
Accretion of income	9,992	—	9,992
Proceeds from paydowns of securities	(4,397)	—	(4,397)
Other than temporary impairments	(265,711)	265,711	—
Mark-to-market value adjustment	—	(11,255)	(11,255)

Net (decrease) increase to mortgage securities — trading	(260,116)	254,456	(5,660)

As of September 30, 2009	$173,852	$(172,427)	$1,425

			Estimated
			Fair Value
			of Mortgage
	Cost Basis	Unrealized Loss	Securities

As of June 30, 2010	$80,677	$(79,598)	$1,079
Increases (decreases) to mortgage securities — trading
Accretion of income	257	—	257
Proceeds from paydowns of securities	(165)	—	(165)
Other than temporary impairments	(27)	27	—
Mark-to-market value adjustment	—	59	59

Net increase to mortgage securities — trading	65	86	151

As of September 30, 2010	$80,742	$(79,512)	$1,230

			Estimated
			Fair Value
			of Mortgage
	Cost Basis	Unrealized Loss	Securities

As of June 30, 2009	$402,192	$(399,747)	$2,445
Increases (decreases) to mortgage securities — trading
Accretion of income	1,292	—	1,292
Proceeds from paydowns of securities	(762)	—	(762)
Other than temporary impairments	(228,870)	228,870	—
Mark-to-market value adjustment	—	(1,550)	(1,550)

Net (decrease) increase to mortgage securities — trading	(228,340)	227,320	(1,020)

As of September 30, 2009	$173,852	$(172,427)	$1,425

The following tables provide a reconciliation of the beginning and ending balances for the Company’s mortgage securities — available-for-sale which are measured at fair value on a recurring basis using significant unobservable inputs (Level 3) for the nine and three months ended September 30, 2010 and 2009 (dollars in thousands):

			Estimated
			Fair Value
			of Mortgage
	Cost Basis	Unrealized Gain	Securities

As of December 31, 2009	$1,794	$5,109	$6,903
Increases (decreases) to mortgage securities — available-for-sale
Accretion of income(A)	1,874	—	1,874
Proceeds from paydowns of securities(A)(B)	(3,359)	—	(3,359)
Mark-to-market value adjustment	—	566	566

Net (decrease) increase to mortgage securities — available-for-sale	(1,485)	566	(919)

As of September 30, 2010	$309	$5,675	$5,984

(A)	Cash received on mortgage securities with no cost basis was $4.7 million for the nine months ended September 30, 2010.

(B)	For mortgage securities with a remaining cost basis, the Company reduces the cost basis by the amount of cash that is received from the securitization trusts. In contrast, for mortgage securities in which the cost basis has previously reached zero, the Company records the amount of cash that is received from the securitization trusts in interest income.

			Estimated
			Fair Value
			of Mortgage
	Cost Basis	Unrealized Gain	Securities

As of December 31, 2008	$3,771	$9,017	$12,788
Increases (decreases) to mortgage securities — available-for-sale
Accretion of income(A)	11,421	—	11,421
Proceeds from paydowns of securities(A)(B)	(12,030)	—	(12,030)
Impairment on mortgage securities — available-for -sale	(1,155)		(1,155)
Mark-to-market value adjustment	—	(4,355)	(4,355)

Net (decrease) increase to mortgage securities — available-for-sale	(1,764)	(4,355)	(6,119)

As of September 30, 2009	$2,007	$4,662	$6,669

(A)	Cash received on mortgage securities with no cost basis was $1.9 million for the nine months ended September 30, 2009.

(B)	For mortgage securities with a remaining cost basis, the Company reduces the cost basis by the amount of cash that is received from the securitization trusts. In contrast, for mortgage securities in which the cost basis has previously reached zero, the Company records the amount of cash that is received from the securitization trusts in interest income.

			Estimated
			Fair Value
			of Mortgage
	Cost Basis	Unrealized Gain	Securities

As of June 30, 2010	$469	$5,384	$5,853
Increases (decreases) to mortgage securities — available-for-sale
Accretion of income(A)	475	—	475
Proceeds from paydowns of securities(A)(B)	(635)	—	(635)
Mark-to-market value adjustment	—	291	291

Net (decrease) increase to mortgage securities — available-for-sale	(160)	291	131

As of September 30, 2010	$309	$5,675	$5,984

(A)	Cash received on mortgage securities with no cost basis was $2.1 million for the three months ended September 30, 2010.

(B)	For mortgage securities with a remaining cost basis, the Company reduces the cost basis by the amount of cash that is received from the securitization trusts. In contrast, for mortgage securities in which the cost basis has previously reached zero, the Company records in interest income the amount of cash that is received from the securitization trusts.

			Estimated
			Fair Value
			of Mortgage
	Cost Basis	Unrealized Gain	Securities

As of June 30, 2009	$2,314	$7,405	$9,719
Increases (decreases) to mortgage securities — available-for-sale
Accretion of income(A)	3,445	—	3,445
Proceeds from paydowns of securities(A)(B)	(3,049)	—	(3,049)
Impairment on mortgage securities — available-for -sale	(703)		(703)
Mark-to-market value adjustment	—	(2,743)	(2,743)

Net (decrease) increase to mortgage securities — available-for-sale	(307)	(2,743)	(3,050)

As of September 30, 2009	$2,007	$4,662	$6,669

(A)	Cash received on mortgage securities with no cost basis was $0.7 million for the three months ended September 30, 2009.

(B)	For mortgage securities with a remaining cost basis, the Company reduces the cost basis by the amount of cash that is received from the securitization trusts. In contrast, for mortgage securities in which the cost basis has previously reached zero, the Company records in interest income the amount of cash that is received from the securitization trusts.

The following table provides quantitative disclosures about the fair value measurements for the Company’s assets which are measured at fair value on a nonrecurring basis as of December 31, 2009 (dollars in thousands):

Fair Value Measurements at Reporting Date Using
Quoted Prices in
		Active Markets for	Significant Other	Significant
	Real Estate	Identical Assets	Observable	Unobservable Inputs
Fair Value at	Owned (A)	(Level 1)	Inputs (Level 2)	(Level 3)

December 31, 2009	$64,179	$—	$—	$64,179

(A)	The Company did not hold any Real Estate Owned as of September 30, 2010.

At the time a mortgage loan held-in-portfolio becomes real estate owned, the Company records the property at the lower of its carrying amount or fair value. Upon foreclosure and through liquidation, the Company evaluates the property’s fair value as compared to its carrying amount and records a valuation adjustment when the carrying amount exceeds fair value. Any valuation adjustments at the time the loan becomes real estate owned is charged to the allowance for credit losses.

The following table provides a summary of the impact to earnings for the nine and three months ended September 30, 2010 and 2009 from the Company’s assets and liabilities which are measured at fair value on a recurring and nonrecurring basis (dollars in thousands):

		Fair Value		Fair Value
		Adjustments For the		Adjustments For the
	Fair Value	Nine Months Ended		Three Months
Asset or Liability Measured	Measurement	September 30,		Ended September 30,		Statement of Operations Line
at Fair Value	Frequency	2010	2009	2010	2009	Item Impacted

Mortgage securities — trading	Recurring	$(30)	$(11,255)	$59	$(1,550)	Other income (expense	)
Mortgage securities — available-for-sale	Recurring	—	(1,155)	—	(703)	Other income (expense	)
Real estate owned	Nonrecurring	(178)	(9,164)	—	—	Other income (expense	)
Derivative instruments, net	Recurring	157	5,124	—	2,345	Other income (expense	)
Asset-backed bonds secured by mortgage securities	Recurring	805	4,658	239	1,153	Other income (expense	)

Total fair value losses		$754	$(11,792)	$298	$1,245

Valuation Methods

Mortgage securities — trading.  Trading securities are recorded at fair value with gains and losses, realized and unrealized, included in earnings. The Company uses the specific identification method in computing realized gains or losses. The Company’s estimated fair value for its subordinated securities are based on quoted broker prices compared to estimates based on discounting the expected future cash flows of the collateral and bonds. Due to the unobservable inputs used by the Company in determining the expected future cash flows, the Company considers its valuation methodology as Level 3.

In addition, upon the closing of its NMFT Series 2007-2 securitization, the Company classified the residual security it retained as trading. The Company also classified the NHEL 2006-1, NHEL 2006-MTA1 and NHEL 2007-1 residual securities as trading upon the derecognition of these securitization trusts. The Company estimates fair value based on the present value of expected future cash flows using management’s best estimates of credit losses, prepayment rates, forward yield curves, and discount rates, commensurate with the risks involved. Due to the unobservable inputs used by the Company in determining the expected future cash flows, the Company determined its valuation methodology for residual securities would qualify as Level 3. See “Mortgage securities — available-for-sale” for further discussion of the Company’s valuation policies relating to residual securities.

Mortgage securities — available-for-sale.  Mortgage securities — available-for-sale represent beneficial interests the Company retains in securitization and resecuritization transactions which include residual securities. Mortgage securities classified as available-for-sale are reported at their estimated fair value with unrealized gains and losses reported in accumulated other comprehensive income. To the extent that the cost basis of mortgage securities exceeds the fair value and the unrealized loss is considered to be other-than-temporary, an impairment charge is recognized and the amount recorded in accumulated other comprehensive income or loss is reclassified to earnings as a realized loss. The specific identification method is used in computing realized gains or losses.

The Company estimates fair value based on the present value of expected future cash flows using management’s best estimates of credit losses, prepayment rates, forward yield curves, and discount rates, commensurate with the risks involved. Management’s best estimate of key assumptions, including credit losses, prepayment speeds, the market discount rates and forward yield curves commensurate with the risks involved, are used in estimating future cash flows. Due to the unobservable inputs used by the Company in determining the expected future cash flows, the Company considers its valuation methodology as Level 3.

Derivative instruments.  The fair value of derivative instruments is estimated by discounting the projected future cash flows using appropriate market rates. The fair value of derivative instruments is obtained from model-derived valuations whose significant value drivers are observable, therefore the Company considers its valuation methodology as Level 2.

Real estate owned.  Real estate owned is carried at the lower of cost or fair value less estimated selling costs. The Company estimates fair value at the asset’s liquidation value less selling costs using management’s assumptions which are based on historical loss severities for similar assets. Due to the unobservable inputs used by the Company in determining the asset’s liquidation value and selling costs, the Company considers its valuation methodology as Level 3.

Asset-backed bonds secured by mortgage securities.  See discussion under “Fair Value Option for Financial Assets and Financial Liabilities.”

Fair Value Option for Financial Assets and Financial Liabilities

The Company elected the fair value option for asset-backed bonds issued from the CDO to help reduce earnings volatility which otherwise would arise if the accounting method for this debt was not matched with the fair value accounting for the related mortgage securities. The asset-backed bonds which are being carried at fair value are included in the “Other current liabilities” line item on the Condensed Consolidated Balance Sheets. The Company recognized fair value adjustments of $0.8 million and $0.2 million for the nine and three months ended September 30, 2010, respectively, and $4.7 million and $1.2 million for the same periods in 2009, respectively, which is included in the “Other (income) expenses” line item on the Condensed Consolidated Statements of Operations.

The Company has not elected fair value accounting for any other balance sheet items as allowed by the guidance from Fair Value Option for Financial Assets and Financial Liabilities.

The following table shows the difference between the unpaid principal balance and the fair value of the asset-backed bonds secured by mortgage securities for which the Company has elected fair value accounting as of September 30, 2010 and December 31, 2009 (dollars in thousands):

	Unpaid Principal	Year to Date Gain
Unpaid Principal Balance as of	Balance	Recognized		Fair Value

September 30, 2010	$324,478	$805		$1,230
December 31, 2009	323,999	4,658	(A)	968

(A)	For the nine months ended September 30, 2009.

Substantially all of the change in fair value of the asset-backed bonds during the nine and three months ended September 30, 2010 is considered to be related to specific credit risk as all of the bonds are floating rate.

Note 10.	Goodwill

During the nine months ended September 30, 2010, payments of approximately $1.0 million were made to the former majority owners of StreetLinks upon certain earnings targets being achieved. In addition, during the nine and three months ended September 30, 2010, targets were achieved for additional payments of approximately $2.2 million which will be made in the fourth quarter of 2010. In accordance with the Business Combinations guidance that was utilized by the Company at the time of acquisition during August 2008, any contingent payments made in excess of amounts assigned to assets acquired and liabilities recognized should be recorded as goodwill. As all consideration paid had previously been assigned to the assets acquired and liabilities assumed, the $3.2 million was recorded as goodwill during the nine months ended September 30, 2010.

Goodwill is tested for impairment at least annually and impairments are charged to results of operations only in periods in which the recorded carrying value is more than the estimated fair value. As of September 30, 2010, goodwill totaled $3.2 million, there was no goodwill as of December 31, 2009.

Goodwill activity is as follows for the nine and three months ended September 30, 2010 and 2009, respectively (dollars in thousands):

	For the Nine				For the Three
	Months Ended				Months Ended
	September 30,				September 30,
	2010		2009		2010		2009

Balance, beginning of period	$—		$—		$975		$1,190
Advent acquisition	—		1,190		—		—
StreetLinks earnings target payment	3,170	(A)	—		2,195	(A)	—

Balance, end of period	$3,170		$1,190	(B)	$3,170		$1,190	(B)

(A)	The $2.2 million earnings target payment was achieved as of September 30, 2010, but will not be paid until the fourth quarter of 2010. This amount is included in the “Other Current Liabilities” line item of the Condensed Consolidated Balance Sheets.

(B)	The Advent acquisition goodwill was impaired during the fourth quarter of 2009.

Goodwill will be tested in November of each year for impairment. Goodwill is tested for impairment using a two-step process that begins with an estimation of fair value. The first step compares the estimated fair value of StreetLinks with its carrying amount, including goodwill. If the estimated fair value exceeds its carrying amount, goodwill is not considered impaired. However, if the carrying amount exceeds its estimated fair value, a second step would be performed that would compare the implied fair value to the carrying amount of goodwill. An impairment loss would be recorded to the extent that the carrying amount of goodwill exceeds its implied fair value.

Note 11.	Derivative Financial Instruments

Prior to 2009, the Company entered into various derivative financial instruments in the management of its investment portfolio. All derivative financial instruments acquired by the Company were ultimately transferred to mortgage loan or mortgage security trusts. The Company did not hold any derivative instruments as of September 30, 2010. As of December 31, 2009, the Company owned non-hedge derivative financial instruments with a notional amount of $40.0 million and with a fair value of $(0.2) million.

Note 12.	Income Taxes

Based on the evidence available as of September 30, 2010 and December 31, 2009, the Company believes that it is more likely than not that the Company will not realize its deferred tax assets. Based on this conclusion, the Company recorded a valuation allowance against its entire net deferred tax assets as of September 30, 2010 and December 31, 2009. The Company’s effective tax rate is close to 0% due to the valuation allowance recorded against the deferred tax assets.

The Company recognizes tax benefits in accordance with the Accounting for Uncertainty in Income Taxes guidance. This guidance establishes a “more-likely-than-not” recognition threshold that must be met before a tax benefit can be recognized in the financial statements. As of September 30, 2010 and December 31, 2009, the total gross amount of unrecognized tax benefits was $1.1 million and $0.9 million, respectively. The net increase of $0.1 million is primarily attributed to an increase in unrecognized tax benefits of $0.4 million for tax positions related to the current and prior years which is included in the “Income tax (benefit) expense” line item of the Condensed Consolidated Statement of Operations and a decrease of $0.3 related to the derecognition of the securitization trusts, which is included in the “Gain on derecognition of securitization trusts” line item of the Condensed Consolidated Statement of Operations. See Note 3 to the condensed consolidated financial statements for further details on the derecognition of securitization trusts.

Note 13.	Segment Reporting

During 2009, the Company changed segments to realign with the way management views the business. The segment information for the nine and three months ended September 30, 2009 has been recast in accordance with the new segments. The Company reviews, manages and operates its business in three segments: securitization trusts, corporate and appraisal and real estate valuation management services. The securitization trusts segment’s operating results are driven from the income generated on the on-balance sheet securitizations less associated costs. Due to the derecognition of the securitization trusts during the nine and three months ended September 30, 2010, the securitization trusts segment will consist of solely the Company’s CDO going forward. Corporate operating results include income generated from mortgage securities retained from securitizations, corporate, general and administrative expenses and Advent. The appraisal and real estate valuation management segment’s operations include the fee income and related expenses from the Company’s majority-owned subsidiary StreetLinks.

The following is a summary of the operating results of the Company’s segments for the nine and three months ended September 30, 2010 and 2009 (dollars in thousands):

For the Nine Months Ended September 30, 2010

			Appraisal and
			Real Estate
	Securitization		Valuation
	Trusts	Corporate	Management		Eliminations	Total

Income and Revenues:
Service fee income	$—	$—	$50,237		$—	$50,237
Interest income — mortgage loans	10,681	—	—		167	10,848
Interest income — mortgage securities	683	6,619	—		—	7,302

Total	11,364	6,619	50,237		167	68,387
Costs and Expenses:
Cost of services	—	—	44,371		—	44,371
Interest expense — asset-backed bonds	1,416	—	—		—	1,416
Provision for credit losses	17,433	—	—		—	17,433
Servicing fees	731	—	—		—	731
Premiums for mortgage loan insurance	308	—	—		—	308
Selling, general and administrative expense	14	10,877	3,192		—	14,083
Gain on derecognition of securitization trusts	(993,131)	—	—		—	(993,131)
Other expenses (income)	1,913	(2,972)	77		278	(704)

Total	(971,316)	7,905	47,640		278	(915,493)
Other income	—	965	3		—	968
Interest expense on trust preferred securities	—	(823)	—		—	(823)

Income (loss) before income tax benefit	982,680	(1,144)	2,600		(111)	984,025
Income tax benefit	—	(1,293)	—		—	(1,293)

Net income	982,680	149	2,600		(111)	985,318
Less: Net (loss) income attributable to noncontrolling interests	—	(1,121)	317		—	(804)

Net income attributable to NFI	$982,680	$1,270	$2,283		$(111)	$986,122

September 30, 2010:
Total assets	$1,578	$27,972	$14,965	(A)	$(3,377)	$41,138

(A)	Includes goodwill of $3.2 million.

For the Nine Months Ended September 30, 2009

			Appraisal and
			Real Estate
	Securitization		Valuation
	Trusts	Corporate	Management	Eliminations	Total

Income and Revenues:
Service fee income	$—	$—	$22,018	$—	$22,018
Interest income — mortgage loans	92,796	—	—	1,137	93,933
Interest income — mortgage securities	6,807	15,265	—	(2,519)	19,553

Total	99,603	15,265	22,018	(1,382)	135,504
Costs and Expenses:
Cost of services	—	—	22,991	—	22,991
Interest expense — asset-backed bonds	16,448	—	—	—	16,448
Provision for credit losses	211,050	—	—	—	211,050
Servicing fees	8,343	—	—	—	8,343
Premiums for mortgage loan insurance	4,791	117	—	—	4,908
Selling, general and administrative expense	214	14,123	1,728	(74)	15,991
Other expenses	1,187	12,502	47	—	13,736

Total	242,033	26,742	24,766	(74)	293,467
Other income	116	850	—	—	966
Interest expense on trust preferred securities	—	(980)	—	—	(980)

Loss before income tax expense	(142,314)	(11,607)	(2,748)	(1,308)	(157,977)
Income tax expense	—	245	—	—	245

Net loss	(142,314)	(11,852)	(2,748)	(1,308)	(158,222)
Less: Net loss attributable to noncontrolling interests	—	(350)	(824)	—	(1,174)

Net loss attributable to NFI	$(142,314)	$(11,502)	$(1,924)	$(1,308)	$(157,048)

December 31, 2009:
Total assets	$1,437,059	$26,706	$4,164	$(8,438)	$1,459,491

For the Three Months Ended September 30, 2010

			Appraisal and
			Real Estate
	Securitization		Valuation
	Trusts	Corporate	Management	Eliminations	Total

Income and Revenues:
Service fee income	$—	$—	$22,784	$—	$22,784
Interest income — mortgage securities	233	2,571	—	—	2,804

Total	233	2,571	22,784	—	25,588
Costs and Expenses:
Cost of services	—	—	19,692	—	19,692
Selling, general and administrative expense	—	3,320	1,268	—	4,588
Other expenses (income)	658	(1,211)	36	116	(401)

Total	658	2,109	20,996	116	23,879
Other (expenses) income	—	(45)	2	—	(43)
Interest expense on trust preferred securities	—	(251)	—	—	(251)

(Loss) income before income tax benefit	(425)	166	1,790	(116)	1,415
Income tax benefit	—	(1,921)	—	—	(1,921)

Net (loss) income	(425)	2,087	1,790	(116)	3,336
Less: Net (loss) income attributable to noncontrolling interests	—	(323)	218	—	(105)

Net (loss) income attributable to NFI	$(425)	$2,410	$1,572	$(116)	$3,441

For the Three Months Ended September 30, 2009

			Appraisal and
			Real Estate
	Securitization		Valuation
	Trusts	Corporate	Management	Eliminations	Total

Income and Revenues:
Service fee income	$—	$—	$9,945	$—	$9,945
Interest income — mortgage loans	34,014	—	—	779	34,793
Interest income — mortgage securities	661	3,633	—	(179)	4,115

Total	34,675	3,633	9,945	600	48,853
Costs and Expenses:
Cost of services	—	—	10,013	—	10,013
Interest expense — asset-backed bonds	5,246	—	—	—	5,246
Provision for credit losses	42,062	—	—	—	42,062
Servicing fees	2,482	—	—	—	2,482
Premiums for mortgage loan insurance	(1,042)	98	—	—	(944)
Selling, general and administrative expense	54	4,807	346	1	5,208
Other (income) expenses	(4,333)	6,254	5	—	1,926

Total	44,469	11,159	10,364	1	65,993
Other income (expenses)	15	(459)	—	—	(444)
Interest expense on trust preferred securities	—	(315)	—	—	(315)

Loss before income tax expense	(9,779)	(8,300)	(419)	599	(17,899)
Income tax expense	—	116	—	—	116

Net loss	(9,779)	(8,416)	(419)	599	(18,015)
Less: Net loss attributable to noncontrolling interests	—	(269)	(126)	—	(395)

Net loss attributable to NFI	$(9,779)	$(8,147)	$(293)	$599	$(17,620)

Note 14.	Earnings Per Share

As a result of the convertible participating preferred stock being considered participating securities, the earnings per share information below is calculated under the two-class method, which is discussed in the Earnings per Share accounting guidance. In determining the number of diluted shares outstanding, the guidance requires disclosure of the more dilutive earnings per share result between the if-converted method calculation and the two-class method calculation. For the nine months ended September 30, 2010, the two-class method calculation was more dilutive; therefore, the earnings per share information below is presented following the two-class method which includes convertible participating preferred stock assumed to be converted to 1,875,000 shares of common stock that share in distributions with common shareholders on a 1:1 basis. For the three months ended September 30, 2010 and the nine and three months ended September 30, 2009, as the convertible participating preferred stockholders do not have an obligation to participate in losses, no allocation of undistributed losses was necessary.

The following table presents computations of basic and diluted earnings per share for the nine and three months ended September 30, 2010 and 2009 (dollars in thousands, except share and per share amounts):

	For the Nine Months Ended		For the Three Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Numerator:
Net income (loss)	$985,318	$(158,222)	$3,336	$(18,015)
Less loss attributable to noncontrolling interests	(804)	(1,174)	(105)	(395)
Dividends on preferred shares	(12,234)	(11,361)	(4,183)	(3,880)
Allocation of undistributed income to convertible participating preferred stock	(162,862)	—	—	—

Income (loss) available to common shareholders	$811,026	$(168,409)	$(742)	$(21,500)

Denominator:
Weighted average common shares outstanding — basic	9,337,207	9,368,053	9,337,207	9,368,053

Weighted average common shares outstanding — basic	9,337,207	9,368,053	9,337,207	9,368,053
Stock options	—	—	—	—

Weighted average common shares outstanding — dilutive	9,337,207	9,368,053	9,337,207	9,368,053

Basic earnings per share:
Net income (loss)	$105.53	$(16.89)	$0.36	$(1.92)
Less loss attributable to noncontrolling interests	(0.08)	(0.12)	(0.01)	(0.04)
Dividends on preferred shares	(1.31)	(1.21)	(0.45)	(0.41)
Allocation of undistributed income to convertible participating preferred stock	(17.44)	—	—	—

Net income (loss) available to common shareholders	$86.86	$(17.98)	$(0.08)	$(2.29)

Diluted earnings per share:
Net income (loss)	$105.53	$(16.89)	$0.36	$(1.92)
Less loss attributable to noncontrolling interests	(0.08)	(0.12)	(0.01)	(0.04)
Dividends on preferred shares	(1.31)	(1.21)	(0.45)	(0.41)
Allocation of undistributed income to convertible participating preferred stock	(17.44)	—	—	—

Net income (loss) available to common shareholders	$86.86	$(17.98)	$(0.08)	$(2.29)

The following table reflects stock options to purchase shares of common stock that were outstanding during each period presented, but were not included in the computation of diluted earnings (loss) per share because the number of shares assumed to be repurchased, as calculated, was greater than the number of shares to be obtained upon exercise, and therefore, the effect would be antidilutive (in thousands, except exercise prices):

	For the Nine Months Ended		For the Three Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Number of stock options	280	114	285	114
Weighted average exercise price of stock options	$22.00	$52.98	$21.66	$52.98

The Company had 30,846 of nonvested restricted shares outstanding as of September 30, 2010 and September 30, 2009 which have original cliff vesting schedules ranging between five and ten years. The nonvested restricted shares for each period were not included in the earnings per share because the effect would be anti-dilutive.

Note 15.	Fair Value of Financial Instruments

The following disclosure of the estimated fair value of financial instruments presents amounts that have been determined using available market information and appropriate valuation methodologies. However, considerable judgment is required to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that could be realized in a current market exchange. The use of different market assumptions or estimation methodologies could have a material impact on the estimated fair value amounts.

The estimated fair values of the Company’s financial instruments related to continuing operations are as follows as of September 30, 2010 and December 31, 2009 (dollars in thousands):

	As of September 30, 2010		As of December 31, 2009
	Carrying Value	Fair Value	Carrying Value	Fair Value

Financial assets:
Cash and cash equivalents	$16,784	$16,784	$7,104	$7,104
Restricted cash	1,402	1,334	5,342	5,206
Mortgage loans — held-in-portfolio	—	—	1,289,474	1,160,527
Mortgage securities — trading	1,230	1,230	1,087	1,087
Mortgage securities — available-for-sale	5,984	5,984	6,903	6,903
Accrued interest receivable	—	—	74,025	74,025
Notes receivable	4,317	4,317	4,920	4,920
Financial liabilities:
Borrowings:
Asset-backed bonds secured by mortgage loans	—	—	2,270,602	1,297,980
Asset-backed bonds secured by mortgage securities	1,230	1,230	968	968
Junior subordinated debentures	78,027	17,114	77,815	6,225
Accrued interest payable	392	392	751	751
Derivative instruments:	—	—	(157)	(157)

Cash and cash equivalents — The fair value of cash and cash equivalents approximates its carrying value.

Restricted Cash — The fair value of restricted cash was estimated by discounting estimated future release of the cash from restriction.

Mortgage loans — held-in-portfolio — The fair value of mortgage loans — held-in-portfolio was estimated using the carrying value less a market discount. The internal rate of return is less than what an outside investor would require due to the embedded credit risk, therefore, at December 31, 2009, a market discount is required to get to the fair value.

Mortgage securities — trading — See Note 9 to the condensed consolidated financial statements for fair value method utilized.

Mortgage securities — available-for-sale — See Note 9 to the condensed consolidated financial statements for fair value method utilized.

Accrued interest receivable — The fair value of accrued interest receivable approximates its carrying value.

Notes receivable — The fair value of notes receivable approximates its carrying value.

Asset-backed bonds secured by mortgage loans — The fair value of asset-backed bonds secured by mortgage loans and the related accrued interest payable was estimated using the fair value of mortgage loans — held-in-portfolio as the trusts have no recourse to the Company’s other unsecuritized assets.

Asset-backed bonds secured by mortgage securities — See Note 9 to the condensed consolidated financial statements for fair value method utilized.

Junior subordinated debentures — As of September 30, 2010, the fair value of junior subordinated debentures is estimated by discounting future projected cash flows using a discount rate commensurate with the risks involved. As of December 31, 2009, the fair value of junior subordinated debentures is estimated using the price from the repurchase transaction that the Company completed during 2008.

Accrued interest payable — The fair value of accrued interest payable approximates its carrying value.

Derivative instruments — The fair value of derivative instruments was estimated by discounting the projected future cash flows using appropriate rates.

Note 16.	Subsequent Events

On November 4, 2010, the Company completed the acquisition of 51% of Corvisa LLC (“Corvisa”). Corvisa is a technology company that develops and markets its software products to mortgage lenders. Its primary product is a self-managed appraisal solution for lenders to manage their appraisal process. Other products include analytical tools for lender to manage their mortgage origination business. The purchase price was comprised of $1.5 million of cash, plus contingent consideration related to an earn-out opportunity based on future net income. The amount of the future payments that the Company could be required to make under the earn-out opportunity is $0.6 million. The Company is evaluating the purchase price allocation to the fair value of the assets acquired, the liabilities assumed and the liability for the contingent consideration related to this acquisition.

NOVASTAR FINANCIAL, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2009	2008
	(Dollars in thousands, except share amounts)

ASSETS
Current Assets
Unrestricted cash and cash equivalents	$7,104	$24,790
Mortgage securities (includes CDO securities of $959 and $4,798, respectively)	7,990	19,873
Notes receivable, net of allowance of $300 and $0, respectively	4,920	—
Other current assets (includes CDO other assets of $428 and $2,043, respectively)	7,501	9,335
Current assets of discontinued operations	—	324

Total current assets	27,515	54,322
Securitization Trust Assets
Mortgage loans — held-in-portfolio, net of allowance of $712,614 and $776,001, respectively	1,289,474	1,772,838
Accrued interest receivable	74,025	77,292
Real estate owned	64,179	70,480

Total securitization trust assets	1,427,678	1,920,610
Non-Current Assets
Fixed assets, net of depreciation	1,803	1,247
Other assets	2,495	1,168
Assets of discontinued operations	—	1,117

Total non-current assets	4,298	3,532

Total assets	$1,459,491	$1,978,464

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Liabilities:
Current Liabilities
Accounts payable	$1,949	$495
Accrued expenses	6,801	17,785
Dividends payable	34,402	19,088
Other current liabilities (includes CDO debt and other liabilities of $1,396 and $5,376, respectively)	2,962	8,824
Current liabilities of discontinued operations	—	1,936

Total current liabilities	46,114	48,128
Securitization Trust Liabilities
Due to servicer	136,855	117,635
Other securitization trust liabilities	3,729	11,631
Asset-backed bonds secured by mortgage loans	2,270,602	2,599,351

Total securitization trust liabilities	2,411,186	2,728,617
Non-Current Liabilities
Junior subordinated debentures	77,815	77,323
Other liabilities	928	569
Liabilities of discontinued operations	—	600

Total non-current liabilities	78,743	78,492

Total liabilities	2,536,043	2,855,237
Commitments and contingencies (Note 6)
Shareholders’ deficit:
Capital stock, $0.01 par value, 50,000,000 shares authorized:
Redeemable preferred stock, $25 liquidating preference per share; 2,990,000 shares, issued and outstanding	30	30
Convertible participating preferred stock, $25 liquidating preference per share; 2,100,000 shares, issued and outstanding	21	21
Common stock, 9,368,053, issued and outstanding	94	94
Additional paid-in capital	786,989	786,279
Accumulated deficit	(1,868,398)	(1,671,984)
Accumulated other comprehensive income	5,111	8,926
Other	(70)	(139)

Total NFI shareholders’ deficit	(1,076,223)	(876,773)
Noncontrolling interests	(329)	—

Total shareholders’ deficit	(1,076,552)	(876,773)

Total liabilities and shareholders’ deficit	$1,459,491	$1,978,464

See notes to consolidated financial statements

NOVASTAR FINANCIAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended December 31,
	2009	2008
	(Dollars in thousands, except share amounts)

Income and Revenues:
Service fee income	$31,106	$2,524
Interest income — mortgage loans	131,301	186,601
Interest income — mortgage securities	21,656	46,997

Total	184,063	236,122
Costs and Expenses:
Cost of services	32,221	2,600
Interest expense — asset-backed bonds	21,290	95,012
Provision for credit losses	260,860	707,364
Servicing fees	10,639	13,596
Premiums for mortgage loan insurance	6,178	15,847
Selling, general and administrative expense	20,777	23,510
Other expense	13,905	73,815

Total	365,870	931,744
Other income	887	977
Interest expense on trust preferred securities	(1,128)	(6,261)

Loss before income tax expense	(182,048)	(700,906)
Income tax expense (benefit)	1,108	(17,594)

Net loss from continuing operations	(183,156)	(683,312)
Income from discontinued operations, net of income tax	—	22,830

Net loss	(183,156)	(660,482)
Less: Net loss attributable to noncontrolling interests	(2,054)	—

Net loss attributable to NFI	$(181,102)	$(660,482)

Earnings Per Share attributable to NFI:
Basic	$(20.97)	$(72.37)

Diluted	$(20.97)	$(72.37)

Weighted average basic shares outstanding	9,368,053	9,338,131

Weighted average diluted shares outstanding	9,368,053	9,338,131

See notes to consolidated financial statements.

NOVASTAR FINANCIAL, INC.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ DEFICIT

		Convertible				Accumulated
	Redeemable	Participating		Additional		Other		Total
	Preferred	Preferred	Common	Paid-in	Accumulated	Comprehensive		Share-holders’
	Stock	Stock	Stock	Capital	Deficit	(Loss) Income	Other	Deficit
	(Dollars in thousands, except share amounts)

Balance, January 1, 2008	$30	$21	$94	$786,342	$(996,649)	$(1,117)	$(209)	$(211,488)
Forgiveness of founders’ notes receivable	—	—	—	—	—	—	70	70
Compensation recognized under stock compensation plans	—	—	—	(63)	—	—	—	(63)
Accumulating dividends on preferred stock	—	—	—	—	(15,273)	—	—	(15,273)
Other	—	—	—	—	420	—	—	420
Comprehensive loss:
Net loss	—	—	—	—	(660,482)	—	—	(660,482)
Other comprehensive income	—	—	—	—	—	10,043	—	10,043

Total comprehensive loss	—	—	—	—	—	—	—	(650,439)

Balance, December 31, 2008	$30	$21	$94	$786,279	$(1,671,984)	$8,926	$(139)	$(876,773)

	Total NovaStar Financial, Inc. Shareholders’ Deficit
		Convertible				Accumulated
	Redeemable	Participating		Additional		Other			Total
	Preferred	Preferred	Common	Paid-in	Accumulated	Comprehensive		Noncontrolling	Shareholders’
	Stock	Stock	Stock	Capital	Deficit	Income	Other	Interest	Deficit
	(Dollars in thousands, except share amounts)

Balance, January 1, 2009	$30	$21	$94	$786,279	$(1,671,984)	$8,926	$(139)	$—	$(876,773)
Forgiveness of founder’s notes receivable	—	—	—	—	—	—	69	—	69
Compensation recognized under stock compensation plans	—	—	—	710	—	—	—	—	710
Accumulating dividends on preferred stock	—	—	—	—	(15,312)	—	—	—	(15,312)
Contribution from noncontrolling interests	—	—	—	—	—	—	—	525	525
Acquisition of noncontrolling interests	—	—	—	—	—	—	—	1,200	1,200
Comprehensive loss:
Net loss	—	—	—	—	(181,102)	—	—	(2,054)	(183,156)
Other comprehensive loss	—	—	—	—	—	(3,815)	—	—	(3,815)

Total comprehensive loss	—	—	—	—	—	—	—	—	(186,971)

Balance, December 31, 2009	$30	$21	$94	$786,989	$(1,868,398)	$5,111	$(70)	$(329)	$(1,076,552)

See notes to consolidated financial statements.

NOVASTAR FINANCIAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended December 31,
	2009	2008
	(Dollars in thousands)

Cash flows from operating activities:
Net loss	$(183,156)	$(660,482)
Income from discontinued operations	—	22,830

Loss from continuing operations	(183,156)	(683,312)
Adjustments to reconcile loss from continuing operations to net cash used in operating activities:
Impairment on mortgage securities — available-for-sale	1,198	23,100
Losses on derivative instruments	4,665	18,094
Depreciation expense	869	1,124
Amortization of deferred debt issuance costs	2,239	3,081
Compensation recognized under stock compensation plans	710	(63)
Provision for credit losses	260,860	707,364
Amortization of premiums on mortgage loans	2,443	13,366
Interest capitalized on loans held-in-portfolio	(1,550)	(19,858)
Forgiveness of founders’ promissory notes	69	70
Provision for deferred income taxes	—	(13,805)
Fair value adjustments	6,743	25,743
Accretion of available-for-sale and trading securities	(23,528)	(50,399)
Gains on debt extinguishment	—	(6,418)
Changes in:
Accrued interest receivable	3,267	(15,588)
Other assets	(4,170)	6,327
Due to servicer	19,220	61,185
Accounts payable and other liabilities	(21,566)	(26,030)

Net cash provided by operating activities from continuing operations	68,313	43,981
Net cash used in operating activities from discontinued operations	(1,095)	(14,415)

Net cash provided by operating activities	67,218	29,566
Cash flows from investing activities:
Proceeds from mortgage securities — available-for-sale	13,594	26,899
Proceeds from mortgage securities — trading	4,885	59,912
Proceeds from mortgage loans held-in-portfolio	98,933	288,243
Proceeds from sales of assets acquired through foreclosure	129,815	114,194
Restricted cash, net	705	2,952
Purchases of property and equipment	(1,324)	(25)
Proceeds from disposal of property and equipment	6	—
Acquisition of businesses, net of cash acquired	2	(710)

Net cash provided by investing activities	246,616	491,465
Net cash provided by investing activities from discontinued operations	—	2,114

Net cash provided by investing activities	246,616	493,579

NOVASTAR FINANCIAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS — Continued

	For the Year Ended December 31,
	2009	2008
	(Dollars in thousands)

Cash flows from financing activities:
Payments on asset-backed bonds	(331,670)	(477,662)
Contributions from noncontrolling interest	150	—
Net change in short-term borrowings	—	(45,488)
Repurchase of trust preferred debt	—	(550)

Net cash used in financing activities from continuing operations	(331,520)	(523,700)
Net cash used in financing activities from discontinued operations	—	(19)

Net cash used in financing activities	(331,520)	(523,719)

Net decrease in cash and cash equivalents	(17,686)	(574)
Cash and cash equivalents, beginning of year	24,790	25,364

Cash and cash equivalents, end of year	$7,104	$24,790

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

	For the Year Ended December 31,
	2009	2008
	(Dollars in thousands)

Cash paid for interest	$33,726	$111,949
Cash (refunded) paid for income taxes	(38)	3,679
Cash received on mortgage securities — available-for-sale with no cost basis	1,872	3,401
Non-cash investing and financing activities:
Assets acquired through foreclosure	123,190	108,172
Preferred stock dividends accrued, not yet paid	15,312	15,273

See notes to consolidated financial statements.

NOVASTAR FINANCIAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1.	Basis of Presentation, Business Plan, Liquidity and Going Concern Considerations

Description of Operations — NovaStar Financial, Inc. and its subsidiaries (“NFI” or the “Company”) hold certain non-conforming residential mortgage securities. StreetLinks National Appraisal Services LLC (“StreetLinks”), a majority-owned subsidiary of the Company, is a residential mortgage appraisal management company. Advent Financial Services LLC (“Advent”), a majority-owned subsidiary of the Company, provides access to tailored banking accounts, small dollar banking products and related services to meet the needs of low and moderate income level individuals.

Effective August 1, 2008, the Company acquired a 75% interest in StreetLinks for an initial cash purchase price of $750,000 plus future payments contingent upon StreetLinks reaching certain earnings targets. Results of operations from August 1, 2008 forward are included in the consolidated statement of operations. Simultaneously with the acquisition, the Company transferred ownership of 5% of StreetLinks to the Chief Executive Officer of StreetLinks. The Company has contributed additional capital to StreetLinks subsequent to our initial acquisition, bringing the Company’s total ownership to 88%. If StreetLinks achieves certain performance targets by December 31, 2010, the Company will transfer 8% of its membership interest in StreetLinks to certain existing members and employees.

On April 26, 2009, the Company acquired a 70% interest in Advent for an initial cash contribution into Advent of $2 million plus future contributions contingent upon Advent reaching certain earnings and other performance targets. Results of operations from April 26, 2009 forward are included in the consolidated statement of operations.

Prior to changes in its business in 2007, the Company originated, purchased, securitized, sold, invested in and serviced residential nonconforming mortgage loans and mortgage backed securities. The Company retained, through its mortgage securities investment portfolio, significant interests in the nonconforming loans it originated and purchased, and through its servicing platform, serviced all of the loans in which it retained interests.

Financial Statement Presentation — The Company’s consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and prevailing practices within the financial services industry. The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expense during the period. The Company uses estimates and employs the judgments of management in determining the amount of its allowance for credit losses, amortizing premiums or accreting discounts on its mortgage assets, establishing the fair value of its mortgage securities, reserve for losses on third party sales, derivative instruments, CDO debt and estimating appropriate accrual rates on mortgage securities — available-for-sale. While the consolidated financial statements and footnotes reflect the best estimates and judgments of management at the time, actual results could differ significantly from those estimates. In accordance with Subsequent Event guidance, the Company evaluated all events or transactions that occurred after December 31, 2009 through the date of the issuance of these financial statements. Subsequent events are discussed in Note 17 to the financial statements.

The consolidated financial statements of the Company include the accounts of all wholly-owned and majority-owned subsidiaries, all other entities that would be consolidated under the Consolidation guidance have been considered. Investments in entities for which the Company has significant influence are accounted for under the equity method. Intercompany accounts and transactions have been eliminated in consolidation.

Historically, the Company has prepared its balance sheet on an unclassified basis because the operating cycle of its nonconforming mortgage operations exceeded one year. As a result of changes in the Company’s business, which included discontinuing its mortgage lending operations and selling its servicing operations, the assets and liabilities are now presented on a classified basis for all periods presented except for the assets and liabilities of the securitization trusts which continue to be presented on an unclassified basis. Certain line items on the consolidated statement of operations have been reclassified to better present the Company’s current operating businesses.

Business Plan — As discussed above, the Company acquired a majority interest in an appraisal management company, StreetLinks, during the third quarter of 2008 and increased its ownership percentage in the fourth quarter of 2009. In addition, the Company acquired a majority interest in Advent in April 2009. Management continues to grow and develop these operating entities. Additionally, the Company will continue to focus on minimizing expenses, preserving liquidity, and exploring additional investments in operating companies.

StreetLinks and the Company’s residual mortgage securities are currently the significant source of cash flows. The Company expects the cash flows from the mortgage securities to decrease during 2010 as the underlying mortgage loans are repaid, and could be significantly less than recent experience if losses on the underlying mortgage loans exceed the current assumptions. The Company expects the cash flows from StreetLinks to continue to increase as partially attributable to new legislation which went into effect in the first quarter of 2010 that will positively impact StreetLinks’ business. The Company also expects cash flows to increase due to a larger customer base and operating efficiencies.

Liquidity — The Company had $7.1 million in unrestricted cash and cash equivalents at December 31, 2009, which was a decrease of $17.7 million from December 31, 2008. As of March 30, 2010, the Company had approximately $15.5 million in available cash on hand (including $1.8 million of restricted cash). In addition to the Company’s operating expenses, the Company has quarterly interest payments due on its trust preferred securities. The Company’s current projections indicate sufficient available cash and cash flows from StreetLinks and its mortgage securities to meet these payment needs.

During 2009, the Company continued its strategy of growing and developing StreetLinks and significantly increased its appraisal volume. For the year ended December 31, 2009, StreetLinks had revenues of $31.1 million, as compared to $2.5 million in 2008. StreetLinks incurred significant start-up expenses to develop its infrastructure in 2009, which are not expected to be recurring. As a result, management expects StreetLinks to produce positive net cash flows and earnings going forward.

Cash flows from mortgage loans — held-in-portfolio are used to repay the asset-backed bonds secured by mortgage loans and are not available to pay the Company’s other debts, the asset-backed bonds are obligations of the securitization trusts and will be repaid using collections of the securitized assets. The trusts have no recourse to the Company’s other unsecuritized assets.

During 2009, the Company used significant amounts of cash to pay for costs related to our legacy mortgage lending and servicing operations, pay for current administrative costs and invest in StreetLinks and Advent. The Company will continue to evaluate the Advent business model, however the Company does not believe that Advent will be a significant source or use of cash during 2010.

The Company’s consolidated financial statements have been prepared on a going concern basis of accounting which contemplates continuity of operations, realization of assets, liabilities and commitments in the normal course of business. The Company has experienced significant losses over the past several years and has a significant deficit in stockholders’ equity. Notwithstanding these negative factors, management believes that its current operations and its cash availability are sufficient for the Company to discharge its liabilities and meet its commitments in the normal course of business.

Note 2.	Summary of Significant Accounting and Reporting Policies

Cash and Cash Equivalents — The Company considers investments with original maturities of three months or less at the date of purchase to be cash equivalents. The Company maintains cash balances at several major financial institutions in the United States. Accounts at each institution are secured by the Federal Deposit Insurance Corporation up to $250,000, through December 31, 2013. At December 31, 2009 and 2008, respectively, 41% and 43% of the Company’s cash and cash equivalents, including restricted cash, were with one institution. The uninsured balances of the Company’s unrestricted cash and cash equivalents and restricted cash aggregated $11.3 million and $29.8 million as of December 31, 2009 and 2008, respectively.

Restricted Cash — Restricted cash includes funds the Company is required to post as cash collateral or transfer to escrow accounts and its release is subject to contractual requirements and time restrictions. The cash may not be released to the Company without the consent of the counterparties, which is generally at their discretion. The cash could also be subject to the indemnification of losses incurred by the counterparties. The Company received approximately $2.9 million during February 2010.

Other Current Assets — Other current assets include prepaid expenses, the current portion of restricted cash and other miscellaneous receivables expected to be realized within the next year. As of December 31, 2009, and December 31, 2008, prepaid expenses were $1.8 million.

Mortgage Loans — Mortgage loans include loans originated by the Company and acquired from other originators. Mortgage loans are recorded net of deferred loan origination fees and associated direct costs and are stated at amortized cost. Mortgage loan origination fees and associated direct mortgage loan origination costs on mortgage loans held-in-portfolio are deferred and recognized over the estimated life of the loan as an adjustment to yield using the effective yield method. The Company uses actual and estimated cash flows, which consider the actual and future estimated prepayments of the loans, to derive an effective level yield.

Interest is recognized as revenue when earned according to the terms of the mortgage loans and when, in the opinion of management, it is collectible. For all mortgage loans that do not carry mortgage insurance, the accrual of interest on loans is discontinued when, in management’s opinion, the interest is not collectible in the normal course of business, but in no case beyond when a loan becomes 90 days delinquent. For mortgage loans that do carry mortgage insurance, the accrual of interest is only discontinued when in management’s opinion, the interest is not collectible. Interest collected on non-accrual loans is recognized as income upon receipt.

The mortgage loan portfolio is collectively evaluated for impairment as the individual loans are smaller-balance and are homogeneous in nature. For mortgage loans held-in-portfolio, the Company maintains an allowance for credit losses inherent in the portfolio at the Consolidated Balance Sheet dates. The allowance is based upon the assessment by management of various factors affecting its mortgage loan portfolio, including current economic conditions, the makeup of the portfolio based on credit grade, loan-to-value, delinquency status, historical credit losses, whether the Company purchased mortgage insurance and other factors deemed to warrant consideration. The allowance is maintained through ongoing adjustments to operating income. The assumptions used by management regarding key economic indicators are highly uncertain and involve a great deal of judgment.

An internally developed migration analysis is the primary tool used in analyzing the adequacy of the allowance for credit losses. This tool takes into consideration historical information regarding foreclosure and loss severity experience and applies that information to the portfolio at the reporting date. Management also takes into consideration the use of mortgage insurance as a method of managing credit risk. The Company pays mortgage insurance premiums on loans maintained on the Consolidated Balance Sheets and includes the cost of mortgage insurance in the consolidated statements of income.

Management’s estimate of expected losses could increase if the actual loss experience is different than originally estimated. In addition, the estimate of expected losses could increase if economic factors change the value that can be reasonably expected to obtain from the sale of the property. If actual losses increase, or if amounts reasonably expected to be obtained from property sales decrease, the provision for losses would increase.

Mortgage Securities — Mortgage securities consist of securities classified as available-for-sale and trading.

Mortgage securities — available-for-sale represent beneficial interests the Company retains in securitization and resecuritization transactions which include residual interests (the “residual securities”). The residual securities include interest-only mortgage securities, prepayment penalty bonds and overcollateralization bonds. The subordinated securities represent investment-grade and non-investment grade rated bonds which are senior to the residual interests but subordinated to the bonds sold to third party investors. Mortgage securities classified as available-for-sale are reported at their estimated fair value with unrealized gains and losses reported in accumulated other comprehensive income. To the extent that the cost basis of mortgage securities exceeds the fair value and the unrealized loss is considered to be other than temporary, an impairment charge is recognized and the amount recorded in accumulated other comprehensive income or loss is reclassified to earnings as a realized loss. The specific identification method was used in computing realized gains or losses.

Interest-only mortgage securities represent the contractual right to receive excess interest cash flows from a pool of securitized mortgage loans. Interest payments received by the independent trust are first applied to the principal and interest bonds (held by outside investors), servicing fees and administrative fees. The excess, if any, is remitted to the Company related to its ownership of the interest-only mortgage security. Prepayment penalty bonds give the holder the contractual right to receive prepayment penalties collected by the independent trust on the underlying mortgage loans. Overcollateralization bonds represent the contractual right to excess principal payments resulting from over collateralization of the obligations of the trust.

As previously described, mortgage securities-available-for-sale represent retained beneficial interests in certain components of the cash flows of the underlying mortgage loans to securitization trusts. As payments are received on both the residual and subordinated securities, the payments are applied to the cost basis of the related mortgage securities. Each period, the accretable yield for each mortgage security is evaluated and, to the extent there has been a change in the estimated cash flows, it is adjusted and applied prospectively. The estimated cash flows change as management’s assumptions for credit losses, borrower prepayments and interest rates are updated. The assumptions are established using proprietary models the Company has developed. The accretable yield is recorded as interest income with a corresponding increase to the cost basis of the mortgage security.

The Company estimates the fair value of its residual securities retained based on the present value of future expected cash flows to be received. Management’s best estimate of key assumptions, including credit losses, prepayment speeds, market discount rates and forward yield curves commensurate with the risks involved, are used in estimating future cash flows.

Mortgage securities — trading consist of mortgage securities purchased by the Company as well as retained by the Company in its securitization transactions. Trading securities are recorded at fair value with gains and losses, realized and unrealized, included in earnings. The Company uses the specific identification method in computing realized gains or losses.

Mortgage Securities — trading consisted of one residual security at December 31, 2009 and 2008 with the remaining balance comprised of subordinated securities.

The Company estimates fair value for the subordinated securities based on quoted market prices obtained from brokers which are compared to internal discounted cash flows.

Notes Receivable — Notes receivable represent loans to independent third-party entities. Notes receivable are carried at the lower of cost or estimated fair value, impairments are charged to earnings as incurred.

Real Estate Owned — Real Estate Owned, which consists of residential real estate acquired in satisfaction of loans, is carried at the lower of cost or estimated fair value less estimated selling costs. Adjustments to the loan carrying value required at time of foreclosure are charged against the allowance for credit losses. Costs related to the development of real estate are capitalized and those related to holding the property are expensed. Losses or gains from the ultimate disposition of Real Estate Owned are charged or credited to earnings.

Fixed Assets, net — Leasehold improvements, furniture and fixtures and office and computer equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. The estimated useful lives of the assets are leasehold improvements, lesser of 5 years or remaining lease term; furniture and fixtures, 5 years; and office and computer equipment, 3 to 5 years. Accumulated depreciation consisted of $3.0 million and $2.7 million as of December 31, 2009 and 2008, respectively.

Maintenance and repairs are charged to expense. Major renewals and improvements are capitalized. Gains and losses on dispositions are credited or charged to earnings as incurred. Depreciation expense related to continuing operations for the years ended December 31, 2009 and 2008 was $0.8 million and $1.1 million, respectively. There was no depreciation expense related to discontinued operations for the years ended December 31, 2009 and 2008.

Premiums for Mortgage Loan Insurance — The Company uses lender paid mortgage insurance to mitigate the risk of loss on loans that are originated. For those loans held-in-portfolio, the premiums for mortgage insurance are expensed by the Company as the costs of the premiums are incurred. For those loans sold in securitization transactions accounted for as a sale, the independent trust assumes the obligation to pay the premiums and obtains the right to receive insurance proceeds.

Due to Servicer — Principal and interest payments (the “monthly repayment obligations”) on asset-backed bonds secured by mortgage loans recorded on the Company’s Consolidated Balance Sheets are remitted to bondholders on a monthly basis by the securitization trust (the “remittance period”). Funds used for the monthly repayment obligations are based on the monthly scheduled principal and interest payments of the underlying mortgage loan collateral, as well as actual principal and interest collections from borrower prepayments. When a borrower defaults on a scheduled principal and interest payment, the servicer must advance the scheduled principal and interest to the securitization trust to satisfy the monthly repayment obligations. The servicer must continue to advance all delinquent scheduled principal and interest payments each remittance period until the loan is liquidated. Upon liquidation, the servicer may recover their advance through the liquidation proceeds. During the period the servicer has advanced funds to a securitization trust which the Company accounts for as a financing, the Company records a liability representing the funds due back to the servicer.

Service Fee Income — Appraisal fees are collected as part of the appraisal management process performed by StreetLinks based on negotiated rates with each appraiser. Revenue is recognized when the appraisal is completed and provided to the lender or borrower, depending on who placed the order.

Stock-Based Compensation — At December 31, 2009, the Company had one stock-based employee compensation plan, which is described more fully in Note 15 and is accounted for using Share-Based Payment guidance.

Income Taxes — In determining the amount of deferred tax assets to recognize in the financial statements, the Company evaluates the likelihood of realizing such benefits in future periods. The Income Taxes guidance requires the recognition of a valuation allowance if it is more likely than not that all or some portion of the deferred tax asset will not be realized. Income Taxes guidance indicates the more likely than not threshold is a level of likelihood that is more than 50%.

Under the Income Taxes guidance, companies are required to identify and consider all available evidence, both positive and negative, in determining whether it is more likely than not that all or some portion of its deferred tax assets will not be realized. Positive evidence includes, but is not limited to the following: cumulative earnings in recent years, earnings expected in future years, excess appreciated asset value over the tax basis and positive industry trends. Negative evidence includes, but is not limited to the following: cumulative losses in recent years, losses expected in future years, a history of operating losses or tax credits carryforwards expiring and adverse industry trends.

The weight given to the potential effect of negative and positive evidence should be commensurate with the extent to which it can be objectively verified. Accordingly, the more negative evidence that exists requires more positive evidence to counter, thus making it more difficult to support a conclusion that a valuation allowance is not needed for all or some of the deferred tax assets. Cumulative losses in recent years are significant negative evidence that is difficult to overcome when determining the need for a valuation allowance. Similarly, cumulative earnings in recent years represent significant positive objective evidence. If the weight of the positive evidence is sufficient to support a conclusion that it is more likely than not that a deferred tax asset will be realized, a valuation allowance should not be recorded.

The Company examines and weighs all available evidence (both positive and negative and both historical and forecasted) in the process of determining whether it is more likely than not that a deferred tax asset will be realized. The Company considers the relevancy of historical and forecasted evidence when there has been a significant change in circumstances. Additionally, the Company evaluates the realization of its recorded deferred tax assets on an interim and annual basis. The Company does not record a valuation allowance if the weight of the positive evidence exceeds the negative evidence and is sufficient to support a conclusion that it is more likely than not that its deferred tax asset will be realized.

If the weighted positive evidence is not sufficient to support a conclusion that it is more likely than not that all or some of the Company’s deferred tax assets will be realized, the Company considers all alternative sources of taxable income identified in determining the amount of valuation allowance to be recorded. Alternative sources of taxable income identified in the Income Taxes guidance include the following: 1) taxable income in prior carryback year, 2) future reversals of existing taxable temporary differences, 3) future taxable income exclusive of reversing temporary differences and carryforwards, and 4) tax planning strategies.

The Company evaluates whether a tax position taken by the company will “more likely than not” be sustained upon examination by the appropriate taxing authority. The company measures the amount of benefit to recognize in its financial statements as the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement. It is the Company’s policy to recognize interest and penalties related to income tax matters in income tax expense (benefit).

Earnings Per Share (“EPS”)  Basic EPS excludes dilution and is computed by dividing net income available to common shareholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Diluted EPS is calculated assuming all options, restricted stock, performance based awards and warrants on the Company’s common stock have been exercised, unless the exercise would be antidilutive.

New Accounting Pronouncements

In June 2009, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 166, Accounting for the Transfers of Financial Assets, an Amendment of FASB Statement No. 140; this statement was codified in December 2009 as Accounting Standards Codification (“ASC”) 860. This guidance is effective for financial asset transfers beginning on January 1, 2010 and will be used to determine whether the transfer is accounted for as a sale under GAAP or as a secured borrowing. In addition, also in June, 2009 the FASB issued SFAS No. 167, Amendments to FASB Interpretation No. 46®; this statement was also codified in December 2009 as ASC 810 and governs the consolidation of variable interest entities. The consolidation guidance will become effective for all VIEs the Company held as of January 1, 2010. As part of the Company’s adoption of the amended consolidation guidance, it was required to reconsider the Company’s previous consolidation conclusions pertaining to the Company’s variable interests in VIEs, including: (i) whether an entity is a VIE; and (ii) whether the Company is the primary beneficiary. Based on the Company’s assessment of its involvement in VIEs at January 1, 2010, in accordance with the amended consolidation guidance, the Company determined that it is not the primary beneficiary of any mortgage loan securitization entities in which it held a variable interest, as the Company does not have the power to direct the activities that most significantly impact the economic performance of these entities. The adoption of the amended consolidation guidance will therefore not result in the Company consolidating or deconsolidating any VIEs for which it has involvement. It should be noted, however, that the new guidance also requires the Company to reassess these conclusions, based upon changes in the facts and circumstances pertaining to the Company’s VIEs, on an ongoing basis; thus the Company’s assessments may therefore change and could result in a material impact to the Company’s financial statements during subsequent reporting periods. The Company will provide the presentation and disclosure requirements in the amended consolidation guidance in its financial statements for the three month period ending March 31, 2010.

Subsequent to December 31, 2009, there were certain events which the Company has determined should result in a reassessment of the consolidation of the NHEL 2006-1, MTA 2006-1, and NHEL 2007-1 securitizations. Based on the provisions of the amended guidance and the conclusion by Company management that a new transfer date has occurred for the NHEL 2006-1, MTA 2006-1, and NHEL 2007-1 securitizations, the Company believes that it will deconsolidate the assets and liabilities of the NHEL 2006-1, MTA 2006-1, and NHEL 2007-1 securitization trusts and will record a gain during the three-month period ending March 31, 2010. See Note 17 to the consolidated financial statements for further details.

As a result of the analysis, the Company does not anticipate any impact to the Company’s financial statements upon the Company’s initial adoption of the amended Transfers and Servicing guidance and the amended Consolidation guidance on January 1, 2010. However, as discussed above, the Company re-evaluated the NHEL 2006-1, MTA 2006-1, and NHEL 2007-1 securitization transactions and determined that based on the occurrence of certain events during 2010, the application of the amended Transfers and Servicing guidance will result in the Company reflecting as sales of financial assets and extinguishment of liabilities the assets and liabilities of the securitization trusts during the three-month period ending March 31, 2010. See Note 17 to the consolidated financial statements for further details.

Improving Disclosures about Fair Value Measurements.  In January 2010, the Financial Accounting Standards Board (“FASB”) issued new fair value disclosure guidance. The new guidance requires disclosing the amounts of significant transfers in and out of Level 1 and 2 fair value measurements and to describe the reasons for the transfers. The disclosures are effective for reporting periods beginning after December 15, 2009. Additionally, disclosures of the gross purchases, sales, issuances and settlements activity in Level 3 fair value measurements will be required for fiscal years beginning after December 15, 2010.

Note 3.	Mortgage Loans — Held-in-Portfolio

Mortgage loans — held-in-portfolio, all of which are secured by residential properties, consisted of the following as of December 31, 2009 and 2008 (dollars in thousands):

	December 31,	December 31,
	2009	2008

Mortgage loans — held-in-portfolio:
Outstanding principal	$1,985,483	$2,529,791
Net unamortized deferred origination costs	16,605	19,048

Amortized cost	2,002,088	2,548,839
Allowance for credit losses	(712,614)	(776,001)

Mortgage loans — held-in-portfolio	$1,289,474	$1,772,838

Weighted average coupon	6.94%	8.00%

Mortgage loans held-in-portfolio consist of loans that the Company has securitized in structures that are accounted for as financings. These securitizations are structured legally as sales, but for accounting purposes are treated as financings under the “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities” guidance. See below for details of the Company’s securitization transactions structured as financings.

At inception the NHES 2006-1 and NHES 2006-MTA1 securitizations did not meet the qualifying special purpose entity criteria necessary for derecognition because after the loans were securitized the securitization trusts were able to acquire derivatives relating to beneficial interests retained by the Company; additionally, the Company had the unilateral ability to repurchase a limited number of loans back from these two trusts. The NHES 2007-1 securitization does not meet the qualifying special purpose entity criteria necessary for derecognition because of the excessive benefit the Company received at inception from the derivative instruments delivered into the trust to counteract interest rate risk.

Accordingly, the loans in these securitizations remain on the Consolidated Balance Sheets as “Mortgage loans — held-in-portfolio.” Given this treatment, retained interests are not created, and securitization bond financing is reflected on the Consolidated Balance Sheets as a liability. The Company records interest income on loans held-in-portfolio and interest expense on the bonds issued in the securitizations over the life of the securitizations. Deferred debt issuance costs and discounts related to the bonds are amortized using an effective yield basis over the estimated life of the bonds.

Mortgage loans — held-in-portfolio are serviced by a third-party entity. During the year ended December 31, 2009, the servicer modified loans totaling $230.0 million in principal with weighted-average interest rates of 8.59% and 4.87% before and after modification, respectively. The modifications are offered to borrowers experiencing financial difficulties and serve to reduce monthly payments and defer unpaid interest. The Company’s estimates for the allowance for loan losses and related provision include the projected impact of the modified loans.

At December 31, 2009, all of the loans classified as held-in-portfolio were pledged as collateral for financing purposes.

The table below presents quantitative information about delinquencies, net credit losses, and components of securitized financial assets and other assets managed together with them (dollars in thousands):

			Principal Amount of
	Total Principal Amount of		Loans 60 Days or More		Net Credit Losses
	Loans(A) for the Year		Past Due for the Year		During the Year Ended
	Ended December 31,		Ended December 31,		December 31,(B)
	2009	2008	2009	2008	2009	2008

Loans securitized	$6,570,308	$8,121,668	$3,296,863	$3,371,720	$735,892	$469,182
Loans held-in-portfolio	2,138,500	2,684,213	1,243,731	1,270,261	321,097	155,765

Total loans securitized or held-in-portfolio	$8,708,808	$10,805,881	$4,540,594	$4,641,981	$1,056,989	$624,947

(A)	Includes assets acquired through foreclosure.

(B)	Represents the realized losses as reported by the securitization trusts for each period presented.

Collateral for 25% and 23% of the mortgage loans held-in-portfolio outstanding as of December 31, 2009 was located in California and Florida, respectively. Collateral for 27% and 21% of the mortgage loans held-in-portfolio outstanding as of December 31, 2008 was located in California and Florida, respectively. Interest only loan products made up 10% and 22% of the loans classified as held-in-portfolio as of December 31, 2009 and 2008, respectively. In addition, as of December 31, 2009, moving treasury average (“MTA”) loan products made up 26% of the loans classified as held-in-portfolio compared to 27% as of December 31, 2008. These MTA loans had $1.6 million and $19.9 million in negative amortization during 2009 and 2008, respectively. The Company has no other significant concentration of credit risk on mortgage loans.

Mortgage loans — held-in-portfolio that the Company has placed on non-accrual status totaled $712.6 million and $755.5 million at December 31, 2009 and 2008, respectively. At December 31, 2009, the Company had $433.4 million in mortgage loans — held-in-portfolio past due 90 days or more, which were still accruing interest as compared to $436.2 million at December 31, 2008. These loans carried mortgage insurance and the accrual will be discontinued when in management’s opinion the interest is not collectible.

Activity in the allowance for credit losses on mortgage loans — held-in-portfolio is as follows for the two years ended December 31, 2009 (dollars in thousands):

	2009	2008

Balance, beginning of period	$776,001	$230,138
Provision for credit losses	260,860	707,364
Charge-offs, net of recoveries	(324,247)	(161,501)

Balance, end of period	$712,614	$776,001

The FASB Staff Position, Disclosures by Public Entities (Enterprises) about Transfers of Financial Assets and Interests in Variable Interest Entities (“VIE Guidance”), which was adopted by the Company on December 31, 2008, provides the disclosure requirements for transactions with VIEs or special purpose entities and transfers of financial assets in securitizations or asset-backed financing arrangements. Under the VIE Guidance, the Company is required to disclose information for consolidated VIEs, for VIEs in which the Company is the sponsor as defined below or is a significant variable interest holder (“Sponsor/Significant VIH”) and for VIEs that are established for securitizations and asset-backed financing arrangements. The VIE Guidance has expanded the population of VIEs for which disclosure is required.

The Company has defined “sponsor” to include all transactions where the Company has transferred assets to a VIE and/or structured the VIE, regardless of whether or not the asset transfer has met the sale conditions in the previous guidance. The Company discloses all instances where continued involvement with the assets exposes it to potential economic gain/(loss), regardless of whether or not that continued involvement is considered to be a variable interest in the VIE.

The Company’s only continued involvement, relating to these transactions, is retaining interests in the VIEs.

For the purposes of this disclosure, transactions with VIEs are categorized as follows:

Securitization transactions.  For the purposes of this disclosure, securitization transactions include transactions where the Company transferred mortgage loans and accounted for the transfer as a sale. This category includes Qualifying Special Purpose Entities (“QSPEs”) and is reflected in the securitization section of this Note. QSPEs are commonly used by the Company in securitization transactions as described below. In accordance with VIE Guidance, the Company does not consolidate QSPEs.

Mortgage Loan VIEs.  The Company consolidates securitization transactions that are structured legally as sales, but for accounting purposes are treated as financings as defined by the previous guidance. The NHES 2006-1 and NHES 2006-MTA1 securitizations at inception did not meet the criteria necessary for derecognition under the previous guidance and related interpretations because after the loans were securitized the securitization trusts was able to acquire derivatives relating to beneficial interests retained by the Company; additionally, the Company, had the unilateral ability to repurchase a limited number of loans back from the trust. These provisions were removed effective September 30, 2008. Since the removal of these provisions were not considered substantive, the original accounting conclusion remains the same. The NHES 2007-1 securitization does not meet the qualifying special purpose entity criteria necessary for derecognition under the previous guidance and related interpretations because of the excessive benefit the Company received at inception from the derivative instruments delivered into the trust to counteract interest rate risk. These transactions could continue to fail QSPE status and require consolidation and related disclosures. The Company has no control over the mortgage loans held by these VIEs due to their legal structure. Therefore, these mortgage loans have been pledged to the bondholders in the VIEs, and these assets are included in the assets pledged balance reported within this footnote. The beneficial interest holders in these VIEs have no recourse to the Company; rather their investments are paid exclusively from the assets in the VIE. Securitization VIEs that hold loan assets are typically financed through the issuance of several classes of debt (i.e., tranches).

Collateralized Debt Obligations (“CDO”).  In the first quarter of 2007, the Company closed a CDO. The collateral for this securitization consisted of subordinated securities which the Company retained from its loan securitizations as well as subordinated securities purchased from other issuers. This securitization was structured legally as a sale, but for accounting purposes was accounted for as a financing under the accounting guidance. This securitization did not meet the qualifying special purpose entity criteria under the accounting guidance. Accordingly, the securities remain on the Company’s Consolidated Balance Sheets, retained interests were not created, and securitization bond financing replaced the short-term debt used to finance the securities. The Company is not the primary beneficiary in this transaction.

Transactions with these VIEs are reflected in the Sponsor/Significant VIE table in instances where the Company has not transferred the assets to the VIE or in the tables where the Company has transferred assets and has accounted for the transfer as a sale.

Variable Interest Entities

The VIE Guidance requires an entity to consolidate a VIE if that entity holds a variable interest that will absorb a majority of the VIE’s expected losses, receive a majority of the VIE’s expected residual returns, or both. The entity required to consolidate a VIE is known as the primary beneficiary. VIEs are reassessed for consolidation when reconsideration events occur. Reconsideration events include, changes to the VIEs’ governing documents that reallocate the expected losses/returns of the VIE between the primary beneficiary and other variable interest holders or sales and purchases of variable interests in the VIE.

There were no material reconsideration events during the period.

The table below provides the disclosure information required by the VIE guidance for VIEs that are consolidated by the Company (dollars in thousands):

		Assets After Intercompany		Liabilities After
		Eliminations		Intercompany	Recourse to the
Consolidated VIEs	Total Assets	Unrestricted	Restricted(A)	Eliminations	Company(B)

December 31, 2009
Mortgage Loan VIEs(C)	$1,435,671	$—	$1,427,501	$2,453,181	$—
CDO(D)	1,389	—	1,387	1,387	—
December 31, 2008
Mortgage Loan VIEs(C)	$1,930,063	$—	$1,920,610	$2,730,280	$—
CDO(D)	7,435	—	7,035	8,557	—

(A)	Assets are considered restricted when they cannot be freely pledged or sold by the Company.

(B)	This column reflects the extent, if any, to which investors have recourse to the Company beyond the assets held by the VIE and assumes a total loss of the assets held by the VIE.

(C)	For Mortgage Loan VIEs, assets are primarily recorded in “Mortgage loans — held-in-portfolio.” Liabilities are primarily recorded in “Asset-backed bonds secured by mortgage loans.”

(D)	For the CDO, assets are primarily recorded in “Mortgage securities” and liabilities are recorded in “Other current liabilities.”

Securitizations

Prior to changes in its business in 2007, the Company securitized residential nonconforming mortgage loans. The Company’s involvement with VIEs that are used to securitize financial assets consists of owning securities issued by VIEs.

The following table relates to securitizations where the Company is the retained interest holder of assets issued by the entity (dollars in thousands):

				Maximum
	Size/Principal	Assets on	Liabilities on	Exposure to	Year to Date	Year to Date
	Outstanding(A)	Balance Sheet	Balance Sheet	Loss(B)	Loss on Sale	Cash Flows

December 31, 2009
Residential mortgage loans(C)	$6,570,308	$7,031	$—	$7,031	$—	$15,867

December 31, 2008 Residential mortgage loans(C)	$8,121,668	$15,919	$—	$15,919	$—	$58,891

(A)	Size/Principal Outstanding reflects the estimated principal of the underlying assets held by the VIE/SPEs.

(B)	The maximum exposure to loss includes the following: the assets held by the Company retained interests in the VIEs/SPEs. The maximum exposure to loss assumes a total loss on the referenced assets held by the VIE.

(C)	For residential mortgage loans QSPEs, assets on balance sheet are primarily securities issued by the entity and are recorded in “Mortgage securities.”

In certain instances, the Company retains interests in the subordinated tranche and residual tranche of securities issued by VIEs that are created to securitize assets. The gain or loss on the sale of the assets is determined with reference to the previous carrying amount of the financial assets transferred, which is allocated between the assets sold and the retained interests, if any, based on their relative fair values at the date of transfer.

Retained interests are recorded in the Consolidated Balance Sheets at fair value. The Company estimates fair value for the retained residual securities based on the present value of expected future cash flows using management’s best estimates of credit losses, prepayment rates, forward yield curves, and discount rates, commensurate with the risks involved. The fair value of retained subordinated securities is estimated using quoted market prices compared to internal discounted cash flows. Retained interests are either held as mortgage securities — trading, with changes in fair value recorded in the Consolidated Statements of Operations, or as mortgage securities — available-for-sale, with changes in fair value included in accumulated other comprehensive income.

Retained interests are reviewed periodically for impairment. The retained interests consisted of $6.9 million of residual interests as of December 31, 2009 and $13.5 million of residual interests and $2.4 million of retained subordinated interests as of December 31, 2008, respectively.

The following table presents information on retained interests excluding the offsetting benefit of financial instruments used to hedge risks, held by the Company as of December 31, 2009 arising from the Company’s residential mortgage-related securitization transactions. The pre-tax sensitivities of the current fair value of the retained interests to immediate 10% and 25% adverse changes in assumptions and parameters are also shown (dollars in thousands):

Carrying amount/fair value of residual interests	$7,031
Weighted average life (in years)	3.72
Weighted average prepayment speed assumption (CPR) (percent)	17.0
Fair value after a 10% increase in prepayment speed	$6,816
Fair value after a 25% increase in prepayment speed	$6,249
Weighted average expected annual credit losses (percent of current collateral balance)	25.7
Fair value after a 10% increase in annual credit losses	$6,833
Fair value after a 25% increase in annual credit losses	$6,572
Weighted average residual cash flows discount rate (percent)	25.0
Fair value after a 500 basis point increase in discount rate	$6,811
Fair value after a 1000 basis point increase in discount rate	$6,604
Market interest rates:
Fair value after a 100 basis point increase in market rates	$4,873
Fair value after a 200 basis point increase in market rates	$2,910

The preceding sensitivity analysis is hypothetical and should be used with caution. In particular, the effect of a variation in a particular assumption on the fair value of the retained interest is calculated independent of changes in any other assumption; in practice, changes in one factor may result in changes in another, which might magnify or counteract the sensitivities. Further, changes in fair value based on a 10% or 25% variation in an assumption or parameter generally cannot be extrapolated because the relationship of the change in the assumption to the change in fair value may not be linear. Also, the sensitivity analysis does not include the offsetting benefit of financial instruments that the Company utilizes to hedge risks, including credit, interest rate, and prepayment risk, that are inherent in the retained interests. These hedging strategies are structured to take into consideration the hypothetical stress scenarios above, such that they would be effective in principally offsetting the Company’s exposure to loss in the event that these scenarios occur.

Note 4.	Mortgage Securities

Mortgage securities consist of securities classified as available-for-sale and trading as of December 31, 2009 and December 31, 2008.

	December 31,	December 31,
	2009	2008

Mortgage securities — available-for-sale	$6,903	$12,788
Mortgage securities — trading	1,087	7,085

Total mortgage securities	$7,990	$19,873

As of December 31, 2009 and 2008, mortgage securities — available-for-sale consisted entirely of the Company’s investment in the residual securities issued by securitization trusts sponsored by the Company, but did not include the NMFT Series 2007-2 residual security. Residual securities consist of interest-only, prepayment penalty and overcollateralization bonds. Management estimates the fair value of the residual securities by discounting the expected future cash flows of the collateral and bonds.

The following table presents certain information on the Company’s portfolio of mortgage securities — available-for-sale as of December 31, 2009 and December 31, 2008 (dollars in thousands):

			Unrealized Losses
		Unrealized	Less than Twelve	Estimated Fair	Average
	Cost Basis	Gain	Months	Value	Yield(A)

As of December 31, 2009	$1,792	$5,111	—	$6,903	132.90%
As of December 31, 2008	3,771	9,017	—	12,788	38.2

(A)	The average yield is calculated from the cost basis of the mortgage securities and does not give effect to changes in fair value that are reflected as a component of shareholders’ equity.

During the years ended December 31, 2009 and 2008 management concluded that the decline in value on certain securities in the Company’s mortgage securities — available-for-sale portfolio were other-than-temporary. As a result, the Company recognized impairments on mortgage securities — available-for-sale of $1.2 million and $23.1 million during the years ended December 31, 2009 and 2008, respectively.

Maturities of mortgage securities owned by the Company depend on repayment characteristics and experience of the underlying financial instruments.

Mortgage securities — trading consist of the NMFT Series 2007-2 residual security, and subordinated securities retained by the Company from securitization transactions and subordinated securities purchased from other issuers in the open market. Management estimates the fair value of the residual securities by discounting the expected future cash flows of the collateral and bonds. The fair value of the subordinated securities is estimated based on quoted market prices and compared to estimates based on discounting the expected future cash flows of the collateral and bonds. Refer to Note 9 for a description of the valuation methods as of December 31, 2009 and December 31, 2008. The following table summarizes the Company’s mortgage securities — trading as of December 31, 2009 and December 31, 2008 (dollars in thousands):

				Average
	Original Face	Amortized Cost Basis	Fair Value	Yield(A)

As of December 31, 2009
Subordinated securities pledged to CDO	$332,489	$103,638	$959
Other subordinated securities	102,625	—	—
Residual securities	—	374	128

Total	$435,114	$104,012	$1,087	4.79%

				Average
	Original Face	Amortized Cost Basis	Fair Value	Yield(A)

As of December 31, 2008
Subordinated securities pledged to CDO	$332,489	$321,293	$4,798
Other subordinated securities	102,625	96,723	1,582
Residual securities	—	15,952	705

Total	$435,114	$433,968	$7,085	9.55%

(A)	Calculated from the ending fair value of the securities.

The Company recognized net trading losses of $11.8 million and $88.7 million for the years ended December 31, 2009 and 2008, respectively, which are included in the other expense line of the Company’s Consolidated Statements of Operations.

Note 5.	Borrowings

Junior Subordinated Debentures

NFI’s wholly owned subsidiary NovaStar Mortgage, Inc. (“NMI”) has approximately $77.8 million in principal amount of unsecured notes (collectively, the “Notes”) outstanding to NovaStar Capital Trust I and NovaStar Capital Trust II (collectively, the “Trusts”) which secure trust preferred securities issued by the Trusts. NFI has guaranteed NMI’s obligations under the Notes. NMI failed to make quarterly interest payments that were due on all payment dates in 2008 and through April 24, 2009 on these Notes.

On April 24, 2009 (the “Exchange Date”), the parties executed the necessary documents to complete an exchange of the Notes for new preferred obligations. On the Exchange Date, the Company paid interest due through December 31, 2008, in the aggregate amount of $5.3 million. In addition, the Company paid $0.3 million in legal and administrative costs on behalf of the Trusts which was recorded in the “Selling, general and administrative expense” line item on the Consolidated Statements of Operations.

The new preferred obligations require quarterly distributions of interest to the holders at a rate equal to 1.0% per annum beginning January 1, 2009 through December 31, 2009, subject to reset to a variable rate equal to the three-month LIBOR plus 3.5% upon the occurrence of an “Interest Coverage Trigger.” For purposes of the new preferred obligations, an Interest Coverage Trigger occurs when the ratio of EBITDA for any quarter ending on or after December 31, 2008 and on or prior to December 31, 2009 to the product as of the last day of such quarter, of the stated liquidation value of all outstanding 2009 Preferred Securities (i) multiplied by 7.5%, (ii) multiplied by 1.5 and (iii) divided by 4, equals or exceeds 1.00 to 1.00. Beginning January 1, 2010 until the earlier of February 18, 2019 or the occurrence of an Interest Coverage Trigger, the unpaid principal amount of the new preferred obligations will bear interest at a rate of 1.0% per annum and, thereafter, at a variable rate, reset quarterly, equal to the three-month LIBOR plus 3.5% per annum.

Collateralized Debt Obligation Issuance (“CDO”)

In the first quarter of 2007 the Company closed a CDO. The collateral for this securitization consisted of subordinated securities which the Company retained from its loan securitizations as well as subordinated securities purchased from other issuers. This securitization was structured legally as a sale, but for accounting purposes was accounted for as a financing. This securitization did not meet the qualifying special purpose entity criteria. Accordingly, the securities remain on the Company’s Consolidated Balance Sheets, retained interests were not created, and securitization bond financing replaced the short-term debt used to finance the securities. The Company records interest income on the securities and interest expense on the bonds issued in the securitization over the life of the related securities and bonds.

The Company elected the fair value option for the asset-backed bonds issued from NovaStar ABS CDO I. The election was made for these liabilities to help reduce income statement volatility which otherwise would arise if the accounting method for this debt was not matched with the fair value accounting for the mortgage securities. Fair value is estimated using quoted market prices. The Company recognized fair value adjustments of $5.1 and $63.0 million for the years ended December 31, 2009 and 2008, respectively, which is included in the “Other expense” line item on the Consolidated Statements of Operations.

On January 30, 2008, an event of default occurred under the CDO bond indenture agreement due to the noncompliance of certain overcollateralization tests. As a result, the trustee, upon notice and at the direction of a majority of the secured noteholders, may declare all of the secured notes to be immediately due and payable including accrued and unpaid interest. No such notice has been given as of March 30, 2010. As there is no recourse to the Company, it does not expect any significant impact to its financial condition, cash flows or results of operation as a result of the event of default.

Asset-backed Bonds (“ABB”).  The Company issued ABB secured by its mortgage loans and ABB secured by its mortgage securities in certain transactions treated as financings as a means for long-term non-recourse financing. For financial reporting purposes, the mortgage loans held-in-portfolio and mortgage securities, as collateral, are recorded as assets of the Company and the ABB are recorded as debt. Interest and principal on each ABB is payable only from principal and interest on the underlying mortgage loans or mortgage securities collateralizing the ABB. Interest rates reset monthly and are indexed to one-month LIBOR. The estimated weighted-average months to maturity are based on estimates and assumptions made by management. The actual maturity may differ from expectations.

For ABB secured by mortgage loans, the Company retained a “clean up” call option to repay the ABB, and reacquire the mortgage loans, when the remaining unpaid principal balance of the underlying mortgage loans falls below 10% of their original amounts. The Company subsequently sold all of these clean-up call rights, to the buyer of our mortgage servicing rights. The Company did retain separate independent rights to require the buyer of our mortgage servicing rights to repurchase loans from the trusts and subsequently sell them to us; the Company does not expect to exercise any of the call rights that it retained. The Company had no ABB transactions for the year ended December 31, 2009.

The following is a summary of outstanding ABB and related loans (dollars in thousands):

	Asset-Backed Bonds
				Estimated
			Weighted	Weighted	Mortgage Loans
			Average	Average Months			Weighted
	Remaining		Interest	to Call or	Remaining		Average
	Principal		Rate	Maturity	Principal		Coupon

As of December 31, 2009:
ABB Secured by Mortgage Loans:
NHES Series 2006-1	$475,360		0.52%	72	$399,913		8.03%
NHES Series 2006-MTA1	602,068		0.48	51	532,696		3.84
NHES Series 2007-1	1,201,517		0.50	106	1,052,873		6.99
Unamortized debt issuance costs, net	(8,343)

	$2,270,602

ABB Secured by Mortgage Securities:
NovaStar ABS CDO I	$323,999	(A)	0.80%	16	(B	)	(B	)

As of December 31, 2008:
ABB Secured by Mortgage Loans:
NHES Series 2006-1	$553,669		0.33%	84	$528,766		8.95%
NHES Series 2006-MTA1	683,757		0.75	40	680,127		5.80
NHES Series 2007-1	1,372,015		0.78	116	1,320,898		8.76
Unamortized debt issuance costs, net	(10,090)

	$2,599,351

ABB Secured by Mortgage Securities:
NovaStar ABS CDO I	$325,930	(A)	3.08%	26	(B	)	(B	)

(A)	The NovaStar ABS CDO I ABB are carried at a fair value of $1.0 million and $5.4 million on the Company’s Consolidated Balance Sheets at December 31, 2009 and 2008, respectively.

(B)	Collateral for the NovaStar ABS CDO I are subordinated mortgage securities.

The following table summarizes the expected repayment requirements relating to the securitization bond financing at December 31, 2009 (dollars in thousands). Amounts listed as bond payments are based on anticipated receipts of principal on underlying mortgage loan and security collateral using expected prepayment speeds. Principal repayments on these ABB are payable only from the mortgage loans and securities collateralizing the ABB. In the event that principal receipts from the underlying collateral are adversely impacted by credit losses, there could be insufficient principal receipts available to repay the ABB principal.

Asset-Backed Bonds

2010	$533,889
2011	351,622
2012	288,944
2013	207,891
2014	251,883
Thereafter	829,887

$2,464,116

Short-term Borrowings

On May 9, 2008, the Company fully repaid all outstanding borrowings with Wachovia and all agreements were terminated effective the same day.

Note 6.	Commitments and Contingencies

Commitments.  The Company leases office space under various operating lease agreements. Rent expense for 2009 and 2008, under leases related to continuing operations, aggregated $1.9 million and $4.8 million, respectively. At December 31, 2009, future minimum lease commitments under those leases are as follows (dollars in thousands):

Lease
Obligations

2010	$1,711
2011	1,287
2012	873
2013	624
2014	73

$4,568

The Company had entered into various lease agreements pursuant to which the lessor agreed to repay the Company for certain existing lease obligations. The Company has recorded deferred lease incentives related to these payments which will be amortized into rent expense over the life of the respective lease on a straight-line basis. There were no deferred lease incentives related to continuing operations as of December 31, 2009. The deferred lease incentives related to continuing operations as of December 31, 2008 were $0.9 million.

The Company has sublease agreements for office space formerly occupied by the Company and received approximately $0.7 million during 2009. There were no sublease agreements included in continuing operations during 2008.

Contingencies

At this time, the Company does not believe that an adverse ruling against the Company is probable for the following claims and as such no amounts have been accrued in the consolidated financial statements.

On January 10, 2008, the City of Cleveland, Ohio filed suit against the Company and approximately 20 other mortgage, commercial and investment bankers alleging a public nuisance had been created in the City of Cleveland by the operation of the subprime mortgage industry. The case was filed in state court and promptly removed to the United States District Court for the Northern District of Ohio. The plaintiff seeks damages for loss of property values in the City of Cleveland and for increased costs of providing services and infrastructure, as a result of foreclosures of subprime mortgages. On October 8, 2008, the City of Cleveland filed an amended complaint in federal court which did not include claims against the Company but made similar claims against NMI, a wholly-owned subsidiary of NFI. On November 24, 2008, the Company filed a motion to dismiss the claims against NMI, which motion the court granted on May 15, 2009. The City of Cleveland has filed an appeal. The Company believes that these claims are without merit and will vigorously defend against them.

On January 31, 2008, two purported shareholders filed separate derivative actions in the Circuit Court of Jackson County, Missouri against various former and current officers and directors and named the Company as a nominal defendant. The essentially identical petitions seek monetary damages alleging that the individual defendants breached fiduciary duties owed to the Company, alleging insider selling and misappropriation of information, abuse of control, gross mismanagement, waste of corporate assets, and unjust enrichment between May 2006 and December 2007. On June 24, 2008, a third, similar case was filed in United States District Court for the Western District of Missouri. On July 13, 2009 the Company filed a motion to dismiss the plaintiff’s claims. On November 24, 2009, the Company reached a settlement with the plaintiffs which provided for certain corporate governance changes and a payment of $300,000 for attorney fees, the payment being covered by insurance. A hearing for court approval of the settlement is set for April 5, 2010.

On May 21, 2008, a purported class action case was filed in the Supreme Court of the State of New York, New York County, by the New Jersey Carpenters’ Health Fund, on behalf of itself and all others similarly situated. Defendants in the case include NovaStar Mortgage Funding Corporation and its individual directors, several securitization trusts sponsored by the Company, and several unaffiliated investment banks and credit rating agencies. The case was removed to the United States District Court for the Southern District of New York. On June 16, 2009, the plaintiff filed an amended complaint. Plaintiff seeks monetary damages, alleging that the defendants violated sections 11, 12 and 15 of the Securities Act of 1933 by making allegedly false statements regarding mortgage loans that served as collateral for securities purchased by plaintiff and the purported class members. On August 31, 2009, the Company filed a motion to dismiss the plaintiff’s claims. The Company believes it has meritorious defenses to the case and expects to defend the case vigorously.

On July 7, 2008, plaintiff Jennifer Jones filed a purported class action case in the United States District Court for the Western District of Missouri against the Company, certain former and current officers of the Company, and unnamed members of the Company’s “Retirement Committee.” Plaintiff, a former employee of the Company, seeks class action certification on behalf of all persons who were participants in or beneficiaries of the Company’s 401(k) plan from May 4, 2006 until November 15, 2007 and whose accounts included investments in the Company’s common stock. Plaintiff seeks monetary damages alleging that the Company’s common stock was an inappropriately risky investment option for retirement savings, and that defendants breached their fiduciary duties by allowing investment of some of the assets contained in the 401(k) plan to be made in the Company’s common stock. On November 12, 2008, the Company filed a motion to dismiss which was denied by the Court on February 11, 2009. On April 6, 2009, the Court granted the plaintiff’s motion for class certification. The Company sought permission from the Eighth Circuit Court of Appeals to appeal the order granting class certification. On May 11, 2009, the Court of Appeals granted the Company permission to appeal the class certification order. On November 9, 2009 the Company reached a settlement with the plaintiffs. The settlement provides for payment by the Company’s insurer of $925,000. A hearing for court approval of the settlement is set for April 22, 2010.

On December 31, 2009, ITS Financial, LLC (“ITS”) filed a complaint against Advent and the Company alleging breach of contract by Advent for services related tax refund anticipation loans and early season loans. ITS does business as Instant Tax Service. The defendants removed the case to the United States District Court for the Southern District of Ohio. The complaint alleges that the Company worked in tandem and as one entity with Advent in all material respects. The complaint also alleges fraud in the inducement, tortious interference by the Company with the contract, breach of good faith and fair dealing, fraudulent and negligent misrepresentation, and liability of the Company by piercing the corporate veil and joint and several liability, The plaintiff references a $3 million loan made by the Company to plaintiff and seeks a judgment declaring that this loan be subject to an offset by the plaintiff’s damages. The litigation is currently stayed pending resolution of the Company’s motion to transfer the case to the United States District Court for the Western District of Missouri. The Company believes that the defendants have meritorious defenses to this case and expects to defend the case vigorously.

In addition to those matters listed above, the Company is currently a party to various other legal proceedings and claims, including, but not limited to, breach of contract claims, tort claims, and claims for violations of federal and state consumer protection laws. Furthermore, the Company has received indemnification and loan repurchase demands with respect to alleged violations of representations and warranties made in loan sale and securitization agreements. These indemnification and repurchase demands have been addressed without significant loss to the Company, but such claims can be significant when multiple loans are involved.

Note 7.	Shareholders’ Equity

To preserve liquidity, the Company’s Board of Directors has suspended the payment of dividends on its 8.9% Series C Cumulative Redeemable Preferred Stock (the “Series C Preferred Stock”) and its Series D1 Mandatory Convertible Preferred Stock (the “Series D1 Preferred Stock”). As a result, dividends continue to accrue on the Series C Preferred Stock and Series D1 Preferred Stock. The Company has total accrued dividends payable related to the Series C Preferred Stock and Series D1 Preferred Stock of $38.4 million as of March 30, 2010. All accrued and unpaid dividends on the Company’s preferred stock must be paid prior to any payments of dividends or other distributions on the Company’s common stock. In addition, since dividends on the Series C Preferred Stock were in arrears for six or more quarterly periods (whether or not consecutive), the holders of the Series C Preferred Stock, voting as a single class, elected two additional directors to the Company’s Board of Directors, as described. The Company does not expect to pay any dividends for the foreseeable future.

On March 17, 2009, the Company notified the holders of the Series C Preferred Stock that the Company would not make the dividend payment on the Series C Preferred Stock due on March 31, 2009. Because dividends on the Series C Preferred Stock are presently in arrears for six quarters, under the terms of the Articles Supplementary to the Company’s Charter that established the Series C Preferred Stock, the holders of the Series C Preferred Stock had the right, as of March 31, 2009, to elect two additional directors to the Company’s board of directors. At the Company’s Annual Meeting of Shareholders on June 25, 2009, the holders of the Series C Preferred Stock elected two additional directors of the Company to serve until such time that that all dividends accumulated and due on the Series C Preferred Stock have been paid fully paid.

Dividends on the Series C Preferred Stock are payable in cash and accrue at a rate of 8.90% annually. Accrued and unpaid dividends payable related to the Series C Preferred Stock were approximately $15.0 million and $8.3 million as of December 31, 2009 and 2008, respectively and $16.6 million as of March 30, 2010.

Dividends on the Series D1 Preferred Stock are payable in cash and accrue at a rate of 9.00% per annum, or 13.00% per annum if any such dividends are not declared and paid when due. In addition, holders of the Series D1 Preferred Stock are entitled to participate in any common stock dividends on an as converted basis. The Company’s board of directors has suspended the payment of dividends on the Company’s Series D1 Preferred Stock. As a result, dividends continue to accrue on the Series D1 Preferred Stock, and the dividend rate on the Series D1 Preferred Stock increased from 9.0% to 13.0%, compounded quarterly, effective October 16, 2007 with respect to all unpaid dividends and subsequently accruing dividends. Accrued and unpaid dividends payable related to the Series D1 Preferred Stock were approximately $19.4 million as of December 31, 2009 and $21.8 million as of March 30, 2010.

The Series D1 Preferred Stock is convertible into the Company’s 9.00% Series D2 Mandatory Convertible Preferred Stock having a par value of $0.01 per share and an initial liquidation preference of $25.00 per share (“Series D2 Preferred Stock”) upon the later of (a) July 16, 2009, or (b) the date on which the stockholders of the Company approve certain anti-dilution protection for the Series D1 Preferred Stock and Series D2 Preferred Stock that, upon such shareholder approval, would apply in the event the Company issues additional common stock for a price below the price at which the Series D1 Preferred Stock (or the Series D2 Preferred Stock into which the Series D1 Preferred Stock has been converted, if any) may be converted into common stock. The rights, powers and privileges of the Series D2 Preferred Stock are substantially similar to those of the Series D1 Preferred Stock, except that accrued and unpaid dividends on the Series D2 Preferred Stock can be added to the common stock conversion and liquidation value of the Series D2 Preferred Stock in lieu of cash payment, and the dividend rate on the Series D2 Preferred Stock is fixed in all circumstances at 9.00%.

The Series D1 Preferred Stock (or the Series D2 Preferred Stock into which the Series D1 Preferred stock has been converted, if any) is convertible into the Company’s common stock at any time at the option of the holders. The Series D1 Preferred Stock (or the Series D2 Preferred Stock into which the Series D1 Preferred stock has been converted, if any) is currently convertible into 1,875,000 shares of common stock based upon an initial conversion price of $28.00 per share, subject to adjustment as provided above or certain other extraordinary events. On or prior to July 16, 2010, the Company may elect to convert all of the Series D1 Preferred Stock (or the Series D2 Preferred Stock into which the Series D1 Preferred stock has been converted, if any) into common stock, if at such time the Company’s common stock is publicly traded and the common stock price is greater than 200% of the then existing conversion price for 40 of 50 consecutive trading days preceding delivery of the forced conversion notice. On July 16, 2016, the Series D1 Preferred Stock (or the Series D2 Preferred Stock into which the Series D1 Preferred stock has been converted, if any) will automatically convert into shares of common stock.

During the years ended December 31, 2009 and 2008, there were no shares of common stock issued under the Company’s stock-based compensation plan.

The Company’s Board of Directors has approved the purchase of up to $9 million of the Company’s common stock. No shares were repurchased during 2009 and 2008. Under Maryland law, shares purchased under this plan are to be returned to the Company’s authorized but unissued shares of common stock. Common stock purchased under this plan is charged against additional paid-in capital.

Note 8.	Comprehensive Income

Comprehensive income includes revenues, expenses, gains and losses that are not included in net income. The following is a roll-forward of accumulated other comprehensive income for the years ended December 31, 2009 and 2008 (dollars in thousands):

	For the Year Ended
	December 31,
	2009	2008

Net loss	$(183,156)	$(660,482)
Other comprehensive (loss) income:
Change in unrealized loss on mortgage securities — available-for-sale	(5,106)	(14,152)
Change in unrealized gain (loss) on derivative instruments used in cash flow hedges	8	(1,364)
Impairment on mortgage securities — available-for-sale reclassified to earnings	1,198	23,100
Net settlements of derivative instruments used in cash flow hedges reclassified to earnings	85	2,459

	For the Year Ended
	December 31,
	2009	2008

Other comprehensive income (loss)	(3,815)	10,043

Total comprehensive loss	(186,971)	(650,439)

Comprehensive loss attributable to noncontrolling interests	2,054	—

Total comprehensive loss attributable to NovaStar Financial, Inc.	$(184,917)	$(650,439)

Note 9.	Fair Value Accounting

For financial reporting purposes, the Company follows a fair value hierarchy that is used to measure the fair value of assets and liabilities. This hierarchy prioritizes relevant market inputs in order to determine an “exit price,” or the price at which an asset could be sold or a liability could be transferred in an orderly process that is not a forced liquidation or distressed sale at the date of measurement.

Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company’s market assumptions. These two types of inputs create the following fair value hierarchy:

•	Level 1 — Quoted prices for identical instruments in active markets.

•	Level 2 — Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

•	Level 3 — Instruments whose significant value drivers are unobservable.

The Company determines fair value based upon quoted prices when available or through the use of alternative approaches, such as discounting the expected cash flows using market interest rates commensurate with the credit quality and duration of the investment. The methods the Company uses to determine fair value on an instrument specific basis are detailed in the section titled “Valuation Methods,” below.

The following tables present for each of the fair value hierarchy levels, the Company’s assets and liabilities related to continuing operations which are measured at fair value on a recurring basis as of December 31, 2009 and 2008 (dollars in thousands):

		Fair Value Measurements at Reporting Date Using
		Quoted Prices in
	Fair Value at	Active Markets for	Significant Other	Significant
	December 31,	Identical Assets	Observable Inputs	Unobservable
Description	2009	(Level 1)	(Level 2)	Inputs (Level 3)

Assets
Mortgage securities — trading	$1,087	$—	$—	$1,087
Mortgage securities — available-for-sale	6,903	—	—	6,903

Total Assets	$7,990	$—	$—	$7,990

Liabilities
Asset-backed bonds secured by mortgage securities(A)	$968	$—	$—	$968
Derivative instruments, net	157	—	157	—

Total Liabilities	$1,125	$—	$157	$968

(A)	Included in the “Other current liabilities” line item on the Consolidated Balance Sheet.

		Fair Value Measurements at Reporting Date Using
		Quoted Prices in
	Fair Value at	Active Markets for	Significant Other	Significant
	December 31,	Identical Assets	Observable Inputs	Unobservable Inputs
Description	2008	(Level 1)	(Level 2)	(Level 3)

Assets
Mortgage securities — trading	$7,085	$—	$—	$7,085
Mortgage securities — available-for-sale	12,788	—	—	12,788

Total Assets	$19,873	$—	$—	$19,873

Liabilities
Asset-backed bonds secured by mortgage securities(A)	$5,376	$—	$—	$5,376
Derivative instruments, net	9,102	—	9,102	—

Total Liabilities	$14,478	$—	$9,102	$5,376

(A)	Included in the “Other current liabilities” line item on the Consolidated Balance Sheet.

The following tables provides a reconciliation of the beginning and ending balances for the Company’s mortgage securities — trading which are measured at fair value on a recurring basis using significant unobservable inputs (Level 3) from December 31, 2007 to December 31, 2009 (dollars in thousands):

			Estimated
			Fair Value
		Unrealized	of Mortgage
	Cost Basis	Loss	Securities

As of December 31, 2008	$433,968	$(426,883)	$7,085
Increases (decreases) to mortgage securities — trading:
Accretion of income	10,713	—	10,713
Proceeds from paydowns of securities	(4,885)	—	(4,885)
Other than temporary impairments	(335,783)	335,783	—
Mark-to-market value adjustment	—	(11,826)	(11,826)

Net increase (decrease) to mortgage securities	(329,955)	323,957	(5,998)

As of December 31, 2009	$104,013	$(102,926)	$1,087

			Estimated
			Fair Value
		Unrealized	of Mortgage
	Cost Basis	Loss	Securities

As of December 31, 2007	$41,275	$(16,534)	$24,741
Increases (decreases) to mortgage securities — trading:
Securities transferred from level 2 to level 3	414,080	(395,359)	18,721
Accretion of income	23,652	—	23,652
Proceeds from paydowns of securities	(45,039)	—	(45,039)
Mark-to-market value adjustment	—	(14,990)	(14,990)

Net increase (decrease) to mortgage securities	392,693	(410,349)	(17,656)

As of December 31, 2008	$433,968	$(426,883)	$7,085

The following tables provide a reconciliation of the beginning and ending balances for the Company’s mortgage securities — available-for-sale which are measured at fair value on a recurring basis using significant unobservable inputs (Level 3) from December 31, 2008 to December 31, 2009 and December 31, 2007 to December 31, 2008 (dollars in thousands):

			Estimated
			Fair Value
		Unrealized	of Mortgage
	Cost Basis	Gain	Securities

As of December 31, 2008	$3,771	$9,017	$12,788
Increases (decreases) to mortgage securities:
Accretion of income(A)	12,815	—	12,815
Proceeds from paydowns of securities(A)(B)	(13,594)	—	(13,594)
Impairment on mortgage securities — available-for-sale	(1,198)	—	(1,198)
Mark-to-market value adjustment	—	(3,908)	(3,908)

Net decrease to mortgage securities	(1,977)	(3,908)	(5,885)

As of December 31, 2009	$1,794	$5,109	$6,903

(A)	Cash received on mortgage securities with no cost basis was $1.9 million for the year ended December 31, 2009.

(B)	For mortgage securities with a remaining cost basis, the Company reduces the cost basis by the amount of cash that is contractually due from the securitization trusts. In contrast, for mortgage securities in which the cost basis has previously reached zero, the Company records in interest income the amount of cash that is contractually due from the securitization trusts. In both cases, there are instances where the Company may not receive a portion of this cash until after the Consolidated Balance Sheets reporting date. Therefore, these amounts are recorded as receivables from the securitization trusts, which are included in the other assets line on the Company’s Consolidated Balance Sheets. As of December 31, 2009, the Company had no receivables from securitization trusts related to mortgage securities available-for-sale with a remaining or zero cost basis.

			Estimated
			Fair Value
		Unrealized	of Mortgage
	Cost Basis	Gain	Securities

As of December 31, 2007	$33,302	$69	$33,371
Increases (decreases) to mortgage securities:
Accretion of income(A)	7,988	—	7,988
Proceeds from paydowns of securities(A)(B)	(14,419)	—	(14,419)
Impairment on mortgage securities — available-for-sale	(23,100)	—	(23,100)
Mark-to-market value adjustment	—	8,948	8,948

Net decrease to mortgage securities	(29,531)	8,948	(20,583)

As of December 31, 2008	$3,771	$9,017	$12,788

(A)	Cash received on mortgage securities with no cost basis was $3.4 million for the year ended December 31, 2008.

(B)	For mortgage securities with a remaining cost basis, the Company reduces the cost basis by the amount of cash that is contractually due from the securitization trusts. In contrast, for mortgage securities in which the cost basis has previously reached zero, the Company records in interest income the amount of cash that is contractually due from the securitization trusts. In both cases, there are instances where the Company may not receive a portion of this cash until after the Consolidated Balance Sheets reporting date. Therefore, these amounts are recorded as receivables from the securitization trusts, which are included in the other assets line on the Company’s Consolidated Balance Sheets. As of December 31, 2008, the Company had receivables from securitization trusts of $12.5 million, related to mortgage securities available-for-sale with a remaining cost basis. At December 31, 2008, there were no receivables from securitization trusts related to mortgage securities with a zero cost basis.

The following tables provides quantitative disclosures about the fair value measurements for the Company’s assets related to continuing operations which are measured at fair value on a nonrecurring basis as of December 31, 2009 and 2008 (dollars in thousands):

		Fair Value Measurements at Reporting Date Using
		Quoted Prices
		in Active Markets	Significant Other	Significant
	Real Estate	for Identical Assets	Observable Inputs	Unobservable Inputs
Fair Value at	Owned	(Level 1)	(Level 2)	(Level 3)

December 31, 2009	$64,179	$—	$—	$64,179
December 31, 2008	70,480	—	—	70,480

At the time a mortgage loan held-in-portfolio becomes real estate owned, the Company records the property at the lower of its carrying amount or fair value. Upon foreclosure and through liquidation, the Company evaluates the property’s fair value as compared to its carrying amount and records a valuation adjustment when the carrying amount exceeds fair value. Any valuation adjustments at the time the loan becomes real estate owned is charged to the allowance for credit losses.

The following table provides a summary of the impact to earnings for the year ended December 31, 2009 from the Company’s assets and liabilities which are measured at fair value on a recurring and nonrecurring basis as of December 31, 2009 (dollars in thousands):

		Fair Value Adjustments
	Fair Value	for the Year Ended
	Measurement	December 31,		Statement of Operation
Asset or Liability Measured at Fair Value	Frequency	2009	2008	Line Item Impacted

Mortgage securities — trading	Recurring	$(11,826)	$(88,715)	Other expense
Mortgage securities — available-for-sale	Recurring	(1,198)	(23,100)	Other expense
Real estate owned	Nonrecurring	(9,164)	(7,831)	Provision for credit losses
Derivative instruments, net	Recurring	(7,361)	(2,627)	Other expense
Asset-backed bonds secured by mortgage securities	Recurring	5,083	62,973	Other expense

Total fair value losses		$(24,466)	$(59,300)

Valuation Methods

Mortgage securities — trading.  Trading securities are recorded at fair value with gains and losses, realized and unrealized, included in earnings. The Company uses the specific identification method in computing realized gains or losses. Prior to September 30, 2008, the Company estimated fair value for its subordinated securities solely from quoted market prices. Commencing September 30, 2008, the Company estimated fair value for its subordinated securities based on quoted market prices compared to estimates based on discounting the expected future cash flows of the collateral and bonds. The Company determined this change in valuation method caused a change from Level 2 to Level 3 due to the unobservable inputs used by the Company in determining the expected future cash flows.

In addition, upon the closing of its NMFT Series 2007-2 securitization, the Company classified the residual security it retained as trading. Management estimates the fair value of its residual securities by discounting the expected future cash flows of the collateral and bonds. Due to the unobservable inputs used by the Company in determining the expected future cash flows, the Company determined its valuation methodology for residual securities qualify as Level 3.

Mortgage securities — available-for-sale.  Mortgage securities — available-for-sale represent residual securities the Company retained in securitization and resecuritization transactions. Mortgage securities classified as available-for-sale are reported at their estimated fair value with unrealized gains and losses reported in accumulated other comprehensive income. To the extent that the cost basis of mortgage securities exceeds the fair value and the unrealized loss is considered to be other than temporary, an impairment charge is recognized and the amount recorded in accumulated other comprehensive income or loss is reclassified to earnings as a realized loss. The specific identification method is used in computing realized gains or losses. The Company uses the discount rate methodology for determining the fair value of its residual securities. The fair value of the residual securities is estimated based on the present value of future expected cash flows to be received. Management’s best estimate of key assumptions, including credit losses, prepayment speeds, the market discount rates and forward yield curves commensurate with the risks involved, are used in estimating future cash flows.

Derivative instruments.  The fair value of derivative instruments is estimated by discounting the projected future cash flows using appropriate market rates.

Asset-backed bonds secured by mortgage securities. See discussion under “Fair Value Option for Financial Assets and Financial Liabilities.”

Real estate owned.  Real estate owned is carried at the lower of cost or fair value less estimated selling costs. The Company estimates fair value at the asset’s liquidation value less selling costs using management’s assumptions which are based on historical loss severities for similar assets.

Fair Value Option for Financial Assets and Financial Liabilities

Under the fair value option guidance, the Company may elect to report most financial instruments and certain other items at fair value on an instrument-by-instrument basis with changes in fair value reported in earnings. After the initial adoption, the election is made at the acquisition of an eligible financial asset, financial liability, or firm commitment or when certain specified reconsideration events occur. The fair value election may not be revoked once an election is made.

The Company elected the fair value option for the asset-backed bonds issued from the CDO, which the Company closed in the first quarter of 2007. The Company elected the fair value option for these liabilities to help reduce earnings volatility which otherwise would arise if the accounting method for this debt was not matched with the fair value accounting for the related mortgage securities — trading. The asset-backed bonds, which are being carried at fair value, are included in the “Other current liabilities” line item on the Consolidated Balance Sheets. The change in the asset-backed bonds balance is due to the fair value adjustments since adoption of the guidance. The Company has not elected fair value accounting for any other Consolidated Balance Sheets items as allowed by the guidance from Fair Value Option for Financial Assets and Financial Liabilities.

The following table shows the difference between the unpaid principal balance and the fair value of the asset-backed bonds secured by mortgage securities for which the Company has elected fair value accounting as of December 31, 2009 and December 31, 2008 (dollars in thousands):

	Unpaid Principal Balance	Balance at Fair Value

As of December 31, 2009	$323,999	$968
As of December 31, 2008	324,243	5,376

Substantially all of the $5.1 million and $63.0 million change in fair value of the asset-backed bond for the years ended December 31, 2009 and 2008, respectively, are considered to be related to specific credit risk as all of the bonds are floating rate. The change in credit risk was caused by the severe decline in the value of the trust’s assets during the years ended December 31, 2009 and 2008.

Note 10.	Derivative Instruments and Hedging Activities

The following tables present derivative instruments as of December 31, 2009 and 2008 (dollars in thousands):

			Maximum
			Days to
	Notional Amount	Fair Value	Maturity

As of December 31, 2009:
Non-hedge derivative instruments	$40,000	$(157)	25
As of December 31, 2008:
Non-hedge derivative instruments	$461,500	$(9,034)	390
Cash flow hedge derivative instruments	40,000	(68)	25

The Company recognized net expense of $0.1 million and $2.5 million during the years ended December 31, 2009 and 2008, respectively, on derivative instruments qualifying as cash flow hedges, which is recorded in the “Other expense” line item of the Consolidated Statement of Operations.

During the two years ended December 31, 2009, hedge ineffectiveness was insignificant. There is no amount included in other comprehensive income expected to be reclassified into earnings within the next twelve months.

Note 11.	Segment Reporting

The Company reviews, manages and operates its business in three segments: securitization trusts, corporate and appraisal management. Securitization trusts’ operating results are driven from the income generated on the on-balance sheet securitizations less associated costs. Corporate operating results include income generated from mortgage securities retained from securitizations, corporate general and administrative expenses and Advent. Appraisal management operations include the appraisal fee income and related expenses from the Company’s majority-owned subsidiary StreetLinks.

Following is a summary of the operating results of the Company’s segments for the years ended December 31, 2009 and 2008 (dollars in thousands):

For The Year Ended December 31, 2009

	Securitization		Appraisal
	Trusts	Corporate	Management	Eliminations	Total

Income and Revenues:
Service fee income	$—	$—	$31,106	$—	$31,106
Interest income — mortgage loans	130,017	—	—	1,284	131,301
Interest income — mortgage securities	7,234	16,940	—	(2,518)	21,656

Total	137,251	16,940	31,106	(1,234)	184,063
Costs and Expenses:
Cost of services	—	—	32,221	—	32,221
Interest expense — asset-backed bonds	21,290	—	—	—	21,290
Provision for credit losses	260,860	—	—	—	260,860
Servicing fees	10,639	—	—	—	10,639
Premiums for mortgage loan insurance	6,041	137	—	—	6,178
Selling, general and administrative expense	238	18,702	1,837	—	20,777
Other expenses	1,600	11,749	46	510	13,905

Total	300,668	30,588	34,104	510	365,870

	Securitization		Appraisal
	Trusts	Corporate	Management	Eliminations	Total

Other income	117	770	—	—	887
Interest expense on trust preferred securities	—	(1,128)	—	—	(1,128)

Income (loss) before income tax expense	(163,300)	(14,006)	(2,998)	(1,744)	(182,048)
Income tax expense	—	1,108	—	—	1,108

Net income (loss)	(163,300)	(15,114)	(2,998)	(1,744)	(183,156)
Less: Net loss attributable to noncontrolling interests	—	(1,225)	(829)	—	(2,054)

Net income (loss) attributable to NFI	$(163,300)	$(13,889)	$(2,169)	$(1,744)	$(181,102)

December 31, 2009:
Total assets	$1,437,059	$26,706	$4,164	$(8,438)	$1,459,491

For The Year Ended December 31, 2008

	Securitization		Appraisal
	Trusts	Corporate	Management	Eliminations	Total

Income and Revenues:
Service fee income	$—	$—	$2,524	$—	$2,524
Interest income — mortgage loans	182,010	—	—	4,591	186,601
Interest income — mortgage securities	22,594	31,793	—	(7,390)	46,997

Total	204,604	31,793	2,524	(2,799)	236,122
Costs and Expenses:
Cost of services	—	—	2,600	—	2,600
Interest expense — asset-backed bonds	95,012	—	—	—	95,012
Provision for credit losses	707,364	—	—	—	707,364
Servicing fees	13,596	—	—	—	13,596
Premiums for mortgage loan insurance	15,818	29	—	—	15,847
Selling, general and administrative expense	898	22,355	257	—	23,510
Other expenses (income)	14,505	72,828	7	(13,525)	73,815

Total	847,193	95,212	2,864	(13,525)	931,744
Other income	672	305	—	—	977
Interest expense on trust preferred securities	—	(6,261)	—	—	(6,261)

Income (loss) before income tax expense	(641,917)	(69,375)	(340)	10,726	(700,906)
Income tax expense	—	(17,594)	—	—	(17,594)

( Net income (loss)	(641,917)	(51,781)	(340)	10,726	(683,312)
Income from discontinued operations, net of income tax	—	22,830	—	—	22,830

Net income (loss) attributable to NFI	$(641,917)	$(28,951)	$(340)	$10,726	$(660,482)

December 31, 2008:
Total assets	$1,937,306	$50,806	$515	$(10,163)	$1,978,464

Note 12.	Earnings Per Share

The computations of basic and diluted earnings per share for the years ended December 31, 2009 and 2008 are as follows (dollars in thousands, except per share amounts):

	For the Year Ended December 31,
	2009	2008

Numerator:
Loss from continuing operations	$(183,156)	$(683,312)
Dividends on preferred shares	(15,312)	(15,273)
Less loss attributable to noncontrolling interests	(2,054)	—

Loss from continuing operations available to common shareholders	(196,414)	(698,585)
Income from discontinued operations, net of income tax	—	22,830

Loss available to common shareholders	$(196,414)	$(675,755)

Denominator:
Weighted average common shares outstanding — basic and diluted	9,368,053	9,338,131

Basic earnings per share:
Loss from continuing operations	$(19.55)	$(73.17)
Less loss attributable to noncontrolling interests	(0.22)	—
Dividends on preferred shares	(1.64)	(1.64)

Loss from continuing operations available to common shareholders	(20.97)	(74.81)
Income from discontinued operations, net of income tax	—	2.44

Net loss available to common shareholders	$(20.97)	$(72.37)

Diluted earnings per share:
Loss from continuing operations	$(19.55)	$(73.17)
Less loss attributable to noncontrolling interests	(0.22)	—
Dividends on preferred shares	(1.64)	(1.64)

Loss from continuing operations available to common shareholders	(20.97)	(74.81)
Income from discontinued operations, net of income tax	—	2.44

Net loss available to common shareholders	$(20.97)	$(72.37)

The following stock options to purchase shares of common stock were outstanding during each period presented, but were not included in the computation of diluted earnings per share because the effect would be antidilutive (in thousands, except exercise prices):

	For the Year Ended
	December 31,
	2009	2008

Number of stock options (in thousands)	114	206
Weighted average exercise price of stock options	$52.98	$57.36

Note 13.	Income Taxes

The components of income tax expense (benefit) attributable to continuing operations for the years ended December 31, 2009 and 2008 were as follows (dollars in thousands):

	For the Year Ended
	December 31,
	2009	2008

Current:
Federal	$1,192	$(2,804)
State and local	(84)	(985)

Total current	1,108	(3,789)
Deferred:
Federal	—	(12,293)
State and local	—	(1,512)

Total deferred	—	(13,805)

Total income tax benefit	$1,108	$(17,594)

A reconciliation of the expected federal income tax expense (benefit) using the federal statutory tax rate of 35% to the Company’s actual income tax expense (benefit) and resulting effective tax rate from continuing operations for the years ended December 31, 2009 and 2008 were as follows (dollars in thousands):

	For the Year Ended December 31,
	2009	2008

Income tax at statutory rate	$(62,998)	$(245,317)
State income taxes, net of federal tax benefit	(3,201)	(12,028)
Valuation allowance	72,119	250,161
Interest and penalties	(218)	1,581
Change in state tax rate	(7,768)	—
Adjustment to net operating loss	2,079	—
Tax benefit of gain recorded in discontinued operations	—	(13,804)
Other	1,095	1,813

Total income tax benefit	$1,108	$(17,594)

Significant components of the Company’s deferred tax assets and liabilities at December 31, 2009 and 2008 were as follows (dollars in thousands):

	December 31,	December 31,
	2009	2008

Deferred tax assets:
Basis difference — investments	$389,027	$377,129
Federal net operating loss carryforwards	163,280	93,783
Allowance for loan losses	93,715	106,073
State net operating loss carryforwards	18,719	13,922
Excess inclusion income	2,291	3,918
Other	9,801	10,091

Gross deferred tax asset	676,833	604,916
Valuation allowance	(674,823)	(601,110)

Deferred tax asset	2,010	3,806

Deferred tax liabilities:
Other	2,010	3,806

Deferred tax liability	2,010	3,806

Net deferred tax asset	$—	$—

Based on the evidence available as of December 31, 2009, including the significant pre-tax losses incurred by the Company in 2009 and 2008 overall cumulative losses, the liquidity issues facing the Company and the decision by the Company to close all of its mortgage lending and loan servicing operations, the Company believes that it is more likely than not that the Company will not realize its deferred tax assets. Based on this conclusion, the Company recorded a valuation allowance of $674.8 million for deferred tax assets as of December 31, 2009 compared to $601.1 million as of December 31, 2008.

As of December 31, 2009, the Company had a federal net operating loss of approximately $466.5 million. The federal net operating loss may be carried forward to offset future taxable income, subject to applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), including substantial limitations in the event of an “ownership change” as defined in Section 382 of the Code. If not used, this net operating loss will expire in years 2025 through 2029. The Company has state net operating loss carryovers arising from both combined and separate filings from as early as 2004. The loss carryovers may expire as early as 2010 and as late as 2029.

The guidance for uncertain tax positions requires a company to evaluate whether a tax position taken by the company will “more likely than not” be sustained upon examination by the appropriate taxing authority. It also provides guidance on how a company should measure the amount of benefit that the company is to recognize in its financial statements. The activity in the accrued liability for unrecognized tax benefits for the years ended December 31, 2009 and 2008 was as follows (dollars in thousands):

	2009	2008

Beginning balance	$480	$6,329
Gross decreases — tax positions in prior period	—	(5,367)
Gross increases — tax positions in current period	674	—
Lapse of statute of limitations	(248)	(482)

Ending balance	$906	$480

As of December 31, 2009 and 2008, the total gross amount of unrecognized tax benefits was $0.9 million and $0.5 million, respectively, which also represents the total amount of unrecognized tax benefits that would impact the effective tax rate. The Company anticipates a reduction of unrecognized tax benefits in the amount of $0.2 million due the lapse of statute of limitations in the next twelve months. The Company does not expect any other significant change in the liability for unrecognized tax benefits in the next twelve months.

During 2008, the Company requested the Internal Revenue Service to issue a closing agreement or determination letter with respect to an uncertain tax position taken by the Company in 2007. The Company received a response from the Internal Revenue Service and adjusted the uncertain tax position accordingly. As of December 31, 2008, there was no unrecognized tax benefit related to this uncertain tax position.

It is the Company’s policy to recognize interest and penalties related to income tax matters in income tax expense. Interest and penalties recorded in income tax expense was ($0.2 million) and $1.6 million for the years ended December 31, 2009 and 2008, respectively. Accrued interest and penalties was $1.9 million and $2.0 million as of December 31, 2009 and 2008, respectively.

The Company and its subsidiaries are subject to U.S. federal income tax as well as income tax of multiple state and local jurisdictions. Tax years 2006 to 2009 remain open to examination for U.S. federal income tax. Tax years 2005 to 2009 remain open for major state tax jurisdictions.

Management believes it has adequately provided for potential tax liabilities that may be assessed for years in which the statute of limitations remains open. However, if there were an assessment of any material liability it may adversely affect the Company’s financial condition and liquidity.

Note 14.	Employee Benefit Plans

Eligible employees may save for retirement through pretax contributions in defined contribution plans offered by the Company. Employees of the Company may contribute up to the statutory limit. The Company may elect to match a certain percentage of participants’ contributions. $0.1 million in contributions were made to the plans for the year ended December 31, 2009. There were no contributions made to the plans for the year ended December 31, 2008. The Company may also elect to make a discretionary contribution, which is allocated to participants based on each participant’s compensation. During the year ended December 31, 2009, $0.4 million was contributed to the plan’s participants, all of which came from the plan’s forfeitures account, there were no contributions made during 2008.

Note 15.	Stock Compensation Plans

The 2004 Incentive Stock Plan (the “2004 Plan”) provides for the grant of qualified incentive stock options (“ISOs”), non-qualified stock options (“NQSOs”), deferred stock, restricted stock, restricted stock units, performance share awards, dividend equivalent rights (“DERs”) and stock appreciation awards (“SARs”). The Company has granted ISOs, NQSOs, restricted stock, performance share awards and DERs. ISOs may be granted to employees of the Company. NQSOs, DERs, SARs and stock awards may be granted to the directors, officers, employees, agents and consultants of the Company or any subsidiaries. The Company registered 625,000 shares of common stock under the 2004 Plan, of which approximately 393,000 shares were available for future issuances as of December 31, 2009. The 2004 Plan will remain in effect unless terminated by the Board of Directors or no shares of stock remain available for awards to be granted. The Company’s policy is to issue new shares upon option exercise.

The Company follows the provisions of the Share-Based Payment guidance using the modified prospective method of adoption. The Company recorded stock-based compensation expense of $0.7 million and $0.1 million for the years ended December 31, 2009 and 2008, respectively. There was no income tax benefit recognized in the income statement for stock-based compensation arrangements in 2009 and 2008. As of December 31, 2009, there was $0.5 million of total unrecognized compensation cost related to non-vested share-based compensation arrangements granted. The cost is expected to be amortized over a weighted-average period of 1.54 years.

The Company’s Equity Award Policy governs the grant of equity awards. In general, equity awards may be granted only at a meeting of the Compensation Committee or the entire Board during the “Trading Window,” as defined in the Company’s Insider Trading and Disclosure Policy for Designated Insiders. The Trading Window for a particular quarter is open beginning on the second business day following an earnings release with respect to the prior quarter until the 15th day of the third month of the quarter. The exercise price (if applicable) of all equity awards will be equal to the price at which the Company’s common stock was last sold on the date of grant.

On June 26, 2009, the Company granted 10,000 stock options to directors with an exercise price of $1.25, which was the closing market price of the Company’s common stock on the date of grant. 5,000 of the options granted vested immediately and 5,000 of the options are subject to a four-year vesting period.

During the fourth quarter of 2009, the Company granted 150,000 stock options to an employee with an exercise price of $0.97, which was the closing market price of the Company’s common stock on November 10, 2009, the date of grant. The options granted are subject to a four-year vesting period.

On May 23, 2008, the Company granted 5,000 stock options to directors with an exercise price of $1.65, which was the closing market price on the NYSE of the Company’s common stock on the date of grant. The options granted vested immediately.

All options have been granted at exercise prices greater than or equal to the estimated fair value of the underlying stock at the date of grant. Outstanding options generally vest equally over four years and expire ten years after the date of grant.

The following table summarizes the weighted average fair value of options granted for the years ended December 31, 2009 and 2008, respectively, determined using the Black-Scholes option pricing model and the assumptions used in their determination. The expected life is a significant assumption as it determines the period for which the risk free interest rate, volatility and dividend yield must be applied. The expected life is the period over which employees and directors are expected to hold their options and is based on the Company’s historical experience with similar grants. The annual risk-free rate of return is estimated using U.S. treasury rates commensurate with the expected life. The volatility is calculated using the fluctuations of the historical stock prices of the Company. The Company’s options have DERs and accordingly, the assumed dividend yield was zero for these options.

	2009	2008

Weighted average:
Fair value, at date of grant	$0.89	$1.40
Expected life in years	5	10
Annual risk-free interest rate	2.39%	3.84%
Volatility	145.43%	84.3%
Dividend yield	0.0%	0.0%

The following table summarizes activity, pricing and other information for the Company’s stock options activity for the year ended December 31, 2009:

			Weighted
			Average
		Weighted	Remaining	Aggregate
	Number of	Average	Contractual	Intrinsic
Stock Options	Shares	Exercise Price	Term (Years)	Value
				(In thousands)

Outstanding at the beginning of the year	160,397	$55.63
Granted	160,000	0.99
Forfeited or expired	(42,910)	44.00

Outstanding at the end of the year	277,487	$22.22	8.11	$(5,915)

Exercisable at the end of the year	93,912	$56.58	5.55	$(5,287)

Stock options expected to vest at the end of the year	183,575	$4.64	9.43	$(686)

The following table summarizes activity, pricing and other information for the Company’s stock options activity for the year ended December 31, 2008:

			Weighted
			Average
		Weighted	Remaining	Aggregate
	Number of	Average	Contractual	Intrinsic
Stock Options	Shares	Exercise Price	Term (Years)	Value
				(In thousands)

Outstanding at the beginning of the year	267,342	$47.81
Granted	5,000	1.65
Forfeited or expired	(111,945)	34.62

Outstanding at the end of the year	160,397	$55.63	5.01	$(8,880)

Exercisable at the end of the year	114,612	$65.32	3.80	$(7,456)

Stock options expected to vest at the end of the year	22,835	$38.29	8.05	$(1,424)

There were no options exercised during the years ended December 31, 2009 or 2008. The total fair value of options vested during the years ended December 31, 2009 and 2008 was $0.3 million and $1.0 million, respectively.

For options that vested prior to January 1, 2005, a recipient is entitled to receive additional shares of stock upon the exercise of options as a result of DERs associated with the option. For employees, the DERs accrue at a rate equal to the number of options outstanding times 60% of the dividends per share amount at each dividend payment date. For directors, the DERs accrue at a rate equal to the number of options outstanding times the dividends per share amount at each dividend payment date. The accrued DERs convert to shares based on the stock’s fair value on the dividend payment date. There were no options exercised during 2008 or 2009.

For options granted after January 1, 2005, a recipient is entitled to receive DERs paid in cash upon vesting of the options. The DERs accrue at a rate equal to the number of options outstanding times the dividends per share amount at each dividend payment date. The DERs begin accruing immediately upon grant, but are not paid until the options vest.

The Company did not grant and issue any shares of restricted stock during 2009 or 2008.

The following tables present information on restricted stock outstanding as of December 31, 2009 and 2008.

	December 31, 2009		December 31, 2008
		Weighted		Weighted
		Average		Average
	Number of	Grant Date	Number of	Grant Date
	Shares	Fair Value	Shares	Fair Value

Outstanding at the beginning of year	34,246	$38.38	107,211	$36.50
Vested	—	—	(1,745)	185.68
Forfeited	(2,775)	38.38	(71,220)	33.96

Outstanding at the end of period	31,471	$38.38	34,246	$38.38

Note 16.  Fair Value of Financial Instruments

The following disclosure of the estimated fair value of financial instruments presents amounts that have been determined using available market information and appropriate valuation methodologies. However, considerable judgment is required to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that could be realized in a current market exchange. The use of different market assumptions or estimation methodologies could have a material impact on the estimated fair value amounts.

The estimated fair values of the Company’s financial instruments related to continuing operations are as follows as of December 31, 2009 and 2008 (dollars in thousands):

	2009		2008
	Carrying Value	Fair Value	Carrying Value	Fair Value

Financial assets:
Cash and cash equivalents	$7,104	$7,104	$24,790	$24,790
Restricted cash	5,342	5,206	6,046	5,595
Mortgage loans — held-in-portfolio	1,289,474	1,160,527	1,772,838	1,772,838
Mortgage securities — trading	1,087	1,087	7,085	7,085
Mortgage securities — available-for-sale	6,903	6,903	12,788	12,788
Accrued interest receivable	74,025	74,025	77,292	77,292
Notes receivable	4,920	4,920	—	—
Financial liabilities:
Borrowings:
Asset-backed bonds secured by mortgage loans	2,270,602	1,297,980	2,599,351	1,772,838
Asset-backed bonds secured by mortgage securities	968	968	5,376	5,376
Junior subordinated debentures	77,815	6,225	77,323	6,248
Accrued interest payable	751	751	10,242	10,242
Derivative instruments:	(157)	(157)	9,101	9,101

Cash and cash equivalents — The fair value of cash and cash equivalents approximates its carrying value.

Restricted Cash — The fair value of restricted cash was estimated by discounting estimated future release of the cash from restriction.

Mortgage loans — held-in-portfolio — The fair value of mortgage loans — held-in-portfolio was estimated using the carrying value less a market discount. The internal rate of return is less than what an outside investor would require due to the embedded credit risk, therefore a market discount is required to get to the fair value. The fair value of mortgage loans — held-in-portfolio approximated its carrying value at December 31, 2008.

Mortgage securities —  trading — See Note 10 to the consolidated financial statements for fair value method utilized.

Mortgage securities — available-for-sale — See Note 10 to the consolidated financial statements for fair value method utilized.

Accrued interest receivable — The fair value of accrued interest receivable approximates its carrying value.

Notes receivable — The fair value of notes receivable approximates its carrying value.

Asset-backed bonds secured by mortgage loans — The fair value of asset-backed bonds secured by mortgage loans and the related accrued interest payable was estimated using the fair value of mortgage loans — held-in-portfolio as the trusts have no recourse to the Company’s other, unsecuritized assets.

Asset-backed bonds secured by mortgage securities — The fair value of asset-backed bonds secured by mortgage securities and the related accrued interest payable is approximated using quoted market prices.

Junior subordinated debentures — The fair value of junior subordinated debentures is estimated using the price from the repurchase transaction that the Company completed during 2008 as it is greater than an estimate of discounting future projected cash flows using a discount rate commensurate with the risks involved.

Accrued interest payable — The fair value of accrued interest payable approximates its carrying value.

Derivative instruments — The fair value of derivative instruments is estimated by discounting the projected future cash flows using appropriate rates.

Note 17.	Subsequent Events

During January 2010, the final derivative of the 2007-1 securitization trust expired. The expiration of this derivative is a reconsideration event. Accordingly, the Company will deconsolidate the assets and liabilities of the securitization trust and will record a gain during the three month period ending March 31, 2010.

Subsequent to December 31, 2009, certain events occurred that required the Company to reconsider the accounting for three consolidated loan trusts: NHEL 2006-1, NHEL 2006-MTA1 and NHEL 2007-1. Upon reconsideration, the Company determined that all requirements for derecognition were met under applicable accounting guidelines at the time of the reconsideration event. As a result, the Company derecognized the assets and liabilities of the trusts on January 25, 2010.

Prior to the events discussed above, the Company prepared its balance sheet on an unclassified basis because the operating cycle of its nonconforming mortgage operations exceeded one year. As a result of the derecognition and changes in the Company’s business, beginning with the first quarter of 2010, the assets and liabilities have been presented on a classified basis, except for the assets and liabilities of the securitization trusts which continue to be presented on an unclassified basis. Certain line items on the consolidated statement of operations have been reclassified to better present the Company’s current operating businesses. All applicable data in these consolidated financial statements have been retroactive restated to reflect the new financial statement presentation.

APPENDIX A

NOVASTAR FINANCIAL, INC.

ARTICLES OF AMENDMENT AND RESTATEMENT

FIRST:  NovaStar Financial, Inc., a Maryland corporation desires to amend and restate its charter as currently in effect and as hereinafter amended.

SECOND:  The following provisions are all the provisions of the charter currently in effect and as hereinafter amended:

ARTICLE I

NAME

The name of the corporation (the “Corporation”) is:

NovaStar Financial, Inc.

ARTICLE II

PURPOSES

The purpose for which the Corporation is formed is to transact any or all lawful business, not required to be specifically stated in the Charter, for which corporations may be incorporated under the MGCL.

ARTICLE III

PRINCIPAL OFFICE

The present address of the principal office of the Corporation in this State is:

The Corporation Trust Incorporated
32 South Street
Baltimore, Maryland 21202

ARTICLE IV

RESIDENT AGENT

The name and address of the resident agent of the Corporation are:

The Corporation Trust Incorporated
32 South Street
Baltimore, Maryland 21202

Said resident agent is a Maryland corporation.

ARTICLE V

CAPITAL STOCK

A. The total number of shares of Capital Stock of all classes which the Corporation has authority to issue is 120,000,000 shares of Capital Stock, par value $0.01 per share, amounting in aggregate par value to $1,200,000. All of such shares are initially classified as “Common Stock.” The Board of Directors may classify and reclassify any unissued shares of Capital Stock, whether now or hereafter authorized, by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of Capital Stock. All persons who acquire shares of Capital Stock or securities exercisable for or convertible into shares of Capital Stock shall acquire such shares subject to the provisions of the Charter (including Article X) and Bylaws of the Corporation. Immediately upon the effectiveness of these Articles of Amended and Restatement (the “Effective Time”), and without any further action on the part of the Corporation or its stockholders, each share of 8.90% Series C Cumulative Redeemable Preferred Stock, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time (the “Series C Preferred Stock”) shall be converted into the right to receive $     and           shares of Common Stock.

Each share of Common Stock issued to the prior holders of the Series C Preferred Stock is fully paid and nonassessable.

B. The following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Common Stock of the Corporation:

(1) Each share of Common Stock shall have one vote, and, except as otherwise provided in respect of any class of Capital Stock hereafter classified or reclassified, the exclusive voting power for all purposes shall be vested in the holders of the Common Stock.

(2) Subject to the provisions of law and any preferences of any class of Capital Stock hereafter classified or reclassified, dividends, including dividends payable in shares of the Corporation’s Capital Stock, may be paid on the Common Stock of the Corporation at such time and in such amounts as the Board of Directors may deem advisable.

(3) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation and the amount to which the holders of any class of Capital Stock hereafter classified or reclassified having a preference on distributions in the liquidation, dissolution or winding up of the Corporation shall be entitled, together with the holders of any other class of Capital Stock hereafter classified or reclassified not having a preference on distributions in the liquidation, dissolution or winding up of the Corporation, to share ratably in the remaining net assets of the Corporation.

C. Subject to the foregoing, the power of the Board of Directors to classify and reclassify any of the shares of Capital Stock shall include, without limitation, subject to the provisions of the Charter, authority to classify or reclassify any unissued shares of such Capital Stock into a class or classes of preferred stock, preference stock, special stock, or other stock, and to divide and classify shares of any class into one or more series of such class, by determining, fixing or altering one or more of the following:

(1) The distinctive designation of such class or series and the number of shares to constitute such class or series; provided that, unless otherwise prohibited by the terms of such or any other class or series, the number of shares of any class or series may be decreased by the Board of Directors in connection with any classification or reclassification of unissued shares and the number of shares of such class or series may be increased by the Board of Directors in connection with any such classification or reclassification, and any shares of any class or series which have been redeemed, purchased, otherwise acquired or converted into shares of Common Stock or any other class or series shall become part of the authorized Capital Stock and be subject to classification and reclassification as provided in this subparagraph.

(2) Whether or not and, if so, the rates, amounts and times at which, and the conditions under which, dividends shall be payable on shares of such class or series, whether any such dividends shall rank senior or junior to or on a parity with the dividends payable on any other class or series of Capital Stock, and the status of any such dividends as cumulative, cumulative to a limited extent or noncumulative and as participating or nonparticipating.

(3) Whether or not shares of such class or series shall have voting rights in addition to any voting rights provided by law and, if so, the terms of such voting rights.

(4) Whether or not shares of such class or series shall have conversion or exchange privileges and, if so, the terms and conditions thereof, including provision for adjustment of the conversion or exchange rate in such events or at such times as the Board of Directors shall determine.

(5) Whether or not shares of such class or series shall be subject to redemption and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; and whether or not there shall be any sinking fund or purchase account in respect thereof, and if so, the terms thereof.

(6) The rights of the holders of shares of such class or series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation, which rights may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates, and whether such rights shall rank senior or junior to or on a parity with such rights of any other class or series of Capital Stock.

(7) Whether or not there shall be any limitations applicable, while shares of such class or series are outstanding, upon the payment of dividends or making of distributions on, or the acquisition of, or the use of moneys for purchase or redemption of, any Capital Stock of the Corporation, or upon any other action of the Corporation, including action under this subparagraph, and, if so, the terms and conditions thereof.

(8) Any other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of such class or series, not inconsistent with law and the Charter.

D. For the purposes hereof and of any Articles Supplementary hereto providing for the classification or reclassification of any shares of Capital Stock or of any other Charter document of the Corporation (unless otherwise provided in any such Articles or document), any class or series of Capital Stock of the Corporation shall be deemed to rank:

(1) prior to another class or series either as to dividends or upon liquidation, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable on liquidation, dissolution or winding up, as the case may be, in preference or priority to holders of such other class or series;

(2) on a parity with another class or series either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation price per share thereof be different from those of such others, if the holders of such class or series of stock shall be entitled to receipt of dividends or amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or redemption or liquidation prices, without preference or priority over the holders of such other class or series; and

(3) junior to another class or series either as to dividends or upon liquidation, if the rights of the holders of such class or series shall be subject or subordinate to the rights of the holders of such other class or series in respect of the receipt of dividends or the amounts distributable upon liquidation, dissolution or winding up, as the case may be.

ARTICLE VI

DIRECTORS

A. The number of directors of the Corporation shall be four, which number may be increased or decreased by the Board of Directors pursuant to the Bylaws of the Corporation, but shall never be less than the minimum number permitted by the MGCL.

B. The current directors who will serve for the remainder of the terms for which they have been elected and until their successors are elected and qualify are as follows:

W. Lance Anderson
Gregory T. Barmore
Art N. Burtscher
Edward W. Mehrer

C. The directors (other than any director elected solely by holders of one or more classes or series of preferred stock) shall be classified, with respect to the terms for which they severally hold office, into three classes, with the term of office of the first class to expire the next succeeding annual meeting of stockholders, the term of office of the second class to expire at the second succeeding annual meeting of stockholders, and the term of office of the third class to expire at the third succeeding annual meeting of stockholders. At each annual meeting of the stockholders, the successors to the class of directors whose term expires at such meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors are duly elected and qualify. The number of directors in each class shall be determined by the Board of Directors.

D. Subject to the rights of the holders of any class of preferred stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office, or other cause shall be filled by the required vote of the stockholders or the directors then in office. A director so chosen by the stockholders shall hold office for the balance of the term then remaining. A director so chosen by the remaining directors shall hold office until the next annual meeting of stockholders, at which time the stockholders shall elect a director to hold office for the balance of the term then remaining. No decrease in the number of directors constituting the Board of Directors shall affect the tenure of office of any director.

E. Whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the Board of Directors shall consist of such directors so elected in addition to the number of directors fixed as provided in paragraph A of this Article VI or in the Bylaws.

F. Subject to the rights of the holders of any class separately entitled to elect one or more directors, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and then only by the affirmative vote of the holders of at least a majority of the combined voting power of all classes of shares of capital stock entitled to vote in the election for directors voting together as a single class.

ARTICLE VII

PREEMPTIVE RIGHTS

No holder of any Capital Stock or any other securities of the Corporation, whether now or hereafter authorized, shall have a preemptive right to subscribe for or purchase any Capital Stock or any other securities of the Corporation other than such, if any, as the Board of Directors, in its sole discretion, may determine and at such price or prices and upon such other terms as the Board of Directors, in its sole discretion, may determine and at such price or prices and upon such other terms as the Board of Directors, in its sole discretion, may fix; and any Capital Stock or other securities which the Board of Directors may determine to offer for subscription may, as the Board of Directors in its sole discretion shall determine, be offered to the holders of any class, series or type of Capital Stock or other securities at the time outstanding to the exclusion of the holders of any or all other classes, series or types of Capital Stock or other securities at the time outstanding.

ARTICLE VIII

INDEMNIFICATION

The Corporation shall indemnify (A) its present and former directors and officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by Maryland law in effect from time to time, including the advance of expenses under the procedures and to the full extent permitted by law and (B) other employees and agents to such extent as shall be authorized by the Board of Directors or the Corporation’s Bylaws and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such Bylaws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

ARTICLE IX

PERSONAL LIABILITY

To the fullest extent permitted by Maryland law in effect from time to time, no present or former director or officer of this Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission which occurred prior to such amendment or repeal.

ARTICLE X

FIVE PERCENT OWNERSHIP

A. In order to preserve the Tax Benefits to which the Corporation or any direct or indirect subsidiary thereof is entitled pursuant to the Internal Revenue Code of 1986, as amended, or any successor statute (the “Code”) and the Treasury Regulations promulgated thereunder, the Corporation Securities shall be subject to the following restrictions:

(1) Certain Definitions.  For purposes of this Article X, the following terms shall have the meanings indicated (and any references to any portions of Treasury Regulation § 1.382-2T shall include any successor provisions):

(a) “5% Transaction” means any Transfer or purported Transfer of Corporation Securities described in Section A(2) of this Article X, which Transfer is prohibited and/or void under the provisions of such Section A(2) of this Article X.

(b) “Agent” means any agent designated by the Board of Directors of the Corporation pursuant to Section B(2) of this Article X.

(c) “Corporation Securities” means (I) shares of Common Stock, (II) shares of preferred stock (other than preferred stock described in Section 1504(a)(4) of the Code), (III) warrants, rights, or options (including options within the meaning of Treasury Regulation § 1.382-2T(h)(4)(v)) to purchase stock (other than preferred stock described in Section 1504(a)(4) of the Code) of the Corporation, and (IV) any other interest that would be treated as “stock” of the Corporation pursuant to Treasury Regulation § 1.382-2T(f)(18).

(d) “Excess Securities” has the meaning set forth in Section B(1) of this Article X.

(e) “Five-Percent Stockholder” means a Person or group of Persons that is a “5-percent stockholder” of the Corporation pursuant to Treasury Regulation § 1.382-2T(g).

(f) “Percentage Stock Ownership” means the percentage stock ownership interest as determined in accordance with Treasury Regulation § 1.382-2T(g), (h), (j) and (k).

(g) “Permitted Transfer” means a Transfer of Corporation Securities (A) after the Restriction Release Date, (B) pursuant to any (1) merger, consolidation or similar transaction approved in advance by the Board of Directors or (2) tender or exchange offer made pursuant to the applicable rules and regulations of the Exchange Act, for any or all outstanding Common Stock in which a majority of each class of the outstanding Common Stock has been validly tendered and not withdrawn and in which offer the offeror or an affiliate thereof has committed to consummate a merger with the Corporation in which all of the Common Stock not so acquired in such offer is (subject to any applicable dissenters’ rights) converted into the same type and amount of consideration paid for Common Stock accepted in such tender or exchange offer, (C) pursuant to the exercise of any option or warrant outstanding on the effective date of these Articles of Amendment and Restatement to purchase Corporation Securities from the Corporation, or (D) any issuance of Corporation Securities by the Corporation or any of its subsidiaries

(h) “Person” shall mean any individual, firm, corporation, partnership, trust association, limited liability company, limited liability partnership, or other entity, or any group of Persons making a “coordinated acquisition” of shares or otherwise treated as an entity within the meaning of Treasury Regulation § 1.382-3(a)(1), or otherwise and shall include any successor (by merger or otherwise) of any such entity.

(i) “Prohibited Distribution” has the meaning set forth in Section B(2) of this Article X.

(j) “Purported Transferee” has the meaning set forth in Section B(1) of this Article X.

(k) “Prohibited Transfer” means any 5% Transaction (other than a Permitted Transfer).

(l) “Restriction Release Date” means the earlier of (x) date that is 36 months and one day from the effective date of these Articles of Amendment and Restatement, or (y) such other date as the Board of Directors may determine in good faith that this Article X is no longer in the best interests of the Corporation and its stockholders.

(m) “Section 382” means Section 382 of the Code, or any comparable successor provision.

(n) “Tax Benefit” means the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any loss or deduction attributable to a “net unrealized built-in loss” within the meaning of Section 382, of the Corporation or any direct or indirect subsidiary thereof.

(o) “Transfer” means any direct or indirect sale, transfer, assignment, exchange, issuance, grant, redemption, repurchase, conveyance, pledge or other disposition, whether voluntary or involuntary, and whether by operation of law or otherwise, by any Person other than the Corporation. A Transfer also shall include the creation or grant of an option, warrant or right (including an option within the meaning of Treasury Regulation Section 1.382-4(d)(9)) by any Person other than the Corporation, but only if such option, warrant or right would be deemed exercised pursuant to Treasury Regulation Section 1.382-4(d)(2)(i).

(p) “Treasury Regulations” means the income tax regulations, including temporary and proposed regulations, promulgated under the Code by the United States Treasury, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

(2) Transfer Restrictions.  Any attempted Transfer of Corporation Securities prior to the Restriction Release Date, or any attempted Transfer of Corporation Securities pursuant to an agreement entered into prior to the Restriction Release Date, that is not a Permitted Transfer shall be prohibited and void ab initio insofar as it purports to transfer ownership or rights in respect of such Corporation Securities to the Purported Transferee to the extent that, as a result of such Transfer (or any series of Transfers of which such Transfer is a part), either (1) any Person or group of Persons shall become a Five-Percent Stockholder other than by reason of Treasury Regulation Section 1.382-2T(j)(3)(i), or (2) the Percentage Stock Ownership interest in the Corporation of any Five-Percent Stockholder shall be increased.

(3) The restrictions set forth in Section A(2) of this Article X shall not apply to an attempted Transfer that is a 5% Transaction if the transferor or the transferee obtains the prior written approval of the Board of Directors or a duly authorized committee thereof. In considering whether to approve any such transfer, the Board of Directors may take into account both the proposed Transfer and potential future Transfers. The Board of Directors may exercise the authority granted by this Section A(3) of this Article X through duly authorized officers or agents of the Corporation.

(4) Each certificate representing shares of Corporation Securities issued prior to the Restriction Release Date shall contain the legend set forth below, evidencing the restrictions set forth in this Article X:

“The transfer of securities represented by this certificate is (and other securities of the Corporation may be) subject to restriction pursuant to Article X of the Corporation’s Articles of Amendment and Restatement. The Corporation will furnish a copy of its Articles of Amendment and Restatement setting forth the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights to the holder of record of this Certificate without charge upon written request addressed to the Corporation at its principal place of business.”

B. Treatment of Excess Securities.

(1) No employee or agent of the Corporation shall record any Prohibited Transfer, and the purported transferee of such a Prohibited Transfer (the “Purported Transferee”) shall not be recognized as a stockholder of the Corporation for any purpose whatsoever in respect of the Corporation Securities which are the subject of the Prohibited Transfer (the “Excess Securities”). Until the Excess Securities are acquired by another Person in a Transfer that is not a Prohibited

Transfer, such Purported Transferee shall not be entitled with respect to such Excess Securities to any rights of stockholders of the Corporation, including, without limitation, the right to vote such Excess Securities or to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any; provided, however, that the Transferor of such Excess Securities shall not be required to disgorge, and shall be permitted to retain for its own account, any proceeds of such Transfer, and shall have no further rights, responsibilities, obligations or liabilities with respect to such Excess Securities, if such Transfer was a Prohibited Transfer. Once the Excess Securities have been acquired in a Transfer that is not a Prohibited Transfer, the Corporation Securities shall cease to be Excess Securities. For this purpose, any transfer of Excess Securities not in accordance with the provisions of this Section B of this Article X shall also be a Prohibited Transfer.

(2) If the Corporation determines that a Transfer of Corporation Securities constitutes a Prohibited Transfer then, upon written demand by the Corporation, the Purported Transferee shall transfer or cause to be transferred any certificate or other evidence of ownership of the Excess Securities within the Purported Transferee’s possession or control, together with any dividends or other distributions that were received by the Purported Transferee from the Corporation with respect to the Excess Securities (“Prohibited Distributions”), to the Agent designated by the Board of Directors. The Agent shall thereupon sell to a buyer or buyers, which may include the Corporation, the Excess Securities transferred to it in one or more arm’s length transactions; provided, however, that the Agent shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific timeframe if, in the Agent’s discretion, such sale or sales would disrupt the market for the Corporation Securities or otherwise would adversely affect the value of the Corporation Securities. If the Purported Transferee has resold the Excess Securities before receiving the Corporation’s demand to surrender Excess Securities to the Agent, the Purported Transferee shall be deemed to have sold the Excess Securities for the Agent, and shall be required to transfer to the Agent any Prohibited Distributions and proceeds of such sale, except to the extent that the Corporation grants written permission to the Purported Transferee to retain a portion of such sales proceeds not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to Section B(3) of this Article X if the Agent rather than the Purported Transferee had resold the Excess Securities. Disposition of Excess Securities by the Agent pursuant to this Section B(2) of this Article X shall be deemed to occur simultaneously with the Prohibited Transfer to which the Excess Securities relate.

(3) The Agent shall apply any proceeds of a sale by it of Excess Securities and, if the Purported Transferee has previously resold the Excess Securities, any amounts received by it from a Purported Transferee, as follows: (x) first, such amounts shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder; (y) second, any remaining amounts shall be paid to the Purported Transferee, up to the amount paid by the Purported Transferee for the Excess Securities (or the fair market value of the Excess Securities (1) calculated on the basis of the closing market price for the Corporation Securities on such national securities exchange on which the Corporation Securities are then listed or admitted to trading, on the day before the Prohibited Transfer, (2) if the Corporation Securities are not listed or admitted to trading on any national securities exchange but are traded in the over-the-counter market, calculated based upon the difference between the highest bid and lowest asked prices, as such prices are reported by NASDAQ or any successor system on the day before the Prohibited Transfer or, if none, on the last preceding day for which such quotations exist, or (3) if the Corporation Securities are neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market, then as determined in good faith by the Board of Directors, at the time of the Prohibited Transfer to the Purported Transferee), which amount (or fair market value) shall be determined by the Board of Directors in its discretion; and (z) third, any remaining amounts, subject to the limitations imposed by the following proviso, shall be paid to one or more organizations qualifying under Section 501(c)(3) of the Code (or any comparable successor provision) (“Section 501(c)(3)”) selected by the Board of Directors; provided, however, that if the Excess Securities (including any Excess Securities arising from a previous Prohibited Transfer not sold by the Agent in a prior sale or sales), represent a 5% or greater Percentage Stock Ownership in any class of Corporation Securities, then any such remaining amounts to the extent attributable to the disposition of the portion of such Excess Securities exceeding a 5% Percentage Stock Ownership interest in such class shall be paid to two or more organizations qualifying under Section 501(c)(3) selected by the Board of Directors. The recourse of any Purported Transferee in respect of any Prohibited Transfer shall be limited to the amount payable to the Purported Transferee pursuant to clause (y) of the preceding sentence. In no event shall the proceeds of any sale of Excess Securities pursuant to this Section B of this Article X inure to the benefit of the Corporation.

(4) If the Purported Transferee fails to surrender the Excess Securities or the proceeds of a sale thereof to the Agent within 30 days from the date on which the Corporation makes a written demand pursuant to Section B(2) of this Article X, then the Corporation shall use its best efforts to enforce the provisions hereof, including the institution of legal proceedings to compel such surrender.

(5) The Corporation shall make the written demand described in Section B(2) of this Article X within 30 days of the date on which the Board of Directors determines that the attempted Transfer would result in Excess Securities; provided, however, that if the Corporation makes such demand at a later date, the provisions of Sections A and B of this Article X shall apply nonetheless.

(6) Anything herein to the contrary notwithstanding, the Agent shall not act or be treated as acting as an agent for or on behalf of the Purported Transferee or for or on behalf of the Corporation and shall have no right to bind any of them, in contract or otherwise, but shall act only to carry out the ministerial functions assigned to it in this Section B of this Article X.

C. Board Authority.  The Board of Directors shall have the power to determine all matters necessary for assessing compliance with Sections A and B of this Article X, including, without limitation, (i) the identification of any Five-Percent Stockholder, (ii) whether a Transfer is a 5% Transaction, a Prohibited Transfer or a Permitted Transfer, (iii) the Percentage Stock Ownership in the Corporation of any Five-Percent Stockholder, (iv) whether an instrument constitutes Corporation Securities, (v) the amount (or fair market value) due to a Purported Transferee pursuant to Section B(3) of this Article X, and (vi) any other matters which the Board of Directors determines to be relevant; and the good-faith determination of the Board of Directors on such matters shall be conclusive and binding for all the purposes of Sections A and B of this Article X. Nothing contained herein shall limit the authority of the Board of Directors to take such other action, in its discretion, to the extent permitted by law as it deems necessary or advisable to protect the Corporation, any direct or indirect subsidiary thereof and the interests of the holders of the Corporation’s securities in preserving the Tax Benefit. Without limiting the generality of the foregoing, in the event of a change in law or Treasury Regulations making one or more of the following actions necessary or desirable, the Board of Directors may (i) accelerate the Restriction Release Date, (ii) modify the specific application of the Transfer restrictions set forth in Section A(2) of this Article X, or (iii) modify the definitions of any terms set forth in this Article X; provided that the Board of Directors shall determine in writing that such acceleration, extension, change or modification is reasonably necessary or advisable to preserve the Tax Benefit under the Code and the regulations thereunder or that the continuation of these restrictions is no longer reasonably necessary for the preservation of the Tax Benefit.

D. Miscellaneous.  Any provision in this Article X which is judicially determined to be prohibited, invalid or otherwise unenforceable (whether on its face or as applied to a particular stockholder, transferee or Transfer) under the laws of the State of Maryland shall be ineffective to the extent of such prohibition, invalidity or unenforceability without prohibiting, invalidating or rendering unenforceable the remaining provisions of this Article X and of these Articles of Amendment and Restatement, which shall be thereafter interpreted as if the prohibited, invalid or unenforceable part were not contained herein, and, to the maximum extent possible, in a manner consistent with preserving the Corporation’s use of the Tax Benefits without any Section 382 limitation.

ARTICLE XI

DIRECTOR DISCRETION

With respect to any proposed merger, acquisition, business combination or other similar transaction or proposal, a director of the Corporation, in determining what is in the best interests of the Corporation, shall consider the interest of the stockholders of the Corporation and, in his or her discretion, may consider (i) the interests of the Corporation’s employees, suppliers, creditors and customers, (ii) the economy of the nation, (iii) community and societal interests and (iv) the long-term as well as short-term interests of the Corporation and its stockholders, including the possibility that these interests may be best served by the continued independence of the Corporation. Pursuant to this provision, the Board of Directors may consider numerous judgmental or subjective factors affecting a proposal, including certain nonfinancial matters, and on the basis of these considerations may oppose a business combination or other transaction which, as an exclusively financial matter, might be attractive to some, or a majority, of the Corporation’s stockholders.

ARTICLE XII

MAJORITY VOTE

Notwithstanding any provision of law requiring any action to be taken or approved by the affirmative vote of the holders of shares entitled to cast a greater number of votes, any such action shall be effective and valid if declared advisable by the Board of Directors and taken or approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter, except as otherwise provided in the Charter.

ARTICLE XIII

SHARE ISSUANCE

The Board of Directors is hereby empowered to authorize the issuance from time to time of shares of its Capital Stock of any class, whether now or hereafter authorized, or securities exercisable or exchangeable for or convertible into shares of its Capital Stock of any class or classes, whether now or hereafter authorized, for such consideration as may be deemed advisable by the Board of Directors and without any action by the stockholders.

ARTICLE XIV

CHARTER AMENDMENTS

The Corporation reserves the right to amend, alter, change or repeal any provision contained in the Charter, including any amendments changing the terms or contract rights, as expressly set forth in the Charter, of any of its outstanding stock by classification, reclassification or otherwise, by a majority of the directors’ adopting a resolution setting forth the proposed change, declaring its advisability, and either calling a special meeting of the stockholders entitled to vote on the proposed change, or directing the proposed change to be considered at the next annual stockholders meeting. Unless otherwise provided herein, the proposed change will be effective only if it is adopted upon the affirmative vote of the holders of not less than a majority of the aggregate votes entitled to be cast thereon (considered for this purpose as a single class); provided, however, that any amendment to, repeal of or adoption of any provision inconsistent with Article VI or this Article XIV will be effective only if it is also advised by at least two-thirds of the Board of Directors and adopted upon the affirmative vote of the holders of not less than two-thirds of the aggregate votes entitled to be cast thereon (considered for this purpose as a single class).

ARTICLE XV

DIRECTORS’ POWERS

The enumeration and definition of particular powers of the Board of Directors included in the foregoing Articles shall in no way be limited or restricted by reference to or inference from the terms of any other Article of the Charter of the Corporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the General Laws of the State of Maryland now or hereafter in force.

The Board of Directors of the Corporation shall, consistent with applicable law, have power in its sole discretion to determine from time to time in accordance with sound accounting practice or other reasonable valuation methods what constitutes annual or other net profits, earnings, surplus, or net assets in excess of capital; to fix and vary from time to time the amount to be reserved as working capital, or determine that retained earnings or surplus shall remain in the hands of the Corporation; to set apart out of funds of the Corporation such reserve or reserves in such amount or amounts and for such proper purpose or purposes as it shall determine and to abolish any such reserve or any part thereof; to distribute and pay distributions or dividends in Capital Stock, cash or other securities or property, out of surplus or any other funds or amounts legally available therefor, at such times and to the stockholders of record on such dates as it may, from time to time, determine; and to determine whether and to what extent and at what times and places and under what conditions and regulations the books, accounts and documents of the Corporation, or any of them, shall be open to the inspection of stockholders, except as otherwise provided by statute or by the Bylaws, and, except as so provided, no stockholder shall have any right to inspect any book, account or document of the Corporation unless authorized to do so by resolution of the Board of Directors.

For any stockholder proposal to be presented in connection with an annual meeting of stockholders of the Corporation, including any proposal relating to the nomination of a director to be elected to the Board of Directors of the Corporation, the stockholders must have given timely written notice thereof in writing to the Secretary of the Corporation in the manner and containing the information required by the Bylaws. Stockholder proposals to be presented in connection with a special meeting of stockholders will be presented by the Corporation only to the extent required by Section 2-502 of the MGCL and the Bylaws.

ARTICLE XVI

DURATION

The duration of the Corporation shall be perpetual.

ARTICLE XVII

DEFINITIONS

The following terms shall have the meanings provided below when used in the Charter:

Board of Directors.  The term “Board of Directors” shall mean the board of directors of the Corporation, as it may be constituted from time to time.

Bylaws.  The term “Bylaws” shall mean the Corporation’s bylaws adopted by the Board of Directors, as they may be amended from time to time.

Capital Stock.  The term “Capital Stock” shall mean all classes or series of stock of the Corporation, including, without limitation, Common Stock and Preferred Stock.

Charter.  The term “Charter” shall mean the charter of the Corporation, as that term is defined in the MGCL.

Corporation.  The term “Corporation” shall mean the corporation formed by these Articles of Incorporation, as they may be amended from time to time.

MGCL.  The term “MGCL” shall mean the Maryland General Corporation Law, as amended from time to time.

THIRD:  The amendment to and restatement of the charter as hereinabove set forth have been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

FOURTH:  The current address of the principal office of the Corporation is as set forth in Article III of the foregoing amendment and restatement of the charter.

FIFTH:  The name and address of the Corporation’s current resident agent is as set forth in Article IV of the foregoing amendment and restatement of the charter.

SIXTH:  The number of directors of the Corporation and the names of those currently in office are as set forth in Article VI of the foregoing amendment and restatement of the charter.

SEVENTH:  The total number of shares of stock which the Corporation had authority to issue immediately prior to this amendment and restatement was 38,763,000 shares of Common Stock, par value $0.01 per share, 2,990,000 shares of 8.90% Series C Cumulative Redeemable Preferred Stock, par value $0.01 per share, 2,100,000 shares of 9.00% Series D1 Mandatory Convertible Preferred Stock, par value $0.01 per share, and 6,147,000 shares of 9.00% Series D2 Mandatory Convertible Preferred Stock, par value $0.01 per share. The aggregate par value of all authorized shares of stock having par value immediately prior to this amendment and restatement was $500,000.

EIGHTH:  The total number of shares of stock which the Corporation has authority to issue pursuant to the foregoing amendment and restatement of the charter is 120,000,000 shares of Common Stock, par value $0.01 per share. The aggregate par value of all authorized shares of stock having par value is $1,200,000.

NINTH:  The undersigned Chairman of the Board and Chief Executive Officer acknowledges these Articles of Amendment and Restatement to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned Chairman of the Board and Chief Executive Officer acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment and Restatement to be executed in its name and on its behalf by its Chairman of the Board and Chief Executive Officer and attested to by its Chief Financial Officer on this [ • ] day of [ • ], 2011.

ATTEST:	NOVASTAR FINANCIAL, INC.

By: Name: Rodney Schwatken Title: Chief Financial Officer	By: (SEAL) Name: W. Lance Andersen Title: Chairman of the Board and Chief Executive Officer

APPENDIX B

December 10, 2010

Board of Directors
NovaStar Financial, Inc.
2114 Central Street
Suite 600
Kansas City, MO 64108
Members of the Board of Directors:

Stifel, Nicolaus & Company, Incorporated (“Stifel Nicolaus” or “we”) has been advised that NovaStar Financial, Inc. (“NovaStar” or the “Company”) is considering offering (the “Series C Offer”) to exchange each share of the 8.90% Series C Cumulative Redeemable Preferred Stock of the Company, par value $0.01 per share (the “Series C Preferred Stock”), at the election of each holder of the Series C Preferred Stock (the “Series C Holders”), for either: three shares of newly-issued common stock of the Company, par value $0.01 (the “Common Stock”), and $2.00 in cash, subject to adjustment (the “Cash-and-Stock Option”); or 19 shares of newly issued Common Stock, subject to adjustment (the “Stock-Only Option”). The Series C Holders’ elections will be subject to allocation and proration procedures intended to ensure that, in the aggregate, 43,823,600 newly-issued shares of Common Stock and $1,623,000 in cash (plus such other cash that is needed to cash out fractional shares) will be issued to Series C Holders. Additionally, holders of the Company’s 9.00% Series D1 Mandatory Convertible Preferred Stock, par value $0.01 (the “Series D Preferred Stock”), are contemplating entering into an Exchange Agreement by and among Jefferies Capital Partners IV L.P., Jefferies Employee Partners IV LLC, JCP Partners IV LLC, Massachusetts Mutual Life Insurance Company and NovaStar (the “Exchange Agreement”) pursuant to which such holders would exchange their Series D Preferred Stock for an aggregate of 37,161,600 newly-issued shares of Common Stock and $1,377,000 in cash (the “Series D Exchange” and, together with the “Series C Offer,” the “Recapitalization”).

You have requested Stifel Nicolaus’ opinion, as investment bankers, as to the fairness to the Company’s common shareholders, from a financial point of view, of the financial terms of the Recapitalization pursuant to the Proxy Statement/Consent Prospectus/Prospectus and the Exchange Agreement (the “Opinion”).

In rendering our Opinion, we have, among other things:

(i) reviewed and analyzed a draft copy of the Proxy Statement/Consent Solicitation/Prospectus dated December 4, 2010;

(ii) reviewed and analyzed a draft copy of the Exchange Agreement dated November 15, 2010;

(iii) reviewed the audited consolidated financial statements of the Company as of December 31, 2009, 2008 and 2007 and the related audited consolidated statements of income, shareholders’ equity and cash flows for each of such fiscal years contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009; together with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2010;

(iv) reviewed and analyzed certain other publicly available information concerning NovaStar, including the terms of the Series C Preferred Stock and Series D Preferred Stock;

Board of Directors — NovaStar Financial, Inc.
December 10, 2010

(v) reviewed certain non-publicly available information regarding the Company’s business plan and other internal financial statements and analyses relating to the Company’s business;

(vi) participated in certain discussions and negotiations between representatives of NovaStar, the Series C Preferred Stock and the Series D Preferred Stock regarding the terms of the Recapitalization and the Exchange Agreement and other matters;

(vii) reviewed the reported prices and trading activity of the equity securities of NovaStar;

(viii) discussed the past and current operations, financial condition and future prospects of the Company with senior executives of the Company;

(ix) analyzed certain publicly available information concerning the terms of selected merger and acquisition transactions that we considered relevant to our analysis;

(x) reviewed and analyzed certain publicly available financial and stock market data relating to selected public companies that we deemed relevant to our analysis;

(xi) conducted such other financial studies, analyses and investigations and considered such other information as we deemed necessary or appropriate for purposes of our Opinion; and

(xii) took into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuations and our knowledge of the financial services industry generally.

In rendering our Opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all of the financial and other information that was provided to Stifel Nicolaus by or on behalf of NovaStar and its subsidiary StreetLinks National Appraisal Services LLC (“StreetLinks”), or that was otherwise reviewed by Stifel Nicolaus, and have not assumed any responsibility for independently verifying any of such information. With respect to the financial forecasts supplied to us by NovaStar, we have assumed that they were reasonably prepared on the basis reflecting the best currently available estimates and judgments of NovaStar’s management as to the future operating and financial performance of NovaStar and StreetLinks, as applicable, and that they provided a reasonable basis upon which we could form our opinion. Such forecasts and projections were not prepared with the expectation of public disclosure. All such projected financial information is based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in such projected financial information. Stifel Nicolaus has relied on this projected information without independent verification or analyses and does not in any respect assume any responsibility for the accuracy or completeness thereof.

We also assumed, without independent verification and with your consent, that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of NovaStar or StreetLinks since the date of the last financial statements made available to us. We did not make or obtain any independent evaluation, appraisal or physical inspection of NovaStar’s or StreetLink’s respective assets or liabilities, the collateral securing any of such assets or liabilities, or the collectability of any such assets. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Because such estimates are inherently subject to uncertainty, Stifel Nicolaus assumes no responsibility for their accuracy. We relied on advice of NovaStar’s counsel as to certain legal and tax matters with respect to NovaStar, the Proxy Statement/Consent Solicitation/Prospectus, the Exchange Agreement and the Recapitalization and other transactions and other matters contained or contemplated therein. We have assumed, with your consent, that there are no factors that would delay or subject to any adverse conditions any necessary regulatory or governmental approvals and that all conditions to the Recapitalization will be satisfied and not waived. In addition, we have assumed that the definitive Proxy Statement/Consent Solicitation/Prospectus and Exchange Agreement will not differ materially from the draft we reviewed. We have also assumed that the Recapitalization will be consummated substantially on the terms and conditions described in the Proxy Statement/Consent

Board of Directors — NovaStar Financial, Inc.
December 10, 2010

Solicitation/Prospectus and Exchange Agreement each without any waiver of material terms or conditions by NovaStar or any other party to any transaction contemplated therein, and that obtaining any necessary regulatory approvals or satisfying any other conditions for consummation of the Recapitalization or any other related transaction will not have an adverse effect on the Company.

Our Opinion is limited to whether the financial terms of the Recapitalization are fair to the Company’s common shareholders, from a financial point of view. Our Opinion does not consider, include or address: (i) any other strategic alternatives currently (or which have been or may be) contemplated by NovaStar’s Board of Directors (the “Board”) the Special Committee of the Board (the “Special Committee”) or NovaStar; (ii) the legal, tax or accounting consequences of the Recapitalization (or any aspect thereof) on NovaStar or its shareholders including, without limitation, whether or not the Recapitalization will trigger an “ownership change” pursuant to Section 382 of the Internal Revenue Code or otherwise affect the tax status of NovaStar’s net operating loss carryforwards; (iii) the fairness of the amount or nature of any compensation to any of the Company’s officers, directors or employees, or class of such persons, relative to the compensation to the holders of the Company’s securities; (iv) the effect of the Recapitalization (or any aspect thereof) on, or the fairness of the consideration to be received by, holders of any class of securities of the Company other than the Common Stock, or any class of securities of any other party to any transaction contemplated by the Proxy Statement/Consent Solicitation/Prospectus and Exchange Agreement; (v) any advice or opinions provided by any other advisor to NovaStar or any other party to the Recapitalization; (vi) any other transaction contemplated by the Proxy Statement/Consent Solicitation/Prospectus and Exchange Agreement other than the Recapitalization; (vii) any potential transaction by any party to the Proxy Statement/Consent Solicitation/Prospectus and Exchange Agreement which is not contemplated by the Proxy Statement/Consent Solicitation/Prospectus and Exchange Agreement; (viii) the effect of any pending or threatened litigation involving any party to the Proxy Statement/Consent Solicitation/Prospectus or the Exchange Agreement on the Recapitalization (or any aspect thereof) or any other transaction contemplated by the Proxy Statement/Consent Solicitation/Prospectus or the Exchange Agreement; or (ix) the fairness of the Series C Offer, the Series D Exchange or any other individual aspect of the Recapitalization without taking into account the other aspects of the Recapitalization. Furthermore, our Opinion does not express any opinion as to the prices, trading range or volume at which the securities of NovaStar will trade following public announcement or consummation of the Recapitalization or any aspect thereof.

We are not legal, tax, regulatory or bankruptcy advisors. We have not considered any legislative or regulatory changes recently adopted or currently being considered by the United States Congress, the various federal banking agencies, the Securities and Exchange Commission (the “SEC”), or any other regulatory bodies, or any changes in accounting methods or generally accepted accounting principles that may be adopted by the SEC or the Financial Accounting Standards Board, or any changes in regulatory accounting principles that may be adopted by any or all of the federal banking agencies. Our Opinion is not a solvency opinion and does not in any way address the solvency or financial condition of NovaStar.

Our Opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us as of, the date of this letter. It is understood that subsequent developments may affect the conclusions reached in this Opinion and that Stifel Nicolaus does not have any obligation to update, revise or reaffirm this Opinion, except as otherwise set forth in our engagement letter agreement with the Company. We also did not perform or rely upon certain analyses that we would customarily prepare for the Company in connection with a fairness opinion because such analyses were deemed not to be meaningful for various reasons.

Our Opinion is for the information of, and directed to, the Board of Directors for their information and assistance in connection with the consideration of the financial terms of the Recapitalization. Our Opinion does not constitute a recommendation to the Special Committee, the Board or any shareholder of NovaStar as to how the Special Committee, the Board or such shareholder should vote on the Recapitalization or any aspect thereof, whether or not any NovaStar shareholder should elect the Cash-and-Stock Option or the Stock-Only Option in connection with the Series C Offer, or whether or not any NovaStar shareholder should enter into the Exchange Agreement or any voting, shareholders’ or other

Board of Directors — NovaStar Financial, Inc.
December 10, 2010

agreement with respect to the Recapitalization or any aspect thereof, or exercise any dissenters’ or appraisal rights that may be available to such shareholder. In addition, the Opinion does not compare the relative merits of the Recapitalization or any aspect thereof with any other alternative transaction or business strategy which may have been available to the Special Committee, the Board or the Company and does not address the underlying business decision of the Special Committee, the Board or the Company to proceed with or effect the Recapitalization or any aspect thereof. We were not requested to, and we did not, explore alternatives to the Recapitalization or solicit the interest of any other parties in pursuing transactions with the Company.

We have acted as financial advisor to the Board of Directors in connection with the Recapitalization and related matters, and we have received monthly retainer fees pursuant our engagement letter with the Board of Directors and NovaStar dated September 8, 2010. We will not receive any other significant payment or compensation contingent upon successful consummation of the Recapitalization or any aspect thereof. In addition, NovaStar has agreed to indemnify us for certain liabilities arising out of our engagement. In the past, Stifel Nicolaus has performed investment banking services for NovaStar from time to time for which Stifel Nicolaus received customary compensation. Stifel Nicolaus may seek to provide investment banking services to the Company or its respective affiliates in the future, for which we would seek customary compensation. In the ordinary course of business, Stifel Nicolaus and its clients trade in the securities of NovaStar and, accordingly, may at any time hold a long or short position in such securities.

Stifel Nicolaus’ Fairness Opinion Committee has approved the issuance of this Opinion. Our Opinion may not be published, quoted or otherwise used or referred to, in whole or in part, nor shall any public reference to Stifel Nicolaus or this Opinion be made, in any registration statement, consent solicitation, prospectus or proxy statement, or in any other document used in connection with the offering or sale of securities or to seek approval for the Recapitalization or any aspect thereof or otherwise, nor shall our Opinion be used for any other purposes, without the prior written consent of Stifel Nicolaus.

Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the financial terms of the Recapitalization pursuant to the Proxy Statement/Consent Prospectus/Prospectus and the Exchange Agreement are fair to the Company’s common shareholders, from a financial point of view.

Very truly yours,

STIFEL, NICOLAUS & COMPANY, INCORPORATED

NOVASTAR FINANCIAL, INC.

OFFER TO EXCHANGE
EACH OUTSTANDING SHARE OF
8.90% SERIES C CUMULATIVE REDEEMABLE PREFERRED STOCK

FOR, AT THE ELECTION OF THE HOLDER,

COMMON STOCK ONLY
OR
COMMON STOCK AND CASH

AND CONSENT SOLICITATION RELATING TO THE RECAPITALIZATION

PROXY STATEMENT/CONSENT SOLICITATION/PROSPECTUS

Information Agent and Proxy Solicitor

199 Water Street, 26th Floor
New York, NY 10038-3560
Banks and Brokers Call (212) 440-9800
All Others Call Toll-Free (866) 695-6074

January [•], 2011

PART II

INFORMATION NOT REQUIRED IN PROXY STATEMENT/CONSENT SOLICITATION/PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

The Maryland General Corporation Law (“MGCL”) permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The charter of the Company contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

The charter of the Company requires it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our present and former directors and officers, whether serving us or any other entity at our request, from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in any such capacity. The bylaws of the Company establish certain procedures for indemnification and advancement of expenses pursuant to Maryland law and the Company’s charter.

The MGCL requires a corporation (unless its charter provides otherwise, which the Company’s charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services, or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification, and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (x) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (y) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

The Company has entered into indemnification agreements with certain of its directors and officers. Under the indemnification agreements, the Company will indemnify each indemnitee to the maximum extent permitted by Maryland law for liabilities and expenses arising out of the indemnitee’s service to the Company or other entity for which such indemnitee is or was serving at the request of the Company. The indemnification agreements also provide (a) for the advancement of expenses by the Company, subject to certain conditions, (b) a procedure for determining an indemnitee’s entitlement to indemnification and (c) for certain remedies for the indemnitee. In addition, the indemnification agreements require the Company to use its reasonable best efforts to obtain directors and officers liability insurance on terms and conditions deemed appropriate by the Company’s board of directors.

The Company maintains insurance for its directors and officers against certain liabilities, including liabilities under the Securities Act, under insurance policies, the premiums of which are paid by the Company. The effect of these insurance policies is to indemnify any directors or officers of the Company against expenses, judgments, attorneys’ fees and other amounts paid in settlements incurred by a director or officer upon a determination that such person acted in accordance with the requirements of such insurance policy.

Item 21.	Exhibits and Financial Statement Schedules.

(a)	Exhibit List

Exhibit No.		Description of Document

3	.1[1]	Articles of Amendment and Restatement of NovaStar Financial, Inc. (including all amendments and applicable Articles Supplementary)
3	.1.1[2]	Certificate of Amendment of the Registrant
3	.2[3]	Amended and Restated Bylaws of the Registrant, adopted July 27, 2005
3	.2.1[4]	Amendment to the Amended and Restated Bylaws of the Registrant
4	.1[5]	Specimen Common Stock Certificate
4	.2[6]	Specimen Preferred Stock Certificate
5.1		Legal Opinion of Bryan Cave LLP
8.1		Tax Opinion of Bryan Cave LLP
10	.1[7]	Employment Agreement, dated as of January 7, 2008, by and between NovaStar Financial, Inc. and Rodney E. Schwatken.
10	.2[8]	Form of Indemnification Agreement for Officers and Directors of NovaStar Financial, Inc. and its Subsidiaries
10	.4[9]	NovaStar Financial Inc. 2004 Incentive Stock Plan
10	.5[10]	Amendment One to the NovaStar Financial, Inc. 2004 Incentive Stock Option Plan
10	.6[11]	Stock Option Agreement under NovaStar Financial, Inc. 2004 Incentive Stock Plan
10	.7[12]	Restricted Stock Agreement under NovaStar Financial, Inc. 2004 Incentive Stock Plan
10	.8[13]	Performance Contingent Deferred Stock Award Agreement under NovaStar Financial, Inc. 2004 Incentive Stock Plan
10	.9[14]	NovaStar Financial, Inc. Executive Bonus Plan
10	.10[15]	2005 Compensation Plan for Independent Directors
10	.11[16]	NovaStar Financial, Inc. Long Term Incentive Plan
10	.12[17]	Securities Purchase Agreement, dated July 16, 2007, by and among NovaStar Financial, Inc., Massachusetts Mutual Life Insurance Company, Jefferies Capital Partners IV L.P., Jefferies Employee Partners IV LLC and JCP Partners IV LLC
10	.13[18]	Standby Purchase Agreement, dated July 16, 2007, by and among NovaStar Financial, Inc., Massachusetts Mutual Life Insurance Company, Jefferies Capital Partners IV L.P., Jefferies Employee Partners IV LLC and JCP Partners IV LLC
10	.14[19]	Registration Rights and Shareholders Agreement, dated July 16, 2007, by and among NovaStar Financial, Inc., Massachusetts Mutual Life Insurance Company, Jefferies Capital Partners IV L.P., Jefferies Employee Partners IV LLC and JCP Partners IV LLC
10	.15[20]	Letter Agreement, dated July 16, 2007, by and among NovaStar Financial, Inc., Massachusetts Mutual Life Insurance Company, Jefferies Capital Partners IV L.P., Jefferies Employee Partners IV LLC and JCP Partners IV LLC, and Scott Hartman
10	.16[21]	Letter Agreement, dated July 16, 2007, by and among NovaStar Financial, Inc., Massachusetts Mutual Life Insurance Company, Jefferies Capital Partners IV L.P., Jefferies Employee Partners IV LLC and JCP Partners IV LLC, and Lance Anderson
10	.17[22]	Letter Agreement, dated July 16, 2007, by and among NovaStar Financial, Inc., Massachusetts Mutual Life Insurance Company, Jefferies Capital Partners IV L.P., Jefferies Employee Partners IV LLC and JCP Partners IV LLC, and Mike Bamburg
10	.19[23]	Confidential Settlement Term Sheet Agreement, dated March 17, 2008, between American Interbanc Mortgage LLC, NovaStar Financial, Inc., NovaStar Mortgage, Inc., NFI Holding Corp., and NovaStar Home Mortgage, Inc. (Complete Agreement Filed Due to Expiration of Confidential Treatment Request)
10	.21[24]	Settlement Agreement, dated as of February 18, 2009, among NovaStar Mortgage, Inc., NovaStar Financial, Inc., Taberna Preferred Funding I, Ltd., Taberna Preferred Funding II, Ltd. and Kodiak CDI I, Ltd.

Exhibit No.		Description of Document

10	.20[25]	Escrow Agreement, dated as of February 18, 2009, by an among NovaStar Mortgage, Inc., NovaStar Financial, Inc., Taberna Preferred Funding I, Ltd., Taberna Preferred Funding II, Ltd., Kodiak CDI I, Ltd. and WolfBlock LLP
10	.22[26]	Exchange Agreement, dated as of February 18, 2009, by and among NovaStar Mortgage, Inc., NovaStar Financial, Inc., NovaStar Capital Trust I/B, NovaStar Capital Trust II/B, Taberna Preferred Funding I, Ltd., Taberna Preferred Funding II, Ltd. and Kodiak CDI I, Ltd.
10	.23[27]	Amended and Restated Trust Agreement, dated as of February 18, 2009, by and among, NovaStar Mortgage, Inc., The Bank of New York Mellon Trust Company, National Association, BNY Mellon Trust of Delaware and certain administrative trustees (including the form of Preferred Securities Certificate) (I/B)
10	.24[28]	Junior Subordinated Indenture, dated as of February 18, 2009, between NovaStar Mortgage, Inc. and The Bank of New York Mellon Trust Company, National Association (I/B)
10	.25[29]	Parent Guarantee Agreement, dated as of February 18, 2009, between NovaStar Financial, Inc. and The Bank of New York Mellon Trust Company, National Association (I/B)
10	.26[30]	Amended and Restated Trust Agreement, dated as of February 18, 2009, by and among, NovaStar Mortgage, Inc., The Bank of New York Mellon Trust Company, National Association, BNY Mellon Trust of Delaware and certain administrative trustees (including the form of Preferred Securities Certificate) (II/B)
10	.27[28]	Junior Subordinated Indenture, dated as of February 18, 2009, between NovaStar Mortgage, Inc. and The Bank of New York Mellon Trust Company, National Association (II/B)
10	.28[29]	Parent Guarantee Agreement, dated as of February 18, 2009, between NovaStar Financial, Inc. and The Bank of New York Mellon Trust Company, National Association (II/B)
10	.29[31]	Securities Purchase Agreement, dated as of April 26, 2009, by and among NovaStar Financial, Inc., Advent Financial Services, LLC and Mark A. Ernst.
10	.30[32]	Release and Settlement Agreement dated as of June 30, 2009 by and between NovaStar Financial, Inc. and EHMD, LLC, EHD Holdings, LLC and EHD Properties, LLC.
11	.1[33]	Statement Regarding Computation of Per Share Earnings
12.1		Statement Regarding Computation of Ratios
21.1		Subsidiaries of the Registrant
23.1		Consent of Deloitte & Touche LLP
99.1		Form of Proxy and Consent

1	Incorporated by reference to Exhibit 3.1 to Form 10-Q filed by the Registrant on August 9, 2007 (File No. 001-13533).

2	Incorporated by reference to Exhibit 3.1 to Form 8-K filed by the Registrant with the SEC on May 26, 2005 (File No. 001-13533).

3	Incorporated by reference to Exhibit 3.3.1 to Form 10-Q filed by the Registrant with the SEC on August 5, 2005 (File No. 001-13533).

4	Incorporated by reference to Exhibit 3.2.1 to Form 8-K filed by the Registrant with the SEC on March 16, 2009 (File No. 001-13533).

5	Incorporated by reference to Exhibit 4.1 to Form 10-Q filed by the Registrant with the SEC on August 5, 2005 (File No. 001-13533).

6	Incorporated by reference to Exhibit 4.3 to Form 8-A/A filed by the Registrant with the SEC on January 20, 2004 (File No. 001-13533).

7	Incorporated by reference to Exhibit 10.1 to Form 8-K/A filed by the Registrant with the SEC on January 10, 2008 (File No. 001-13533).

8	Incorporated by reference to Exhibit 10.10 to Form 8-K filed by the Registrant with the SEC on November 16, 2005 (File No. 001-13533).

9	Incorporated by reference to Exhibit 10.15 to Form S-8 filed by the Registrant with the SEC on June 30, 2004 (File No. 333-116998).

10	Incorporated by reference to Exhibit 10.46 to Form 10-Q filed by the Registrant with the SEC on May 10, 2007 (File No. 001-13533).

11	Incorporated by reference to Exhibit 10.25.1 to Form 8-K filed by the Registrant with the SEC on February 4, 2005 (File No. 001-13533).

12	Incorporated by reference to Exhibit 10.25.2 to Form 8-K filed by the Registrant with the SEC on February 4, 2005 (File No. 001-13533).

13	Incorporated by reference to Exhibit 10.25.3 to Form 8-K filed by the Registrant with the SEC on February 4, 2005 (File No. 001-13533).

14	Incorporated by reference to Exhibit 10.26 to Form 8-K filed by the Registrant with the SEC on March 15, 2007 (File No. 001-13533).

15	Incorporated by reference to Exhibit 10.30 to Form 8-K filed by the Registrant with the SEC on February 11, 2005 (File No. 001-13533).

16	Incorporated by reference to Exhibit 10.34 to Form 8-K filed by the Registrant with the SEC on February 14, 2006 (File No. 001-13533).

17	Incorporated by reference to Exhibit 10.1 to Form 8-K filed by the Registrant with the SEC on July 20, 2007 (File No. 001-13533).

18	Incorporated by reference to Exhibit 10.2 to Form 8-K filed by the Registrant with the SEC on July 20, 2007 (File No. 001-13533).

19	Incorporated by reference to Exhibit 10.3 to Form 8-K filed by the Registrant with the SEC on July 20, 2007 (File No. 001-13533).

20	Incorporated by reference to Exhibit 10.4 to Form 8-K filed by the Registrant with the SEC on July 20, 2007 (File No. 001-13533).

21	Incorporated by reference to Exhibit 10.5 to Form 8-K filed by the Registrant with the SEC on July 20, 2007 (File No. 001-13533).

22	Incorporated by reference to Exhibit 10.6 to Form 8-K filed by the Registrant with the SEC on July 20, 2007 (File No. 001-13533).

23	Incorporated by reference to Exhibit 10.55 to Form 10-Q filed by the Registrant with the SEC on April 27, 2009 (File No. 001-13533).

24	Incorporated by reference to Exhibit 10.53 to Form 8-K filed by the Registrant with the SEC on February 24, 2009 (File No. 001-13533).

25	Incorporated by reference to Exhibit 10.54 to Form 8-K filed by the Registrant with the SEC on February 24, 2009 (File No. 001-13533).

26	Incorporated by reference to Exhibit 10.55 to Form 8-K filed by the Registrant with the SEC on February 24, 2009 (File No. 001-13533).

27	Incorporated by reference to Exhibit 10.56 to Form 8-K filed by the Registrant with the SEC on February 24, 2009 (File No. 001-13533).

28	Incorporated by reference to Exhibit 10.57 to Form 8-K filed by the Registrant with the SEC on February 24, 2009 (File No. 001-13533).

29	Incorporated by reference to Exhibit 10.58 to Form 8-K filed by the Registrant with the SEC on February 24, 2009 (File No. 001-13533).

30	Incorporated by reference to Exhibit 10.59 to Form 8-K filed by the Registrant with the SEC on February 24, 2009 (File No. 001-13533).

31	Incorporated by reference to Exhibit 10.62 to Form 8-K filed by the Registrant with the SEC on February 24, 2009 (File No. 001-13533).

32	Incorporated by reference to Exhibit 10.1 to Form 8-K filed by the Registrant with the SEC on July 1, 2009 (File No. 001-13533).

33	See Note 12 to the consolidated financial statements.

(c)	Opinion of the Financial Advisor

A copy of the opinion of Stifel, Nicolaus & Company, Incorporated, the Company’s financial advisor, addressing the fairness to the Company’s Common Stock holders, from a financial point of view, of the financial terms of the Series C Offer and Series D Exchange will be filed by amendment.

Item 22.	Undertakings.

(a) The undersigned Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the amount of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in amount and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: if the Company is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5) That, for the purpose of determining liability of the Company under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Company undertakes that in a primary offering of securities of the undersigned Company pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Company will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Company relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Company or used or referred to by the undersigned Company;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Company or its securities provided by or on behalf of the undersigned Company; and

(iv) Any other communication that is an offer in the offering made by the undersigned Company to the purchaser.

(b)(1) The undersigned Company hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(2) The Company undertakes that every prospectus (i) that is filed pursuant to paragraph (a)(1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such an amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the Company is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e) The undersigned Company hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, Missouri, on January 13, 2011.

NOVASTAR FINANCIAL, INC.

By:	/s/ W. Lance Anderson
W. Lance Anderson
Chairman of the Board of Directors
and Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons on behalf of the Company and in the capacities and on the dates indicated.

Name	Title	Date

/s/ W. Lance Anderson W. Lance Anderson	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	January 13, 2011

* Rodney E. Schwatken	Chief Financial Officer and Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	January 13, 2011

* Edward W. Mehrer	Director	January 13, 2011

* Gregory T. Barmore	Director	January 13, 2011

* Art N. Burtscher	Director	January 13, 2011

* Donald M. Berman	Director	January 13, 2011

* Howard M. Amster	Director	January 13, 2011

Name	Title	Date

* Barry A. Igdaloff	Director	January 13, 2011

*By:	/s/ W. Lance Anderson W. Lance Anderson Attorney-in-fact	January 13, 2011

EXHIBIT INDEX

5.1	Legal Opinion of Bryan Cave LLP
8.1	Tax Opinion of Bryan Cave LLP
12.1	Statement Regarding Computation of Ratios
21.1	Subsidiaries of the Registrant
23.1	Consent of Deloitte and Touche LLP
99.1	Form of Proxy and Consent